Filed Pursuant to Rule 424(b)(3)
Registration No. 333-252698
PROSPECTUS

Up to 116,237,007 Shares of Common Stock
Up to 12,500,000 Shares of Common Stock Issuable Upon Exercise of Warrants
This prospectus relates to the issuance by us of up to an aggregate of 12,500,000 shares of our Class 1 common stock, $0.0001 par value per share (“Common Stock”), that are issuable upon the exercise of 12,500,000 warrants (the “Warrants”) originally issued in the initial public offering of South Mountain Merger Corp. (“SMMC”) by the holders thereof. We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 116,237,007 shares of Common Stock, including up to 9,259,666 shares of Common Stock issuable as Earnout Shares (as defined below) and up to 6,537,735 shares that are convertible from Class 2 common stock, par value $0.0001 per share (“Class 2 Common Stock”) . We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock in the section entitled “Plan of Distribution.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “BTRS”, and our Warrants are currently listed on The Nasdaq Capital Market under the symbol “BTRSW”. On February 9, 2021, the closing price of our Common Stock was $17.86 and the closing price for our Warrants was $6.12.
See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 10, 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On January 12, 2021 (the “Closing Date”), SMMC, our predecessor company, consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated October 18, 2020, as amended on December 13, 2020 (the “BCA”), by and among SMMC, BT Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of SMMC (“First Merger Sub”), BT Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of SMMC (“Second Merger Sub”), and Factor Systems, Inc. (d/b/a Billtrust), a Delaware corporation (“Legacy Billtrust”).
Pursuant to the terms of the BCA, a business combination between SMMC and Legacy Billtrust was effected through the merger of (a) First Merger Sub with and into Legacy Billtrust with Legacy Billtrust surviving as a wholly-owned subsidiary of SMMC (Legacy Billtrust, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) (the “First Merger”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Billtrust becoming a wholly-owned direct subsidiary of SMMC (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions described in the BCA, the “Business Combination”). On the Closing Date, the registrant changed its name from South Mountain Merger Corp. to BTRS Holdings Inc.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Billtrust,” “we,” “us,” “our” and similar terms refer to BTRS Holdings Inc. (f/k/a South Mountain Merger Corp.) and its consolidated subsidiaries (including Legacy Billtrust). References to “SMMC” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus may include, for example, statements about:
•	our financial and business performance, including the financial projections, forecasts and business metrics and any underlying assumptions thereunder;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	the capabilities and benefits to our customers of our technology platform;
•	the advantages and expected growth of the Business Payments Network;
•	our ability to digitally transform the accounts receivable industry;
•	our ability to scale in a cost-effective manner;
•	developments and projections relating to our competitors and industry;
•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our business, expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.
These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:
•	the ability to maintain the listing of the Common Stock on Nasdaq;
•	changes in applicable laws or regulations;
•	the effect of the COVID-19 pandemic on our business;
•	our ability to execute our business model;
•	our ability to attract and retain customers and expand customers’ use of our products and services;
•	risks relating to the uncertainty of our projected financial and operating information;
•	our ability to raise capital;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and
•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
The Company
We are a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable (“AR”) is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper-based. We are at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoicing, cash application and collections. Our solutions integrate with a number of ecosystem players, including financial institutions, enterprise resource planning (“ERP”) systems, and accounts payable (“AP”) software platforms, to help customers accelerate cash flow and generate sales more quickly and efficiently. Customers use our platform to transition from expensive paper invoicing and check acceptance to efficient electronic billing and payments, which accelerates revenue capture, generates cost savings, and provides a better user experience.
Background
We were originally known as South Mountain Merger Corp. On January 12, 2021, SMMC consummated the Business Combination with Legacy Billtrust pursuant to the BCA among SMMC, Legacy Billtrust, First Merger Sub and Second Merger Sub. In connection with the closing of the Business Combination, SMMC changed its name to BTRS Holdings Inc. Legacy Billtrust was deemed to be the accounting acquirer in the Mergers based on an analysis of the criteria outlined in Accounting Standards Codification Topic 805, Business Combinations. While SMMC was the legal acquirer in the Mergers, because Legacy Billtrust was deemed the accounting acquirer, the historical financial statements of Legacy Billtrust became the historical financial statements of the combined company, upon the consummation of the Mergers.
Immediately prior to the effective time of the Mergers (the “Effective Time”), each share of preferred stock of Legacy Billtrust (the “Legacy Billtrust Preferred Stock”) that was issued and outstanding was automatically converted into a number of shares of common stock, par value $0.001 per share (the “Legacy Billtrust Common Stock”), of Legacy Billtrust at the then-effective conversion rate as calculated pursuant to the Fifth Amended and Restated Certificate of Incorporation of Legacy Billtrust (as amended), such that each converted share of Legacy Billtrust Preferred Stock was no longer outstanding and ceased to exist, and each holder of Legacy Billtrust Preferred Stock thereafter ceased to have any rights with respect to such securities (the “Legacy Billtrust Preferred Stock Conversion”).
At the Effective Time, by virtue of the First Merger and without any action on the part of SMMC, First Merger Sub, Legacy Billtrust or the holders of any of the following securities:
a)
each share of Legacy Billtrust Common Stock that was issued and outstanding immediately prior to the Effective Time (other than any shares of Legacy Billtrust Common Stock that were outstanding immediately prior to the Effective Time and that were held by Legacy Billtrust stockholders who neither voted in favor of the First Merger nor consented thereto in writing and who demanded properly in writing appraisal for such shares of Legacy Billtrust Common Stock in accordance with Section 262 of the Delaware General Corporate Law (the “DGCL”) and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Shares”) and the Cancelled Shares (as defined below)) was cancelled and converted into (i) the contingent right to receive a number of shares of South Mountain Class A common stock, par value $0.0001 per share (“South Mountain Class A Common Stock”) or South Mountain Class C common stock, par value $0.0001 per share (“South Mountain Class C Common Stock”), as applicable (such shares, the “Earnout Shares”) (which may be zero (0)); provided, however that such contingent right to receive Earnout Shares will not be applicable for the corresponding shares of Legacy Billtrust Common Stock exchanged in a Cash Election (as defined below), and (ii) (A) if the holder of such shares of Legacy Billtrust Common Stock made a proper and timely election to receive cash (“Cash Election”) with respect to such shares of Legacy Billtrust Common Stock (each such share, a “Cash Electing Share”), an amount in cash, without interest, equal to the quotient of $1,189,504,520 divided by the Legacy Billtrust Outstanding Shares (as defined below) (the “Per Share Merger Consideration Value”) and (B) if the holder of such share of Legacy Billtrust Common Stock made a proper and timely election to receive shares of South Mountain Class A Common Stock or South Mountain Class C Common Stock, as applicable (a “Stock Election”), with respect to such share of Legacy Billtrust Common Stock, which election has not been revoked, or the holder of such share fails to make a Cash Election or Stock Election with respect to such share of Legacy Billtrust Common Stock, the Per Share Stock Consideration (as defined below);
b)
each share of Legacy Billtrust Common Stock or Legacy Billtrust Preferred Stock (together, “Legacy Billtrust Capital Stock”) held in the treasury of Legacy Billtrust was cancelled without any conversion thereof and no payment or distribution was made with respect thereto (such shares of Legacy Billtrust Capital Stock, the “Cancelled Shares”);

c)
each share of common stock of First Merger Sub, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;

d)
each option to purchase Legacy Billtrust Common Stock, whether or not exercisable and whether or not vested, that was outstanding immediately prior to the Effective Time (each, a “Legacy Billtrust Option”) was assumed by SMMC and converted into (i) an option to purchase shares of South Mountain Class A Common Stock (each, a “Converted Option”), and (ii) the contingent right to receive a number of Earnout Shares (or restricted stock units of SMMC denominated in a number of shares of Common Stock with respect to unvested options to purchase Legacy Billtrust Common Stock) if certain share prices of Common Stock are achieved and other conditions are satisfied following the Closing Date. Each Converted Option will have and be subject to the same terms and conditions (including vesting and exercisability terms) as were applicable to such Legacy Billtrust Option immediately before the Effective Time, except that (A) each Converted Option became exercisable for that number of shares of South Mountain Class A Common Stock equal to the product (rounded down to the nearest whole number) of (1) the number of shares of Legacy Billtrust Common Stock subject to the Legacy Billtrust Option immediately before the Effective Time and (2) the Per Share Stock Consideration; and (B) the per share exercise price for each share of South Mountain Class A Common Stock issuable upon exercise of the Converted Option will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Legacy Billtrust Common Stock of such Legacy Billtrust Option immediately before the Effective Time by (2) the Per Share Stock Consideration; and

e)	The following terms shall have the respective meanings ascribed to them below:
“Legacy Billtrust Outstanding Shares” means the total number of shares of Legacy Billtrust Common Stock and Legacy Billtrust Preferred Stock (on an “as-converted” to Legacy Billtrust Common Stock basis) on a fully diluted basis as of the Closing Date using the treasury method of accounting, including, without duplication, the number of shares of Legacy Billtrust Common Stock issued upon the Legacy Billtrust Preferred Stock Conversion, the number of shares of Legacy Billtrust Common Stock issued or issuable upon the exercise of all Legacy Billtrust Options and the shares of Legacy Billtrust Common Stock underlying that certain warrant of Legacy Billtrust exercisable into 14,527 shares of Series C Preferred Stock issued to Square 1 Bank on July 10, 2014 or any other Equity Equivalents (as defined in the BCA).
“Per Share Stock Consideration” means a number of shares of SMMC Elected Common Stock equal to (i) the Per Share Merger Consideration Value divided by (ii) 10.
“SMMC Elected Common Stock” means South Mountain Class A Common Stock; provided, that “SMMC Elected Common Stock” means South Mountain Class C Common Stock with respect to one Legacy Billtrust stockholder that elected to receive South Mountain Class C Common Stock.
At the effective time of the Second Merger (the “Second Effective Time”), by virtue of the Second Merger and without any action on the part of South Mountain, Surviving Corporation, Second Merger Sub or the holders of any securities of SMMC or the Surviving Corporation or the Second Merger Sub: (x) each share of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time was cancelled and ceased to exist without any conversion thereof or payment therefor; and (y) each membership interest in Second Merger Sub issued and outstanding immediately prior to the Second Effective Time was converted into and became one validly issued, fully paid and non-assessable membership interest in the Surviving Entity, which constitutes the only outstanding equity of the Surviving Entity. From and after the Second Effective Time, all certificates, if any, representing membership interests in Second Merger Sub have been deemed for all purposes to represent the number of membership interests of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.
A description of the Business Combination and the terms of the BCA are included in the definitive proxy statement, consent solicitation statement and final prospectus, dated December 22, 2020 (the “Proxy Statement/Consent Solicitation Statement/Prospectus”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in the section entitled “Proposal No. 2—The Business Combination Proposal” beginning on page 0 of the Proxy Statement/Consent Solicitation Statement/Prospectus.
On October 18, 2020, a number of purchasers (each, a “Subscriber”) agreed to purchase from us an aggregate of 20,000,000 shares of South Mountain Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $200,000,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of October 18, 2020. Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the closing of the Business Combination.
Following the consummation of the Business Combination, all outstanding shares of South Mountain Class A Common Stock were reclassified as shares of Common Stock on a one-to-one basis and all outstanding shares of South Mountain Class C Common Stock were reclassified as shares of Class 2 Common Stock on a one-to-one basis. As of the Closing Date and following the completion of the Business Combination, we had the following outstanding securities:
•
approximately 138,724,644 shares of Common Stock, including 2,375,000 shares that are subject to the vesting and forfeiture provisions in the Share and Warrant Cancellation Agreement (as defined in the Proxy Statement/Consent Solicitation Statement/Prospectus);

•	approximately 6,537,735 shares of Class 2 Common Stock; and
•	approximately 12,500,000 warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (the “Warrants”).
Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “BTRS”, and our Warrants are currently listed on The Nasdaq Capital Market under the symbol “BTRSW”.
The rights of holders of our Common Stock and Warrants are governed by our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and the DGCL, and, in the case of the Warrants, the Warrant Agreement, dated June 19, 2019 (the “Warrant Agreement”), between SMMC and the Continental Stock Transfer & Trust Company, as the warrant agent (the “Warrant Agent”). See the sections entitled “Description of our Securities” and “Certain Relationships and Related Party Transactions.”
Corporate Information
SMMC was incorporated in Delaware in February 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. SMMC completed its initial public offering in June 2019 (the “IPO”). In January 2021, a business combination between SMMC and Legacy Billtrust was effected through the merger of (a) First Merger Sub with and into Legacy Billtrust with Legacy Billtrust surviving as a wholly-owned subsidiary of SMMC (Legacy Billtrust, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Billtrust becoming a wholly-owned direct subsidiary of SMMC. In connection with the Mergers, we changed our name to BTRS Holdings Inc. Our principal executive offices are located at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648. Our telephone number is (609) 235-1010. Our website address is www.billtrust.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Summary Risk Factors
In evaluating a potential investment in our Common Stock, you should carefully read this prospectus, including the exhibits, and especially review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 6 of this prospectus. Among these important risks are the following:
•	We have a history of operating losses and may not achieve or sustain profitability in the future.
•
The COVID-19 pandemic has materially impacted the United States and global economies, and could have a material adverse impact on our employees, customers and partners, which could adversely and materially impact our business, financial condition and results of operations.

•
If our security measures are breached or unauthorized access to customer data is otherwise obtained, our platform or products may be perceived as not being secure, customers may reduce the use of or stop using our products and platform and we may incur significant liabilities.

•	Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.
•	If we fail to manage our technical operations infrastructure, our existing customers may experience service outages.
•
Our risk management efforts may not be effective to prevent fraudulent activities by our customers, employees or other third parties, which could expose us to material financial losses and liability and otherwise harm our business.

•
We facilitate the transfer of customer funds daily, and are subject to the risk of errors, which could result in financial losses, damage to our reputation, or loss of trust in its brand, which would harm our business and financial results.

•	If we are unable to attract new customers, the growth of our revenues will be adversely affected.
•
Our business depends substantially on our customers renewing their contracts and subscriptions and purchasing additional subscriptions from us. Any decline in our customer renewals would harm our future operating results.

•
Because we recognize subscription revenues over the term of the contract, fluctuations in new sales and customer cancellations may not be immediately reflected in our operating results and may be difficult to discern.

•
Our business depends, in part, on our partnerships with financial institutions, third party service providers, processing providers and other financial services suppliers. If any of our agreements with such financial institutions, third party service providers, processing providers, or financial services providers are terminated, we could experience service interruptions.

•
If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations and payment methods, demand for product enhancements, new product features, and changing business needs, requirements or preferences, our products may become less competitive.

•	The markets in which we participate are competitive, and if we do not compete effectively, our operating results could be harmed.
•
Our business is subject to extensive government regulation and oversight. Our failure to comply with extensive, complex, overlapping, and frequently changing rules, regulations, and legal interpretations could materially harm our business.

•
If we fail to integrate with our customers’ and partners’ APIs for their billing and payment systems and with third-party technologies, our platform may become less marketable and less competitive or obsolete and our operating results may be harmed.

THE OFFERING
Issuer
BTRS Holdings Inc. (f/k/a South Mountain Merger Corp.).
Issuance of Common Stock
Shares of Common Stock Offered by us
12,500,000 shares of Common Stock, consisting of 12,500,000 shares of Common Stock that are issuable upon the exercise of 12,500,000 Warrants by the holders thereof.
Shares of Common Stock Outstanding Prior to Exercise of All Warrants
138,724,644 shares (as of January 12, 2021).
Shares of Common Stock Outstanding Assuming Exercise of All Warrants
151,224,644 shares (based on total shares outstanding as of January 12, 2021).
Exercise Price of Warrants
$11.50 per share, subject to adjustment as described herein.
Use of Proceeds
We will receive up to an aggregate of approximately $143.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”
Resale of Common Stock
Shares of Common Stock Offered by the Selling Securityholders
116,237,007 shares of Common Stock (including up to 9,259,666 shares of Common Stock issuable as Earnout Shares and up to 6,537,735 shares that are convertible from Class 2 Common Stock)
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders.
Lock-Up Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Party Transactions” for further discussion.
Market for Common Stock
Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “BTRS”, and our Warrants are currently listed on The Nasdaq Capital Market under the symbol “BTRSW”.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to Business and Industry
We have a history of operating losses and may not achieve or sustain profitability in the future.
Legacy Billtrust was incorporated in 2001 and has mostly experienced net losses and negative cash flows from operations since inception. Legacy Billtrust generated net losses of $22.8 million, $18.2 million and $16.8 million for fiscal years 2019, 2018 and 2017, respectively. As of September 30, 2020, Legacy Billtrust had an accumulated deficit of $165.0 million. While Legacy Billtrust has experienced significant revenue growth in recent periods, we are not certain whether or when we will obtain a high enough volume of revenue to sustain or increase our growth or achieve or maintain profitability in the future. We also expect our costs and expenses to increase in future periods, which could negatively affect our future operating results if our revenue does not increase. In particular, we intend to continue to expend significant funds to further develop our platform, including introducing new products and functionality, and to expand our marketing programs and sales teams to drive increased adoption by current customers and new customer adoption, and expand channel sales and adoption and usage of our Business Payments Network (“BPN”). Our operating results each quarter are also impacted by the mix of our revenue generated from our different revenue sources, which include subscription fees, transaction fees and service fees. Changes in our revenue mix from quarter to quarter will impact our margins, and we may not be able to grow our higher margin subscription and payments based revenue adequately to achieve or sustain profitability. We will also face increased compliance and security costs associated with growth, the expansion of our customer base, and being a public company. Our efforts to grow our business may be costlier than we expect, and we may not be able to increase our revenue enough to offset our increased operating expenses. We may incur significant losses in the future for several reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications, delays, and other unknown events. If we are unable to achieve and sustain profitability, the value of our business and the value of our Common Stock and Class 2 Common Stock may significantly decrease.
Our recent rapid growth, including growth in our volume of payments and transactions on the BPN, may not be indicative of our future growth, and if we continue to grow rapidly, we may not be able to manage our growth effectively. Our rapid growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.
Legacy Billtrust’s revenue was $136.5 million, $120.5 million and $110.2 million for fiscal years 2019, 2018 and 2017, respectively. Even if our revenue continues to increase, our growth rate may decline in the future as a result of a variety of factors, including the increasing scale of our business. Overall growth of our revenue depends on a number of factors, including our ability to:
•	attract new customers and increase sales to our existing customers;
•	increase adoption and usage of our products and services, including the BPN;
•	manage the effects of the COVID-19 pandemic on our business and operations;
•	expand the functionality and scope of the products we offer;
•	increase the rates at which customers subscribe to and continue to use our products;
•	increase the volume of payments processed;
•	increase awareness of our brand and successfully compete with other companies;
•	expand into markets outside the United States;

•	provide our customers with high-quality customer support that meets their needs; and
•	successfully identify and acquire or invest in businesses, products, or technologies that we believe could complement or expand our products and services.
We may not successfully accomplish any of these objectives, which makes it difficult for us to forecast our future operating results. If the assumptions that we use to plan our business are incorrect or change in reaction to changes in our markets, or if we are unable to maintain consistent revenue or revenue growth, our stock price could be volatile, and it may be difficult to achieve and maintain profitability. Our revenue from any prior quarterly or annual periods should not be relied upon as an indication of our future revenue or revenue growth or growth in our volume of payments processed.
In addition, we expect to continue to expend substantial financial and other resources on:
•	sales, marketing and customer success, including an expansion of our sales organization and new customer success initiatives;
•	our technology infrastructure, including systems architecture, scalability, availability, performance, and security;
•	product development, including investments in our product development team and the development of new products and new functionality;
•	expanding into markets outside the United States;
•	acquisitions or strategic investments;
•	regulatory compliance and risk management; and
•	general administration, including increased legal and accounting expenses associated with being a public company.
These investments may not result in increased revenue growth in our business. If we are unable to increase our revenue at a rate sufficient to offset the expected increase in our costs, our business, financial position and operating results will be harmed, and we may not be able to achieve or maintain profitability over the long term.
The COVID-19 pandemic has materially impacted the United States and global economies, and could have a material adverse impact on our employees, customers and partners, which could adversely and materially impact our business, financial condition and results of operations.
The World Health Organization has declared the outbreak of the novel coronavirus COVID-19 a pandemic and public health emergency of international concern. In March 2020, the President of the United States declared a State of National Emergency due to the COVID-19 pandemic. In addition, many jurisdictions in the United States have limited social mobility and gathering. Many business establishments have closed due to restrictions imposed by the government and many governmental authorities have closed or limited the number of persons who can attend or use most public establishments, including schools, restaurants and shopping malls. Our customer invoices processed declined in March 2020 and April 2020 from prior year levels before recovering. Our customers have been, and may continue to be, negatively impacted by the shelter-in-place and other similar state and local orders, the closure of manufacturing sites and country borders, and the increase in unemployment. These conditions will continue to have negative implications on demand for goods, the supply chain, production of goods and transportation. As the COVID-19 pandemic persists, governments (at national, state and local levels), companies and other authorities may continue to implement restrictions or policies that could adversely impact business to business spending, consumer spending, global capital markets, the global economy and our stock price. Although we have not experienced significant business disruptions thus far from the COVID-19 pandemic, we saw our transaction fees, including those in the print segment, decrease year over year for certain customers. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact.
The COVID-19 pandemic has caused us to modify our business practices (including employee travel and cancellation of physical participation in meetings, events and conferences), we temporarily reduced employee salaries, almost all of our employees are currently working remotely, and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, and business. Our modified business practices, and any further actions we may take, may adversely impact our employees and employee productivity. The COVID-19 pandemic may also adversely impact the operations of our customers and partners. This direct impact of the virus, and the disruption on our employees and operations, may negatively impact both our ability to meet customer demand and our revenue and margins. We may experience delays or changes in customer demand, particularly if customer funding priorities change.
Both the health and economic aspects of the COVID-19 virus are highly fluid and the future course of each is uncertain. For these reasons and other reasons that may come to light if the COVID-19 pandemic and associated protective or preventative measures expand, we may experience a material adverse impact on our business operations, revenues and financial condition as well as some of our underlying business drivers such as customer growth and payment and transaction volumes; however, the ultimate impact of the COVID-19 pandemic on us and our business operations, revenues and financial condition is highly uncertain and subject to change. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “—Risks Related to Business and Industry” section.
If our security measures are breached or unauthorized access to customer data is otherwise obtained, our platform or products may be perceived as not being secure, customers may reduce the use of or stop using our products and platform and we may incur significant liabilities.
We, our customers, our partners and third-party vendors and data centers that we use obtain and process large amounts of sensitive data, including data related to our customers and their transactions, as well as other data of the customers of our customers related to their spending, payments, invoices, billing, and transactions. We face risks, including to our reputation as a trusted brand, in the handling and protection of this data, and these risks will increase as our business continues to expand to include new products and technologies.
Cybersecurity incidents and malicious internet-based activity continue to increase generally, and providers of cloud-based services have frequently been targeted by such attacks. These cybersecurity challenges, including threats to our own information technology infrastructure or those of our customers or third-party providers, may take a variety of forms ranging from stolen bank accounts, business email compromise, customer or employee fraud, account takeover, check fraud or cybersecurity attacks, which could be initiated by individual or groups of hackers or sophisticated cyber criminals. A cybersecurity incident or breach could result in disclosure of confidential information and intellectual property, or cause production downtimes and compromised data. We have experienced cybersecurity incidents of various scale in the past. For example, in October 2019, Legacy Billtrust experienced a malware attack on its systems that temporarily adversely affected the availability of certain services to certain customers and was eradicated within its network with no evidence of exfiltration of data. We may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems because they change frequently and often are not detected until after an incident has occurred. As we increase our customer base and our brand becomes more widely known and recognized, third parties may increasingly seek to compromise our security controls or gain unauthorized access to our customers’ data or our sensitive corporate information.
We have administrative, technical, and physical security measures in place, and we have policies and procedures in place to contractually require service providers to whom we disclose data or who access data from us or our partners to implement and maintain reasonable privacy, data protection, and information security measures. However, if our privacy protection, data protection, or information security measures or those of the previously mentioned third parties are inadequate or are breached as a result of third-party action, employee or contractor error, malfeasance, malware, phishing, hacking attacks, system error, software bugs or defects in our products, trickery, process failure or otherwise, and, as a result, there is improper disclosure of, or someone obtains unauthorized access to or exfiltrates funds or sensitive information, including personally identifiable information, on our systems, our service providers’ systems or our partners’ systems, or if we suffer a ransomware or advanced persistent threat attack, or if any of the foregoing is reported or perceived to have occurred, our reputation and business could be damaged. Recent high-profile security breaches and related disclosures of sensitive data by large institutions suggest that the risk of such events is significant, even if privacy, data protection, and information security measures are implemented and enforced. If we experience security breaches and sensitive information is lost or improperly disclosed or threatened to be disclosed, we could incur production downtime and significant costs associated with remediation and the implementation of additional security measures, may incur significant liability and financial loss, and be subject to regulatory scrutiny, investigations, proceedings, lawsuits and penalties.
In addition, our financial institution partners conduct regular audits of our cybersecurity program, and if any of them were to conclude that our systems and procedures are insufficiently rigorous, they could terminate their relationships with us, and our financial results and business could be adversely affected. Under our terms of service and our contracts with customers and partners, if there is a breach of sensitive data that we store, we could be liable to the customer or partner for their losses and related expenses. Additionally, if our own confidential business information were improperly disclosed, our business could be materially and adversely affected. A core aspect of our business is the reliability and security of our platform. Any perceived or actual breach of security, regardless of how it occurs or the extent of the breach, could have a significant impact on our reputation as a trusted brand, cause us to lose existing customers or partners, prevent us from obtaining new customers or partners, require us to expend significant funds to remedy problems caused by breaches and implement measures to prevent further breaches, such as forensics and fraud monitoring, cause production downtimes, and expose us to legal risk and potential liability including those resulting from governmental or regulatory investigations and class action litigation. Any actual or perceived security breach at a company providing services to us or our customers could have similar effects. Further, as the current COVID-19 pandemic continues to result in a significant number of people working from home, these cybersecurity risks may be heightened by an increased attack surface across our business and those of our partners and service providers. We have heightened monitoring in the face of such risks, but cannot guarantee that our efforts, or the efforts of those upon whom we rely and partner with, will be successful in preventing any such information security incidents.
We cannot assure you that any limitations of liability provisions in our contracts would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security lapse or breach. While we maintain cybersecurity insurance, our insurance may be insufficient or may not cover all liabilities incurred by such attacks. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceeds available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results and reputation.
Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.
Our results of operations and key metrics discussed elsewhere in this prospectus, such as our revenue, gross profit, net dollar retention and total payment volume may vary significantly in the future and period-to-period comparisons of our operating results and key metrics may not provide a full picture of our performance. Accordingly, the results of any one quarter or year should not be relied upon as an indication of future performance. Our quarterly financial results and metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, as a result they may not fully reflect the underlying performance of our business. These quarterly fluctuations may negatively affect the value of our Common Stock. Factors that may cause these fluctuations include, without limitation:
•	our ability to attract new customers;
•	the addition or loss of one or more of our larger customers, including as the result of acquisitions or consolidations;
•
the timing of recognition of revenues, including a significant portion of our revenues that are transaction-based and highly recurring in nature and vary based on the number of invoices processed, payments made and payment volume;

•	the amount and timing of operating expenses;
•	general economic, industry and market conditions, both domestically and internationally, including any economic downturns and adverse impacts resulting from the COVID-19 pandemic;
•	the timing of our billing and collections;
•	customer renewal, expansion, and adoption rates;
•	security breaches of, technical difficulties with, or interruptions to the delivery and use of our products and services on our platform;
•	the amount and timing of completion of professional services engagements;

•	increases or decreases in the number of users for our products, services and platform, or pricing changes upon any renewals of customer agreements;
•	changes in our pricing policies or those of our competitors;
•
the timing and success of new product introductions by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, customers or partners;

•	extraordinary expenses such as litigation or other dispute-related expenses or settlement payments;
•	sales tax and other tax determinations by authorities in the jurisdictions in which we conduct business;
•	the impact of new accounting pronouncements and the adoption thereof;
•	fluctuations in stock based compensation expense;
•	expenses in connection with mergers, acquisitions or other strategic transactions;
•	the amount and timing of expenses related to our expansion to markets outside the United States; and
•	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill or intangibles from acquired companies.
Further, in future periods, our revenue growth could slow or our revenues could decline for a number of reasons, including slowing demand for our products and services, increasing competition, a decrease in the growth of our overall market, or our failure, for any reason, to continue to capitalize on growth opportunities. In addition, our growth rate may slow in the future as our market penetration rates increase. As a result, our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis and revenue growth rates may not be sustainable and may decline in the future, and we may not be able to achieve or sustain profitability in future periods, which could harm our business and cause the market price of our Common Stock to decline.
If we fail to manage our technical operations infrastructure, our existing customers may experience service outages.
We have experienced significant growth in the number of users, transactions and data that our operations infrastructure supports, especially in connection with our BPN services. We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our customers, as well as to facilitate the rapid provision of new customer implementations and transaction volume. However, the provision of new hosting infrastructure requires significant lead time. We could experience disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. If we do not accurately predict our infrastructure requirements, our customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with our increased number of users, transactions and data that our operations infrastructure supports, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our revenue as well as our reputation.
Our risk management efforts may not be effective to prevent fraudulent activities by our customers, employees or other third parties, which could expose us to material financial losses and liability and otherwise harm our business.
We offer cloud based billing, invoicing and payment facilitation solutions for a large number of customers. We are responsible for verifying the identity of our customers and their users, and monitoring transactions for fraud. We may be targeted by parties who seek to commit acts of financial fraud using techniques such as stolen identities and bank accounts, compromised business email accounts, employee or insider fraud, account takeover, false applications, and check fraud. We may suffer losses from acts of financial fraud committed by our customers and their users, our employees or third-parties.
The techniques used to perpetrate fraud are continually evolving and we may not be able to identify all risks created by new products or functionality. Our risk management policies, procedures, techniques, and processes may not be sufficient to identify all of the risks to which we are exposed, to enable us to prevent or mitigate the risks we have identified, or to identify additional risks to which we may become subject in the future. Furthermore, our risk management policies, procedures, techniques, and processes may contain errors or our employees or agents may commit mistakes or errors in judgment as a result of which we may suffer large financial losses. The software-driven and highly automated nature of our solutions could enable criminals and those committing fraud to steal significant amounts of money accessing our platform. As greater numbers of customers use our platform, our exposure to material risk losses from a single customer, or from a small number of customers, will increase.
Our current business and anticipated growth will continue to place significant demands on our risk management efforts, and we will need to continue developing and improving our existing risk management infrastructure, policies, procedures, techniques, and processes. As techniques used to perpetrate fraud on our platform evolve, we may need to modify our products or services to mitigate fraud risks. As our business grows and becomes more complex, we may be less able to forecast and carry appropriate reserves in our books for fraud related losses. Further, these types of fraudulent activities on our platform can also expose us to civil and criminal liability, governmental and regulatory sanctions as well as potentially cause us to be in breach of our contractual obligations to our customers and partners.
We facilitate the transfer of customer funds daily, and are subject to the risk of errors, which could result in financial losses, damage to our reputation, or loss of trust in our brand, which would harm our business and financial results.
For the nine months ended September 30, 2020, Legacy Billtrust processed approximately $39 billion in payments on its platform, compared to $44 billion in 2019 and $31 billion for the nine months ended September 30, 2019. Legacy Billtrust has grown rapidly and we seek to continue to grow, and although we maintain a multi-faceted risk management process, our business is always subject to the risk of financial losses as a result of credit losses, fraud, operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors. As a provider of invoicing, billing, cash cycle management, and payment solutions, we collect and facilitate the transfers of funds on behalf of our customers that are subject to losses, disruptions, and errors.
Moreover, our trustworthiness and reputation are fundamental to our business. As a provider of cloud-based software for complex financial operations, the occurrence of any credit losses, operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors on our platform could result in financial losses to our business and our customers, loss of trust, damage to our reputation, or termination of our agreements with customers or partners, each of which could result in:
•	loss of customers;
•	lost or delayed market acceptance and sales of our products and services and decreased use of our platform;
•	legal claims against us including warranty and service level agreement claims;
•	regulatory enforcement action;
•	diversion of our resources; or
•	increased insurance costs.
Although we maintain insurance to cover losses resulting from our errors and omissions, there can be no assurance that our insurance will cover all losses or our coverage will be sufficient to cover our losses. If we suffer significant losses or reputational harm as a result, our business, operating results and financial condition could be adversely affected.
If we are unable to attract new customers, the growth of our revenues will be adversely affected.
To increase our revenues, we must add new customers, increase transaction volume of existing customers and sell additional products and services to current customers. The expansion of our customer base is critical to our ability to continue the growth of our revenues. If we do not grow our customer base, our revenues will slow in future periods or will start to decline, as a result of customers not renewing.
If competitors introduce lower cost and/or differentiated products or services that are perceived to compete with ours, our ability to sell based on factors such as pricing, technology and functionality could be impaired. As a result, we may be unable to attract new customers at rates or on terms that would be favorable or comparable to prior periods, which could have an adverse effect on the growth of our revenues.

Our business depends substantially on our customers renewing their contracts and subscriptions and purchasing additional subscriptions from us. Any decline in our customer renewals would harm our future operating results.
In order for us to maintain or improve our operating results, it is important that our customers renew their subscriptions when the initial contract term expires and add additional authorized users and additional products and services to their subscriptions. Our customers have no obligation to renew their subscriptions, and there can be no assurance that our customers will renew subscriptions with a similar contract period or with the same or a greater number of authorized users and products and services. Some of our customers have elected not to renew their agreements with us, and we may not be able to accurately predict renewal rates.
Our renewal rates may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction with our products, our services, our customer support, our prices and contract length, the prices of competing solutions, the results of any customer security audit of our platform or any other customer audit of us, mergers and acquisitions affecting our customer base, the effects of global economic conditions or reductions in our customers’ spending levels. Our future success also depends in part on our ability to increase the adoption rate of our products and services for our current customers. If our customers do not renew their subscriptions, renew on less favorable terms or fail to add more authorized users or additional products and services, our revenues may decline, and we may not realize improved operating results from our customer base.
Because we recognize subscription revenues over the term of the contract, fluctuations in new sales and customer cancellations may not be immediately reflected in our operating results and may be difficult to discern.
We generally recognize subscription revenues from customers ratably over the terms of their contracts. Most of our subscription revenues in any quarter are derived from the recognition of deferred revenue relating to subscriptions entered into during previous quarters. Consequently, a decline in new subscriptions or an increase in customer cancellations in any single quarter would likely have only a small impact on our revenues for that quarter. However, such a decline or increase would negatively affect our revenues in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our platform, and potential changes in our pricing policies or rate of customer cancellations, may not be fully apparent from our reported results of operations until future periods.
We may be unable to adjust our cost structure to reflect the changes in revenues. In addition, a significant majority of our costs are expensed as incurred, while subscription revenues are recognized over the life of the customer agreement. As a result, increased growth in the number of our customers could result in our recognition of more costs than revenues in the earlier periods of the terms of our agreements. Our subscription model also makes it difficult for us to rapidly increase our revenues through additional sales in any period, as revenues from new customers must be recognized over the applicable subscription term.
Our business depends, in part, on our partnerships with financial institutions, third party service providers, processing providers and other financial services suppliers. If any of our agreements with such financial institutions, third party service providers, processing providers, or financial services providers are terminated, we could experience service interruptions.
Our business requires us to enter into contracts and relationships with financial institutions, processors and other financial services suppliers. To grow our business, we will seek to expand our relationships with our financial institution partners, processors and other financial services suppliers, and to partner with additional banks and financial institutions, processors, financial services providers and suppliers. These partners and suppliers have contractual and regulatory requirements and conditions that we must satisfy and continue to comply with in order to continue and grow the relationships. For example, our financial institution partners, processors and financial services suppliers may require us to submit to an exhaustive security audit, given the sensitivity and importance of storing their customer billing and payment data on our platform. If we are unsuccessful in establishing, growing, or maintaining our relationships with partners, our ability to compete in the marketplace or to grow our revenue could be impaired, and our results of operations may suffer.
We also depend on banks to process transactions, including Automated Clearing House (“ACH”) and network branded third party payment card transactions, for our customers. We have entered into agreements with banks for payment processing and related services. These agreements include significant security, compliance, and operational obligations. If we are not able to comply with those obligations or our agreements with the processing banks or our credit card transaction processor are terminated for any reason, we could experience service interruptions as well as delays and additional expenses in arranging new services, potentially interfering with our existing customer relationships or making us less attractive to potential new customers.
Our growth depends in part on the success of our relationships with third parties.
We have established relationships with a number of other companies, including financial institutions, processors, other financial services suppliers, implementation partners, technology and cloud-based hosting providers, and others. In order to grow our business, we anticipate that we will need to continue to establish and maintain relationships with third parties, and negotiating and documenting relationships with them requires significant time and resources. Our competitors may be more effective in providing incentives to third parties to favor their products or services.
We also provide print and mail services as part of our billing and invoicing solutions and depends on postage and delivery through the United States Postal Service. Postage and delivery is a significant cost incurred in connection with our print and mail billing and invoicing solutions. As a result of this dependence, we may be subject to shipping delays or disruptions caused by inclement weather, natural disasters, system interruptions and technology failures, labor activism, health epidemics, government shutdowns or bioterrorism.
If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenues could be impaired and our operating results could suffer. Even if we are successful in our strategic relationships, we cannot assure you that these relationships will result in increased customer usage of our platform or increased revenues.
Growth in usage of the BPN depends, in part, on our relationship with Visa.
We rely on our strategic relationship with Visa, Inc. (“Visa”) to accelerate adoption of and grow the users for and transactions processed on the BPN. We have an agreement with Visa to promote, market and expand the BPN. This relationship is significant to our BPN business, has experienced significant growth, and has led to numerous additional customers and transactions for us. Our agreement with Visa became effective on April 4, 2019 and has a term of four years through April 4, 2023 (subject to a potential one year extension). Visa may terminate the agreement for convenience on 30 days’ notice subject to making certain required payments to us and in other circumstances should we not satisfy our obligations under the agreement. If for any reason our BPN relationship with Visa ends or we are unable to grow transactions and increase adoption of the BPN through that relationship, our growth prospects may be adversely affected. Visa may also seek to develop a solution of its own, acquire a solution to compete with the BPN, or decide to partner with a competitor and build a new product, thereby harming our growth prospects and adversely affecting our results of operations.
Our business could be adversely affected if our customers are not satisfied with the implementation services provided by us or our partners.
Our business depends on our ability to satisfy our customers with respect to our products and platform as well as the services that are performed to help our customers use features and functions of our products. Services may be performed by our own staff, by a third-party partner or by a combination of the two. Our strategy is to work with partners to increase the breadth of capability and depth of capacity for delivery of these implementation services to our customers, and we expect the number of our partner-led implementations to continue to increase over time. If a customer is not satisfied with the quality of work performed by us or a partner or with the type of services or functionality of our platform or the products delivered, we may incur additional costs in addressing the situation, the work may not be profitable to us, and the customer’s dissatisfaction with our services or those of our partners could damage our ability to retain that customer or expand that customer’s use of our products and services. In addition, negative publicity related to our customer relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with current and prospective customers.
The markets in which we participate are competitive, and if we do not compete effectively, our operating results could be harmed.
The market for our cash cycle management products, including e-commerce order, credit application, invoice presentment, payment facilitation and automated cash applications, is fragmented, competitive, and constantly evolving. Our competitors range from large entities to smaller suppliers of solutions that focus on billing, invoicing solutions and/or electronic bill presentment and payment. With the introduction of new technologies and market entrants, we expect that the competitive environment will remain intense going forward. Accounting software providers, such as Intuit, as well as the financial institutions with which we partner, may internally develop products, acquire existing, third-party products, or may enter into partnerships or other strategic relationships that would enable them to expand their product offerings to compete with our platform or provide more comprehensive offerings than they individually had offered or achieve greater economies of scale than us. These software providers and financial institutions may have the operating flexibility to bundle competing solutions with other offerings, including offering them at a lower price or for no additional cost to customers as part of a larger sale. In addition, new entrants not currently considered to be competitors may enter the market through acquisitions, partnerships, or strategic relationships. As we look to market and sell our products and services to potential customers or partners with existing solutions, we must convince their internal stakeholders that our products and services are superior to their current solutions.
We compete on several factors, including:
•	product features, quality, and functionality;
•	data asset size and ability to leverage artificial intelligence to scale with our customers’ business needs;
•	ease of deployment;
•	ease of integration with customers’ and partners’ application programming interfaces (API) for their billing and payment systems as well as third-party technologies;
•	ability to automate processes;
•	cloud-based delivery architecture;
•	advanced security and control features;
•	brand recognition; and
•	pricing and total cost of ownership.
Our competitors vary in size, breadth, and scope of the products and services offered. Many of our competitors and potential competitors have greater name recognition, more established customer relationships, larger research and development and marketing budgets, a larger global footprint and greater resources than us. Our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards and customer requirements. For example, an existing competitor or new entrant could introduce new technology that reduces demand for our products or services.
For these reasons, we may not be able to compete successfully against our current or future competitors, and this competition could result in the failure of our products and services to continue to achieve or maintain market acceptance, any of which would harm our business, operating results and financial condition.
If we fail to integrate with our customers’ and partners’ APIs for their billing and payment systems and with third-party technologies, our platform may become less marketable and less competitive or obsolete and our operating results may be harmed.
Our platform must integrate with our customers’ and partners’ APIs for their billing and payment systems and with third-party technologies, and we need to continuously modify and enhance our platform to adapt to changes in cloud-enabled hardware, software, networking, browser and database technologies that may be implemented by our customers or partners or third-party technology providers. Any failure of our platform to integrate with our customers’ or partners’ APIs or with technology developed by third-party technology providers could reduce demand for and make our platform less marketable, less competitive or obsolete. In addition, an increasing number of individuals within enterprises that we serve are utilizing mobile devices to access the Internet and corporate resources and to conduct business. If we cannot continue to effectively make our platform available on these mobile devices and offer the products, services and functionality required by enterprises that widely use mobile devices, we may experience difficulty attracting and retaining customers.
Because our platform is sold to businesses with complex operating environments, we may encounter long and unpredictable sales cycles, which could adversely affect our operating results in a given period.
Our ability to increase revenues and achieve profitability depends, in large part, on our ability to continue to attract mid-market and large enterprises to our platform and grow this segment of our customer base. We expect to continue to focus most of our sales efforts on these customers in the near future. Accordingly, we will continue to face greater costs, longer sales cycles and less predictability in completing some of our sales, than would be expected from selling to a predominantly small business target customer base. A delay in or failure to close a large sale to one or more prospective new customers could cause harm to our business and financial results and cause our financial results to vary significantly from period to period.
Our typical sales cycle ranges from three to nine months. The wide range reflects that a number of timing factors can vary significantly between prospective customers, many of which we cannot control, including:
•	customers’ budgetary constraints and priorities;
•	the timing of customers’ budget cycles;
•	the need by some customers for lengthy evaluations; and
•	the length and timing of customers’ approval processes.
In addition, as a result of the recent COVID-19 pandemic, many local governments as well as enterprises have limited travel and in person meetings and implemented other restrictions that could make the sales process more lengthy and difficult.
Mid-market and large enterprises tend to have more complex operating environments than smaller businesses, making it often more difficult and time-consuming for us to demonstrate the value of our platform to these prospective customers. The customer’s decision to use our platform may also be an enterprise-wide decision, and these types of sales require us to provide greater levels of education regarding the use and benefits of our platform, which causes us to expend substantial time, effort and money educating the prospective customer as to the value of our platform. In addition, we have no assurance that a prospective customer will ultimately purchase any services from us at all, regardless of the amount of time or resources we have spent on the opportunity. For example, our target customer may decide in the end to purchase software from one of our larger, more established competitors because they are unsure about moving forward with a newer and less well-known brand such as ours. As a result of the variability and length of the sales cycle, we have only a limited ability to forecast the timing of sales, and our results of operations may differ from expectations.
Interruptions or delays in the services provided by third-party data centers or internet service providers could impair the delivery of our platform and our business could suffer.
We host our platform using third-party cloud infrastructure services. We also use public cloud hosting with Amazon Web Services (AWS) and Microsoft Azure. All of our products utilize resources operated by us through these providers. We therefore depend on our third-party cloud providers’ ability to protect their data centers against damage or interruption from natural disasters, power or telecommunications failures, criminal acts, and similar events. Our operations depend on protecting the cloud infrastructure hosted by such providers by maintaining their respective configuration, architecture, and interconnection specifications, as well as the information stored in these virtual data centers and transmitted by third-party internet service providers. We have periodically experienced service disruptions in the past, and we cannot assure you that we will not experience interruptions or delays in our services in the future. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the data storage services we use. Although we have disaster recovery plans that utilize various data storage locations, any incident affecting our data storage or internet service providers’ infrastructure that may be caused by fire, flood, severe storm, earthquake, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices, natural disasters, military actions, terrorist attacks, negligence, and other similar events beyond our control could negatively affect our platform. Any prolonged service disruption affecting our platform for any of the foregoing reasons could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, or otherwise harm our business. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. System failures or outages, including any potential disruptions due to significantly increased global demand on certain cloud-based systems during the COVID-19 pandemic, could compromise our ability to provide our products and services in a timely manner, which could harm our ability to conduct business or delay our financial reporting. Such failures could adversely affect our operating results and financial condition.
Our products and platform are accessed by many customers, often at the same time. As we continue to expand the number of our customers and products available to our customers, we may not be able to scale our technology to accommodate the increased capacity requirements, which may result in interruptions or delays in service. In addition, the failure of data centers, internet service providers, or other third-party service providers to meet our capacity requirements could result in interruptions or delays in access to our platform or impede our ability to grow our business and scale our operations. If our third-party infrastructure service agreements are terminated, or there is a lapse of service, interruption of internet service provider connectivity, or damage to data centers, we could experience interruptions in access to our platform as well as delays and additional expense in arranging new facilities and services.
We have experienced rapid growth and expect our growth to continue and if we fail to manage our growth effectively, we may be unable to execute on our plans and strategies, maintain and grow customer adoption and use of our products and services, or adequately address competitive challenges.
We have experienced a rapid growth in our business, headcount and operations in recent years. We anticipate that we will continue to expand our operations and headcount in the near future. This growth has placed, and future growth will place, a significant strain and demands on our management and administrative, operational and financial infrastructure. Our success will depend in part on our ability to manage this growth effectively. Although our business has experienced significant growth, we cannot provide any assurance that our business will continue to grow at the same rate or at all. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, while maintaining the effectiveness of our business execution and the beneficial aspects of our corporate culture. In particular, we intend to continue to make directed and substantial investments to expand our research and development, sales and marketing, and general and administrative organizations.
To effectively manage growth, we must continue to improve our operational, financial and management controls, and our reporting systems and procedures by, among other things:
•	improving our key business applications, processes and IT infrastructure to support our business needs;
•
enhancing information and communication systems to ensure that our employees and offices are well-coordinated and can effectively communicate with each other and our growing base of customers and partners;

•	enhancing our internal controls to ensure timely and accurate reporting of all of our operations and financial results; and
•	appropriately documenting our IT systems and our business processes.
The systems enhancements and improvements necessary to support our business as we continue to scale will require significant capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements effectively, our ability to manage our expected growth, ensure uninterrupted operation of our platform and comply with the rules and regulations that are applicable to public reporting companies will be impaired. Additionally, failure to effectively manage growth could result in difficulty or delays in increasing our customer base, increasing use by our customers of our products and services, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features and/or other operational difficulties, any of which could adversely affect our business performance and results of operations.
Payments and other financial services-related regulations and oversight are material to our business, and any failure by us to comply could materially harm our business.
There are a wide range of federal and state agencies who regulate aspects of our business, and compliance with their various regulations can be costly and difficult.
The local, state, and federal laws, rules, regulations, licensing schemes and industry standards that govern our business include, or may in the future include, those relating to banking, deposit-taking, cross-border and domestic money transmission, foreign exchange, payments services (such as money transmission, payment processing, and settlement services), anti-money laundering, combating terrorist financing, escheatment, international sanctions regimes, and compliance with the Payment Card Industry Data Security Standard, a set of requirements designed to ensure that all companies that process, store, or transmit payment card information maintain a secure environment to protect cardholder data. We do not directly collect or store payment card information; instead, we rely on a third-party payment processor to do so.
These laws, rules, regulations, licensing schemes, and standards are enforced by multiple authorities and governing bodies in the United States, including the Department of the Treasury, the Federal Deposit Insurance

Corporation, the SEC, self-regulatory organizations, and numerous state and local agencies. As we expand into new jurisdictions, the number of foreign laws, rules, regulations, licensing schemes, and standards governing our business will expand as well. In addition, as our business and products continue to develop and expand, we may become subject to additional laws, rules, regulations, licensing schemes, and standards. We may not always be able to accurately predict the scope or applicability of certain laws, rules, regulations, licensing schemes, or standards to our business, particularly as we expand into new areas of operations, which could have a significant negative effect on our existing business and our ability to pursue future plans.
If we fail to predict how a state or federal regulator might apply a law or regulation potentially applicable to us, we could be subject to obligations and restrictions with respect to the investment of customer funds, reporting requirements, bonding requirements, minimum capital requirements, and inspection by state regulatory agencies concerning various aspects of our business. This could also require changes to the manner in which we conduct some aspects of our business.
We rely on various exemptions from licensing, and regulators may find that we have violated applicable laws or regulations.
We are not licensed at the state or federal level as a money transmitter, and believe that we have valid exemptions from licensure based on our business model. In the past, certain competitors have been found to violate laws and regulations related to money transmission, and they have been subject to fines and other penalties by regulatory authorities. Regulators and third-party auditors have also identified gaps in how similar businesses have implemented anti-money laundering program. Should any state or federal regulators make a determination that we have operated as an unlicensed money services business or money transmitter, we could be subject to civil and criminal fines, penalties, costs, legal fees, reputational damage or other negative consequences.
The adoption of new money transmitter or money services business statutes in jurisdictions or changes in regulators’ interpretation of existing state and federal money transmitter or money services business statutes or regulations could subject us to new registration or licensing requirements. Such changes could also limit business activities until we are appropriately licensed. There can be no assurance that we will be able to obtain or maintain any such licenses, and, even if we were able to do so, there could be substantial costs and potential product changes involved in maintaining such licenses, which could have a material and adverse effect on our business.
The regulatory environment we operate in is subject to constant change, and new regulations could make aspects of our business as currently conducted no longer possible.
In the future, as a result of the regulations applicable to our business, we could be subject to investigations and resulting liability, including governmental fines, restrictions on our business, or other sanctions, and we could be forced to cease conducting certain aspects of our business with residents of certain jurisdictions, be forced to change our business practices in certain jurisdictions, or be required to obtain additional licenses or regulatory approvals.
Government agencies may impose new or additional rules on money transmission, including regulations that:
•	prohibit, restrict, and/or impose taxes or fees on transactions in, to or from certain countries or with certain governments, individuals, and entities;
•	impose additional customer identification and customer due diligence requirements;
•	impose additional reporting or recordkeeping requirements, or require enhanced transaction monitoring;
•	limit the types of entities capable of providing money transmission services, or impose additional licensing or registration requirements;
•	impose minimum capital or other financial requirements;
•	limit or restrict the revenue that may be generated from money transmission, including revenue from interest earned on customer funds, transaction fees, and revenue derived from foreign exchange;
•	require enhanced disclosures to our money transmission customers;
•	require the principal amount of money transmission originated in a country to be invested in that country or held in trust until paid;

•	limit the number or principal amount of transactions that may be sent to or from a jurisdiction, whether by an individual or in the aggregate; and
•
restrict or limit our ability to process transactions using centralized databases, for example, by requiring that transactions be processed using a database maintained in a particular country or region.

Changing regulatory requirements might render our products and services obsolete or might block us from developing new products and services. This might in turn impose additional costs upon us to comply or to further develop our products and services. It might also make introduction of new products and services more costly or more time-consuming than we currently anticipate. It might even prevent introduction by us of new products or services or cause the continuation of our existing products or services to become more costly.
We might not be able to obtain or maintain any such licenses or regulatory approvals, and, even if we were able to do so, there could be substantial costs and potential product changes involved in maintaining such licenses, which could have a material and adverse effect on our business. In addition, there are substantial costs and potential product changes involved in obtaining and maintaining licenses, certifications, and approvals, and we could be subject to fines or other enforcement action, and cease and desist orders if we are found to violate anti-money laundering, corporate governance, or license requirements. These factors could impose substantial additional costs, involve considerable delay to the development or provision of our products or services, require significant and costly operational changes, or prevent us from providing our products or services in any given market.
We are subject to third party audits and periodic reviews of our business, and we could face liability if we are found not in compliance with various laws and regulations.
Third-party auditors periodically audit our anti-money laundering program. In the future, as a result of the regulations that could be deemed to apply to our business, we could be subject to investigations and resulting liability, including governmental fines, restrictions on our business, or other sanctions.
We depend on our senior management team and the loss of our chief executive officer or one or more key employees or an inability to attract and retain highly skilled employees could adversely affect our business.
Our success depends largely upon the continued services of our key executive officers. In particular, our chief executive officer, Flint Lane, has led Legacy Billtrust since its inception in 2001 and is critical to our vision, strategic direction, culture and overall business success. We also rely on our leadership team in the areas of research and development, marketing, sales, services, security and compliance and general and administrative functions, and on mission-critical individual contributors in research and development. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. We have employment agreements with some of our executive officers but the terms allow for termination by either party at any time. The loss of one or more of our executive officers or key employees could have a serious adverse effect on our business.
To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for designing and developing products and software for our platform. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached their legal obligations, resulting in a diversion of our time and resources. Certain of our key employees have been with us for a long period of time and have fully vested stock options that may become valuable if they become publicly tradable. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees or that we would be able to timely replace members of our senior management or other key employees should any of them depart. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.
If we fail to offer high-quality customer support, or if our support is more expensive than anticipated, our business and reputation could suffer.
Our customers rely on our customer support services, which we refer to as customer success, to resolve issues and realize the full benefits provided by our platform. High-quality support is also important for the renewal and expansion of our subscriptions with existing customers. We primarily provide customer support over chat and email, with limited phone-based support. If we do not help our customers quickly resolve issues and provide effective ongoing support, or if our support personnel or methods of providing support are insufficient to meet the needs of our customers, our ability to retain customers, increase adoption by our existing customers and acquire new customers could suffer, and our reputation with existing or potential customers could be harmed. If we are not able to meet the customer support needs of our customers by chat and email during the hours that we currently provide support, we may need to increase our support coverage and provide additional phone-based support, which may reduce our profitability.
If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations and payment methods, demand for product enhancements, new product features, and changing business needs, requirements or preferences, our products may become less competitive.
The market for our billing, invoicing, cash cycle management and payment facilitation solutions is subject to ongoing technological change, evolving industry standards, changing regulations and payment methods, and changing customer needs, requirements and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis, including launching new products and services. The success of any new product and service, or any enhancements, features, or modifications to existing products and services, depends on several factors, including the timely completion, introduction, and market acceptance of such products and services, enhancements, modifications and new product features. If we are unable to enhance our platform and products, add new payment methods or develop new products that keep pace with technological and regulatory change and changes in customer preferences and achieve market acceptance, or if new technologies emerge that are able to deliver competitive products and services at lower prices, more efficiently, more conveniently, or more securely than our products, our business, operating results and financial condition would be adversely affected. Furthermore, modifications to our existing platform, products, or technology will increase our research and development expenses. Any failure of our products and services to operate effectively with existing or future customer and partner APIs for their billing and payment systems and third party technologies could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.
If the prices we charge for our services are unacceptable to our customers, our operating results will be harmed.
We generate revenue by charging customers subscription fees for our products, transaction fees based on invoices processed, payments made and payment volume, and fixed or time and materials fees for services. As the market for ours product matures, or as new or existing competitors introduce new products or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing customers or attract new customers at prices that are consistent with our pricing model and operating budget. Our pricing strategy for new products we introduce, including our BPN business, may not attract new customers, and our competitors could choose to bundle certain products and services competitive with ours. If this were to occur, it is possible that we would have to change our pricing strategies or reduce our prices, which could harm our revenue, margins, and operating results.
We typically provide service level commitments under our customer agreements. If we fail to meet these contractual commitments, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face contract terminations, which could adversely affect our revenue.
Our agreements with our customers typically contain service level commitments. If we are unable to meet the stated service level commitments or suffer extended periods of unavailability for our platform or products, we may be contractually obligated to provide these customers with service credits. We have paid out service level credits in the past and may be required to pay such credits in the future. In addition, we could face contract terminations, in which case we would be subject to refunds for prepaid amounts related to unused subscription services. Our revenue could be significantly affected if we suffer unexcused downtime under our agreements with our customers. Further, any extended service outages could adversely affect our reputation, revenue, and operating results.
We may not be able to scale our business quickly enough to meet our customers’ growing needs, and if we are not able to grow efficiently, our operating results could be harmed.
As usage of our products and services grows and we sign additional customers and partners, we will need to devote additional resources to improving and maintaining our infrastructure to maintain the performance of our platform and products. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support, risk and compliance operations, and services, to serve our growing customer base.

Any failure of or delay in these efforts could result in service interruptions, impaired system performance, and reduced customer satisfaction, resulting in decreased sales to new customers, lower subscription renewal rates by existing customers, the issuance of service credits, or requested refunds, all of which could hurt our revenue growth. If sustained or repeated, these performance issues could reduce the attractiveness of our platform to customers and could result in lost customer opportunities and lower renewal rates, any of which could hurt our revenue growth, customer loyalty, and our reputation. Even if we are successful in these efforts to scale our business, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could adversely affect our business, operating results and financial condition.
Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products.
Our ability to increase our customer base and achieve broader market acceptance of our platform will depend to a significant extent on our ability to expand our sales and marketing organizations, and to deploy our sales and marketing resources efficiently. Our business and operating results will be harmed if our sales and marketing efforts do not generate significant increases in revenue. We may not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop, integrate and retain talented and effective sales personnel, if our new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs and advertising are not effective.
We are subject to governmental regulation and other legal obligations, particularly those related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations could harm our business, by resulting in litigation, fines, penalties or adverse publicity and reputational damage that may negatively affect the value of our business and decrease the price of our Common Stock. Compliance with such laws could also result in additional costs and liabilities to us or inhibit sales of our products.
Our customers can use our platform and products to collect, use and store certain types of personal or identifying information regarding their employees, customers and their customers’ employees. Federal, state and foreign government bodies and agencies have adopted, are considering adopting or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from consumers and individuals, such as compliance with the Health Insurance Portability and Accountability Act and the now invalidated EU-U.S. and Swiss-U.S. Privacy Shield protections. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our platform and reduce overall demand or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our customers’ employees to resist providing the personal data necessary to allow our customers to use our platform effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our platform in certain industries.
All of these domestic and international legislative and regulatory initiatives may adversely affect our ability, and our customers’ ability to process, handle, store, use and transmit demographic and personal information from their employees and customers, which could reduce demand for our platform. The European Union (“EU”) and many countries in Europe have stringent privacy laws and regulations, which may affect our handling of EU subject data. While our business is primarily focused on domestic United States customers, we do have numerous customers that are multi-national in scope. In particular, the EU has adopted the General Data Protection Regulation (“GDPR”) which went into effect on May 25, 2018 and contains numerous requirements and changes, including more robust obligations on data processors and heavier documentation requirements for data protection compliance programs by companies. Specifically, the GDPR introduced numerous privacy-related changes for companies operating in the EU, including greater control for data subjects (e.g., the “right to be forgotten”), increased data portability for EU consumers, data breach notification requirements, and increased fines. In particular, under the GDPR, fines of up to 20 million Euros or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. Complying with the GDPR may cause us to incur substantial operational costs or require us to change our business practices. Non-compliance could result in proceedings against us by governmental entities, customers, data subjects or others. We may find it necessary to establish systems in the EU to maintain personal data originating from the EU, which may involve substantial expense and distraction from other aspects of our business. In the meantime, there could be uncertainty as to how to comply with EU privacy law.

Further, on July 16, 2020, Europe’s top court, the Court of Justice of the European Union, ruled in Schrems II (C-311/18) that the Privacy Shield, used by thousands of companies to transfer data between the European Union and United States, was invalid and could no longer be used due to the strength of United States surveillance laws. On September 8, 2020 the Federal Data Protection and Information Commissioner of Switzerland issued an opinion concluding that the Swiss-U.S. Privacy Shield Framework does not provide an adequate level of protection for data transfers from Switzerland to the United States pursuant to Switzerland’s Federal Act on Data Protection. We continue to use alternative transfer mechanisms including the standard contractual clauses (“SCCs”) while the authorities interpret the decisions and scope of the invalidated Privacy Shield and the alternative permitted data transfer mechanisms. The SCCs, though approved by the European Commission, have faced challenges in European courts (including being called into question in Schrems II), and may be challenged, suspended or invalidated. At present, there are few if any viable alternatives to the Privacy Shield and the SCCs, so such developments may necessitate further expenditures on local infrastructure, changes to internal business processes, changes to customer facing products, or may otherwise affect or restrict sales and operations.
In addition, California enacted the California Consumer Privacy Act of 2018 (“CCPA”), which took effect on January 1, 2020, and broadly defines personal information. The CCPA has been dubbed the first “GDPR-like” law in the United States since it creates new individual privacy rights for consumers (as that word is broadly defined in the law) and places increased privacy and security obligations on entities handling personal data of consumers or households. The CCPA requires covered companies to provide new disclosures to California consumers, provide such consumers new ways to opt-out of certain sales of personal information, and allow for a new private right of action for data breaches. Because we buy and sell (as that phrase is defined in the CCPA) data that may contain personal information, we have registered as a data broker for some of our services. Further, California voters approved a new privacy law, the California Privacy Rights Act, or CPRA, in the November 3, 2020 election. Effective starting on January 1, 2023, the CPRA will significantly modify the CCPA, including by expanding consumers' rights with respect to certain sensitive personal information. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. New legislation proposed or enacted in various other states will continue to shape the data privacy environment nationally. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to confidential, sensitive and personal information than federal, international or other state laws, and such laws may differ from each other, which may complicate compliance efforts. It remains unclear, however, how the CCPA and CPRA will be interpreted. As currently written it will likely impact our business activities and exemplifies the vulnerability of our business to not only cyber threats but also the evolving regulatory environment related to personal data and protected health information. The effects of this legislation are potentially far-reaching and may require us to modify our data management practices and to incur substantial expense in an effort to comply.
Some of our products or services may subject us to the Fair Credit Reporting Act (“FCRA”). FCRA applies to consumer credit reporting agencies as well as data furnishers and users of consumer reports, as those terms are defined in the FCRA. The FCRA promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies that engage in the practice of assembling or evaluating information relating to consumers for certain specified purposes, including for employment. The FCRA limits the distribution and use of consumer reports and establishes consumer rights to access, correct and dispute their own credit files, among other rights and obligations. Violation of the FCRA can result in civil and criminal penalties. The U.S. Federal Trade Commission, the Consumer Financial Protection Bureau, and the state attorneys general, acting alone or in cooperation with one another, actively enforce the FCRA as do private litigants. Many states have enacted laws with requirements similar to the FCRA. Some of these laws impose additional, or more stringent, requirements than the FCRA.
In addition, the Driver’s Privacy Protection Act (“DPPA”), restricts state departments of motor vehicles from disclosing personal information in driver records (such as names, license numbers, license photographs, phone numbers and addresses) without the driver’s consent, and further restricts the use and disclosure of this information by parties that obtain it from departments of motor vehicles. The DPPA imposes criminal fines for noncompliance and allows private litigants to seek actual and punitive damages and equitable relief. Many states have enacted laws with requirements similar to the DPPA. Some of these laws impose additional, or more stringent, requirements than the DPPA.
Because the interpretation and application of many privacy and data protection laws along with contractually imposed industry standards are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our products and platform capabilities. If so, in addition to the possibility of fines, lawsuits, and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products and platform capabilities, which could have an adverse effect on our business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, and policies, could result in additional cost and liability to us, governmental investigations and enforcement actions, litigation, fines and penalties, or adverse publicity, and could cause our customers and partners to lose trust in us, which could have an adverse effect on our reputation and business.
We expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy, data protection, information security, marketing, and consumer communications, and we cannot determine the impact such future laws, regulations, and standards may have on our business. Future laws, regulations, standards, and other obligations or any changed interpretation of existing laws or regulations could impair our ability to develop and market new functionality and maintain and grow our customer base and increase revenue. Future restrictions on the collection, use, sharing, or disclosure of data, or additional requirements for express or implied consent of our customers, partners, or our customers’ customers for the use and disclosure of such information could require us to incur additional costs or modify our platform, possibly in a material manner, and could limit our ability to develop new functionality.
We plan to expand our operations to new markets outside the United States, creating a variety of operational challenges.
Although we currently have numerous customers that are multi-national in scope, our business is currently primarily focused on domestic United States customers. A component of our growth strategy involves expanding our operations outside the United States.
Our growth strategy for expanding our operations outside the United States will require significant resources and management attention and will subject us to regulatory, economic and political risks that are different from those in the United States, including:
•	the need to localize and adapt our platform for specific countries, including translation into foreign languages and associated expenses;
•	data privacy laws that require customer data to be stored and processed in a designated territory;
•	difficulties in staffing and managing foreign operations and working with foreign partners;
•	different pricing environments, longer sales cycles and longer accounts receivable payment cycles and collections issues;
•	new and different sources of competition;
•
weaker protection for intellectual property and other legal rights than in the United States and practical difficulties in enforcing intellectual property and other rights outside of the United States;

•	laws and business practices favoring local competitors;
•	compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;
•	increased financial accounting and reporting burdens and complexities;
•	restrictions on the transfer of funds;
•
fluctuations in currency exchange rates, which could increase the price of our products outside of the United States, increase the expenses of our international operations and expose us to foreign currency exchange rate risk;

•	adverse tax consequences;
•	unstable regional and economic political conditions; and
•	the fragmentation of longstanding regulatory frameworks caused by Brexit.
As we move to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with international sales and operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales and harm our business, operating results and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we have policies and procedures designed to ensure compliance with these laws and regulations, our employees, contractors and agents, as well as partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.
Some of our partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our partners are not able to successfully manage these risks.
Acquisitions, strategic investments, partnerships, collaborations or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute our stockholder value, and adversely affect our operating results and financial condition.
We have in the past acquired and may in the future seek to acquire or invest in businesses, products or technologies that we believes could complement or expand our business, enhance our technical capabilities or otherwise offer growth opportunities. Acquisitions may disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business.
We may in the future seek to acquire or invest in businesses, products, or technologies that we believe could complement or expand our products or platform, enhance our technical capabilities, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not such acquisitions are completed. In addition, we may not successfully identify desirable acquisition targets, or if we acquire additional businesses, we may not be able to integrate them effectively following the acquisition or effectively manage the combined business following the acquisition. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, as well as unfavorable accounting treatment and exposure to claims and disputes by third parties, including intellectual property claims. A significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets. If our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on the annual impairment assessment process for goodwill and intangible assets, which could adversely affect our results of operations. We also may not generate sufficient financial returns to offset the costs and expenses related to any acquisitions. In addition, if an acquired business fails to meet our expectations, our business, operating results and financial condition may suffer.
We use open source software in our products, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business or subject us to litigation.
Portions of our platform and products utilize software governed by open source licenses. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate it into their products. There is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market our products or platform. By the terms of certain open source licenses, if we combine our proprietary software with open source software in a certain manner, we could be required to release the source code of our proprietary software and make it available under open source licenses. In the event that portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, or to re-engineer all or a portion of our technologies or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our products, technologies and services.
If we fail to maintain and enhance our brand, our ability to expand our customer base will be impaired and our business, operating results and financial condition may suffer.
We believe that developing and maintaining widespread awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our products and attracting new customers. Successfully maintaining and enhancing our brand will depend largely on the effectiveness of our marketing and demand generation efforts, our ability to provide reliable products that continue to meet the needs of our customers at competitive prices, our ability to maintain our customers’ trust, our ability to continue to develop new functionality and products, and our ability to successfully differentiate our platform and products from competitive products and services. Our brand promotion activities may not generate customer awareness or yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, our business could suffer.
If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, generate less revenue and incur costly litigation to protect our rights.
Our success and ability to compete depend in part upon our intellectual property. We primarily rely on copyright, trade secret and trademark laws, trade secret protection and confidentiality or contractual agreements with our employees, customers, partners and others to protect our intellectual property rights. However, the steps we take to protect our intellectual property rights may be inadequate.
In order to protect our intellectual property rights, we may be required to expend significant resources to monitor and protect such rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and our business.
We may be sued by third parties for various claims including alleged infringement of our proprietary rights.
We are involved in various legal matters arising from normal course of business activities. These may include claims, suits, and other proceedings involving alleged infringement of third-party patents and other intellectual property rights, as well as commercial, contract, corporate, labor and employment, wage and hour, and other matters. Our competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to our industry, and third parties may claim that we are infringing upon their intellectual property rights.
We may experience future claims that our platform and underlying technology infringe or violate others’ intellectual property rights, and it is possible we may be found to be infringing upon such rights. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology, products or services. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against it, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our products or services or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers and partners or to pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify our platform or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding intellectual property could be costly, distracting and time-consuming and could harm our brand, business, results of operations and financial condition.
Indemnity and liability provisions in various agreements potentially expose us to substantial liability for intellectual property infringement, data protection, and other losses.
Our agreements with customers typically includes indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, data protection, damages caused by us to property or persons, or other liabilities relating to or arising from our contractual obligations. Some of our contracts provide for uncapped liability and some indemnity provisions survive termination or expiration of the applicable agreement. Large indemnity or liability payments could harm our business, operating results and financial condition. Although we normally limits our liability with respect to such obligations in our contracts with customers, we may still incur substantial liability, and we may be required to cease use of certain functions of our platform or products, as a result of intellectual property-related claims. Any dispute with a customer with respect to these obligations could have adverse effects on our relationship with that customer and harm our business and operating results. In addition, although we carry insurance, our insurance may not be adequate to protect us from liabilities or damages with respect to claims alleging compromises of customer data, and any such coverage may not continue to be available to us on acceptable terms or at all.
Changes to payment card networks fees or rules could harm our business.
We are required to comply with Visa, Mastercard, American Express and related payment card network operating rules in connection with our card payments services, and we act as a Payment Facilitator under the rules of the various payment card networks, including Visa, Mastercard and American Express. We have agreed to reimburse our service providers for any fines they are assessed by payment card networks as a result of any rule violations by us. We may also be directly liable to the payment card networks for rule violations. The payment card networks set and interpret the card operating rules. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules that we or our processors might find difficult or even impossible to follow, or costly to implement. We also may seek to introduce other products in the future, which could entail additional operating rules. As a result of any violations of rules, new rules being implemented, or increased fees, we could lose our ability to make payments using cards, or such payments could become prohibitively expensive for us or for our customers. If we are unable to facilitate payments using cards, our business could be adversely affected.
Our business is subject to extensive government regulation and oversight. Our failure to comply with extensive, complex, overlapping, and frequently changing rules, regulations, and legal interpretations could materially harm our business.
Our success and increased visibility may result in increased regulatory oversight and enforcement and more restrictive rules and regulations that apply to our business. We are subject to a wide variety of local, state, federal, and international laws, rules, regulations and industry standards where we operate. These laws, rules, regulations, and standards govern numerous areas that are important to our business. In addition to the payments and financial services-related regulations, and the privacy, data protection, and information security-related laws described elsewhere, our business is also subject to, without limitation, rules and regulations applicable to: labor and employment, immigration, competition, and marketing and communications practices. Laws, rules, regulations, and standards applicable to our business are subject to changes and evolving interpretations and application, including by means of legislative changes and/or executive orders, and it can be difficult to predict how they may be applied to our business and the way we conduct our operations, particularly as we introduces new products and services and expand into new jurisdictions. We may not be able to respond quickly or effectively to regulatory, legislative, and other developments, and these changes may in turn impair our ability to offer our existing or planned features, products, and services and/or increase our cost of doing business.
Although we have a compliance program focused on the laws, rules, regulations and industry standards that we have assessed are applicable to our business, there can be no assurance that our employees or contractors will not violate such laws, rules, regulations, and industry standards. Any failure or perceived failure to comply with existing or new laws, rules, regulations, industry standards or orders of any governmental authority (including changes to or expansion of the interpretation of those laws, rules, regulations, standards or orders), may:
•
subject us to significant fines, penalties, criminal and civil lawsuits, forfeiture of significant assets, audits, inquiries, whistleblower complaints, adverse media coverage, investigations, and enforcement actions in one or more jurisdictions levied by federal, state, local or foreign regulators, state attorneys general and private plaintiffs who may be acting as private attorneys general pursuant to various applicable federal, state, and local laws;

•	result in licensure and additional compliance requirements;
•	increase regulatory scrutiny of our business; and
•	restrict our operations and force us to change our business practices or compliance program, make product or operational changes, or delay planned product launches or improvements.
Any of the foregoing could, individually or in the aggregate, harm our reputation as a trusted provider, damage our brands and business, cause us to lose existing customers, prevent us from obtaining new customers, require us to expend significant funds to remedy problems caused by breaches and to avert further breaches, expose us to legal risk and potential liability, and adversely affect our results of operations and financial condition.
Our customers may fail to pay us in accordance with the terms of their agreements, necessitating claims or litigation by us to compel payment.
We typically enter into multiple year arrangements with our customers, some of which are cancelable. If customers fail to pay us under the terms of our agreements, we may be adversely affected from both the inability to collect amounts due and the cost of enforcing the terms of our contracts, including litigation. Furthermore, some of our customers may seek bankruptcy protection or other similar relief and fail to pay amounts due to us, or pay those amounts more slowly, either of which could adversely affect our operating results, financial position and cash flow. The recent and ongoing global COVID-19 pandemic may also increase the likelihood of these risks.

We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.
We have funded our operations since inception primarily through equity financings, credit facilities, sales of subscriptions to our products, and usage-based transaction fees. We intend to continue to make investments to support our business, which may require us to engage in equity or debt financings in addition to the funds we received in connection with the Business Combination and the sale of the PIPE shares to secure additional funds. Additional financing may not be available on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect our business.
Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.
We have incurred tax losses during our history and do not expect to become profitable for tax purposes in the near future. To the extent that we continue to generate tax losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all (depending on the tax year in which such losses were incurred). As of December 31, 2019, Legacy Billtrust had U.S. federal net operating loss carryforwards of approximately $72.9 million. Under the Tax Cuts and Jobs Act enacted in 2017 (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act enacted in 2020 (“CARES Act”), U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017 may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020 is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act. In addition, net operating loss carryforwards are subject to review and possible adjustment by the IRS and state tax authorities.
Under Sections 382 and 383 of the Code, federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in our ownership. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of the company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including changes that occurred in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a full valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
We could be required to collect additional sales taxes or be subject to other tax liabilities that may increase the costs our customers would have to pay for our products and adversely affect our operating results.
The vast majority of states have considered or adopted laws that impose tax collection obligations on out-of-state companies. States where we have a nexus may require us to calculate, collect, and remit taxes on sales in their jurisdictions. Additionally, the Supreme Court of the United States recently ruled in South Dakota v. Wayfair, Inc. et al. (“Wayfair”) that online sellers can be required to collect sales and use tax despite not having a physical presence in the buyer’s state. In response to Wayfair, or otherwise, states or local governments may enforce laws requiring us to calculate, collect, and remit taxes on sales in their jurisdictions. While we do not believe that we have any material unrecorded liability as it relates to Wayfair, we may be obligated to collect and remit sales and use tax in states in which we have not collected and remitted sales and use tax. A successful assertion by one or more states requiring us to collect taxes where we historically have not or presently do not do so could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest. The imposition by state governments or local governments of sales tax collection obligations on out-of-state sellers could also create additional administrative burdens for us, put us at a perceived competitive disadvantage if state governments or local governments do not impose similar obligations on our competitors, and decrease our future sales, which could adversely affect our business and operating results.

Changes in our effective tax rate or tax liability may adversely affect our operating results.
Our effective tax rate could increase due to several factors, including:
•	changes in the relative amounts of income before taxes in the various jurisdictions in which we operate due to differing statutory tax rates in various jurisdictions;
•	changes in tax laws, tax treaties, and regulations or the interpretation of them, including the 2017 Tax Act as modified by the CARES Act;
•
changes to our assessment about our ability to realize our deferred tax assets that are based on estimates of our future results, the prudence and feasibility of possible tax planning strategies, and the economic and political environments in which we do business;

•	the outcome of current and future tax audits, examinations, or administrative appeals; and
•	limitations or adverse findings regarding our ability to do business in some jurisdictions.
Any of these developments could adversely affect our operating results.
If our estimates or judgments relating to our critical accounting policies prove to be incorrect, or if there are changes in accounting principles, our operating results could be adversely affected.
U.S. generally accepted accounting principles (“GAAP”), is subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported operating results and financial condition and could affect the reporting of transactions already completed before the announcement of a change.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Billtrust—Critical Accounting Policies and Significant Judgements and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments involve the identification of performance obligations in revenue recognition, the valuation of the stock based awards, including the determination of fair value of common stock, and the period of benefit for amortizing deferred commissions and deferred implementation costs, among others. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions.
Any future litigation against us could be costly and time-consuming to defend.
We have in the past and may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes, employment claims made by our current or former employees, and other types of claims. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, overall financial condition and operating results. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs and adversely impact our operating results.
Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all.
Market opportunity estimates and growth forecasts, including those we have generated ourself, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of companies covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with our platform and products and those of our competitors. Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all. Our growth is subject to many factors, including our success in implementing our growth strategies, which are subject to many risks and uncertainties. Accordingly, our forecasts of market growth should not be taken as indicative of our future growth.
We are subject to governmental laws and requirements regarding economic and trade sanctions, anti-money laundering, and counter-terror financing that could impair our ability to compete in our markets or subject us to criminal or civil liability if we violate them.
Although we primarily currently only operate in the United States, in the future we will likely seek to expand internationally and will become subject to additional laws and regulations, and will need to implement new regulatory controls to comply with applicable laws. We are currently required to comply with U.S. economic and trade sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and we have processes in place to comply with the OFAC regulations as well as similar requirements in other jurisdictions. As part of our compliance efforts, we scan our customers against OFAC and other watchlists. We are also subject to various anti-money laundering and counter-terrorist financing laws and regulations around the world that prohibit, among other things, our involvement in transferring the proceeds of criminal activities. Our services are also subject to anti-money laundering laws and regulations and similar laws and regulations requiring a risk-based anti-money laundering program as required by our financial institution and processor partners. Regulators in the United States and globally continue to increase their scrutiny of compliance with these obligations, which may require us to further revise or expand our compliance program.
We are subject to anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.
We are subject to the Foreign Corrupt Practices Act, anti-bribery laws, and other anti-corruption laws. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public sector. We may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot assure you that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.
Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage, and other collateral consequences.
If we cannot maintain our company culture as it grows, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success and our business may be harmed.
We believe that a critical component of our success has been our company culture, which is based on our core values of ensuring customer success, focusing on results and striving for excellence. We have invested substantial time and resources in building our team within this company culture. As we grow, we may find it difficult to maintain these important aspects of our company culture. If we fail to preserve our culture, our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives could be compromised, potentially harming our business.
We expect fluctuations in our financial results, making it difficult to project future results.
Our operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance. In addition to the other risks described herein, factors that may affect our operating results include the following:
•	fluctuations in demand for or pricing of our products and platform;
•	our ability to attract new customers;
•	our ability to retain and grow engagement with our existing customers;
•	the impact of the COVID-19 pandemic on our employees, customers and partners, and our results of operations, liquidity and financial condition;
•	our ability to expand our relationships with our financial institution partners or BPN partners, or to identify and attract new partners;
•	customer expansion rates;
•
changes in customer preference for cloud-based products and services as a result of security breaches in the industry or privacy concerns, or other security or reliability concerns regarding our products or services;

•	fluctuations or delays in purchasing decisions in anticipation of new products or product enhancements by us or our competitors;
•	changes in customers’ budgets and in the timing of their budget cycles and purchasing decisions;
•	potential and existing customers choosing our competitors’ products or developing their own solutions in-house;
•
the development or introduction of new platforms, products or services that are easier to use or more advanced than our current suite of products and services, especially related to the application of artificial intelligence-based services;

•	our failure to adapt to new technology that is widely accepted;
•	our ability to control costs, including our operating expenses;
•	the amount and timing of payment for operating expenses, particularly research and development and sales and marketing expenses, including commissions;
•	the amount and timing of non-cash expenses, including stock based compensation, goodwill impairments, if any, and other non-cash charges;
•	the amount and timing of costs involved with our expansion into markets outside the United States;
•	the amount and timing of costs associated with recruiting, training, and integrating new employees, and retaining and motivating existing employees;
•	the effects of acquisitions and their integration;
•	general economic conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which our customers participate;
•	the impact of new accounting pronouncements;
•	changes in the competitive dynamics of our market;
•	security breaches of, technical difficulties with, or interruptions to, the delivery and use of our platform; and
•	awareness of our brand and our reputation in our target markets.
Any of these and other factors, or the cumulative effect of some of these factors, may cause our operating results to vary significantly. In addition, we expect to incur significant additional expenses due to the increased costs of operating as a public company. If our quarterly operating results fall below market expectations, the price of Common Stock could decline substantially, and we could face costly lawsuits, including class action lawsuits.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.
We are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), as well as rules and regulations subsequently implemented by the SEC and the listing requirements of Nasdaq, and other applicable securities rules and regulations, which impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, our management and other personnel will divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring ongoing compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company.
In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations and may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.
The rules and regulations applicable to public companies make it more expensive for us to obtain and maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
Our management has limited experience in operating a public company.
Certain members of our management team have limited experience in the management of a publicly traded company, and our management team has not worked together at prior companies that were publicly traded. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth our company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States. We also may need to modify our finance and accounting systems to be more suitable for a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

Risks Related to Ownership of Our Securities
Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.
At the closing of the Business Combination, Flint Lane beneficially owned approximately 16.8% of the outstanding Common Stock and our executive officers, directors and their respective affiliates as a group beneficially owned approximately 18.3% of the outstanding Common Stock. As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of us or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
We do not expect to declare any dividends in the foreseeable future.
We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name against our respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders, as applicable.
The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name against our respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our respective directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived their compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in the Certificate of Incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
The Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. The Certificate of Incorporation also provides that (A) the exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction and (B) unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive forum provision. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, the price and trading volume of our Common Stock could decline.
The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
A significant portion of our total outstanding shares of our Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.
To the extent our Warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the Selling Securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of our Common Stock or adversely affect the market price of our Common Stock.
Under the Registration Rights Agreement (as defined below) and the Subscription Agreements, we are required to file a registration statement within 45 days after the closing of the Business Combination to register the resale of any shares of Common Stock issued to (a) the Subscribers pursuant to the Subscription Agreements and (b) certain of the stockholder parties to the Registration Rights Agreement. See the section entitled “Certain Relationships and Related Party Transactions” for a discussion of the Registration Rights Agreement and the Subscription Agreements.
We may issue additional common stock or preferred stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.
We may issue a substantial number of additional shares of common or preferred stock, including under our equity incentive plan. Any such issuances of additional shares of common or preferred stock:
•	may significantly dilute the equity interests of our stockholders;
•	may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded our Common Stock;
•
could cause a change in control if a substantial number of shares of our Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our Common Stock.
Anti-takeover provisions contained in the Certificate of Incorporation and the Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
The Certificate of Incorporation and the Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors (the “Board”). These provisions include:
•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•
the exclusive right of the Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on the Board;

•
the ability of the Board to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
•
the requirement that a special meeting of stockholders may be called only by the chairperson of the Board, the chief executive officer or the Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;
•	controlling the procedures for the conduct and scheduling of stockholder meetings;
•	providing for a staggered board, in which the members of the Board are divided into three classes to serve for a period of three years from the date of their respective appointment or election;
•	granting the ability to remove directors with cause by the affirmative vote of 662⁄3% in voting power of the outstanding shares of Common Stock entitled to vote thereon;
•
requiring the affirmative vote of at least 662⁄3% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend the Bylaws or Articles V, VI, VII, VIII and IX of the Certificate of Incorporation; and

•
advance notice procedures that stockholders must comply with in order to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay hostile takeovers and changes in control of us or changes in the Board and our management.
As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our Common Stock. Any provision of the Certificate of Incorporation, the Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of Common Stock and could also affect the price that some investors are willing to pay for Common Stock.
The unaudited pro forma financial information included herein may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.
Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on our business.
We are required to provide management’s attestation on internal controls in accordance with applicable SEC guidance. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Legacy Billtrust as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that became applicable after the Business Combination. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the Common Stock held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of SMMC Class A Common Stock in the IPO. We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

USE OF PROCEEDS
All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $143.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Warrants are listed on Nasdaq under the symbol “BTRSW.”
We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “BTRS”, and our Warrants are currently listed on The Nasdaq Capital Market under the symbol “BTRSW”. Prior to the consummation of the Business Combination, our Common Stock and our Warrants were listed on Nasdaq under the symbols “SMMC” and “SMMCW,” respectively. As of January 12, 2021 following the completion of the Business Combination, there were 203 holders of record of our Common Stock, one holder of record of our Class 2 Common Stock and one holder of record of our Warrants.
Dividend Policy
We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. It is the present intention of our Board of Directors (the “Board”) to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Securities Authorized for Issuance under Equity Compensation Plans
As of September 30, 2020, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved our 2020 Equity Incentive Plan (the “2020 Plan”) on January 12, 2021, which became effective immediately upon the Closing.
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the 2020 Plan and the assumed Legacy Billtrust Options. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Common Stock underlying the 2020 Plan and the assumed Legacy Billtrust Options. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

SELECTED FINANCIAL INFORMATION OF BILLTRUST
The following table sets forth selected historical financial data of Legacy Billtrust for the periods and as of the dates indicated. The selected historical financial data of Legacy Billtrust as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 was derived from the audited historical financial statements of Legacy Billtrust included elsewhere in this prospectus. The selected historical interim financial data of Legacy Billtrust as of September 30, 2020, and for the nine months ended September 30, 2020 and 2019 was derived from the unaudited condensed financial statements of Legacy Billtrust included elsewhere in this prospectus and has been prepared on a consistent basis as the audited financial statements. In the opinion of our management, the interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements.
The following selected historical financial data should be read together with Legacy Billtrust’s financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Billtrust” appearing elsewhere in this prospectus. The selected historical financial data in this section is not intended to replace Legacy Billtrust’s financial statements and the related notes. Legacy Billtrust’s historical results are not necessarily indicative of the results that may be expected in the future, and Legacy Billtrust’s results as of and for the nine months ended September 30, 2020, are not necessarily indicative of the results that may be expected for the year ending December 31, 2020, or any other period.
Statements of Operations Data:
(in thousands, except for per share data)
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
Revenues	$136,468	$120,515	$110,186	$107,030	$100,328
Cost of revenues, excluding depreciation and amortization	72,023	67,511	66,501	52,152	53,913
Total operating expenses	85,561	70,066	61,166	64,004	62,481
Loss from operations	(21,116)	(17,062)	(17,481)	(9,126)	(16,066)
Interest income	1	136	196	18	1
Interest expense	(1,507)	(814)	(812)	(3,405)	(982)
Other income (expense), net	(21)	(422)	(121)	(51)	(30)
Loss before income taxes	(22,643)	(18,162)	(18,218)	(12,564)	(17,077)
(Provision) benefit for income taxes	(160)	(69)	1,409	(150)	(141)
Net loss and comprehensive loss	(22,803)	(18,231)	(16,809)	(12,714)	(17,218)
Net loss per share attributable to common stockholders, basic and diluted	(7.40)	(6.73)	(5.32)	(4.41)	(5.57)
Balance Sheets Data (end of period):
(in thousands)
	As of December 31,		As of September 30, 2020
	2019	2018
Cash and cash equivalents	$4,736	$3,395	$10,219
Total assets	130,696	108,381	139,556
Long term debt and capital lease obligations, net of deferred financing costs	28,142	6,103	43,344
Total liabilities	114,230	74,261	133,517
Redeemable convertible preferred stock	150,358	141,676	156,862
Total stockholders' deficit	(133,892)	(107,556)	(150,823)

SELECTED FINANCIAL INFORMATION OF SMMC
The following table sets forth selected historical financial information derived from SMMC’s unaudited condensed financial statements as of September 30, 2020 and for the nine months then ended, for the period from February 28, 2019 (inception) through September 30, 2019 with respect to the statement of operations and cash flow data, and the audited financial statements as of December 31, 2019 and for the period from February 28, 2019 (inception) through December 31, 2019 with respect to the statement of operations and cash flow data, each of which is included elsewhere in this prospectus. Such unaudited interim financial information has been prepared on a basis consistent with SMMC’s audited financial statements and should be read in conjunction with the interim unaudited condensed financial statements and audited financial statements and related notes included elsewhere in this prospectus. In the opinion of South Mountain’s management, the unaudited condensed financial information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial information in those statements.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with SMMC’s historical financial statements and the notes related thereto, included elsewhere in this prospectus.
(in thousands, except share and per share data)	For the Period from February 28, 2019 (inception) through September 30, 2019	For the Period from February 28, 2019 (inception) through December 31, 2019	Nine Months Ended September 30, 2020
Statements of Operations Data:
Operating and formation costs	$289	$562	$697
Loss from operations	(289)	(562)	(697)
Other income:
Interest income on marketable securities held in Trust Account	1,332	2,338	904
(Loss) income before provision for income taxes	1,043	1,777	207
Benefit (provision) for income taxes	(219)	(373)	(43)
Net (loss) income	824	1,403	163
Weighted average shares outstanding, basic and diluted	6,658	6,909	7,403
Basic and diluted net loss per common share	(0.02)	(0.05)	(0.07)
Cash Flow Data:
Net cash used in operating activities	(553)	(713)	(651)
Net cash (used in) provided by investing activities	(249,597)	(249,528)	482
Net cash provided by financing activities	251,847	251,847	—
	December 31, 2019	September 30, 2020
Balance Sheets Data (end of period):
Cash	$1,606	$1,438
Marketable securities held in Trust Account	251,866	252,287
Total assets	253,617	253,990
Total liabilities	8,337	8,547
Class A Common Stock, $0.0001 par value; 200,000,000 shares authorized; 1,179,479 and 1,138,051 shares issued and outstanding (excluding 23,820,521 and 23,861,949 shares subject to possible redemption) at September 30, 2020 and December 31, 2019, respectively.	114	118
Total stockholders’ equity	5,000	5,000

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet of the Combined Company (as defined below) as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended December 31, 2019 and for the nine months ended September 30, 2020 present the combination of the financial information of South Mountain and Billtrust, after giving effect to the Business Combination, accounted for as a reverse recapitalization, and related adjustments described in the accompanying notes. In connection with the closing of the Business Combination, accounted for as a reverse recapitalization, the registrant changed its name from South Mountain Merger Corp. to BTRS Holdings Inc. (the “Combined Company”).
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 give pro forma effect to the Business Combination, accounted for as a reverse recapitalization, as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination, accounted for as a reverse recapitalization, as if it was completed on September 30, 2020.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:
•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
the historical unaudited interim financial statements of South Mountain as of September 30, 2020, and for the nine months ended September 30, 2020, and the historical audited financial statements of South Mountain as of December 31, 2019, and for the period from February 28, 2019 (inception) through December 31, 2019, and the related notes, all included in this prospectus;

•
the historical unaudited condensed financial statements of Billtrust as of September 30, 2020, and for the nine months ended September 30, 2020, and the historical audited financial statements of Billtrust as of and for the year ended December 31, 2019, and the related notes, all included in this prospectus; and

•
other information relating to South Mountain and Billtrust contained in this registration statement or in the Proxy Statement/Consent Solicitation Statement/Prospectus, including the BCA and the description of certain terms thereof set forth under “The Business Combination Agreement,” as well as the disclosures contained in the sections titled “South Mountain Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Billtrust’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination, which is accounted for as a reverse recapitalization, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
On January 12, 2021, Billtrust consummated the previously announced Business Combination pursuant to the Agreement dated October 18, 2020 and amended as of December 13, 2020, between South Mountain, First Merger Sub, BT Merger Sub II, LLC and Billtrust, under the terms of which: (i) First Merger Sub, a wholly owned subsidiary of South Mountain merged with and into Billtrust (the “First Merger”), with Billtrust being the surviving company of the First Merger as a wholly owned subsidiary of South Mountain (Billtrust, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”) and (ii) following the First Merger Billtrust merged with and into Second Merger Sub, a wholly owned subsidiary of South Mountain (the “Second Merger,” and together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger. After giving effect to the Mergers, the Combined Company owns, directly, all of the issued and outstanding equity interests of Billtrust, and the pre-Business Combination stockholders of Billtrust hold a portion of the South Mountain Class A Common Stock and all of the South Mountain Class C Common Stock.

As part of the Business Combination, accounted for as a reverse recapitalization, each existing share of Billtrust Common Stock, including shares of Billtrust Preferred Stock that were converted into Billtrust Common Stock as part of the Business Combination, accounted for as a reverse recapitalization, was converted into 7.228 shares of South Mountain Class A Common Stock or South Mountain Class C Common Stock, as applicable.
The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 2,015 shares of Class A Common Stock of South Mountain’s stockholders in conjunction with the shareholder vote on the Business Combination contemplated by the Agreement at a meeting held on January 12, 2021.

BTRS Holdings Inc.
UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
SEPTEMBER 30, 2020
(in thousands)
	South Mountain				Billtrust				Business Combination* Transaction Accounting Adjustments	Note 3	Combined Pro Forma
	Historical	Transaction Accounting Adjustments	Note 3	As Adjusted	Historical	Transaction Accounting Adjustments	Note 3	As Adjusted
Assets
Current assets
Cash and cash equivalents	$1,438	$452,267	(a)	$453,705	$10,219	$(1,779)	(a)	$8,440	$(168,493)	(a)	$293,652
Restricted cash	—	—		—	3,276	—		3,276	—		3,276
Customer funds	—	—		—	22,654	—		22,654	—		22,654
Accounts receivable, net	—	—		—	20,075	—		20,075	—		20,075
Prepaid expenses	121	—		121	3,785	—		3,785	—		3,906
Prepaid income taxes	144	—		144	—	—		—	—		144
Deferred implementation, commission and other costs, current	—	—		—	4,687	—		4,687	—		4,687
Other current assets	—	—		—	762	—		762	—		762
Total current assets	1,703	452,267		453,970	65,458	(1,779)		63,679	(168,493)		349,156
Property and equipment, net	—	—		—	17,241	—		17,241	—		17,241
Goodwill	—	—		—	36,956	—		36,956	—		36,956
Intangible assets, net	—	—		—	10,091	—		10,091	—		10,091
Deferred implementation and commission costs, non-current	—	—		—	8,165	—		8,165	—		8,165
Marketable securities held in Trust Account	252,287	(252,287)	(b)	—	—	—		—	—		—
Other assets	—	—		—	1,645	1,032	(g)	2,677	(1,779)	(j)	898
Total assets	$253,990	$199,980		$453,970	$139,556	$(747)		$138,809	$(170,272)		$422,507

Liabilities, redeemable convertible preferred stock and commitments and stockholders’ equity (deficit)
Current liabilities
Accounts payable	—	—		—	2,192	—		2,192	—		2,192
Customer funds payable	—	—		—	22,654	—		22,654	—		22,654
Accrued expenses and other	577	—		577	20,051	(747)	(f)	19,304	—		19,881
Current portion of debt and capital lease obligations, net of deferred financing costs	—	—		—	425	—		425	(195)	(k)	230
Deferred revenue	—	—		—	10,199	—		10,199	—		10,199
Other current liabilities	—	—		—	915	—		915	—		915
Total current liabilities	577	—		577	56,436	(747)		55,689	(195)		56,071
Long-term debt and capital lease obligations, net of current portion and deferred financing costs	—	—		—	43,344	—		43,344	(43,286)	(k)	58
Customer postage deposits	—	—		—	10,420	—		10,420	—		10,420
Deferred revenue, net of current portion	—	—		—	13,800	—		13,800	—		13,800
Deferred taxes	—	—		—	714	—		714	—		714
Accrual for cash consideration to Billtrust stockholders at the Business Combination	—	—		—	—	90,061	(h)	90,061	(90,061)	(a)	—
Deferred underwriting fee payable	7,970	—		7,970	—	—		—	(7,970)	(j)	—
Other long-term liabilities	—	—		—	8,803	—		8,803	—		8,803
Total liabilities	8,547	—		8,547	133,517	89,314		222,831	(141,512)		89,866
	—
Common stock subject to possible redemption	240,443	(240,443)	(c)	—	—	—		—	—		—
Redeemable convertible preferred stock	—	—		—	156,862	(156,862)	(i)	—	—		—
Stockholders’ equity (deficit)
Common stock	—	—		—	5	10	(d)(i)	15	(15)	(d)	—
South Mountain Class A Common Stock	—	5	(d)(e)	5	—	—		—	8	(d)	13
South Mountain Class B Common Stock	1	(1)	(d)	—	—	—		—	—		—
South Mountain Class C Common Stock	—	—		—	—	—		—	1	(d)	1
Additional paid-in capital	3,432	440,419	(d)(e)	443,851	14,220	66,791	(d)(i)	81,011	(25,441)	(d)	499,421
Retained earnings (Accumulated deficit)	1,567	—		1,567	(165,048)	—		(165,048)	(3,313)	(d)	(166,794)
Total stockholders’ equity (deficit)	5,000	440,423		445,423	(150,823)	66,801		(84,022)	(28,760)		332,641
Total liabilities, redeemable convertible preferred stock and commitments and stockholders’ equity (deficit)	$253,990	$199,980		$453,970	$139,556	$(747)		$138,809	$(170,272)		$422,507
*	Business Combination is accounted for as a reverse recapitalization for purposes of unaudited pro forma condensed combined financial information.

BTRS Holdings Inc.
UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2020
(in thousands, except share and per share amounts)
	South Mountain (Historical)	Billtrust (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
Revenues:
Subscription, transaction and services	$—	$78,978	$—		$78,978
Reimbursable costs	—	28,052	—		28,052
Total revenues	—	107,030	—		107,030
Cost of revenues:
Cost of subscription, transaction and services	—	24,100	—		24,100
Cost of reimbursable costs	—	28,052	—		28,052
Total cost of revenues, excluding depreciation and amortization	—	52,152	—		52,152
Operating expenses:
Research and development	—	27,260	—		27,260
Sales and marketing	—	17,295	—		17,295
General and administrative	—	15,226	—		15,226
Depreciation and amortization	—	4,223	—		4,223
Operation and formation costs	698	—	—		698
Total operating expenses	698	64,004	—		64,702
Loss from operations	(698)	(9,126)	—		(9,824)
Other income (expense):
Interest income	—	18	—		18
Interest expense	—	(3,405)	3,314	(l)	(91)
Other income (expense), net	—	(51)	—		(51)
Interest income on marketable securities held in Trust Account	904	—	(904)	(m)	—
Total other income (expense)	904	(3,438)	2,410		(124)
Income (loss) before income taxes	206	(12,564)	2,410		(9,948)
Provision for income taxes	(43)	(150)	43	(m)	(150)
Net income (loss) and comprehensive income (loss)	$163	$(12,714)	$2,453		$(10,098)

Net loss per share
Weighted average shares outstanding, basic and diluted	7,403,146	4,357,002		(n)	142,887,379
Basic and diluted net loss per share	(0.07)	(4.41)		(n)	(0.07)

BTRS Holdings Inc.
UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2019
(in thousands, except share and per share amounts)
	South Mountain (Historical)	Billtrust (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
Revenues:
Subscription, transaction and services	$—	$96,460	$—		$96,460
Reimbursable costs	—	40,008	—		40,008
Total revenues	—	136,468	—		136,468
Cost of revenues:
Cost of subscription, transaction and services	—	32,015	—		32,015
Cost of reimbursable costs	—	40,008	—		40,008
Total cost of revenues, excluding depreciation and amortization	—	72,023	—		72,023
Operating expenses:
Research and development	—	34,285	—		34,285
Sales and marketing	—	22,098	—		22,098
General and administrative	—	23,297	—		23,297
Depreciation and amortization	—	5,881	—		5,881
Operation and formation costs	562	—	—		562
Total operating expenses	562	85,561	—		86,123
Loss from operations	(562)	(21,116)	—		(21,678)
Other income (expense):
Interest income	—	1	—		1
Interest expense	—	(1,507)	1,476	(l)	(31)
Other income (expense), net	—	(21)	—		(21)
Interest income on marketable securities held in Trust Account	2,338	—	(2,338)	(m)	—
Total other income (expense)	2,338	(1,527)	(862)		(51)
Income (loss) before income taxes	1,776	(22,643)	(862)		(21,729)
Provision for income taxes	(373)	(160)	373	(m)	(160)
Net income (loss) and comprehensive income (loss)	$1,403	$(22,803)	$(489)		$(21,889)

Net loss per share
Weighted average shares outstanding, basic and diluted	6,908,855	4,257,300		(n)	142,887,379
Basic and diluted net loss per share	(0.05)	(7.40)		(n)	(0.15)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1—Description of the Business Combination
On January 12, 2021, Billtrust consummated the previously announced Business Combination pursuant to the Agreement dated October 18, 2020 and amended as of December 13, 2020, between South Mountain, First Merger Sub, BT Merger Sub II, LLC and Billtrust, under the terms of which: (i) First Merger Sub merged with and into Billtrust (the “First Merger”), with Billtrust being the surviving company of the First Merger and (ii) immediately following the First Merger Billtrust merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger. After giving effect to the Mergers, the Combined Company owns, directly, all of the issued and outstanding equity interests of Billtrust, and the pre—Business Combination stockholders of Billtrust hold a portion of the Combined Company Class A Common Stock and all of the Combined Company Class C Common Stock.
As a result of the Agreement, Billtrust stockholders received aggregate consideration with a value equal to $1,189,502,229, which consists of (i) $90,061,329 in cash at Closing of the Business Combination, accounted for as a reverse recapitalization, and (ii) $1,099,440,900 in South Mountain Class A Common Stock and South Mountain Class C Common Stock at Closing of the Business Combination, accounted for as a reverse recapitalization, or 109,944,090 shares based on an assumed share price of $10 per share.
In connection with the Business Combination, accounted for as a reverse recapitalization, Billtrust stockholders will receive contingent consideration of up to 12,000,000 shares of South Mountain Class A Common Stock or South Mountain Class C Common Stock, as applicable (“Earnout Securities”), contingent upon achieving certain market share price milestones within a period of five years post Business Combination.
In connection with the Business Combination, accounted for as a reverse recapitalization, 1,875,000 shares of South Mountain Class A Common Stock previously issued to the Sponsor and its affiliates in exchange of the founder shares (“Sponsor Vesting Shares”) were placed in a lock—up and will be released from a lock—up upon achieving certain market share price milestones within a period of five years post—Closing. These shares will be forfeited if the set milestones are not reached (see Note 3(d) Impact on equity).
At the Closing, Sponsor forfeited 1,250,000 shares of its South Mountain Class B Common Stock that it owned as of the Closing.
The following table summarizes the pro forma share of the Combined Company Class A Common Stock outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of the Earnout Securities, Sponsor Vesting Shares, and exercise of warrants:
	Including dilutive effect of Billtrust options outstanding		Excluding dilutive effect of Billtrust options outstanding
	Shares	%	Shares(1)%
Billtrust’s existing stockholders	109,944,090	69.56%	94,764,394	66.32%
South Mountain’s existing public stockholders	24,997,985	15.81%	24,997,985	17.49%
PIPE Investors	20,000,000	12.65%	20,000,000	14.00%
South Mountain’s Sponsor shares	3,125,000	1.98%	3,125,000	2.19%
Total	158,067,075	100%	142,887,379	100%
(1)	Excludes 15,179,696 Billtrust options outstanding.
Note 2—Basis of presentation
The historical financial information of Billtrust and South Mountain has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination, accounted for as a reverse capitalization, in accordance with U.S. GAAP. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination, accounted for as a reverse recapitalization, and certain other adjustments.
The Business Combination will be accounted for as a reverse recapitalization because Billtrust has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•
Pre-Business Combination stockholders of Billtrust will own a relatively larger portion in the Combined Company compared to the ownership to be held by the pre-Business Combination shareholders of South Mountain;

•	Billtrust has the right to appoint a majority of BTRS Holdings Inc. Board members;
•	Senior management of Billtrust will comprise the senior management of the Combined Company; and
•	The operations of Billtrust prior to the transaction will comprise the only ongoing operations of the Combined Company.
Under the reverse recapitalization model, the Business Combination will be treated as Billtrust issuing equity for the net assets of South Mountain, with no goodwill or intangible assets recorded.
Note 3—Pro Forma Adjustments
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:
a)	Cash. Represents the impact of the Business Combination, accounted for as a reverse recapitalization, on the cash balance of the Combined Company.
The table below represents the sources and uses of funds as it relates to the Business Combination, accounted for as a reverse recapitalization:
(in thousands)	Note
Cash balance of Billtrust prior to Business Combination*		$10,219
Cash balance of South Mountain prior to Business Combination*		1,438
Total cash balance prior to Business Combination*		11,657

South Mountain pro forma cash adjustments:
South Mountain cash held in Trust Account	(1)	252,287
PIPE Financing	(2)	200,000
Payment to redeeming South Mountain public stockholders	(3)	(20)
Total South Mountain pro forma cash adjustments		452,267

Billtrust pro forma cash adjustment:
Payment of the accrued transaction cost prior to the Close of the Business Combination*	(4)	(747)
Payment of the incremental transaction cost prior to the Close of the Business Combination*	(4)	(1,032)
Total Billtrust pro forma cash adjustment		(1,779)

Business Combination* pro forma cash adjustments:
Cash consideration to existing Billtrust stockholders at the Business Combination*	(5)	(90,061)
Repayment of principal of Billtrust’s historical debt	(6)	(44,663)
Repayment of accrued interest on Billtrust’s historical debt	(6)	(127)
Fees related to payment of Billtrust’s historical debt	(7)	(1,569)
Payment of deferred underwriting fees	(8)	(7,970)
Payment of Billtrust transaction costs	(9)	(10,286)
Payment of additional Billtrust costs	(9)	(437)
Payment of SMMC transaction costs	(10)	(13,380)
Total Business Combination* pro forma cash adjustments		(168,493)
Pro forma cash balance		$293,652
*	Business Combination is accounted for as a reverse recapitalization for purposes of unaudited pro forma condensed combined financial information.
(1)
Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination, accounted for as a reverse recapitalization, at Closing (see Note 3(b) Trust Account).

(2)
Represents the issuance, in the PIPE Financing, to third-party investors of up to 20,000,000 shares of South Mountain Class A Common Stock assuming stock price of $10 per share (see Note 3(e) PIPE Financing).

(3)
Represents the amount paid to Public Stockholders who are assumed to exercise redemption rights under the maximum redemption scenario, including payment of accrued interest (see Note 3(d) Impact on equity).

(4)
Represents payment of Billtrust transaction costs accrued as of September 30, 2020 and payment of incremental Billtrust transaction costs prior to the Close of the Business Combination, accounted for as a reverse recapitalization (see Note 3(f) Payment of Billtrust accrued transaction costs prior to the Close and Note 3(g) Payment of Billtrust incremental transaction costs prior to the Close).

(5)
Represents the amount of cash consideration paid to existing Billtrust stockholders in the Business Combination, accounted for as a reverse recapitalization (see Note 3(d) Impact on equity and Note 3(h) Accrual for cash consideration to Billtrust stockholders at the Business Combination, accounted for as a reverse recapitalization).

(6)	Represents repayment of Billtrust’s term loan, including accrued interest, under the terms of the BCA in the amount of $44,789,044 (see Note 3(k) Long-term debt).
(7)	Represents payment of fees associated with repayment of Billtrust’s term loan (see Note 3(k) Long-term debt and Note 3(d) Impact to equity).
(8)
Represents the payment of deferred underwriting fees incurred as part of the IPO committed to be paid upon the consummation of a Business Combination, accounted for as a reverse recapitalization (see Note 3(j)(1) Transaction costs).

(9)
Represents payment of Billtrust incremental transaction costs and additional Billtrust costs at the close of the Business Combination, accounted for as a reverse recapitalization (see Note 3(j)(4) Transaction costs and Note 3(j)(5) Transaction costs).

(10)	Represents payment of South Mountain transaction costs (see Note 3(j)(2) Transaction costs).
b)
Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination, accounted for as a reverse recapitalization, to fund the Closing of the Business Combination (see Note 3(a)(1) Cash).

c)
South Mountain’s Common Stock Subject to Possible Redemption. Represents reclassification of South Mountain’s redeemable shares into South Mountain Class A Common Stock in connection with the Business Combination, accounted for as a reverse recapitalization (see Note 3(d) Impact on equity).

d)
Impact on equity. The following table represents the impact of the Business Combination, accounted for as a reverse recapitalization, on the number of shares of South Mountain Class A Common Stock and South Mountain Class C Common Stock and represents the total equity section (in thousands, except share amounts):

	Number of Shares						Par Value			South Mountain’s Common stock, subject to possible redemption	Billtrust’s Common Stock	Billtrust’s Redeemable Convertible Preferred stock	Additional paid in capital	Retained earnings (Accumulated deficit)
	Class A Common Stock – Sponsor	Class A Common Stock – Others	Class B Common Stock	Class C Common Stock	Sponsor Vesting Shares	Common stock, subject to possible redemption	Class A Common Stock	Class B Common Stock	Class C Common Stock
South Mountain equity as of September 30, 2020-prior to Business Combination*	—	1,179,479	6,250,000	—	—	23,820,521	$—	$1	$—	$240,443	$—	$—	$3,432	$1,567
Billtrust equity as of September 30, 2020-prior to Business Combination*	—	—	—	—	—	—	—	—	—	—	5	156,862	14,220	(165,048)
Equity balance prior to Business Combination*	—	1,179,479	6,250,000	—	—	23,820,521	—	1	—	240,443	5	156,862	17,652	(163,481)

South Mountain pro forma equity adjustments:
Reclassification of redeemable shares to Class A Stock	—	23,820,521	—	—	—	(23,820,521)	2	—	—	(240,443)	—	—	240,441	—
Less: Redemption of redeemable stock	—	(2,015)	—	—	—	—	—	—	—	—	—	—	(20)	—
Base Forfeited Shares	—	—	(1,250,000)	—	—	—	—	—	—	—	—	—	—	—
Reclassification of Sponsor-held Class B stock	5,000,000	—	(5,000,000)	—	—	—	1	(1)	—	—	—	—	—	—
Sponsor Vesting Shares	(1,875,000)	—	—	—	1,875,000	—	—	—	—	—	—	—	—	—
PIPE Financing	—	20,000,000	—	—	—	—	2	—	—	—	—	—	199,998	—
Total South Mountain pro forma equity adjustments	3,125,000	43,818,506	(6,250,000)	—	1,875,000	(23,820,521)	5	(1)	—	(240,443)	—	—	440,419	—

Billtrust pro forma equity adjustments:
Conversion of Billtrust’s redeemable convertible Preferred stock into common stock	—	—	—	—	—	—	—	—	—	—	10	(156,862)	156,852	—
Cash to existing Billtrust stockholders at the Business Combination*	—	—	—	—	—	—	—	—	—	—	—	—	(90,061)	—
Total Billtrust pro forma equity adjustments	—	—	—	—	—	—	—	—	—	—	10	(156,862)	66,791	—

	Number of Shares						Par Value			South Mountain’s Common stock, subject to possible redemption	Billtrust’s Common Stock	Billtrust’s Redeemable Convertible Preferred stock	Additional paid in capital	Retained earnings (Accumulated deficit)
	Class A Common Stock – Sponsor	Class A Common Stock – Others	Class B Common Stock	Class C Common Stock	Sponsor Vesting Shares	Common stock, subject to possible redemption	Class A Common Stock	Class B Common Stock	Class C Common Stock
Business Combination pro forma equity adjustments:
Shares issued to Billtrust stockholders as consideration	—	85,733,177	—	9,031,217	—	—	8	—	1	—	—	—	(9)
SMMC transaction costs	—	—	—	—	—	—	—	—	—	—	—	—	(13,380)	—
Billtrust incremental transaction costs and additional Billtrust costs	—	—	—	—	—	—	—	—	—	—	—	—	(10,286)	(437)
Billtrust’s capitalized expenses related to Business Combination*	—	—	—	—	—	—	—	—	—	—	—	—	(1,779)	—
Payment of fees related to repayment of historical debt of Billtrust and write-off of unamortized deferred financing costs	—	—	—	—	—	—	—	—	—	—	—	—	(1,569)	(1,309)
Elimination of historical retained earnings of South Mountain	—	—	—	—	—	—	—	—	—	—	—	—	1,567	(1,567)
Elimination of historical shareholder shares of Billtrust	—	—	—	—	—	—	—	—	—		(15)	—	15	—
Total Business Combination* pro forma equity adjustments	—	85,733,177	—	9,031,217	—	—	8	—	1	—	(15)	—	(25,441)	(3,313)
Post-Business Combination*	3,125,000	130,731,162	—	9,031,217	1,875,000	—	$13	$—	$1	$—	$—	$—	$499,421	$(166,794)
*	Business Combination is accounted for as a reverse recapitalization for purposes of unaudited pro forma condensed combined financial information.
e)
PIPE Financing. Represents the issuance, in the PIPE Financing, to third-party investors of up to 20,000,000 shares of South Mountain Class A Common Stock at a price of $10 per share (see Note 3(a)(2) Cash and Note 3(d) Impact on equity).

f)
Payment of Billtrust accrued transaction costs prior to the Close. Represents payment of Billtrust accrued transaction costs related to the Business Combination, accounted for as a reverse recapitalization, accrued as of September 30, 2020 in the amount of $746,946 (see Note 3(a)(4) Cash). These costs were paid from Billtrust funds prior to the Close of the Business Combination. The unaudited pro forma combined balance sheet reflects these costs as a decrease in cash with a corresponding decrease in accrued expenses and other.

g)
Payment of Billtrust incremental transaction costs prior to the Close. Represents payment of Billtrust incremental transaction costs related to the Business Combination, accounted for as a reverse recapitalization, in the amount of $1,031,716 (see Note 3(a)(4) Cash). These costs were paid from Billtrust funds prior to the Close of the Business Combination. The unaudited pro forma combined balance sheet reflects these costs as a decrease in cash with a corresponding increase in other assets.

h)
Accrual for cash consideration to Billtrust stockholders at the Business Combination, accounted for as a reverse recapitalization. Represents accrual of liability related to cash consideration payable to Billtrust stockholders in connection with the Business Combination, accounted for as a reverse recapitalization (see Note 3(a)(5) Cash and 3(d) Impact on equity).

i)
Billtrust’s Redeemable Convertible Preferred Stock. Represents conversion of Billtrust Preferred Stock into 9,637,547 Billtrust Common Stock in connection with the Business Combination, accounted for as a reverse recapitalization, (see Note 3(d) Impact on equity).

j)	Transaction costs.
(1)
Payment of deferred underwriting fees incurred by South Mountain in the amount of $7,970,375 (see Note 3(a)(8) Cash). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash with a corresponding decrease in deferred underwriting fee payable.

(2)
Payment of South Mountain incremental transaction costs related to the Business Combination, accounted for as a reverse recapitalization, incurred through the close of the Business Combination in the amount of $13,379,367 (see Note 3(a)(10) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in additional paid-in capital (see Note 3(d) Impact on equity).

(3)
Recognition of Billtrust’s capitalized transaction costs related to the Business Combination, accounted for as a reverse recapitalization, in the amount of $1,778,994 as a reduction to equity proceeds. The unaudited pro forma combined balance sheet reflects these costs as a decrease in other assets with a corresponding decrease in additional paid-in capital (see Note 3(d) Impact on equity).

(4)
Payment of Billtrust incremental transaction costs related to the Business Combination, accounted for as a reverse recapitalization, incurred through the close of the Business Combination in the amount of $10,286,337 (see Note 3(a)(9) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in additional paid-in capital (See Note 3(d) Impact on equity).

(5)
Payment of additional Billtrust costs at the close of the Business Combination, accounted for as a reverse recapitalization, in the amount of $436,631 determined to be not directly attributable and incremental to the Business Combination (see Note 3(a)(9) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings (accumulated deficit) (See Note 3(d) Impact on equity).

k)
Long-term debt. Represents funds from the Business Combination, accounted for as a reverse recapitalization, used to repay Billtrust’s term loan, including accrued interest, under the terms of the BCA in the amount of $44,789,044 (see Note 3(a)(6) Cash) and write-off of unamortized deferred financing costs in the amount of $1,308,962 (see Note 3(d) Impact on equity).

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are as follows:
l)
Interest expense. Represents elimination of historical interest expense and amortization of deferred financing costs in connection with repayment of Billtrust’s term loan under the terms of the BCA (see Note 3(k) Long-term debt).

m)	Exclusion of interest income and related income tax expense. Represents elimination of interest earned on marketable securities held in the Trust Account and elimination of related income tax expense.
n)
Net loss per share. Represents pro forma net loss per share based on pro forma net loss and 142,887,379 total shares outstanding upon consummation of the Business Combination, accounted for as a reverse recapitalization. For each period presented, there is no difference between basic and diluted pro forma net loss per share as the inclusion of all potential shares of South Mountain Class A Common Stock and South Mountain Class C Common Stock of the Combined Company, as well as the Billtrust stock options outstanding at closing, would have been anti-dilutive.

COMPARATIVE SHARE INFORMATION
The following tables set forth:
•	historical per share information of SMMC for the nine months ended September 30, 2020 and for the period from February 28, 2019 (inception) through December 31, 2019;
•	historical per share information of Legacy Billtrust for the nine months ended September 30, 2020 and for the year ended December 31, 2019; and
•
unaudited pro forma per share information of Billtrust for the nine months ended September 30, 2020 and for the year ended December 31, 2019 after giving effect to the Business Combination, accounted for as a reverse recapitalization.

The following pro forma condensed combined per share information presented herein reflects the actual redemption of 2,015 shares of South Mountain Class A Common Stock of South Mountain’s stockholders in conjunction with the shareholder vote on the Business Combination contemplated by the Agreement at a meeting held on January 12, 2021.
The following tables should be read in conjunction with the selected historical financial information summary included elsewhere in this registration statement, and the historical financial statements of SMMC and Legacy Billtrust and related notes that are included elsewhere in this registration statement. The unaudited SMMC and Legacy Billtrust pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this registration statement.
The unaudited pro forma combined net income per share information below does not purport to represent the actual results of operations which would have occurred had the companies been combined during the periods presented, nor actual results of operations for any future date or period. The unaudited pro forma combined book value (deficit) per share information below does not purport to represent what the value of SMMC and Legacy Billtrust would have been had the companies been combined during the periods presented.
	Historical		Pro forma	Equivalent Pro forma(3)
	South Mountain	Billtrust
As of and for the Nine Months ended September 30, 2020
Book value (deficit) per common share − basic and diluted(1)	$4.24	$(34.40)	$2.33	$16.83
Net loss per common share − basic and diluted(2)	(0.07)	(4.41)	(0.07)	(0.51)
For the Year Ended December 31, 2019
Net loss per common share − basic and diluted(2)	$(0.05)	$(7.40)	$(0.15)	$(1.11)
	South Mountain Pro forma		Billtrust Pro forma
As of September 30, 2020
Book value (deficit) per share basic and diluted(4)	$9.26	$(5.99)
(1)	Book value (deficit) per share is calculated as total equity divided by:
•	For SMMC - South Mountain Class A Common Stock and South Mountain Class B Common Stock outstanding at September 30, 2020;
•	For Legacy Billtrust - Common Stock and Class 2 Common Stockoutstanding at September 30, 2020; and
•	For pro forma information - South Mountain Class A Common Stock and South Mountain Class C Common Stock outstanding at September 30, 2020.
(2)	Net loss per common share and cash distributions per common share are based on:
•
For South Mountain - weighted average number of shares of South Mountain Class A Common Stock and South Mountain Class B Common Stock outstanding for the nine months ended September 30, 2020 and for the period from February 28, 2019 (inception) through December 31, 2019; and

•	For Billtrust - weighted average number of common shares outstanding for the nine months ended September 30, 2020 and for the year ended December 31, 2019 for the pro forma information.
(3)
Equivalent pro forma per share is based on an assumed conversion ratio of 7.227 shares of South Mountain Class A Common Stock or South Mountain Class C Common Stock, as applicable, for each share of Billtrust Common Stock multiplied by the pro forma per share data.

(4)	Pro forma book value (deficit) per share is based on:
•
For South Mountain - South Mountain Class A Common Stock and South Mountain Class C Common Stock outstanding at September 30, 2020 after the effect of pro forma adjustments allocable to South Mountain; and

•	For Billtrust - Billtrust Common Stock outstanding at September 30, 2020 after the effect of pro forma adjustments allocable to Billtrust.

CAPITALIZATION
The following table sets forth the cash and cash equivalents and capitalization of SMMC and Legacy Billtrust on an unaudited, historical basis as of September 30, 2020.
Please refer to the historical financial statements of SMMC and Legacy Billtrust and the related notes included elsewhere in this prospectus, as well as the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
	September 30, 2020
	Historical		Pro Forma Combined
(in thousands)	SMMC	Legacy Billtrust
Cash and cash equivalents	$1,438	$10,219	$293,652
Investment held in Trust Account	$252,287	$—	$—
Debt:
Total debt	$—	$43,769	$288
Commitments:
Common Stock subject to possible redemption	240,443	—	—
Redeemable convertible preferred stock	—	156,862	—
Equity:
Preferred Stock	—	—	—
Common Stock	1	5	14
Additional paid-in capital	3,432	14,220	499,421
Retained earnings (accumulated deficit)	1,567	(165,048)	(166,794)
Total stockholders’ equity (deficit)	5,000	(150,823)	332,641
Total capitalization	$245,443	$49,808	$332,929

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BILLTRUST
The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition. This discussion and analysis should be read together with the section of this prospectus entitled “Selected Historical Financial Information of Billtrust” and the audited and unaudited condensed financial statements and related notes of ours that are included elsewhere in this prospectus. This discussion and analysis should also be read together with the unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019 (in the section of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors—Risks Related to Business and Industry” or elsewhere in this prospectus. Unless the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Billtrust and any forward looking information refers to the Company following the Business Combination and its consolidated subsidiaries.
Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in our financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.
Overview
We are a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable (“AR”) is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper-based. We are at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoicing, cash application and collections. Our solutions integrate with a number of ecosystem players, including financial institutions, enterprise resource planning (“ERP”) systems, and accounts payable (“AP”) software platforms, to help customers accelerate cash flow and generate sales more quickly and efficiently. Customers use our platform to transition from expensive paper invoicing and check acceptance to efficient electronic billing and payments, which generates cost savings and provides a better user experience.
We are mission-critical to our customers’ AR operations, helping them convert from expensive paper invoicing and check acceptance to efficient electronic billing and payments. Our proprietary technology platform offers our customers multiple ways to send invoices (print, fax, email, online, and AP portal) and receive payments (paper check, ACH, email, phone, and credit card). We have an electronic solutions (eSolutions) team that works closely with our customers to transition their users from paper invoices and payments to electronic, which results in accelerated savings, faster realization of cash, and a better user experience. Customers use our integrated AR platform to automate credit decisioning, online ordering, invoice delivery, payment capture, cash application, and collections. In addition to driving cost savings for customers, we benefit from margin expansion and incremental revenue through the monetization of electronic payments.
Our customers have a daunting task of capturing and applying payments from hundreds or thousands of their buyer customers, all via different channels and payment types. Larger buyers, or their outsourced AP providers, offer their portals as a means for suppliers to be paid. Suppliers, on the other hand, prefer a single source of payments with clean remittance, or payment instructions. To address this large and increasingly growing pain point for suppliers, we created a leading two-sided B2B payments network, the Business Payments Network (BPN) that connects buyers and suppliers. We built integrations with leading ERP and accounting systems, banks, and AP software providers to offer an online supplier business directory, programmatic payment preferences, payment flexibility, and streamlined reconciliation of remittance data.
We have historically, and continue to, significantly invest to expand our customer base, maintain and improve our products, support marketing efforts and upgrade certain administrative functions and facilities. Our historical and continuing investments to expand our customer base have negatively impacted our profitability and cash flows from operating activities, and we have historically generated net losses and negative cash flow from operating activities. We believe that, over time, as our customer base grows and a relatively higher percentage of subscription, transaction and services revenue are attributable to a mature customer base versus new customers or upsells to existing customers, associated sales and marketing expenses and other allocated upfront costs as a percentage of revenues are expected to decrease, improving our operating results and cash flows from operating activities. Our revenue growth has exceeded the growth in our operating expenses over the nine months ended September 30, 2020, and we expect this trend of revenue growth increasing more rapidly than increases in operating expenses to continue as we continue to scale, improving our operating results and cash flows from operating activities in future periods. We also expect to continue to invest in efforts to expand our customer base, and balance prudent investments in revenue growth opportunities with becoming profitable and generating positive cash flows from operating activities. Our specific timeline for becoming profitable and generating positive cash flows from operating activities, and the likelihood of that occurring, will depend primarily on the amount we spend in future periods to expand our customer base and the success of our related activities.
On January 12, 2021, SMMC, our predecessor company, consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated October 18, 2020, as amended on December 13, 2020 (the “BCA”), by and among SMMC, BT Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of SMMC (“First Merger Sub”), BT Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of SMMC (“Second Merger Sub”), and Factor Systems, Inc. (d/b/a Billtrust), a Delaware corporation (“Legacy Billtrust”).
Pursuant to the terms of the BCA, a business combination between SMMC and Legacy Billtrust was effected through the merger of (a) First Merger Sub with and into Legacy Billtrust with Legacy Billtrust surviving as a wholly-owned subsidiary of SMMC (Legacy Billtrust, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) (the “First Merger”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Billtrust becoming a wholly-owned direct subsidiary of SMMC (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions described in the BCA, the “Business Combination”). On the Closing Date, the registrant changed its name from South Mountain Merger Corp. to BTRS Holdings Inc.
Prior to the Business Combination, we financed our operations primarily through private placements of redeemable convertible preferred stock, raising aggregate gross proceeds of approximately $116 million since our inception in 2001. On January 12, 2021, we consummated the Business Combination and raised net proceeds of $330 million (net of transaction costs and expenses). As of September 30, 2020, the net carrying value of the redeemable convertible preferred stock was $157 million and the accumulated deficit since inception was $165 million.
Acquisitions
On April 19, 2018 we paid aggregate cash consideration of $16.3 million to purchase the assets and assume certain liabilities of a business known as Credit2B, which provides technology for use by businesses for credit decisioning, credit scoring, credit monitoring and automated credit applications.
On April 12, 2019, we entered into an asset purchase agreement with Second Phase, LLC to purchase 100% of the assets and assume certain liabilities of a business known as Second Phase, based in Colorado. Second Phase operates a cloud platform that delivers customer ecommerce and product information management solutions for businesses that enables them to create web based platforms and other tools for efficiently accepting customer orders and promoting their products, integrating with information in their existing ERP. The total purchase price was $8.5 million, consisting of (i) cash consideration of $6.3 million, net of cash acquired, (ii) $1.1 million of deferred purchase price in the form of an interest bearing note payable at a rate of 2.52% per annum to the sellers, and (iii) earnouts in each of the first three full years commencing May 1, 2019, based on meeting certain recurring revenue growth and profitability targets, which were recorded at their estimated fair value of $1.1 million. Refer to Note 3 to our audited historical financial statements appearing elsewhere in this prospectus for further information on both acquisitions, which were not material to the results of operations.

Segments and Financial Summary
We have determined that we have two reportable segments - the Print segment and the Software and Payments segment. Our chief operating decision maker is our Chief Executive Officer (“CEO”) who reviews discrete financial and other information presented for print services and software and payment services for purposes of allocating resources and evaluating our financial performance. Our accounting policies are described in Note 2 in our audited financial statements included elsewhere in this prospectus.
We have expanded our product reach and customer base over the past years and scaled our business operations in recent periods. Our total revenues were $136.5 million, $120.5 million and $110.2 million for the years ended December 31, 2019, 2018 and 2017, respectively, and total revenues were $107.0 million and $100.3 million for the nine months ended September 30, 2020 and 2019, respectively.
As a result of our continued expenditures for product development, sales and marketing, and expansion of our leased facilities, we have generated increasing net losses of $22.8 million, $18.2 million and $16.8 million for the years ended December 31, 2019, 2018 and 2017, respectively. We also had a net loss of $12.7 million and $17.2 million for the nine months ended September 30, 2020 and 2019. Our net loss decrease for the nine months ended September 30, 2020 was due, in part, to cost containment measures and other modified business practices adopted in March 2020 as a result of the COVID-19 pandemic. For more information on how we were affected by and responded to COVID-19, see the section entitled “—Impact of COVID-19 on Billtrust’s Business.”
Billtrust’s Business Model
Our business model focuses on maximizing the lifetime value of a customer relationship by providing measurable efficiencies along the entire order to cash process, and we continue to make significant investments in order to grow our customer base. We generate revenue from a hybrid subscription and transaction model. This model includes subscription, transaction and services from:
•	subscription fees that are recognized ratably as our obligations are delivered over the subscription term;
•	transaction fees that are recognized when transactions are processed, and in some cases ratably as our obligations are delivered, at contracted rates, for:
○	processing of electronic invoices delivered, stored, or printed through our software platform and print operations; and
○	payments based on a percentage of payment volume processed or per item processing; and
•	services revenue from contracted fees associated with implementation of new customers or products on our platform, as well as consulting services provided to customers on a time and materials basis.
The profitability of any customer in a particular period depends upon the mix of revenue between the Software and Payments and Print segments, as well as, in part, upon the length of time they have been a customer. We believe that, over time, as our customer base grows and a relatively higher percentage of subscription, transaction and services revenue are attributable to a mature customer base versus new customers or upsells to existing customers, associated sales and marketing expenses and other allocated upfront costs as a percentage of revenues will decrease, subject to investments we plan to make in our business. Over the lifetime of the customer relationship, we also incur sales and marketing costs to manage the account or upsell the customer to more products on its platform. These costs, however, are significantly less than the costs initially incurred to acquire the customer. We calculate the lifetime value of our customers and associated customer acquisition costs for a particular fiscal year by comparing (1) estimated gross profit from contracted revenues in the period multiplied by one divided by the estimated customer cancellation rate to (2) total sales and marketing expense for the same period. On this basis, we estimate that for the years ended December 31, 2019, 2018, and 2017, the calculated lifetime value of our customers exceeded six times the associated cost of acquiring them.
Recent Developments
Merger with SMMC
On January 12, 2021, SMMC consummated the previously announced merger pursuant to the BCA, by and among SMMC, First Merger Sub, Second Merger Sub and Legacy Billtrust.

Pursuant to the terms of the BCA, a business combination between SMMC and Legacy Billtrust was effected through the merger of (a) First Merger Sub with and into Legacy Billtrust with Legacy Billtrust surviving as a wholly-owned subsidiary of SMMC and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Billtrust becoming a wholly-owned direct subsidiary of SMMC. On the Closing Date, the registrant changed its name from South Mountain Merger Corp. to BTRS Holdings Inc.
Concurrently with the execution of the BCA, SMMC entered into the Subscription Agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and SMMC agreed to sell to the PIPE Investors, an aggregate of 20,000,000 shares of South Mountain Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $200 million. Our cash on hand after giving effect to these transactions will be used for general corporate purposes, including investments in sales and marketing efforts, advancement of our research and development efforts, general and administrative matters, and capital expenditures. We may also use the proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement its business.
Impact of COVID-19 on Billtrust’s Business
On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries. In March 2020, the United States declared a State of National Emergency due to the COVID-19 outbreak. In addition, many jurisdictions in the United States have limited, and are considering to further limit, social mobility and gathering. Many business establishments have closed due to restrictions imposed by the government and many governmental authorities have closed most public establishments.
Our business continues to operate despite the disruption of many business operations in the United States and our decision to require employees to work from remote locations. The pandemic has served to increase the awareness and urgency around accelerating the digital transformation of AR through our products and platform. Although we have not experienced significant business disruptions thus far from the COVID-19 pandemic, we saw our transaction fees, including those in the print segment, decrease year over year for certain customers. This decrease was seen most acutely in the three months ended June 30, 2020. We are unable to predict the full impact that the COVID-19 pandemic will have on our future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic, the actions that may be taken by government authorities across the United States, the impact to our customers, employees and suppliers, and other factors described in the section titled “Risk Factors” in this prospectus. These factors are beyond our knowledge and control and, as a result, at this time, we are unable to predict the ultimate impact, both in terms of severity and duration, that the COVID-19 pandemic will have on our business, operating results, cash flows and financial condition.
Some of our customers have been, and may continue to be, negatively impacted by the shelter-in-place and other similar state and local orders, the closure of manufacturing sites and country borders, and the increase in unemployment. The COVID-19 pandemic has caused us to modify our business practices (including employee travel and cancellation of physical participation in meetings, events and conferences), all of our employees are currently working remotely, and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees and customers. These modified business practices have led to expense reductions in personnel and marketing related costs. The extent of this business disruption on our operational and financial performance will depend on these developments and the duration and spread of the outbreak, all of which are uncertain and cannot be predicted.

Key Factors Affecting Our Performance
We believe that our performance and future growth depends on a number of factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the section titled “Risk Factors” in the prospectus. We believe that the most significant factors affecting our results of operations include:
Investment in Technology
Our goal is to transform the way businesses send and capture payments in order to be the leader in the order-to-cash process. We continue to invest in technology and digitizing of its platform. Our investment in technology is aimed at upgrading the conventional (largely paper based) AR and order-to-cash processes. Our model is digitizing the order-to-cash process in areas such as credit, ordering, invoicing, payments, cash application and collections.
We continue to invest in improving each product and offering more digital capability to its customers. Further, we are continuing to invest in certain internal initiatives targeted to improve internal processes and enhance the efficiency, security and scalability of its platform. Our investment in technology is expected to have a positive impact on our long-term profitability and operations. We also intend to continue to evaluate strategic acquisitions and investments in businesses and technologies to drive product and market expansion. Our future success is dependent on our ability to successfully develop, market and sell existing and new products to both new and existing customers.
Acquisition of New Customers
We efficiently reach B2B customers through our proven go-to-market strategies. We acquire customers directly through digital marketing campaigns, our direct sales force and indirectly by partnering with financial institutions and other complementary companies. Our growth largely depends on our ability to acquire new customers.
As of September 30, 2020, we had over 1,800 customers using our solutions across a wide variety of industries and geographies, including distributors of building materials, electrical, plumbing and technology equipment, healthcare, construction and consumer products among others, primarily domiciled in North America. We continue to invest in our sales, marketing and go-to market strategy in order to acquire customers in our target market. Our marketing efforts are campaign and content driven and targeted depending on the size and industry of the customer. Marketing initiatives are focused on demand generation and include promotional activity and emphasis on online digital marketing programs (e.g. webinars, virtual events). There is a long-term opportunity to expand into large, new markets with compatible trends.
Our customers require professional implementation services to configure our products, which may take several months, or longer, for some products. As a result of the upfront investment, we believe our revenue growth from existing customers is strong, as evidenced by the 105% net dollar retention rate for the nine months ended September 30, 2020. Please see the section entitled “—Key Performance Metrics” for more information on this metric. We intend to continue to invest in our efficient go-to market strategy as we further penetrate our addressable markets.
Our ability to attract new customers will depend on a number of factors, including the effectiveness and pricing of our products, offerings of our competitors, and the effectiveness of our marketing efforts. Our financial performance will depend in large part on the overall demand for our platform, and acquisition of new customers is expected to have a positive impact on our long-term profitability and operations.
Expansion of Relationships with Existing Customers
Our revenue growth depends on our customers’ usage of our range of products. Our ability to monetize transactions and payments is an important part of our business model. As we solve customers’ problems and become more integrated into their daily businesses, we see an increased opportunity to cross-sell to these existing customers. This strategy is achieved by driving adoption of an existing Billtrust solution across different divisions and / or subsidiaries of an existing customer and expanding the scope of service with additional solutions. Our ability to influence customers to process more transactions and payments on our platform will have a direct impact on our revenue.
Our revenue from existing customers is generally reliable due to both the pricing structure and the business-critical nature of functions our products support for customers. For the years ended December 31, 2019,

2018, and 2017, 95% or more of our subscription and transaction fees came from customers who had entered into contracts prior to the start of the calendar year. We expand within our existing customer base by selling additional products on our platform, adding divisions, increasing transactions per customer through proven e-solutions, as well as through pricing and packaging our services. Our ability to increase sales to existing customers will depend on a number of factors, including our customers’ satisfaction with our solution, competition, pricing and overall changes in our customers’ spending levels with us. For a full definition of subscription and transaction fees, please see the section entitled “—Components of Results of Operations.”
Key Performance Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives and make strategic decisions.
Total Payment Volume
Total Payment Volume (“TPV”) is the dollar value of customer payment transactions that we process on our platform during a particular period. To grow payments revenue from customers, we must deliver a software platform that both simplifies the process of accepting electronic payments and streamlines the reconciliation of remittance data. Additionally, as we increase the digital delivery of invoices, we increase the probability that they will be paid electronically by our customers’ end customers. The more customers use our software platform, the more payments transactions they are likely to process through our various products. This metric provides an important indication of the dollar value of transactions that customers are completing on the platform and is helpful to investors as an indicator of our ability to generate revenue from our customers.
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
Total Payment Volume ($ in millions)	$43,931	$31,402	$23,479	$39,269	$31,148
TPV for 2019 was $43,931 million compared to $31,402 million in 2018, which represents 40% growth year over year, while comparisons of years 2018 and 2017 represent a growth year over year of 34%. TPV for the nine months ended September 30, 2020 compared to the same period in 2019 grew 26% year over year to $39,269 million, which was primarily due to the addition of new customers and an increase in existing customer transactions.
Net Dollar Retention
Net dollar retention is a measure of revenue growth from existing customers. Net dollar retention is an important indicator of customer satisfaction and usage of our platform, as well as an indicator of potential revenue for future periods. This metric is helpful for investors in evaluating our growth. Management uses this metric in evaluating performance of our platform and for forecasting. We calculate net dollar retention at the end of each period by taking the average of the retention rates for the trailing four quarters. For each quarter, (i) a denominator consisting of revenues from subscription and transaction fees for all billing accounts that had subscription and transaction fees for all months in the corresponding quarter of the prior year, is divided into (ii) a numerator consisting of revenues from subscription and transaction fees for those same billing accounts in the given quarter. The calculation includes additional solutions purchased, pricing changes, transaction volume changes, and cancellations, but excludes new billing accounts added between those periods. For a full definition of subscription and transaction fees, please see the section entitled “-Components of Results of Operations.”
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
Net Dollar Retention	106%	106%	103%	105%	105%
Our net dollar retention rate remained consistent at 106% when comparing 2019 and 2018, while the comparison of 2018 and 2017 shows a 3% increase in net dollar retention year over year. Additionally, the net dollar retention remained consistent for the nine months ended September 30, 2020 and 2019. In any period, the primary drivers that can be attributed to changes in the net dollar retention rate are customer transaction volumes and the mix of revenues by segment. Additionally, net dollar retention is adversely impacted by decreases in print segment revenue due to average transaction rates being higher than in the software and payments segment.

Number of electronic invoices presented
Electronic invoices presented tracks the number of invoices sent via email, fax, or loaded to a presentment or AP portal and includes volumes from acquired platforms, where volumes are normalized to best match equivalents on our platform. It includes invoices that are charged on a per transaction basis for certain legacy customer agreements, as well as for the current pricing model which includes subscriptions with defined tiers of electronic transactions for a fixed price. Electronic invoices presented is a key indicator as it contributes to the growth of our Software and Payments segment revenues, and is a helpful indicator of the future opportunity for an electronic payment on those invoices.
	Years Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
Number of electronic invoices presented (in millions)	243	215	183	201	177
Our number of electronic invoices presented for 2019 was 243 million compared to 215 million in 2018, an increase of 13% year over year, while the comparison of 2018 and 2017 represents a growth of 17% year over year. For the nine months ended September 30, 2020 the number of electronic invoices presented represents a growth of 14% period over period. These growth rates are primarily driven by increased adoption for existing customers as well as the addition of new customers.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.
We present these non-GAAP metrics to assist investors in understanding our financial performance from the perspective of our management. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in its industry. These measures should not be considered in isolation, or as an alternative to measures calculated in accordance with GAAP.
Net Revenue (non-GAAP)
Net Revenue (non-GAAP) is defined as total revenues less reimbursable costs revenue, which is equal to subscription, transaction and services revenue. Reimbursable costs revenue consists primarily of amounts charged to customers for postage (with an offsetting amount recorded as a cost of revenue) which we do not consider internally when monitoring operating performance. We believe this measure allows investors to evaluate comparability with our past financial performance and facilitates period-to-period comparisons of core operations. The most directly comparable GAAP measure to Net Revenue (non-GAAP) is total revenues.
Adjusted Gross Profit & Adjusted Gross Margin
Adjusted Gross Profit is defined as total revenues less total cost of revenues, excluding depreciation and amortization, plus stock based compensation expense included in total cost of revenues. Adjusted Gross Margin is defined as our Adjusted Gross Profit divided by our total revenues less reimbursable costs revenue or Net Revenue (non-GAAP). We expect Adjusted Gross Margin to continue to improve over time to the extent that we are able to increase our scale by successfully growing revenues, both from cross-selling existing customers and upselling current and future offerings. However, our ability to improve Adjusted Gross Margin over time is not guaranteed and will be impacted by the factors affecting our performance discussed above and the risks outlined in the section titled “Risk Factors.” We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain non-cash expenses and allow a direct comparison of our cash operations and ongoing operating performance between periods.

The following table presents a reconciliation of our Net Revenue (non-GAAP), Adjusted Gross Profit and Adjusted Gross Margin to its most directly comparable GAAP financial measures.
	Years Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
	(in thousands)
Total revenues	$136,468	$120,515	$110,186	$107,030	$100,328
Less: Reimbursable costs revenue	40,008	40,944	41,384	28,052	30,277
Net Revenue (non-GAAP)	$96,460	$79,571	$68,802	$78,978	$70,051

Total revenues	$136,468	$120,515	$110,186	$107,030	$100,328
Less: Cost of revenue, excluding depreciation and amortization	72,023	67,511	66,501	52,152	53,913
Gross profit, excluding depreciation and amortization	64,445	53,004	43,685	54,878	46,415
Add: Stock based compensation expense	133	114	114	166	98
Adjusted Gross Profit	$64,578	$53,118	$43,799	$55,044	$46,513
Gross margin excluding depreciation and amortization	47.2%	44.0%	39.6%	51.3%	46.3%
Adjusted Gross Margin	66.9%	66.8%	63.7%	69.7%	66.4%
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure used by our management to evaluate the performance of the business. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational and strategic goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that may otherwise be masked by the effect of the expenses that we exclude in the calculation of Adjusted EBITDA. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as management. The most directly comparable GAAP measure to Adjusted EBITDA is Net loss and comprehensive loss. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP.
Adjusted EBITDA is defined as Net loss and comprehensive loss, plus (i) provision (benefit) for income taxes, (ii) other income (expense), net, (iii) interest expense, (iv) depreciation and amortization, (v) stock based compensation expense, (vi) restructuring and severance costs, and (vii) acquisition and integration costs. We believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We believe it is useful to exclude certain non-cash charges, such as share-based compensation expenses from our non-GAAP financial measures because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Other income (expense), net, includes interest income, loss on asset disposals and fair value adjustments related to warrants and contingent consideration. The restructuring and severance costs are associated with realigning our organization or lease footprint. Acquisition and integration expenses are related to the third party costs associated with acquiring companies and internal direct costs associated with integrating their customers onto our platforms. These costs are not expected to recur within two years for prior acquisitions and only reoccur if we have new acquisitions. Our last acquisition was in April 2019.

The following table reconciles Adjusted EBITDA to Net loss and comprehensive loss, the most directly comparable financial measures calculated and presented in accordance with GAAP.
Reconciliation of Net Loss and Comprehensive Loss to Adjusted EBITDA:
	Years Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
	(in thousands)
Net loss and comprehensive loss	$(22,803)	$(18,231)	$(16,809)	$(12,714)	$(17,218)
Provision (benefit) for income taxes	160	69	(1,409)	150	141
Other expense (income)	20	286	(75)	33	29
Interest expense	1,507	814	812	3,405	982
Depreciation and amortization	5,881	6,040	5,439	4,223	4,105
Stock based compensation expense	2,114	1,796	1,505	1,987	1,359
Restructuring and severance	1,215	508	241	359	526
Acquisition and integration expenses	895	415	785	162	554
Adjusted EBITDA	$(11,011)	$(8,303)	$(9,511)	$(2,395)	$(9,522)
For the year ended December 31, 2019, Adjusted EBITDA was a loss of $11.0 million, an increase of $2.7 million compared to prior year due to continued investment in research and development and sales and marketing, as well as increased facilities expenses associated with a full year in our leased corporate headquarters which commenced in June 2018.
For the year ended December 31, 2018, Adjusted EBITDA was a loss of $8.3 million, a decrease of $1.2 million compared to prior year due to growth in gross profit, excluding depreciation and amortization, largely due to the Software and Payments segment revenue growth resulting in a gross profit, excluding depreciation and amortization increase which exceeded growth in total company operating expenses.
For the year ended December 31, 2017, Adjusted EBITDA was a loss of $9.5 million, due to investments in research and development and sales and marketing.
For the nine months ended September 30, 2020, Adjusted EBITDA was a loss of $2.4 million, a decrease of $7.1 million compared to the nine months ended September 30, 2019 driven by expense reduction initiatives related to COVID-19, which commenced in the second quarter of 2020 and continued through the middle of the third quarter 2020. For more information on how we were affected by and responded to COVID-19, see the section entitled “-Impact of COVID-19 on Billtrust’s Business.”
Free Cash Flow
Free cash flow is defined as net cash used in operating activities less purchases of property and equipment, and less capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available for operational expenses and investment in our business, after purchases of property and equipment and capitalization of internal-use software costs. Free cash flow is useful to investors as a liquidity measure because it measures the ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for the periods presented:
	Years Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
	(in thousands)
Net cash used in operating activities	$(7,275)	$(6,289)	$(6,117)	$(4,041)	$(8,545)
Purchases of property	(3,418)	(6,812)	(1,654)	(1,022)	(2,796)
Capitalization of internal-use software costs	(899)	(1,124)	(45)	(484)	(766)
Free cash flow	$(11,592)	$(14,225)	$(7,816)	$(5,547)	$(12,107)

Components of Results of Operations
Total Revenues
We generate revenue from three sources: (1) subscription and transaction fees, (2) services and other, and (3) reimbursable costs.
Subscription and transaction fees
Subscription and transaction fees revenues are primarily derived from a hosted software as a service (“SaaS”) platform that enables billings and payment processing on behalf of customers. Our services are billed on a subscription basis monthly, quarterly or annually. These are hosted solutions provided without licensing perpetual rights to the software. The hosted solutions are integral to the overall service arrangement and are billed as a subscription fee as a part of the overall service agreement with the customer. Subscription fees from hosted solutions are recognized monthly over the customer agreement term beginning on the date our solution is made available to the customer. Transaction fees for certain services are billed monthly based on the volume of items processed each month at a contractual rate per item processed. Transaction revenue is recognized over time as the transactions are processed by us. Recurring transaction revenue is recognized monthly as these services are performed based on the volume of transactions processed and are recognized as revenue in the period when the usage amounts are determined and reported.
Services and other
Services and other revenues consists of fees associated with upfront services provided to our customers to implement its systems. Any revenues related to upfront implementation services for new customers or new products for existing customers are recognized ratably over the estimated period of the customer relationship which is estimated to be five years. In general, revenue is recognized when the earnings process is complete and collectability is reasonably assured. Professional service fees are also included which includes consulting services provided to customers on a time and material or fixed fee basis. During 2019, other revenues were associated with a one-time perpetual license fee to a customer associated with a legacy platform we no longer support.
Reimbursable costs
Reimbursable costs revenues consists primarily of amounts charged to customers for postage which is recorded on a gross basis, with an offsetting amount recorded as a cost of revenue, and consists of amounts charged to our customers associated with postage on printed and mailed invoices of its customers.
Cost of revenues
Cost of subscription, transaction and services
Cost of subscription, transaction and services consists primarily of personnel-related costs, including stock based compensation expenses, for our customer success, professional services, file and payment operations teams, print operations personnel and equipment costs, and certain costs that are directly attributed to processing customers’ transactions (such as the cost of printing and mailing invoices, excluding postage), expenses for processing payments (ACH and credit card), direct and amortized costs for implementing and integrating our cloud-based platform with customers’ systems, and cloud hosting and related costs for the infrastructure directly associated with production platforms. Cost of subscription, transaction and services excludes depreciation and amortization. We expect that cost of subscription, transaction and services will increase in absolute dollars, but may fluctuate as a percentage of total revenues from period to period, as we continue to invest in growing its business.
Cost of reimbursable costs
Cost of reimbursable costs consists of costs associated with postage, primarily paid to the United States Postal Service or third parties, associated with printed and mailed invoice delivery costs for our customers.
Operating expenses
Research and development
Research and development expenses consist primarily of personnel-related expenses, including stock-based compensation expenses, incurred in developing and engineering new products or enhancing existing products. Additionally, research and development expenses include personnel-related costs associated with quality assurance and testing of new and existing product technology, maintenance and enhancement of our existing technology and infrastructure. We capitalize certain software development costs that are attributable to developing new products and adding incremental functionality to our platform and amortize such costs over the estimated life of the new product or incremental functionality, which is generally four years.
We expense a substantial portion of research and development expenses as incurred. We believe that delivering new functionality is critical to attract new customers and expand our relationship with existing customers. We expect to continue to make investments in and expand our offerings to enhance our customers’ experience and satisfaction, and to attract new customers. We expect our research and development expenses to increase in absolute dollars, but they may fluctuate as a percentage of total revenues from period to period as we expand the research and development team to develop new products and product enhancements as well as to support our growing infrastructure.
Sales and marketing
Sales and marketing expenses consist primarily of personnel-related expenses, including stock based compensation expenses, sales commissions, marketing program expenses, travel-related expenses and costs to market and promote our platform through advertisements, marketing events, partnership arrangements, direct customer acquisition and allocated overhead costs. Sales commissions that are incremental to obtaining customer contracts are deferred and amortized ratably over the estimated period of our relationship with the customers, which is generally five years.
Our sales and marketing efforts are focused in increasing revenue from the acquisition of new customers, the expansion of subscription revenue from existing customers and from facilitating increased electronic adoption and resulting digital processing activity between our customers and their customers. Sales and marketing spend may fluctuate from period to period based on a variety of factors including changes in the broader economic environment and our return on this spend.
General and administrative
General and administrative expenses consist of personnel-related expenses, including allocated benefits, associated with our executive team, talent (human resources), finance, procurement, legal and compliance, facilities (including rent and utilities expense for our leased real estate offices excluding those used in our print operations) and other administrative functions. We expect to incur additional general and administrative expenses as a result of operating as a public company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for director and officer insurance, investor relations, and professional services. We also expect to increase the size of our general and administrative functions to support the growth in our business. As a result, we expect that our general and administrative expenses will increase in absolute dollars but may fluctuate as a percentage of total revenues from period to period.
Depreciation and amortization
Depreciation and amortization expense includes the costs associated with depreciating our owned furniture and fixtures, computer equipment for our employees, software and technology assets, as well as amortization of leasehold improvements, capitalized software and amortizable intangible assets, primarily customer relationship intangibles.
Interest income
Interest income consists primarily of interest income earned on our investments in marketable securities and cash and cash equivalents.
Interest expense
Interest expense consists of interest costs we have incurred in connection with our debt agreements and amortization of associated debt issuance costs.
Other income (expense), net
Other income (expense), net consists primarily of gains and losses related to foreign exchange and disposal of assets and change in the fair value of warrants and contingent consideration.

(Provision) benefit for income taxes
(Provision) benefit for income taxes consists primarily of income taxes related to state jurisdictions in which we conduct business. Benefit from income taxes is primarily related to the release of valuation allowances for deferred tax assets, partially offset by income taxes related to state jurisdictions. We maintain a full valuation allowance on net deferred tax assets for our U.S. federal taxes and certain state taxes as we have concluded that it is not more likely than not that the deferred assets will be utilized.
Results of Operations
The following tables set forth our results of operations for the periods shown:
	Years Ended December 31,			% change
	2019	2018	2017	2019	2018
	(in thousands)
Revenues:
Subscription, transaction and services	$96,460	$79,571	$68,802	21%	16%
Reimbursable costs	40,008	40,944	41,384	(2)%	(1)%
Total revenues	136,468	120,515	110,186	13%	9%
Cost of revenues:
Cost of subscription, transaction and services	32,015	26,567	25,117	21%	6%
Cost of reimbursable costs	40,008	40,944	41,384	(2)%	(1)%
Total cost of revenues, excluding depreciation and amortization	72,023	67,511	66,501	7%	2%
Operating expenses:
Research and development	34,285	23,606	19,564	45%	21%
Sales and marketing	22,098	21,677	20,637	2%	5%
General and administrative	23,297	18,743	15,526	24%	21%
Depreciation and amortization	5,881	6,040	5,439	(3)%	11%
Total operating expenses	85,561	70,066	61,166	22%	15%
Loss from operations	(21,116)	(17,062)	(17,481)	24%	(2)%
Other income (expense):
Interest income	1	136	196	(99)%	(31)%
Interest expense	(1,507)	(814)	(812)	85%	—%
Other income (expense), net	(21)	(422)	(121)	(95)%	249%
Total other income (expense)	(1,527)	(1,100)	(737)	39%	49%
Loss before income taxes	(22,643)	(18,162)	(18,218)	25%	—%
(Provision) benefit for income taxes	(160)	(69)	1,409	132%	(105)%
Net loss and comprehensive loss	$(22,803)	$(18,231)	$(16,809)	25%	8%
Comparison of the Years Ended December 31, 2019 and 2018
Total Revenues
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
Subscription and transaction fees	$89,476	$74,725	$14,751	20%
Services and other	6,984	4,846	2,138	44%
Subscription, transaction and services	96,460	79,571	16,889	21%
Reimbursable costs	40,008	40,944	(936)	(2)%
Total revenues	$136,468	$120,515	$15,953	13%

Total revenues were $136.5 million for the year ended December 31, 2019, compared to $120.5 million for the year ended December 31, 2018, an increase of $16.0 million or 13%.
•
Subscription, transaction and services revenue was $96.5 million for the year ended December 31, 2019, compared to $79.6 million for the year ended December 31, 2018, an increase of $16.9 million or 21%. Over 85% of the increase in subscription, transaction and services revenue was organic growth, excluding subscription, transaction and services revenue from acquisitions made in 2019.

•	Reimbursable costs was $40.0 million for the year ended December 31, 2019, compared to $40.9 million for the year ended December 31, 2018 a decrease of $0.9 million or 2%.
The increase in total revenues was attributable to the following factors listed below:
•
Subscription and transaction fees related to the Software and Payments segment increased $15.3 million or 28% due to the acquisition of new customers, including the acquisition of Second Phase and corresponding customer growth from that business, and existing customers both adopting additional products and increasing transactions. Software and Payments segment revenue was $68.9 million, or 77% of subscription and transaction fees, for the year ended December 31, 2019, compared to $53.6 million, or 72% of subscription and transaction fees for the year ended December 31, 2018. We expect that the Software and Payments segment will continue to comprise an increasing percentage of total revenues in the future. This belief is due in part to our expectation that electronic invoices presented and total payment volume will continue to be our fastest growing offerings as we continue to expand our technologies that offer more digital and payments capabilities to our customers.

•
Print segment revenue was $60.6 million for the year ended December 31, 2019, compared to $62.1 million for the year ended December 31, 2018, a decrease of $1.4 million or 2%. Subscription and transaction fees related to the Print segment revenue decreased $0.5 million or 2% due primarily to the increased adoption of Software and Payments products by existing customers. Subscription and transaction fees related to the Print segment was $20.6 million, or 23% of subscription and transaction fees, for the year ended December 31, 2019, compared to $21.1 million, or 28% of subscription and transaction fees, for the year ended December 31, 2018. Reimbursable costs decreased $0.9 million or 2%, due to increased efficiency in postage processing and increased adoption of Software and Payments products. We expect that print invoice volume will continue to decline as more transactions are migrated to digital delivery via our Software and Payments segment solutions.

•
Services and other revenue increased $2.1 million or 44% due primarily to new customer implementation revenue. The increase was also due to other one-time revenue, an amount of $1.2 million, in 2019 related to a one-time legacy software platform perpetual license fee. Services and other revenue was $7.0 million for the year ended December 31, 2019, compared to $4.8 million for the year ended December 31, 2018.

Cost of Revenues
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
Cost of subscription, transaction and services	$32,015	$26,567	$5,448	21%
Cost of reimbursable costs	40,008	40,944	(936)	(2)%
Total cost of revenues, excluding depreciation and amortization	$72,023	$67,511	$4,512	7%
Total cost of revenues, excluding depreciation and amortization were $72.0 million or 53% of total revenues for the year ended December 31, 2019, compared to $67.5 million or 56% of total revenues for the year ended December 31, 2018, an increase of $4.5 million or 7%.
•
Cost of subscription, transaction and services was $32.0 million or 23% of total revenues for the year ended December 31, 2019 compared to $26.6 million or 22% of total revenues for the year ended December 31, 2018, an increase of $5.4 million or 21%. Approximately 15% of the increase was related to the acquisition of Second Phase in 2019.

•
Cost of reimbursable costs was $40.0 million or 29% of total revenues for the year ended December 31, 2019 compared to $40.9 million or 34% of total revenues for the year ended December 31, 2018 a decrease of $0.9 million or 2%.

The increase in total cost of revenues, excluding depreciation and amortization was attributable to the following factors listed below:
•
Cost of subscription, transaction and services related to the Software and Payments segment increased $3.6 million or 44% due primarily to a $1.8 million increase in personnel-related costs, including non-cash stock based compensation expense, and a $1.8 million increase in Software and Payments direct costs due to the acquisition of new customers and existing customers both adopting additional products and increasing transactions. Cost of subscription, transaction and services related to the Software and Payments segment were $11.9 million resulting in a segment gross margin of $57.0 million or 83% for the year ended December 31, 2019, compared to $8.3 million resulting in a segment gross margin of $45.3 million or 85% for the year ended December 31, 2018.

•
We expect that cost of subscription, transaction and services will increase in absolute dollars, but may fluctuate as a percentage of total revenues from period to period, as we continue to sell a mix of solutions and services to new and existing customers.

•
Cost of the Print segment revenue (which consists of certain expenses in the cost of subscription, transaction and services related to the Print segment and the cost of reimbursable costs) was $49.7 million for the year ended December 31, 2019, compared to $51.5 million for the year ended December 31, 2018, a decrease of $1.8 million or 4%. Cost of subscription, transaction and services related to Print decreased $0.9 million or 8% due primarily to a $0.8 million decrease in Print direct costs and a $0.1 million decrease in personnel-related costs. Cost of subscription, transaction and services related to Print were $9.6 million resulting in a segment gross margin of $11.0 million or 53% for the year ended December 31, 2019 compared to $10.5 million resulting in a segment gross margin of $10.6 million or 50% for the year ended December 31, 2018. Cost of reimbursable costs decreased $0.9 million or 2% due to increased efficiency in postage processing and increased adoption of Software and Payments products.

•
Cost of services and other was $10.5 million for the year ended December 31, 2019, compared to $7.8 million for the year ended December 31, 2018, an increase of $2.7 million or 35%. The increase was due to a $2.7 million increase in personnel-related costs, including non-cash stock based compensation expense and amortization of deferred service costs for personnel who were directly engaged in providing implementation and consulting services to our customers.

Research and development
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
Research and development	$34,285	$23,606	$10,679	45%
Percentage of total revenues	25%	20%
Research and development expenses were $34.3 million for the year ended December 31, 2019 compared to $23.6 million for the year ended December 31, 2018, an increase of $10.7 million or 45%. The increase was due primarily to a $10.9 million increase in personnel-related costs resulting from hiring personnel who were directly engaged in maintaining products, upgrading product features, managing products and building or expanding new solutions related to the Software and Payments segment which included newly acquired products as a result of acquisitions, as well as a $0.1 million increase in professional and consulting fees. The increase was offset by a $0.3 million decrease in hardware, support and other costs.

Sales and marketing
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
Sales and marketing	$22,098	$21,677	$421	2%
Percentage of total revenues	16%	18%
Sales and marketing expenses were $22.1 million for the year ended December 31, 2019 compared to $21.7 million for the year ended December 31, 2018, an increase of $0.4 million or 2%. The increase was due primarily to a $1.0 million increase in marketing and other costs. The increase was offset by a $0.6 million decrease in personnel-related cost, including non-cash stock-based compensation. We expect to continue to invest in our sales, marketing and go-to market strategy in order to acquire customers in our target market.
General and administrative
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
General and administrative	$23,297	$18,743	$4,554	24%
Percentage of total revenues	17%	16%
General and administrative expenses were $23.3 million for the year ended December 31, 2019 compared to $18.7 million for the year ended December 31, 2018, an increase of $4.6 million or 24%. The increase was due primarily to a $2.9 million increase in personnel-related costs, including non-cash stock-based compensation, resulting from the hiring of additional administrative personnel who were primarily engaged in the support of the Software and Payments segment. The increase was also due to a $1.1 million increase in facilities and other costs, a $0.5 million increase in administrative costs resulting from acquisition, integration and restructuring activities, as well as a $0.2 million increase in professional and consulting fees.
Depreciation and amortization
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
Depreciation and amortization	$5,881	$6,040	$(159)	(3)%
Percentage of total revenues	4%	5%
Depreciation and amortization expense was $5.9 million for the year ended December 31, 2019 compared to $6.0 million for the year ended December 31, 2018, a decrease of $0.2 million or 3%. The decrease was due primarily to a decline in depreciation expense associated with fully depreciated assets in our Print segment. The weighted average useful life of identified intangible assets have increased, which results in recognition of less amortization expense for such assets as compared to 2018.
Total other income (expense)
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
Total other income (expense)	$(1,527)	$(1,100)	$(427)	39%
Percentage of total revenues	(1)%	(1)%
Total other income (expense) was $(1.5) million for the year ended December 31, 2019 compared to $(1.1) million for the year ended December 31, 2018, a change of $0.4 million or 39%. The change was due primarily to borrowing on the Revolver under our Financing Agreement (each as defined below) to assist funding operations due to an acquisition in April 2019.

(Provision) benefit for income taxes
	Years Ended December 31,		Change
	2019	2018	Amount	%
	(in thousands)
(Provision) benefit for income taxes	$(160)	$(69)	$(91)	132%
Percentage of total revenues	(0.1)%	(0.1)%
(Provision) benefit for income taxes was $(0.2) million for the year ended December 31, 2019 compared to $(0.1) million for the year ended December 31, 2018, an increase of 132%. The increase in 2019 was due to changes in certain deferred tax items associated with indefinite lived intangible assets and state income taxes. Our effective tax rate is low due to our net operating loss position and we have a valuation allowance on our deferred taxes.
Comparison of the Years Ended December 31, 2018 and 2017
Total Revenues
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
Subscription and transaction fees	$74,725	$65,012	$9,713	15%
Services and other	4,846	3,790	1,056	28%
Subscription, transaction and services	79,571	68,802	10,769	16%
Reimbursable costs	40,944	41,384	(440)	(1)%
Total revenues	$120,515	$110,186	$10,329	9%
Total revenues were $120.5 million for the year ended December 31, 2018 compared to $110.2 million for the year ended December 31, 2017, an increase of $10.3 million or 9%.
•
Subscription, transaction and services revenue was $79.6 million for the year ended December 31, 2018, compared to $68.8 million for the year ended December 31, 2017, an increase of $10.8 million or 16%. Over 80% of the increase in subscription, transaction and services revenue was organic growth, excluding subscription, transaction and services revenue from acquisitions made in 2018.

•	Reimbursable costs revenue was $40.9 million for the year ended December 31, 2018, compared to $41.4 million for the year ended December 31, 2017 a decrease $0.4 million or 1%.
The increase in total revenues was attributable to the following factors listed below:
•
Subscription and transaction fees related to the Software and Payments segment increased $9.9 million or 23%, due to the acquisition of new customers, including the acquisition of Credit2B and corresponding customer growth from that business, and existing customers both adopting additional products and increasing transactions. Software and Payments revenue was $53.6 million, or 72% of subscription and transaction fees, for the year ended December 31, 2018, compared to $43.7 million, or 67% of subscription and transaction fees, for the year ended December 31, 2017.

•
Print segment revenue was $62.1 million for the year ended December 31, 2018, compared to $62.7 million for the year ended December 31, 2017, a decrease of $0.6 million or 1%. Subscription and transaction fees related to the Print segment decreased $0.1 million or 1% due primarily to the increased adoption of Software and Payments products by existing customers. Subscription and transaction fees related to the Print segment was $21.1 million, or 28% of subscription and transaction fees, for the year ended December 31, 2018, compared to $21.3 million, or 33% of subscription and transaction fees, for the year ended December 31, 2017. Reimbursable costs decreased $0.4 million or 1%, due to increased efficiency in postage processing and increased adoption of Software and Payments products.

•
Services and other increased $1.1 million or 28% due primarily to new customer implementation revenue. Revenue from services and other was $4.8 million for the year ended December 31, 2018, compared to $3.8 million for the year ended December 31, 2017.

Cost of Revenues
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
Cost of subscription, transaction and services	$26,567	$25,117	$1,450	6%
Cost of reimbursable costs	40,944	41,384	(440)	(1)%
Total cost of revenues, excluding depreciation and amortization	$67,511	$66,501	$1,010	2%
Total cost of revenues, excluding depreciation and amortization were $67.5 million or 56% of total revenues for the year ended December 31, 2018 compared to $66.5 million or 60% of total revenues for the year ended December 31, 2017, an increase of $1.0 million or 2%.
•
Cost of subscription, transaction and services was $26.6 million or 22% of total revenues for the year ended December 31, 2018 compared to $25.1 million or 23% of total revenues for the year ended December 31, 2017 an increase of $1.5 million or 6%. Approximately 78% of the increase was related to the acquisition of Credit2B in 2018.

•	Cost of reimbursable costs was $40.9 million or 34% of total revenues for the year ended December 31, 2018 compared to $41.4 million or 38% of total revenues for the year ended December 31, 2017.
The increase in total cost of revenues, excluding depreciation and amortization was attributable to the following factors listed below:
•
Cost of subscription, transaction and services related to the Software and Payments segment increased $1.6 million or 23% due primarily to a $1.2 million increase in Software and Payments direct costs due to the acquisition of new customers and existing customers both adopting additional products and increasing transactions, as well as a $0.4 million increase in personnel-related costs, including non-cash stock-based compensation expense. Cost of subscription, transaction and services related to the Software and Payments segment were $8.3 million resulting in a segment gross margin of $10.6 million or 85% for the year ended December 31, 2018 compared to $6.7 million resulting in a segment gross margin of $10.1 million or 85% for the year ended December 31, 2017.

•
Cost of the Print segment revenue was $51.5 million for the year ended December 31, 2018, compared to $52.6 million for the year ended December 31, 2017, a decrease of $1.1 million or 2%. Cost of subscription, transaction and services related to the Print segment decreased $0.7 million or 6% due primarily to a $0.5 million decrease in Print direct costs and a $0.2 million decrease in personnel-related costs, including non-cash stock-based compensation expense. Cost of subscription, transaction and services related to the Print segment were $10.5 million resulting in a segment gross margin of $10.6 million or 50% for the year ended December 31, 2018 compared to $11.2 million resulting in a segment gross margin of $10.1 million or 47% for the year ended December 31, 2017. Cost of reimbursable costs decreased $0.4 million or 1% due to increased efficiency in postage processing and increased adoption of Software and Payments products.

•
Cost of services and other was $7.8 million for the year ended December 31, 2018, compared to $7.2 million for the year ended December 31, 2017, an increase of $0.5 million or 7%. The increase was due to a $0.5 million increase in personnel-related costs, including non-cash stock-based compensation expense and amortization of deferred service costs for personnel who were directly engaged in providing implementation and consulting services to our customers.

Research and development
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
Research and development	$23,606	$19,564	$4,042	21%
Percentage of total revenues	20%	18%

Research and development expenses were $23.6 million for the year ended December 31, 2018 compared to $19.6 million for the year ended December 31, 2017, an increase of $4.0 million or 21%. The increase was due primarily to a $3.6 million increase in personnel-related costs resulting from hiring personnel who were directly engaged in maintaining products, upgrading product features, managing products and building or expanding new solutions related to the Software and Payments segment which included newly acquired products as a result of acquisitions, as well as a $0.5 million increase in hardware, support and other costs.
Sales and marketing
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
Sales and marketing	$21,677	$20,637	$1,040	5%
Percentage of total revenues	18%	19%
Sales and marketing expenses were $21.7 million for the year ended December 31, 2018 compared to $20.6 million for the year ended December 31, 2017, an increase of $1.0 million or 5%. The increase was due to a $1.0 million increase in personnel-related cost, including non-cash stock-based compensation, due to the hiring of additional personnel who were primarily engaged in the sale of Software and Payments products.
General and administrative
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
General and administrative	$18,743	$15,526	$3,217	21%
Percentage of total revenues	16%	14%
General and administrative expenses were $18.7 million for the year ended December 31, 2018 compared to $15.5 million for the year ended December 31, 2017, an increase of $3.2 million or 21%. The increase was due primarily to a $2.0 million increase in personnel-related costs, including non-cash stock based compensation, resulting from the hiring of additional administrative personnel who were primarily engaged in the support of the Software and Payments segment. The increase was also due to a $1.6 million increase in facilities costs primarily related to us moving into a new leased headquarters facility in New Jersey. The increase was offset by a $0.4 million decrease in administrative costs related to acquisition, integration and restructuring activities.
Depreciation and amortization
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
Depreciation and amortization	$6,040	$5,439	$601	11%
Percentage of total revenues	5%	5%
Depreciation and amortization expense was $6.0 million for the year ended December 31, 2018 compared to $5.4 million for the year ended December 31, 2017, an increase of $0.6 million or 11%. The increase was primarily due to additional depreciation expense associated with our new headquarters facility and related furniture, equipment and leasehold improvements which were placed in service in June 2018. The weighted average useful life of identified intangible assets have been revised, which results in recognition of an additional amount of amortization expense for such assets as compared to 2017.
Total other income (expense)
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
Total other income (expense)	$(1,100)	$(737)	$(363)	(49)%
Percentage of total revenues	(1)%	(1)%

Total other income (expense) was $(1.1) million for the year ended December 31, 2018 compared to $(0.7) million for the year ended December 31, 2017, a change of $0.4 million or 49%. The change was due to a loss on disposal of assets in our Print segment, as well as higher interest expense associated with greater borrowings under an increased loan agreement with Pacific Western Bank effective in October 2017.
(Provision) benefit for income taxes
	Years Ended December 31,		Change
	2018	2017	Amount	%
	(in thousands)
(Provision) benefit for income taxes	$(69)	$1,409	$(1,478)	(105)%
Percentage of total revenues	(0.1)%	1.3%
(Provision) benefit for income taxes was $(0.1) million for the year ended December 31, 2018 compared to an expense of $1.4 million for the year ended December 31, 2017, a decrease in expense of $(1.5) million or (105)%. The decrease was due to a change in the effective tax rate in 2017 associated with the Tax Cuts and Jobs Act, which reduced the corporate federal income tax rate from 35% to 21% effective January 1, 2018, which required us to revalue our deferred tax assets and liabilities as of December 31, 2017 to the lower tax rate, resulting in a reduction of the expected future benefit from our deferred tax liabilities including the impact of state taxes. Our effective tax rate in 2018 is low because we were in a net operating loss position and had a valuation allowance on our deferred taxes.
Comparison of the Nine Months Ended September 30, 2020 and 2019
The following tables set forth our results of operations for the periods shown:
	Nine Months Ended September 30,		% change
	2020	2019	2020
	(in thousands)
Revenues:
Subscription, transaction and services	$78,978	$70,051	13%
Reimbursable costs	28,052	30,277	(7)%
Total revenues	107,030	100,328	7%
Cost of revenues:
Cost of subscription, transaction and services	24,100	23,636	2%
Cost of reimbursable costs	28,052	30,277	(7)%
Total cost of revenues, excluding depreciation and amortization	52,152	53,913	(3)%
Operating expenses:
Research and development	27,260	24,995	9%
Sales and marketing	17,295	16,947	2%
General and administrative	15,226	16,434	(7)%
Depreciation and amortization	4,223	4,105	3%
Total operating expenses	64,004	62,481	2%
Loss from operations	(9,126)	(16,066)	(43)%
Other income (expense):
Interest income	18	1	1700%
Interest expense	(3,405)	(982)	247%
Other income (expense), net	(51)	(30)	70%
Total other income (expense)	(3,438)	(1,011)	240%
Loss before income taxes	(12,564)	(17,077)	(26)%
(Provision) benefit for income taxes	(150)	(141)	6%
Net loss and comprehensive loss	$(12,714)	$(17,218)	(26)%

Total Revenues
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
Subscription and transaction fees	$73,065	$65,875	$7,190	11%
Services and other	5,913	4,176	1,737	42%
Subscription, transaction and services	78,978	70,051	8,927	13%
Reimbursable costs	28,052	30,277	(2,225)	(7)%
Total revenues	$107,030	$100,328	$6,702	7%
Total revenues were $107.0 million for the nine months ended September 30, 2020, compared to $100.3 million for the nine months ended September 30, 2019, an increase of $6.7 million or 7%.
•
Subscription, transaction and services revenue was $79.0 million for the nine months ended September 30, 2020, compared to $70.1 million for the nine months ended September 30, 2019, an increase of $8.9 million or 13%. All of the increase in subscription, transaction and services revenue was organic growth, as there were no acquisitions occurring in the nine months ended September 30, 2020.

•	Reimbursable costs revenue was $28.1 million for the nine months ended September 30, 2020, compared to $30.3 million for the nine months ended September 30, 2019 a decrease of $2.2 million or 7%.
The increase in total revenues was attributable to the following factors listed below:
•
Subscription and transaction fees related to the Software and Payments segment increased $9.0 million or 18% from contracting with new customers and existing customers purchasing additional products and increasing transactions. Software and Payments revenue was $59.1 million, or 81% of subscription and transaction fees, for the nine months ended September 30, 2020, compared to $50.1 million, or 76% of subscription and transaction fees, for the nine months ended September 30, 2019.

•
Print segment revenue was $42.0 million for the nine months ended September 30, 2020, compared to $46.0 million for the nine months ended September 30, 2019, a decrease of $4.0 million or 9%. Subscription and transaction fees related to the Print segment revenue decreased $1.8 million or 11% due primarily to the impact of COVID-19 on customer transaction volumes. Subscription and transaction fees related to the Print segment were $14.0 million, or 19% of subscription and transaction fees, for the nine months ended September 30, 2020, compared to $15.7 million, or 24% of subscription and transaction fees, for the nine months ended September 30, 2019. Reimbursable costs decreased $2.2 million or 7%, due to the impact of COVID-19 on customer transaction volumes. For more information on how we were affected by and responded to COVID-19, see the section entitled “-Impact of COVID-19 on Billtrust’s Business.”

•
Services and other revenue increased $1.7 million or 42% due primarily to an increase in existing customer professional services consulting engagements, as well as a shift to more services provided on an hourly rate basis as compared to the prior period. Services and other revenue was $5.9 million for the nine months ended September 30, 2020, compared to $4.2 million for the nine months ended September 30, 2019.

Costs of Revenues
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
Cost of subscription, transaction and services	$24,100	$23,636	$464	2%
Cost of reimbursable costs	28,052	30,277	(2,225)	(7)%
Total cost of revenues, excluding depreciation and amortization	$52,152	$53,913	$(1,761)	(3)%

Total cost of revenues, excluding depreciation and amortization were $52.2 million or 49% of total revenues for the nine months ended September 30, 2020, compared to $53.9 million or 54% of total revenues for the nine months ended September 30, 2019, a decrease of $1.8 million or 3%.
•
Cost of subscription, transaction and services was $24.1 million or 23% of total revenues for the nine months ended September 30, 2020 compared to $23.6 million or 24% of total revenues for the nine months ended September 30, 2019, an increase of $0.5 million.

•
Cost of reimbursable costs was $28.1 million or 26% of total revenues for the nine months ended September 30, 2020 compared to $30.3 million or 30% of total revenues for the nine months ended September 30, 2019 a decrease of $2.2 million or 7% due primarily to the impact of COVID-19 on customer transaction volumes. For more information on how we were affected by and responded to COVID-19, see the section entitled “-Impact of COVID-19 on Billtrust’s Business.”

The decrease in total cost of revenues, excluding depreciation and amortization was attributable to the following factors listed below:
•
Cost of subscription, transaction and services related to the Software and Payments segment increased $0.8 million or 10% due primarily to a $0.4 million increase in personnel-related costs, including non-cash stock-based compensation expense, and a $0.5 million increase in Software and Payments direct costs due to new customers and existing customers purchasing additional products and increasing transactions. Cost of subscription, transaction and services related to the Software and Payments segment were $9.4 million resulting in a segment gross margin of $49.7 million or 84% for the nine months ended September 30, 2020, compared to $8.6 million resulting in a segment gross margin of $41.5 million of 83% for the nine months ended September 30, 2019.

•
Cost of the Print segment revenue was $34.6 million for the nine months ended September 30, 2020, compared to $37.6 million for the nine months ended September 30, 2019, a decrease of $3.0 million or 8%. Cost of subscription, transaction and services related to the Print segment decreased $0.7 million or 10% due primarily to a $0.7 million decrease in Print direct costs resulting from impact of COVID-19 on customer transaction volumes. Cost of subscription, transaction and services related to the Print segment were $6.6 million resulting in a segment gross margin of $7.4 million or 53% for the nine months ended September 30, 2020 compared to $7.3 million resulting in a segment gross margin of $8.4 million or 54% for the nine months ended September 30, 2019. Cost of reimbursable costs decreased $2.2 million or 7% due to the impact of COVID-19 on customer transaction volumes. For more information on how Billtrust was affected by and responded to COVID-19, see the section entitled “-Impact of COVID-19 on Billtrust’s Business.”

•
Cost of services and other was $8.1 million for the nine months ended September 30, 2020, compared to $7.7 million for the nine months ended September 30, 2019, an increase of $0.4 million or 5%. The increase was due to a $0.4 million increase in personnel-related costs, resulting from our modified business practices in response to the COVID-19 pandemic. For more information on how we were affected by and responded to COVID-19, see the section entitled “-Impact of COVID-19 on Billtrust’s Business.”

Research and development
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
Research and development	$27,260	$24,995	$2,265	9%
Percentage of total revenues	25%	25%
Research and development expenses were $27.3 million for the nine months ended September 30, 2020, compared to $25.0 million for the nine months ended September 30, 2019, an increase of $2.3 million or 9%. The increase was due primarily to a $2.0 million increase in personnel-related costs resulting from hiring personnel who were directly engaged in maintaining products and IT infrastructure, upgrading product features, managing products and building or expanding new solutions related to the Software and Payments segment which included newly acquired products as a result of acquisitions, as well as a $0.3 million increase in hardware, support and other costs.

Sales and marketing
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
Sales and marketing	$17,295	$16,947	$348	2%
Percentage of total revenues	16%	17%
Sales and marketing expenses were $17.3 million for the for the nine months ended September 30, 2020, compared to $16.9 million for the for the nine months ended September 30, 2019, an increase of $0.3 million or 2%. The increase was due primarily to a $1.0 million increase in personnel-related cost, including non-cash stock-based compensation, due to the hiring of additional personnel who were primarily engaged in the sale of Software and Payments products. The increase was offset by a $0.6 million decrease in marketing related costs resulting from our modified business practices in response to the COVID-19 pandemic, which includes the cancellation of in-person meetings, events and conferences. For more information on how we were affected by and responded to COVID-19, see the section entitled “-Impact of COVID-19 on Billtrust’s Business.”
General and administrative
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
General and administrative	$15,226	$16,434	$(1,208)	(7)%
Percentage of total revenues	14%	16%
General and administrative expenses were $15.2 million for the nine months ended September 30, 2020 compared to $16.4 million for the nine months ended September 30, 2019, a decrease of $1.2 million or 7%. The decrease was due primarily to a $1.3 million decrease in personnel-related costs, including non-cash stock-based compensation, resulting from our modified business practices in response to the COVID-19 pandemic. For more information on how we were affected by and responded to COVID-19 see the section entitled “-Impact of COVID-19 on Billtrust’s Business.” The decrease was also due to a $0.3 million decrease in administrative costs related to acquisition, integration and restructuring activities and was offset by a $0.3 million increase in professional and consulting fees and a $0.1 million increase in facilities and other costs.
Depreciation and amortization
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
Depreciation and amortization	$4,223	$4,105	$118	3%
Percentage of total revenues	4%	4%
Depreciation and amortization expense was $4.2 million for the nine months ended September 30, 2020 compared to $4.1 million for the nine months ended September 30, 2019, an increase of $0.1 million or 3%. The increase was due to a change in the amount of amortization of identified intangible assets with definite useful lives associated with the Second Phase acquisition in 2019. The weighted average useful life of identified intangible assets have been revised, which results in recognition of an additional amount of amortization expense for such assets as compared to 2019.
Total other income (expense)
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
Total other income (expense)	$(3,438)	$(1,011)	$(2,427)	240%
Percentage of total revenues	(3)%	(1)%

Total other income (expense) was $(3.4) million for the nine months ended September 30, 2020 compared to $(1.0) million for the nine months ended September 30, 2019, an increase in expense of $2.4 million or 240%. $2.4 million of the expense increase was due to higher interest expense as a result of a new Financing Agreement (see “Liquidity and Capital Resources” section below) effective in January 2020 which increased available liquidity and outstanding debt at a higher interest rate than our prior revolving credit facility and term loan. The decrease was offset by $0.0 million of income related to the change in the fair value of contingent consideration associated with the Second Phase acquisition, offset by additional expense associated with an increase in the fair value of warrants.
(Provision) benefit for income taxes
	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
	(in thousands)
(Provision) benefit for income taxes	$(150)	$(141)	$(9)	6%
Percentage of total revenues	(0.1)%	(0.1)%
(Provision) benefit for income taxes was $(0.2) million for the nine months ended September 30, 2020 compared to $(0.1) million for the nine months ended September 30, 2019, a change of 6%. The increase was due to a higher effective tax rate primarily related to state income taxes. Overall, our effective tax rate is low due to our net operating loss position and we have a valuation allowance on our deferred taxes.
Liquidity and Capital Resources
Our principal sources of liquidity are cash, cash equivalents and cash flows from operations. As of September 30, 2020, we had cash and cash equivalents of $10.2 million. Immediately following the consummation of the Business Combination and related transactions, including the payment of transaction, related expenses and indebtedness under the Financing Agreement (described below), we had cash and cash equivalents of $301 million. Our primary uses of liquidity are operating expenses, capital expenditures and acquiring businesses. We had an outstanding aggregate principal amount on the Financing Agreement Initial Term Loan (described below) of $44.8 million as of September 30, 2020. In connection with the consummation of the Business Combination, we paid $46.4 million to repay in full all of our then-outstanding indebtedness (along with a prepayment premium) under, and terminated, the Financing Agreement.
Our cash equivalents are comprised of highly liquid investments with original maturities of three months or less which consist primarily of money market funds. We believe that our cash and cash equivalents will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this prospectus. Cash from operations could be affected by various risks and uncertainties, including, but not limited to, the effects of the COVID-19 pandemic. Our liquidity is influenced by a variety of factors, including our revenue growth rate, timing of payments and collections, development of new products, the cash paid for businesses, capital expenditures and the issuance or incurrence of debt and the issuance of capital stock. Our future capital requirements will depend on many factors, including our pace of growth, subscription activity, retention of existing customers, the timing and extent of spend to support development efforts, the expansion of sales and marketing activities, the introduction of new and enhanced services offerings, the continuing market acceptance of our services and any acquisitions of businesses, products or technologies we may undertake. To the extent that our existing cash and cash equivalents are insufficient to fund future activities or requirements to continue operating its business, we may need to raise additional funds. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, operating results and financial condition would be adversely affected.

Cash Flows
The following table shows a summary of our cash flows data:
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
Net cash provided by (used in) operating activities	$(7,275)	$(6,289)	$(6,117)	$(4,041)	$(8,545)
Net cash used in investing activities	(10,652)	(24,214)	(1,699)	(1,506)	(9,897)
Net cash provided by (used in) financing activities	19,268	(1,143)	37,651	14,306	17,125
Net increase (decrease) in cash, cash equivalents and restricted cash	$1,341	$(31,646)	$29,835	$8,759	$(1,317)
Net cash used in operating activities
Cash flows from operations have been historically negative as we continue to invest in our product features and platform, develop new products, and increase our sales and marketing efforts to sign contracts with new customers and expand the product breadth of existing customers. We do not expect this trend to change on an annual basis, although we do see quarterly shifts where cash flows from operations may be positive, primarily associated with invoicing and collecting advance subscription fees from customers.
For the year ended December 31, 2019 net cash used in operating activities was $7.3 million. Operating cash flow was driven primarily by adjustments for depreciation and amortization and stock based compensation expense, as well as changes in working capital that relate primarily to the timing of payments of accrued expenses and the collection of deferred revenue.
For the year ended December 31, 2018 net cash used in operating activities was $6.3 million. Operating cash flow was driven primarily by adjustments for depreciation expense and stock-based compensation expense, as well as changes in working capital that relate primarily to the timing of collection of accounts receivable and the collection of deferred revenue.
For the year ended December 31, 2017 net cash used in operating activities was $6.1 million. Operating cash flow was driven primarily by adjustments for depreciation expense, amortization and impairments, and stock-based compensation expense, as well as changes in working capital that relate primarily to the timing payments of prepaid expenses and the collection of deferred revenue.
Cash used in operating activities increased by $1.0 million for 2019 compared to 2018, primarily due to increasing net losses, an increase in accounts receivable and prepaid expenses year over year, offset by an increase in accounts payable.
Cash used in operating activities increased by $0.2 million for 2018 compared to 2017, primarily due to an increase in the timing of payment of prepaid expenses year over year offset by an increase in collection of deferred revenue.
For the nine months ended September 30, 2020, net cash used in operating activities was $4.0 million. Operating cash flow was driven primarily by adjustments for depreciation and amortization and stock-based compensation expense, as well as changes in working capital that relate primarily to the timing of accrued expenses and accounts payable.
For the nine months ended September 30, 2019, net cash used in operating activities was $8.5 million. Operating cash flow was driven primarily by adjustments for depreciation and amortization and stock based compensation expense, as well as changes in working capital that relate primarily to the timing of prepaid expenses, accrued expenses and accounts payable.
Cash used in operating activities decreased by $4.5 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily due to a lower net loss, as well as from the timing of prepaid expenses and accounts payable and accrued expenses.

Net cash used in investing activities
For the year ended December 31, 2019 net cash used in investing activities was $10.7 million. Investing cash flow was driven primarily by an acquisition of a business in the Software and Payments segment of $6.3 million coupled with capitalized expenditures.
For the year ended December 31, 2018 net cash used in investing activities was $24.2 million. Investing cash flow was driven primarily by an acquisition of a business in the Software and Payments segment of $16.3 million coupled with capitalized expenditures. The increase in capitalized expenditures in 2018 was related to furniture, fixtures, equipment and leasehold improvements associated with our leased headquarters facility in New Jersey.
For the year ended December 31, 2017, net cash used in investing activities was $1.7 million. Investing cash flow was driven primarily by capitalized expenditures.
Cash used by investing activities decreased by $13.6 million for 2019 compared to 2018, primarily due to the acquisition of the assets associated with the Second Phase business, which was a smaller acquisition compared to Credit2b.
Cash used by investing activities increased by $22.5 million for 2018 compared to 2017, primarily due to the acquisition in 2018 of the assets of the Credit2b business.
For the nine months ended September 30, 2020, net cash used in investing activities was $1.5 million. Investing cash flow was driven primarily by purchases of property and equipment.
For the nine months ended September 30, 2019, net cash used in investing activities was $9.9 million. Investing cash uses were primarily an acquisition of a business in the Software and Payments segment of $6.3 million coupled with capitalized expenditures.
Cash used in investing activities decreased by $8.4 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily because no acquisitions were made in the nine months ended September 30, 2020 and capitalized expenditures decreased year over year.
Net cash provided by financing activities
For the year ended December 31, 2019 net cash provided by financing activities was $19.3 million. Net cash provided by financing activities during 2019 consisted of borrowings under a line of credit partially offset by repayments of loans payable and the line of credit.
For the year ended December 31, 2018 net cash used in financing activities was $1.1 million. Net cash used by financing activities during 2018 consisted mainly of repayments of capital lease obligations, loan payments, and settlement of contingent consideration liabilities, offset by borrowings from our line of credit.
For the year ended December 31, 2017 net cash provided by financing activities was $37.7 million. Net cash provided by financing activities during 2017 consisted mainly of the issuance of Series E preferred stock and long-term debt partially offset by repayments of long-term debt and the repurchase of preferred and common stock.
Cash provided by financing activities increased by $20.4 million for 2019 compared to 2018, primarily due to an increase in borrowings under a line of credit.
Cash provided by financing activities decreased by $38.8 million for 2018 compared to 2017, primarily due to no issuance of preferred stock or long-term debt that occurred in 2017.
For the nine months ended September 30, 2020, net cash provided by financing activities was $14.3 million. Net cash provided by financing activities during this period consisted of borrowings under the new Financing Agreement in January 2020, which increased the total long-term debt outstanding, partially offset by repayments of loans payable and the line of credit under our prior credit facility.
For the nine months ended September 30, 2019, net cash provided by financing activities was $17.1 million. Net cash provided by financing activities during this period consisted of borrowings under a line of credit, partially offset by repayments of loans payable and the line of credit.
Cash provided by financing activities decreased by $2.8 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily due to repayments of loans payable and the line of credit.

Debt
Our debt consisted of the following facilities as of September 30, 2020 pursuant to our Financing Agreement, which was effective January 17, 2020:
Description	Maximum funding	Maturity
Initial term loan	$45,000,000	January 17, 2025
Delayed Draw Term Loan	$20,000,000	January 17, 2025
Revolving Commitment facility	$7,500,000	January 17, 2025
In connection with the consummation of the Business Combination, we paid $46.4 million to repay in full all of our then-outstanding indebtedness (along with a prepayment premium) under, and terminated, the Financing Agreement.
Financing Agreement
On January 17, 2020, we entered into a Financing Agreement with TPG Specialty Lending, Inc. (“TSL”) as administrative agent and lender and Wells Fargo Bank, N.A. (“Wells”, and with TSL, the “2020 Lenders”) for a $72.5 million facility, secured by substantially all of our assets (the “Financing Agreement”). In connection with entering into the Financing Agreement, the prior term loan and revolver under the PacWest Bank Credit Agreement of $28.3 million was paid in full along with related interest and all liens released. Existing letters of credit of $3.2 million issued by PacWest Bank remained outstanding and were collateralized by cash of $3.3 million which is restricted cash until the underlying letters of credit are released.
In connection with the consummation of the Business Combination, we paid $46.4 million to repay in full all of our then-outstanding indebtedness (along with a prepayment premium) under, and terminated, the Financing Agreement.
In connection with the consummation of the Business Combination, we paid $46.4 million to repay in full all of our then-outstanding indebtedness (along with a prepayment premium) under, and terminated, the Financing Agreement.
Contractual Obligations
As of December 31, 2019, our contractual cash obligations were as follows:
	Total	< 1 Year	1-3 Years	3-5 Years	> 5 Years
	(in thousands)
Long term debt	$28,583	$616	$900	$900	$26,167
Capital leases	529	282	247	—	—
Operating leases	57,535	4,686	9,368	8,467	35,014
Purchase obligations(1)	503	503	—	—	—
Contingent consideration and other(2)	2,316	1,156	1,160	—	—
Total contractual cash obligations	$89,466	$7,243	$11,675	$9,367	$61,181
(1)	Purchase obligations includes purchase commitments with certain vendors to secure pricing for paper, envelopes and similar products necessary for its operations.
(2)
Contingent consideration and other is related to potential earnout amounts and a deferred payment due to the seller related to the acquisition of the assets and certain liabilities of Second Phase, LLC in April 2019. The recurring revenue earnouts are payable in each of the first three full years commencing May 1, 2019, based on meeting certain recurring revenue growth and profitability targets. These annual earnouts are subject to a minimum profitability threshold based on EBITDA. Additionally, the sellers were entitled to a new customer earnout for 2019 based on the cumulative monthly subscription value for new customer contracts signed during 2019. The earnouts were recorded at their fair value of $1.1 million, using a Monte-Carlo simulation methodology as of the acquisition date on the revenues and profitability metric, using risk adjusted growth rates and volatility of 9.6% for revenue and 33% for the profitability metric. Contingent consideration estimates may change based on actual results and may differ from management’s current expectations. The deferred purchase price is in the form of an interest bearing note payable at a rate of 2.52% per annum to the sellers, payable in principal of $750 and $500 on the one year and two year anniversary of the acquisition date, respectively, as a source for the satisfaction of indemnification obligations owed to us.

As noted above in the Financing Agreement, after December 31, 2019, we refinanced our long term debt, increasing the aggregate amount outstanding to $45.0 million during the nine months ended September 30, 2020. The amounts disclosed in the Contractual Obligations above represent the estimated future amount under the new Financing Agreement, except for (i) the amount under one year includes $0.3 million related to a payment made on the credit agreement prior to refinancing, plus the amount under the new Financing Agreement of $0.3 million due in 2020 and (ii) the amount over 5 years is the remaining balance due under the prior loan agreement, and the gross principal amount due in the year 2025 under the new Financing Agreement is $42.9 million. Other than the long-term debt, there were no material changes in our contractual cash obligations for the nine months ended September 30, 2020.
In connection with the consummation of the Business Combination, we paid $46.4 million to repay in full all of our then-outstanding indebtedness (along with a prepayment premium) under, and terminated, the Financing Agreement.
Critical Accounting Policies and Significant Judgments and Estimates
Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events, and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
While our significant accounting policies are described in more detail in Note 2 to our audited financial statements and notes thereto included elsewhere in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.
Revenue Recognition
Our revenues are primarily subscription and transaction fees which are recurring in nature, services and other, and reimbursable costs. To determine revenue recognition for arrangements that we determine are within the scope of the revenue standard, we perform the following five steps:
1. Identify the contract, or contracts, with a customer;
2. Identify the performance obligations in the contract;
3. Determine the transaction price;
4. Allocate the transaction price to the performance obligations in the contract; and
5. Recognize revenue when, or as, we satisfy a performance obligation
Subscription and transaction fees revenue
Subscription and transaction fees are derived primarily from a hosted software as a service (SaaS) platform that enables billings and payment processing on behalf of customers. Our transaction fees for certain services are billed monthly based on the volume of items processed each month at a contractual rate per item processed.
Hosted solutions are provided without licensing perpetual rights to the software. These solutions are integral to the overall service arrangement and are billed as a subscription fee as part of the overall service agreement with the customer. Subscription fees from hosted solutions are recognized monthly over the customer agreement term beginning on the date our solution is made available to the customer.
Transaction revenue is recognized concurrent with processing of the related transactions, which is when revenue is earned. The customer simultaneously receives and consumes the benefits as we perform. Transaction fees include per-item processing fees charged at contracted rates based on the number of envelopes, invoices delivered or payments processed.

Services and other
Revenues related to upfront implementation services for new customers or new products for existing customers are recognized ratably over the estimated period of the customer relationship, which is estimated to be five years other than for customer relationships from acquisitions which range from two to four years.
In addition to implementation fees, professional services fees also include consulting services provided to customers on a time and materials basis. Revenues from consulting services are recognized as the services are completed based on their standalone value.
Significant Judgements
We determine standalone selling price for all material performance obligations using observable inputs, such as the price of subsequent years of the contract, standalone sales and historical contract pricing. Some customers have the option to purchase additional subscription or transaction services at a stated price. These options are evaluated on a case-by-case basis but generally do not provide a material right as they are priced within a range of prices provided to other customers for the same products and, as such, would not result in a separate performance obligation.
When the timing of revenue recognition differs from the timing of invoicing, i.e. implementation services, we use judgment to determine whether the contract includes a significant financing component requiring adjustment to the transaction price. Various factors are considered in this determination including the duration of the contract, payment terms, and other circumstances. Generally, we determined that contracts related to upfront implementation services do not include a significant financing component. We apply the practical expedient for instances where, at contract inception, the expected timing difference between when promised goods or services are transferred and associated payment will be one year or less.
Reimbursable costs
We record reimbursable costs, such as postage, on a gross basis as revenue as well as corresponding expense on an accrual basis as we allocate the costs based on specific types of postage and related savings to customers, but cannot specifically identify each postage invoice to specific customers. In cases where customer specific expenses are directly identifiable, they are shown on a net basis. Because the cost of such revenue is equal to the revenue, it does not impact loss from operations or net loss.
Deferred Revenue
Deferred revenue relates primarily to implementation fees for new customers or new services, which are being recognized ratably over the estimated term of the customer relationship, which is generally five years for our core billing and payments and cash application services, and two to four years for other services related to acquisitions in 2018 and 2019.
Deferred Commissions
Prior to the adoption of ASC 606 and the related ASC 340-40, commissions were generally expensed over the first year of services commencing with the date a customer's contracted revenue was invoiced. Upon adoption of ASC 606, commission costs are deferred and then amortized over a period of benefit of four to five years. We determined the period of benefit by taking into consideration our past experience with customers and the average customer life of acquired customers (four years, compared to five years for all remaining customers), future cash flows expected from customers, industry peers and other available information.
Business Combinations and Intangible Assets
Business combinations are accounted for in accordance with the acquisition method. We recognize separately from goodwill the assets acquired and the liabilities assumed at its acquisition date fair values. In connection with acquisitions the identifiable intangible assets purchased typically consist of customer relationships, technology, trade names and non-compete agreements. While we use our best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, our estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill.

Critical estimates in valuing certain intangible assets include but are not limited to future expected cash flows from customer relationships, covenants not to compete and acquired developed technologies, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.
Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value amount of these assets might not be fully recoverable. We have determined that such businesses constitute a single reporting unit. Besides goodwill, we have no other intangible assets with indefinite lives.
We perform our annual impairment test as of October 1. During our annual impairment test of goodwill in 2019, 2018 and 2017, management did not identify any indications of impairment, and no adverse events have occurred since the measurement date. Although we have made our best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in our financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, we may be subject to future impairment losses related to long-lived assets as well as changes to valuations.
Stock-Based Compensation
We recognize expense for the estimated fair value of stock based compensation awards on a straight-line basis over the award’s vesting period. We determine the fair value of stock options using the Black-Scholes model, which requires us to estimate key assumptions such as stock price volatility, expected terms, risk-free interest rates and dividend yield. Calculating the fair value of the stock-based options requires the input of subjective assumptions. These assumptions include:
a.	Expected term – We estimate the expected life of stock options granted based on our historical experience, which we believe is representative of the actual characteristics of the awards.
b.	Expected volatility – We estimate the volatility of our Common Stock on the date of grant based on the historic volatility of comparable companies in our industry.
c.
Risk-free interest rate – We selected the risk-free interest rate based on yields from United States Treasury zero-coupon issues with a term consistent with the expected life of the awards in effect at the time of grant.

d.	Expected dividend yield – We have never declared nor paid any cash dividends on our Common Stock and have no plan to do so. Consequently, we used an expected dividend yield of zero.
Contingencies
During the normal course of business, we are occasionally involved with various claims and litigation. Reserves are established in connection with such matters when a loss is probable and the amount of such loss can be reasonably estimated, including for indemnifications with customers or other parties as a result of contractual agreements.
For the year ended December 31, 2019, no material reserves were recorded. No reserves are established for losses which are only reasonably possible. The determination of probability and the estimation of the actual amount of any such loss is inherently unpredictable, and it is therefore possible that the eventual outcome of such claims and litigation could exceed the estimated reserves, if any. Based upon our experience, current information and applicable law, we do not believe it is reasonably possible that any proceedings or possible related claims will have a material effect on our financial statements.
Recently Issued Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 of our audited financial statements included elsewhere in this prospectus.
Emerging Growth Company Status
As an emerging growth company, the Jumpstart Our Business Startups Act (“JOBS Act”) allows us to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. Subject to certain conditions, as an emerging growth company, we intend to rely on certain exemptions, including without limitation, not having to (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act or (2) comply with any requirement that may be adopted by PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis.
Quantitative and Qualitative Disclosures About Market Risk
We have operations primarily within the United States, but utilize partners in Canada and Europe primarily for our Print segment, and we are exposed to market risks in the ordinary course of its business. These risks primarily include interest rate and foreign exchange.
Foreign Currency Exchange Risk
Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the Canadian dollar. Due to the relative immaterial size of our international operations to date, our foreign currency exposure has been limited and thus we have not instituted a hedging program. We do not believe that a 10% change in the relative value of the U.S. dollar to other foreign currencies would have a material effect on our cash flows and operating results. Most of our agreements have been, and we expect will continue to be, denominated in U.S. dollars.
Interest Rate and Credit Risk
Our overall investment portfolio is comprised of money market funds and tri party repurchase agreements, as well as cash and restricted cash in interest bearing accounts, and is generally short-term in nature and highly liquid,. We do not believe that a hypothetical 10% change in interest rates would have a material effect on our cash flows and operating results.
We are also exposed to credit risk related to collecting customer funds for charges related to our services and reimbursable costs. We mitigate this credit exposure by leveraging our credit decisioning products to make credit underwriting decisions about whether to require more timely payments or suspend services, extending hold periods on funds, managing exposure limits, requiring deposits and various other controls in our products and platforms.

BUSINESS
Overview
We are a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable (“AR”) is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper-based. We are at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoicing, cash application and collections. Our solutions integrate with a number of ecosystem players, including financial institutions, enterprise resource planning (“ERP”) systems, and accounts payable (“AP”) software platforms, to help customers accelerate cash flow and generate sales more quickly and efficiently. Customers use our platform to transition from expensive paper invoicing and check acceptance to efficient electronic billing and payments, which accelerates revenue capture, generates cost savings, and provides a better user experience.
We help reduce the complexity of B2B commerce. Our customers struggle to achieve their digital transformation goals: paper invoicing is widespread; many ERP systems have little to no electronic invoicing and payment capabilities; suppliers may not accept electronic payments due to cost or quality of remittance and applying cash is time consuming and expensive. According to a 2019 Billentis report, there are over 280 billion annual invoices globally, but a significant proportion of B2B payments are still made by paper check. As we drive electronic invoice adoption, there is a significant opportunity to monetize electronic payments, which further expands our network in a virtuous cycle. According to Visa’s 2019 annual report, there is over $120 trillion of global B2B payment volume, and, according to a 2018 MasterCard report, over 50% of B2B payments are still made by paper check. Compounding this problem, there has been a proliferation of AP software providers focused on enrolling suppliers in their network, which forces suppliers to post invoices into multiple AP portals. In addition, AP software providers are promoting acceptance of electronic payments, including single-use virtual cards, which has added stress and complexity to supplier AR systems.
Our proprietary technology platform offers customers multiple ways to present invoices (online, email, AP portal, and print/mail) and receive payments (credit card, ACH, email, phone and paper check). We have an electronic solutions (“eSolutions”) team that works closely with our customers to transition their users from paper invoices and payments to electronic, which results in accelerated savings, faster realization of cash, and a better user experience. In turn, we benefit from margin expansion and incremental revenue through the monetization of electronic payments. Furthermore, our customers have a daunting task of capturing and applying payments from hundreds or thousands of their buyer customers, all via different channels and payment types.
In 2017, we created the Business Payments Network (“BPN”), which is a powerful network that connects buyers, suppliers, and financial institutions to simplify and streamline the process of accepting electronic payments. The BPN has built-in integrations with leading ERP and accounting systems, AP software providers, payment card issuers and payment acceptance networks. The BPN offers an online supplier business directory, programmatic payment preferences, payment acceptance flexibility and streamlined reconciliation of remittance data.
As of September 30, 2020, over 1,800 enterprise and middle market customers trust our platform to manage their AR operations and process payments. We have customers across diversified industry verticals, including technology, healthcare, industrial, wholesale distribution, consumer packaged goods and others. Our customers include many of the largest Fortune 500 companies, as well as high-growth Fortune 1,000 and middle market businesses. Generally, our customers are in high-bill volume industries with complex billing needs, including those with a diverse customer base, multiple distribution channels and numerous product SKUs. Our technology, distribution and support are configured to the specific billing and payment needs of customers in these verticals.
Our go-to-market strategy is highly targeted, including market-directed demand generation strategies and a direct sales organization. We acquire customers through targeted account-based marketing, content-rich marketing campaigns and referrals from channel partners and customers. Our target customers are enterprise and middle market B2B businesses with at least $50 million in annual revenue. As of September 30, 2020, our channel partners included several of the largest financial institutions in the United States, including J.P. Morgan Chase, as well as a growing network of referral and reseller partners. We make our software accessible by integrating with leading ERP systems and accounting system vendors, including Oracle, SAP, Epicor, Microsoft, and Sage. In addition to financial institutions, we have strategic relationships across the BPN, most notably Visa, as well as strategic relationships with AP software providers, including AvidXchange, FIS, Comdata and Finexio.

For the nine months ended September 30, 2020, we derived approximately 55% of our total revenue and 75% of our net revenue (non-GAAP) from a combination of software and payments fees paid by our customers, which principally includes recurring monthly subscription fees, transaction processing fees and a percentage of payment volume processed for certain payment transactions. We also earn professional service fees that may be fixed or based on contracted hourly rates, which represented approximately 6% of our total revenues and 7% of our net revenues (non-GAAP) for the nine months ended September 30, 2020. A high percentage of our revenue is recurring in nature because of the subscription nature of our SaaS platform offerings and the consistency of B2B payments. Our customer and revenue retention rates are extremely high due to the high-quality, mission-critical and embedded nature of our solutions, and the high switching costs associated with these solutions.
We have grown and scaled our business operations rapidly in recent periods. We processed $44 billion in total payment volume, of which $13 billion was for credit card payment volume in 2019, which represented 40% and 39% year-over-year growth, respectively. Our total revenues were $136.5 million, $120.5 million and $110.2 million for the years ended December 31, 2019, 2018 and 2017, respectively. Our total revenues were $107.0 million and $100.3 million for the nine months ended September 30, 2020 and 2019, respectively, an increase of 7%. Our net revenue (non-GAAP) was $96.5 million, $79.6 million and $68.8 million for the years ended December 31, 2019, 2018 and 2017, respectively. Our net revenue (non-GAAP) was $79.0 million and $70.1 million for the nine months ended September 30, 2020 and 2019, respectively, an increase of 13%. We incurred net losses of $22.8 million, $18.2 million and $16.8 million for the years ended December 31, 2019, 2018 and 2017, respectively. We incurred net losses of $12.7 million and $17.2 million for the nine months ended September 30, 2020 and 2019, respectively. Our top 10 customers, with an average tenure of approximately seven years, contributed to approximately 20% of total revenues during the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, and approximately 18% and 17% of net revenue (non-GAAP) for both the nine months ended September 30, 2020 and the year ended December 31, 2019 respectively. For further explanation of the uses and limitations of this measure and a reconciliation of net revenue (non-GAAP) to the most directly comparable GAAP measure, total revenues, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Billtrust-Non-GAAP Financial Measures.”
Industry overview
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Huge Market. According to Visa, B2B commerce drives approximately 2/3 of global payments. The transactions between businesses annually generate 280 billion global invoices and associated $120+ trillion of global commercial payments. Conventional AR processes for B2B invoicing and payment are highly dated and ripe for disruption. To illustrate, in the U.S. alone, more than 50% of payments are still being made by paper check, presenting a huge market opportunity for digital transformation. We believe our global total addressable market for digital transformation of accounts receivables with integrated payments is extremely large, and estimate that in North America alone that total addressable market is approximately $10.9 billion, based on an estimated 43,500 businesses with annual revenues of $50 million or more in the United States and Canada that are in industries that use our products and services and with a potential estimated annual revenue of approximately $250,000 for each such business, which is our estimated representative annual spend for customers that fully utilize our platform.

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Favorable Trends. The need for modern, digital invoice presentment and payment acceptance is fueled by B2B buyers and governments. B2B commerce is increasingly digital, with the global B2B e-commerce market size estimated to reach $20.9 trillion by 2027. Rapid adoption of SaaS platform AP solutions like AvidXchange, Coupa, and SAP Ariba by B2B buyers creates complexity for supplier AR departments, requiring manual activity for invoice presentment, remittance capture and electronic payment processing. In addition, governments are requiring B2B sellers to interact with electronic tax validation systems in order to present invoices. The 2020 global pandemic has accelerated the demand for faster and more efficient digital B2B interactions. Companies need solutions that enable AR professionals to work outside of the office, generate cost savings from operational efficiency, address increased pressure on working capital, and provide a superior customer experience. Our platform addresses such challenges and is poised to benefit from these favorable industry conditions.

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Key Market Challenges. Finance leaders globally are tasked with digitally transforming their AR processes. Major AR-related challenges listed by finance leaders are high operating expenses, insufficient speed of receiving and applying cash, working capital tied up by high days sales outstanding (“DSO”) and costly manual labor with high risk of errors. In addition, for their businesses to remain competitive, finance leaders also increasingly seek to provide a differentiated experience to their business customers, including self-service capabilities, integrated payments, automated interaction with AP portals and real time customer credit insight to enable more accelerated transactions.
Sending invoices via mail and manually processing paper checks and remittance is labor intensive, costly and exposes businesses to risk from third parties like postal services. Businesses that have not automated their collections processes are unable to drive process consistency across teams, effectively optimize account targeting, or systematically execute multi-touch campaigns to increase recoveries. AR leaders are under pressure to address these inefficiencies, with seven out of ten in the United States indicating they are planning to adopt accounts receivables automation solutions by 2023.
There has been a new generation of companies focused on B2B automation. We have been a leader in this field since our formation in 2001.
What Sets Us Apart
Our platform enables our customers to do what they do best, run their businesses, and it provides the following key benefits:
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Billtrust deploys great software. Our cloud-based AR platform was purpose-built for enterprise and mid-market customers spanning more than 40 industry verticals. Our powerful and proprietary technology platform combines cloud-based software and integrated payments capabilities to create end-to-end B2B commerce solutions for our customers. Our solutions are mission-critical and trusted by tens of thousands of users. Our software is highly configurable based on business needs, with capabilities covering credit, ordering, invoicing, payments, cash application and collections. We provide customers with a unified and mobile platform that seamlessly integrates with their ERP systems for real-time pricing, availability, processing and tracking.

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Extensive ecosystem integrations. The digital transformation of AR requires integration with various participants, including AP portals, banks, ERP systems and other independent software vendors. Our platform seamlessly connects with these participants. Many of these participants have different standards and protocols, and it is a challenge for suppliers to satisfy and maintain their interoperability as standards and protocols change over time. Our robust integrations and partner ecosystem enable businesses to send and receive invoices and payments the way they want. For example, we partner with over 160 leading AP portals to automatically deliver invoices, enabling AR professionals to avoid the labor and expense of manually keying invoice data.

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Integrated payments with frictionless money movement capabilities. The ultimate objective of AR is to receive and apply payments. Our platform enables payment acceptance and remittance capture to be achieved across various touchpoints. We support multiple payment modalities as well as a wide variety of currencies. Additionally, we help our customers comply with various regulations including those related to privacy, anti-money laundering (“AML”) and Payment Card Industry Data Security Standard.

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Generate high customer return on investment with short payback period. We are focused on driving business outcomes. Our solutions automate AR departments, accelerate cash flow, minimize man-hours, reduce processing and compliance costs and help our customers scale more efficiently. We achieve these results for our customers by optimizing across credit, order, invoicing, payments, cash application and collections functions. We have a dedicated customer success team that helps our customers deploy best practices and uses a data-driven campaign-based approach to rapidly drive our customers’ customers to adopt electronic solutions. Our eSolutions programs drive significantly more usage of electronic invoice delivery and payments and provide greater cost savings for our customers than organizations trying to do it on their own.

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Business Payments Network (BPN). The BPN is a unique, digital payments highway that brings together suppliers and buyers in a highly efficient manner. According to a 2018 Mastercard report, more than 50% of B2B payments are still done by paper check and via manual processes. Our proprietary “Digital Lockbox” combines payments and remittance data from multiple sources, enabling dramatically decreased manual cash application processes. As an open network, the BPN provides broad support for the payments industry and currently integrates with 160 AP providers and banks with its open network approach.

Growth Strategies
We take a multi-pronged approach to growing our business. Some of the key elements include:
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Acquire new customers. We have an opportunity to further scale sales and marketing activities to acquire new logos in both the mid-market and enterprise space. By investing in demand generation and broadening our sales coverage teams, we can increase the quantity of new sales opportunities and resultant conversions to customers. We also have growing volume of referrals from existing partners and customers who provide us with an additional pipeline of prospects.

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Cross and up-sell to existing customers. The breadth of our platform enables a land and expand approach to increasing customer value. Customers generally contract for a subset of available modules and then expand as they progress on their digital transformation journey. In addition, newly acquired customers may begin with one operating division or subsidiary company creating a meaningful opportunity to increase the value delivered and resultant revenue to us by cross-selling to other business units within a corporate entity. Our customer churn rate of less than 3% demonstrates the sticky nature of our customer relationships and our net dollar retention rate of greater than 100% evidences the opportunity for expanded growth within the existing customer base.

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Monetize payments. The B2B payments space is ripe for digital transformation, and we have a compelling opportunity to increase our volume of payments processed and further monetize a larger proportion of transactions as they shift to digital methods from paper check. For the 12 months ended August 31, 2020, the monetary volume associated with invoice data processed across our various modules was approximately $1.0 trillion. We directly processed in excess of $49 billion in electronic payments on behalf of our customers over the same time period. As more customers shift to accepting digital payments, we will monetize this increased activity through higher subscription and merchant processing revenue. This accelerating shift to digital payments across B2B fuels revenue growth opportunities with existing customers, new logos and within the BPN for us.

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Scale the BPN. We believe the BPN is well-positioned to be the leading and de-facto payments network in the B2B space. Our relationship with Visa provides distribution into multiple bank channels, and when combined with the growing count of participating AP entities, the BPN is well-positioned to serve as “the rails” for B2B payments. As our customers and their end customers connect through the BPN, our member network organically expands and we are able to monetize different parts of the network and increase revenue from the BPN. We charge fees when AP providers send payments, when suppliers receive payments and when we process payments through our payment facilitator merchant processing solution. We expect the favorable market conditions for the BPN and its approach to expanding the BPN’s use to provide significant revenue growth opportunities.

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Expand into new geographies. Our platform is currently equipped with international capabilities, with overseas invoice delivery to recipients in 198 countries, acceptance of multiple currencies and compatibility with multiple languages. The market for global invoicing services is large, with over 280 billion annual invoices delivered globally. Looking ahead, we will seek to further extend and build upon our platform to engage with and target customers in other developed markets.

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Strategic M&A. In addition to growing our business organically, we will continue to opportunistically pursue strategic acquisitions to increase market share, enhance solutions and capabilities, and expand internationally. We have a proven track record of successfully sourcing, acquiring and integrating acquisitions, which has enhanced our growth and has helped build out our end to end platform. Our dedicated team of corporate development professionals and deep experience in M&A favorably position us for success in this area.

Our Platform and Solutions
We are a leader in the digital transformation of AR and B2B payments, with what we believe based on publicly available information and company research is the largest customer base of any North American company focused on driving digital transformation across AR with integrated payments. Our proprietary SaaS platform automates processes across the AR function and includes a comprehensive B2B payments solution. Modules include credit decisioning and monitoring, online ordering, invoicing, cash application and collections. Our cloud-based AR platform delivers measurable business outcomes for our customers, including reducing DSO and bad debt, accelerating cash flow, automating flawed processes, minimizing manual labor and errors and reducing reliance on third party providers. We help thousands of customers reach millions of buyers and achieve greater efficiency across their AR lifecycle.
We launched the BPN in 2017. BPN is an open, two-sided network that leverages our AR platform and connects the financial services ecosystem across AP providers, payment card issuers and banks to bring together suppliers and buyers. The BPN automates the acceptance of electronic payments and remittance data, which is seamlessly delivered to supplier accounting and ERP platforms.

Reduce overdue receivables, bad debt, and write-offs
Accept and manage payments and remittances in nearly any format
Automated credit application, decisioning, and management
Collections
Credit
Order
Invoicing
Cash App
Remittance
Payment method
Suppliers
Buyers
billtrust
Streamlined and simplified invoice delivery and presentment
eCommerce marketplace with configurable web stores
Payments
Payment acceptance flexibility
Multiple payment modalities
Embedded remittance
Process optimization
Financial ecosystem integrator / connector

We also entered into a BPN services agreement with Visa under which Visa utilizes, promotes and markets BPN access and services and is the exclusive credit card sponsor of the BPN. The business services agreement became effective on April 4, 2019 and has a term of four years through April 4, 2023 (subject to a potential one-year extension). Under the business services agreement, Visa makes a minimum prepayment to us each year for related BPN transactions in that year, which to date has funded the amounts due from Visa to us under the services agreement. We rely on our strategic relationship with Visa to accelerate adoption of and grow the users for and transactions processed on the BPN.
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Credit Application. Our B2B credit application module provides a modern digital process that delivers credit-related information in real-time to streamline prospect evaluation and new customer onboarding during initial sales activity. The solution provides for complete digitization and eliminates frictional challenges resulting from manual application processing, slow data validation and inconsistent review criteria, resulting in accelerated credit decisions and approvals aligning to corporate risk tolerance. The solution provides a highly configurable workflow and branding capabilities.

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Credit Management. Our credit management module provides ongoing risk assessment for our customers’ customers. Our proprietary software aggregates industry trade-network inputs, bureau reports and other third-party data to create accurate and up-to-date credit profiles. Our software also performs granular data analysis, delivering smart recommendations while our artificial intelligence (“AI”)-assisted data weighting and scoring increases accuracy. Profiles, data, and insights are made available to align day-to-day operations with corporate risk strategy.

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Order/E-commerce. Our order/e-commerce module provides B2B wholesale distributors with robust e-commerce capabilities. Our offering delivers an optimized and personalized configuration, ordering and payment experience. Configurable and seamlessly integrated with existing ERP systems and third-party product content providers, our solution enables our customers to serve their customers 24/7 with deep B2B functionality. The web experience is augmented by an AI-powered recommendation engine and a robust native mobile application.
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Invoicing. Our invoicing module enables our customers to optimize invoice delivery across all distribution channels. Our module ingests invoice data from myriad ERP systems and presents invoices in ways that reflect customer needs and preferences. The solution includes customer-branded e-presentment portals, e-bills, email billing, automated entry into AP portals via direct integration and leveraging robotic process automation, and highly efficient print and physical delivery ensuring rapid and cost-efficient presentment and delivery. The solution also includes support from our customer success team that leverages data from our BPN supplier business directory to help our customers migrate their customers to highly efficient electronic delivery methods.

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Integrated B2B Payments. Our deeply integrated payment capabilities enable our customers to facilitate payments at every possible touchpoint across our solution set. Various payment types, including ACH, credit card, wire, check and cash can be accepted and automatically captured across the platform. Our configuration capabilities allow customers to drive payment acceptance on their terms with flexible criteria per individual buyer to manage costs. Examples include delinquency state, payment amount, surcharge/convenience fee inclusion, remittance quality, AP provider and more. Our secure and compliant payment infrastructure shifts risk and compliance responsibilities away from our customers and enables them to leverage our ongoing security investment and expertise.

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Cash Application. Our cash application module enables revenue reconciliation via line item reconciliation within accounting and ERP systems. Our automated offering consumes payment and remittance data across inbound channels including lockboxes, mail, email, portal posting, hosted payment page intake and via direct and manual feeds. The solution leverages machine learning to constantly increase automation and minimize costly and manual exception handling. Our integrations with banks, AP portals and ERPs enable rapid deployment and deliver industry-leading match rates and straight through processing. Exception handling is simplified via our intuitive user interface that is augmented by smart suggestions and an active learning process that actively eliminates exception types once handled.

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Collections. Our collections module enables customers to shift from a reactive recovery-centric model to a strategic customer touchpoint-centric operation, preventing payment delays and driving positive customer experiences. The solution delivers process efficiency and increases financial recoveries by automating workflows and providing clear visibility across relevant data points and actions taken. Policies are deployed and monitored across a collections team driving consistent focus and behaviors. Our embedded in-line payment acceptance and dispute-handling capabilities at each interaction point are often critical to recoveries.

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Business Payments Network (BPN). The BPN makes accepting electronic payments easy. The network connects suppliers and their underlying systems, AP portals, payment card issuers, banks, and payment processors in a comprehensive, supplier-driven way. Remittance and payments are automatically delivered to a supplier’s “Digital Lockbox” for processing and distribution to their accounting and ERP systems. Participating buyers and financial institutions can also facilitate payment automation with access to BPN’s supplier business directory, a transparent listing of supplier payment preferences. The BPN allows complex financial and payment data to come together in a single platform and at scale, while providing seamless payment processing, reconciliation and remittance management.

The Print segment includes most of the revenues generated through the invoicing module described above and is primarily responsible for printing and mailing customer invoices and optimizing the time and costs associated with billing customers via mail. The remaining solutions and modules described above, as well as the electronic invoice presentment components of invoicing, are included in the Software and Payments segment. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Billtrust-Segments and Financial Summary” for more information regarding our reporting segments.
Our Customers
We digitally transform e-commerce, credit, AR and B2B payment processes for over 1,800 customers using our solutions. We are trusted by our customers to manage complex order-to-cash processes that include diverse buyers with many end points, multiple ERP systems and AP portal interactions, and high volumes of invoices and payments.

Our solution is flexible enough to meet the needs of companies ranging from mid-market, or companies with $50 million to $600 million in annual revenues, to enterprise companies, or companies with more than $600 million in annual revenues, including many Fortune 500 companies.
In both mid-market and enterprise companies, target customers have complex order-to-cash processes as generally indicated by several factors including diverse buyers with many end points, multiple ERP systems and AP portal interactions and high volumes of invoices and payments. Our platform delivers a common set of solutions to customers across both mid-market and enterprise companies with no material differences in how the solutions are provided, serviced or marketed to each category of customers. We currently serve companies in more than 40 industries and present invoices in more than 190 countries. We have established significant market penetration among mid-market and enterprise companies in key verticals, including technology, healthcare, industrial, construction and consumer-packaged goods. Our platform is highly configurable across industry verticals and interacts with more than 100 ERP systems.
Throughout our engagement with customers, we seek to increasingly digitally transform their AR and payment processing functions. Most customers begin with one or two modules and adopt additional modules over time, leveraging the breadth of our platform. We have a dedicated eSolutions team whose overarching focus is helping customers achieve business outcomes. Combining their efforts with those of the rest of our organization, we have achieved a less than 3% customer revenue churn rate, 100% plus net dollar retention rate for the twelve months ended September 30, 2020 and a consistent 50 plus NPS score.
Here are two recent examples of our collaborative work with our customers and its results:
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Global storage and information management solutions provider: When we began working with this customer, the customer had an internal goal to convert 24,000 customers from print to digital in one year. The customer exceeded that goal in approximately one year, with 33,000 customers converted, and the customer currently sends out more than 800,000 documents per month across North America utilizing our solutions, reaching a rate for digital distribution of documents of 71% and continuing to grow.

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Global leader in performance-driven golf products: Our cash application module helped this customer achieve ACH payment match rates averaging 99.5% and enabled the company to reduce the amount of time used to perform cash application processing by an estimated 20 hours per day. These improvements helped facilitate a 20% annual increase in electronic payments.

Billtrust’s Go-to-Market Strategy
We target middle market and enterprise companies that serve a wide variety of customers and have high frequency sales with complicated AR processing requirements. Our target market includes both mid-market and enterprise corporations across a variety of industry verticals. We are largely a direct sales organization and work in tandem with a variety of channel partners including banks, AP providers, industry associations, VARs and ERPs.
The breadth of our platform enables us to market modules for digital transformation across the entire AR spectrum and also allows us to focus on particular customer pain points. This includes functional areas of credit, order, invoicing, payments, cash application and collection. In most cases, our new customer acquisitions are initially for one to two modules, including integrated payments. This creates a significant land and expand opportunity, which is a key underlying objective and value driver in our business.
We calibrate our sales and marketing activities based upon the size of the customer and whether the customer is an existing customer or a new logo opportunity.
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New Customer Acquisition. Our direct sales team consists of sales representatives that have designated portfolios of accounts. We use account-based selling and marketing. This includes persona identification such as individual influencers, gatekeepers and decision makers. We also take a classic funnel approach to marketing against a large number of targets that drives activity to the top of our sales funnel. Our account development team quickly manages this activity to qualify leads and transition opportunities to our sales executives.

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Existing Customer Expansion. We follow a land and expand strategy and regularly seek to grow our business by expanding within our existing customer base. This is achieved by selling new modules into that base, penetrating additional divisions or related parties, and activating incremental electronic payment processing activity. Our teams identify the expansion opportunity within each account based on modules purchased and proclivity to purchase additional solutions based on industry and company dynamics. This enables disciplined account planning, targeting, execution and success measurement.
Research & Development
We are committed to helping finance leaders and their organizations provide a cost-effective and differentiated customer experience for billing and payments. Through a combination of primary and secondary market research, we constantly seek to identify new solutions to build as well as ways to improve current solutions in order to help these leaders serve their customers better. Specific actions include product roadmap planning, quality assurance and testing of new and existing product technology and maintenance and enhancement of our existing technology and infrastructure. Our research and development organization is comprised of engineering, data science, product and User Experience (“UX”) design teams. Our engineering teams are responsible for developing new proprietary technology, and also innovate by applying existing technologies within AR processes. Our research and development staff are constantly seeking to provide new insights from data analysis and strengthen predictive models. We believe that user interactions with our software need to be productive and enjoyable, and consequently we are highly focused on investing in UX design. We are committed to delivering impactful, highly-connected, easy-to-deploy, enterprise-grade solutions for AR with integrated payments.
Competition
All mid-market and enterprise businesses require order-to-cash processes. However, most order-to-cash processes are often manual and dated, with limited automation or ERP customization. Such conventional processes remain our single largest competitor to date. Other competitors include smaller players that focus on disparate AR solutions with limited payments integration. We are unaware of any single integrated AR provider with revenues greater than $150 million with whom we directly compete.
The market for our cash cycle management products, including e-commerce order, credit application, invoice presentment, payment facilitation and automated cash applications, is fragmented, competitive, and constantly evolving. Our competitors range from large entities to smaller suppliers of solutions that focus on billing, invoicing solutions and/or electronic bill presentment and payment. With the introduction of new technologies and market entrants, we expect that the competitive environment will remain intense going forward. Accounting software providers, as well as the financial institutions with which we partner, may internally develop products, acquire existing, third-party products or may enter into partnerships or other strategic relationships that would enable them to expand their product offerings to compete with our platform or provide more comprehensive offerings than they individually had offered or achieve greater economies of scale than us. In addition, new entrants not currently considered to be competitors may enter the market through acquisitions, partnerships, or strategic relationships.
The category of AR automation is also emerging, following similar growth patterns as the ongoing digital transformation of AP solutions offered by companies like Coupa or SAP Ariba.
Successfully combining AR with integrated payments functionality within companies’ overall information technology footprint can help companies reduce their AR operating costs and increase speed of invoicing, cash receipt and cash application. We believe that the key competitive factors in our market include:
•	High customer satisfaction and return on investment;
•	Ability to automate and digitally transform AR processes;
•	Product quality, configurability, and functionality;
•	Scalability of cloud-based software solutions with common UX;
•	Ease of deployment and integration into both modern and legacy ERP systems;
•	Extensiveness of ecosystem integrations;
•	Advanced security and control;
•	Brand recognition and market share;
•	Regulatory compliance leadership and know-how in movement of money; and
•	Flexibility to accept transactions across multiple modalities and currencies.

On the basis of these factors, we believe we are well-positioned among our competitors to help mid-market and enterprise businesses transform their AR with integrated payments. Specifically, we believe we can enable greater operational efficiency and improve customer experiences for billing and payments. We expect industry transformation will be influenced by ongoing digitization of B2B e-commerce and AP processes, government tax reforms requiring electronic invoicing and increased demand for work-from-home solutions for AR and integrated payments.
Regulatory Environment
We operate in a rapidly evolving regulatory environment. We operate through clearance and settlement systems of regulated financial institutions. The accounts that are used to move money on behalf of our customers are at banks with which we maintain contractual relationships. We enter into direct contracts with our customers, and for certain of those who provide goods or services, we act as agent of payment.
We have implemented an AML program designed to prevent our platform from being used to facilitate money laundering, terrorist financing and other financial crimes. Our program is also designed to prevent our products from being used to facilitate business in certain countries, or with certain persons or entities, including those on designated lists promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Controls and other foreign authorities. Our AML and sanctions compliance programs include policies, procedures, reporting protocols and internal controls, including the designation of an AML compliance officer to oversee the programs, and is designed to address these legal and regulatory requirements and to assist in managing risk associated with money laundering and terrorist financing risks.
We collect and use a wide variety of information for various purposes in our business, including to help ensure the integrity of our services and to provide features and functionality to our customers. This aspect of our business, including the collection, use, disclosure, and protection of the information we acquire in connection with our customers’ use of our services, is subject to numerous federal and state laws and regulations in the United States. Accordingly, we publish our privacy policies and terms of service, which describes our practices concerning the use, transmission, and disclosure of information.
In addition, several foreign countries and governmental bodies, including the European Union, have laws and regulations dealing with the collection, use, disclosure, and protection of information which are more restrictive than those in the United States. Such laws and regulations may be modified or subject to new or different interpretations, new laws and regulations may be enacted, or we may modify our products or services in the future, which may subject us to such laws and regulations. For example, Europe’s top court (the Court of Justice of the European Union) recently ruled that the Privacy Shield, a mechanism used by thousands of companies to transfer data between the European Union and United States, was invalid and could no longer be used and also called into question the use of the standard contractual clauses.
Various regulatory agencies in the United States and in foreign jurisdictions continue to examine a wide variety of issues which are applicable to us and may impact our business. These issues include identity theft, account management guidelines, privacy, information sharing, disclosure rules, cybersecurity, and marketing. As our business continues to develop and expand, we continue to monitor the additional rules and regulations that may become relevant.
Any actual or perceived failure to comply with legal and regulatory requirements may result in, among other things, revocation of required certifications or registrations, loss of approved status, private litigation, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability and constraints on our ability to continue to operate. For an additional discussion on governmental regulation affecting our business, please see the risk factors related to regulation of our payments business and regulation in the areas of privacy and data use, under the section titled “Risk Factors-Risks Related to Business and Industry.”
Intellectual Property
Certain of our products and services are based on proprietary software and related solutions. We rely on a combination of copyright, trademark and trade secret laws, as well as employee and third-party non-disclosure, confidentiality, and other contractual arrangements to establish, maintain, and enforce our intellectual property rights in our technology, including with respect to our proprietary rights related to our products and services. In addition, we license technology from third parties that is integrated into some of our solutions.

We own a number of registered service marks, including BILLTRUST and other pending applications. We also own a number of domain names, including www.billtrust.com.
Employees
As of September 30, 2020, we had 556 employees, consisting of 193 employees in operations and support, 186 employees in research and development, 59 employees in general and administrative and 118 employees in sales and marketing.
Facilities
Our headquarters is an approximately 88,759 square foot facility that we lease in Lawrenceville, New Jersey. Our lease for this facility expires in December 2033. We believe our facilities are adequate and suitable for our current needs and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.
Legal Proceedings
From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. We are not currently a party to any legal proceedings, the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition or results of operations.
Corporate Information
SMMC was incorporated in Delaware in February 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. SMMC completed the IPO in June 2019. In January 2021, a business combination between SMMC and Legacy Billtrust was effected through the merger of (a) First Merger Sub with and into Legacy Billtrust with Legacy Billtrust surviving as a wholly-owned subsidiary of SMMC and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, which ultimately resulted in Legacy Billtrust becoming a wholly-owned direct subsidiary of SMMC. In connection with the Mergers, we changed our name to BTRS Holdings Inc. Our principal executive offices are located at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648. Our telephone number is (609) 235-1010. Our website address is www.billtrust.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

MANAGEMENT
Executive Officers and Directors
Our directors and executive officers and their ages as of January 31, 2021 are as follows:
Name	Age	Position
Executive Officers
Flint A. Lane	54	Chief Executive Officer and Chairman of the Board
Steven Pinado	53	President
Mark Shifke	61	Chief Financial Officer
Joe Eng	53	Chief Information Officer
Jeanne O’Connor	51	Chief Talent Officer
Non-Employee Directors
Charles Bernicker(1)(2)(3)	56	Director
Clare Hart(2)	60	Director
Robert Farrell(2)(3)	57	Director
Lawrence Irving(1)	64	Director
Matt Harris(3)	48	Director
Juli Spottiswood(1)	54	Director
(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
Executive Officers
Flint A. Lane. Mr. Lane has served as our Chief Executive Officer since January 2021 and prior to this, served as the Chief Executive Officer of Legacy Billtrust since 2001. Mr. Lane previously served on the boards of Livegenic, Inc., a private insurance software company, from December 2014 to October 2020 and iContracts, Inc., a provider of contract, policy and revenue management solutions, from September 2008 to February 2013. Prior to founding Legacy Billtrust, Mr. Lane was the founder, president and chairman of Paytrust, Inc., a leading electronic bill presentation and payment company. Mr. Lane also previously held executive positions at Platinum Technology, Logic Works and BrownStone Solutions. Mr. Lane holds a B.S. in Computer Science from Rensselaer Polytechnic Institute. Mr. Lane is qualified to serve on the Board based on his substantial business, leadership and management experience as the CEO of Billtrust and previously as a founder of, and executive and director at, other financial services companies.
Steven Pinado. Mr. Pinado has served as our President since January 2021 and prior to this served as the President of Legacy Billtrust since March 2018. Mr. Pinado has also served as a member of the board of directors of Orchestra Software, a private business management software company, since April 2020. Prior to joining Legacy Billtrust, Mr. Pinado served as Group CEO at Jonas Software, a provider of enterprise management software solutions to a broad range of industries, from September 2013 to March 2018. As Group CEO at Jonas Software, Mr. Pinado oversaw all North American business units and acquisition activity in the payments, fitness, recreation, camp, membership management, association management and IP licensing technology categories. Mr. Pinado holds a B.A. in Finance from Morehouse College and an MBA from the Tuck School of Business at Dartmouth.
Mark Shifke. Mr. Shifke has served as our Chief Financial Officer since January 2021 and prior to this served as the Chief Financial Officer of Legacy Billtrust since February 2020. Prior to joining Legacy Billtrust, Mr. Shifke held various executive leadership positions at Green Dot Corporation from June 2011 to December 2019, most recently serving as Green Dot Corporation’s CFO from May 2015 to December 2019 and SVP Corporate Strategy, M&A from June 2011 to December 2019. Previously, Mr. Shifke was a Managing Director at J.P. Morgan Chase from 2007 to 2011. Mr. Shifke holds a B.A. in Political Science and Government from Tulane University, a J.D. from Tulane University Law School and an LL.M. in Taxation from New York University School of Law.
Joe Eng. Mr. Eng has served as our Chief Information Officer since January 2021 and prior to this served as the Chief Information Officer of Legacy Billtrust since February 2020. Mr. Eng also serves as Senior Advisor at Sixth

Street Partners, a global investment firm. Prior to joining Billtrust, Mr. Eng served as Chief Information Officer at TravelClick, Inc. from July 2013 to June 2019 and as EVP - Chief Information Officer at JetBlue Airways from March 2008 to September 2011. Mr. Eng holds a B.A. in Computer Science from Rutgers University and a M.S. in Computer Science from New York University.
Jeanne O’Connor. Ms. O'Connor has served as our Chief Talent Officer since January 2021 and prior to this held various leadership positions at Legacy Billtrust from January 2011 to January 2021, most recently serving as Legacy Billtrust's Senior Vice President, Human Resources. Prior to joining Legacy Billtrust, Ms. O'Connor served as Human Resources Manager at Lumeta Corporation from May 2006 to January 2011 and as a human resources consultant at Flarion Technologies from 2004 to 2006 and at ITXC Corporation from 2000 to 2004. Ms. O'Connor was also a senior compensation consultant at Prudential Financial (formerly Prudential Healthcare) from 1997 to 2000. Ms. O'Connor holds a B.S. in Business Management and a B.A. in Psychology, each from Montclair State University.
Non-Employee Directors
Charles B. Bernicker. Mr. Bernicker has served as a director of the Board since January 2021. Mr. Bernicker served as the Chief Executive Officer of SMMC and as a member of the SMMC board of directors from February 2019 until the closing of the Business Combination, and continues to serve on the Board following the completion of the Business Combination. Mr. Bernicker is also the Chief Executive Officer and a director of North Mountain Merger Corp. Mr. Bernicker most recently acted as a consultant to Repay Holdings Corp (NASDAQ: RPAY) management team on their merger with Thunder Bridge Acquisition Ltd. in July 2019 and the International Money Express Inc. (NASDAQ: IMXI) management team in connection with their merger with FinTech Acquisition Corp. II in July 2018. From 2012 until it was acquired by First Data Corp. (NYSE: FDC) in July 2017, Mr. Bernicker was the Chief Financial Officer of CardConnect, which merged with FinTech Acquisition Corp., a former special purposes acquisition company (“SPAC”), in July 2016. From 2010 until 2012, Mr. Bernicker was an Executive Director of Heartland Payment Systems, a merchant acquirer and payment processor. From 2008 until 2010, Mr. Bernicker was a Senior Vice President of Fraud Strategy for Bank of America and, prior to that, Mr. Bernicker held several leadership positions with Commerce Bancorp, prior to its acquisition by TD Bank NA in March 2008. Prior to joining Commerce Bancorp, from 2000 until 2004, Mr. Bernicker was the Chief Financial Officer of C/Base Inc, dba eCount, a stored-value card issuer. Mr. Bernicker was also a member of the Card Operations Risk Executive Council for Visa/USA. Prior to that, Mr. Bernicker was a member of the audit group in the Philadelphia office of Ernst & Young, LLP. Mr. Bernicker holds a bachelor’s degree in accounting from the University of Delaware. Mr. Bernicker is qualified to serve on the Board based on his significant experience leading and growing companies as an executive in financial services, financial technology and retail banking.
Clare Hart. Ms. Hart has served as a director of the Board since January 2021 and prior to this served as a director of Legacy Billtrust since October 2018. Ms. Hart has served as Chief Executive Officer of Williams Lea since April 2019 and as a member of the board of directors of Cast & Crew, a payroll and human resources solutions company for the entertainment industry, since March 2019. Previously, Ms. Hart served as Chief Executive Officer, President and as a member of the board of directors of Sterling Talent Solutions, a leading provider of background and identity services, from May 2013 to May 2018. From 2012 to 2016, Ms. Hart served as a member of the board of directors of Regulatory Data Corporation, including as Lead Director and Chair of the Compensation Committee, and from 2010 to 2012, Ms. Hart served as Chief Executive Officer, President, and as a member of the board of directors of Infogroup, Inc., a data analytics and marketing services provider. Ms. Hart holders a B.S. in Finance & Computer Systems Management from Drexel University and an MBA from Rider University. Ms. Hart is qualified to serve on the Board based on her significant experience leading global expansion and growth strategies in software and information services companies and her expertise in compensation, strategy and governance.
Robert Farrell. Mr. Farrell has served as a director of the Board since January 2021 and prior to this served as a director of Legacy Billtrust since July 2015. Since March 2016, Mr. Farrell has also served as Chairman of the board of directors of GlobalTranz Enterprises LLC, including as Executive Chairman from January 2019 to September 2020, and as Chief Executive Officer since September 2020. Since October 2018 and July 2019, respectively, Mr. Farrell has been a member of the board of directors of Recycle Track Systems, Inc. and GAN Integrity Inc. Mr. Farrell has also served as Senior Advisor at Providence Equity Partners, a private equity firm specializing in growth-oriented investments in media, communications, software and services, since January 2016. Mr. Farrell previously served as Chief Executive Officer of Kewill Inc. from October 2012 to December 2015. Prior to joining Kewill Inc., Mr. Farrell served as the President and Chief Executive Officer of EDGAR Online, Inc. from March 2011 until it was acquired by RR Donnelley & Sons (NASDAQ: RRD) in August 2012. Prior to joining EDGAR Online, Mr. Farrell served as Chairman of the board and CEO of Metastorm, Inc., a leading provider of business process management enterprise software and solutions, from August 2002 until it was acquired by Open Text (NASDAQ: OTEX) in February 2011. Mr. Farrell is qualified to serve on the Board based on his significant board experience and his extensive leadership, financial, sales, operations management and corporate governance experience in high-growth software and technology driven companies.
Lawrence Irving. Mr. Irving has served as a director of the Board since January 2021 and prior to this served as a director of Legacy Billtrust since March 2015 and as Chairman of Legacy Billtrust’s Audit Committee since April 2015. Mr. Irving has also served as a member of the board of directors of IntelePeer, a leading provider of on-demand cloud based communications, since January 2011, and has subsequently served as the Chairman of the board of directors and Chairman of the Audit Committee. From July 2001 to April 2014, and again from April 2017 to August 2018, Mr. Irving served as Chief Financial Officer and Treasurer of Synchronoss Technologies, Inc. (NASDAQ: SNCR). Prior to joining Synchronoss, Mr. Irving served as Chief Financial Officer at CommTech Corporation and Holmes Protection (formerly NASDAQ: HLMS) from 1998 to 2001 and 1996 to 1998, respectively. Mr. Irving is a certified public accountant and holds a B.A. in Business Administration from Pace University. Mr. Irving is qualified to serve on the Board based on his significant leadership and board experience in the telecommunications industry, as well as his financial expertise.
Matt Harris. Mr. Harris has served as a director of the Board since January 2021 and prior to this served as a director of Legacy Billtrust since November 2012. Mr. Harris has also been a Partner at Bain Capital Ventures since September 2012. Prior to joining Bain, Mr. Harris founded Village Ventures, Inc., an early stage venture capital firm focused on the media and financial services sectors, and served as Managing Director from January 2000 to September 2012. Mr. Harris holds a B.A. in Political Economy from Williams College. Mr. Harris is qualified to serve on the Board based on his extensive experience investing in and guiding companies in the financial services industry.
Juli Spottiswood. Ms. Spottiswood has served as a director of the Board since January 2021 and prior to this served as a director of Legacy Billtrust since December 2020. Since May 2011, Ms. Spottiswood has also served as a member of the board of directors and as Chairwoman of the Audit Committee of Cardtronics PLC (NASDAQ: CATM), a leading provider of fully integrated ATM and financial kiosk products and services. Since October 2017, Ms. Spottiswood has served as CEO and Chairwoman of the board of directors of Syncapay, Inc., a company she founded in 2017. From October 2014 to July 2015, Ms. Spottiswood served as Senior Vice President of Blackhawk Network Holdings Inc., a leading prepaid and payments network (“Blackhawk”), where she was previously an independent advisor, and as General Manager of Blackhawk Engagement Solutions, a division of Blackhawk which provides customized engagement and incentive programs for consumers, employees and sales channels. Prior to founding Syncapay, Inc., Ms. Spottiswood was the President and CEO of Parago, Inc., a tech-enabled marketing services and payments company that she co-founded in 1999 and sold to Blackhawk in 2014. Ms. Spottiswood was also a founding member of the Network Branded Prepaid Card Association and remained on the board of directors until 2013. Ms. Spottiswood holds a Bachelors of Business Administration in Accounting from the University of Texas. Ms. Spottiswood is qualified to serve on the Board based on her significant leadership and board experience in the electronic payments and financial technology industries, as well as her financial expertise.
Board Composition
Our business and affairs are organized under the direction of the Board, which consists of seven members. Flint A. Lane serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.
The Board is divided into the following classes:
•	Class I, which consists of Flint A. Lane and Lawrence Irving, whose terms will expire in 2022;
•	Class II, which consists of Charles B. Bernicker, Matt Harris and Clare Hart, whose terms will expire in 2023; and
•	Class III, which consists of Robert Farrell and Juli Spottiswood, whose terms will expire in 2024.
At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 662∕3% of our voting stock.
Director Independence
The Board has determined that each of the directors on the Board other than Flint A. Lane qualify as independent directors, as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq listing rules”), and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.
Role of the Board in Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. The Board has a standing risk management committee and administers this oversight function directly through the risk management committee, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board and the risk management committee are responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board adopted a charter for each of these committees, which comply with the applicable requirements of current Nasdaq rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website.
Audit Committee
Our audit committee consists of Charles B. Bernicker, Lawrence Irving and Juli Spottiswood. The Board has determined that each of the members of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Lawrence Irving serves as the chair of the audit committee. The Board determined that Lawrence Irving qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Board considered Lawrence Irving’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The functions of this committee include, among other things:
•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	helping ensure the independence and performance of our independent auditors;
•	helping to maintain and foster an open avenue of communication between management and our independent auditors;
•	discussing the scope and results of the audit with our independent auditors, and reviewing, with management, our interim and year-end operating results;
•	developing procedures for employees to submit concerns anonymously about questionable account or audit matters;

•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions;
•
obtaining and reviewing a report by our independent auditors at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by our independent auditors.
The composition and function of the audit committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. We will comply with future requirements to the extent they become applicable to us.
Compensation Committee
Our compensation committee consists of Charles B. Bernicker, Robert Farrell and Clare Hart. Robert Farrell serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.
The functions of the committee include, among other things:
•	approving the retention of compensation consultants and outside service providers and advisors;
•
reviewing and approving, or recommending that the Board approve, the compensation, individual and corporate performance goals and objectives and other terms of employments of our executive officers, including evaluating the performance of our chief executive officer, and, with his assistance, that of our other executive officers;

•	reviewing and recommending to the Board the compensation of our directors;
•	administering our equity and non-equity incentive plans;
•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•	reviewing and evaluating succession plans for the executive officers;
•	reviewing and approving, or recommending that the Board approve, incentive compensation and equity plans;
•	helping the Board oversee our human capital management policies, plans and strategies; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
The composition and function of the compensation committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. We will comply with future requirements to the extent they become applicable to us.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Charles B. Bernicker, Robert Farrell and Matt Harris. Charles B. Bernicker serves as the chair of the nominating and corporate governance committee. The Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of Nasdaq.
The functions of this committee include, among other things:
•	identifying, evaluating, and selecting, or recommending that the Board approve, nominees for election to the Board and its committees;
•	approving the retention of director search firms;
•	evaluating the performance of the Board and of individual directors;

•	considering and making recommendations to the Board regarding the composition of the Board and its committees;
•	evaluating the adequacy of our corporate governance practices and reporting; and
•	overseeing an annual evaluation of the Board’s performance.
The composition and function of the nominating and corporate governance committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. We will comply with future requirements to the extent they become applicable to us.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of Legacy Billtrust or of the Company following the Business Combination. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
The Certificate of Incorporation eliminates our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Certificate of Incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Certificate of Incorporation prohibits any retroactive changes to the rights or protections or that increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We believe these provisions in the Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers for us.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.billtrust.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
Legacy Billtrust’s named executive officers for the year ended December 31, 2020, consisting of its principal executive officer and its two other highest compensated executive officers who were serving in such capacity as of December 31, 2020, were:
•	Flint A. Lane, our Chief Executive Officer;
•	Steven Pinado, our President; and
•	Mark Shifke, our Chief Financial Officer.
2020 Summary Compensation Table
The table below shows compensation of Legacy Billtrust’s named executive officers for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Compensation Bonus ($)(2)	All Other Compensation ($)(3)	Total ($)
Flint A. Lane Chief Executive Officer	2020	400,000	—	212,500	37,500(2)	8,250(3)	658,250
	2019	397,917	—	225,000	—	8,297(3)	631,214
Steven Pinado President	2020	350,000	18,332	148,750	26,250(2)	—	543,332
	2019	334,167	—	150,000	—	6,337(3)	490,504
Mark Shifke Chief Financial Officer	2020	218,679	2,279,989	114,198	20,152	—	2,633,018
	2019(4)	—		—		—
(1)
The amount reported represents the portion of the named executive officer’s 2020 annual performance bonus that was attributable to achievement of our pre-established performance goals, as described under “Non-Equity Incentive Plan Compensation” below.”.

(2)
The amount reported represents the portion of the named executive officer’s 2020 annual performance bonus that was not attributable to achievement of our pre-established performance goals, as described under “Non-Equity Incentive Plan Compensation” below.

(3)	The amount reported consists of 401(k) matching contributions.
(4)	Mr. Shifke commenced employment as of February 2020 and did not receive compensation in 2019.
Non-Equity Incentive Plan Compensation
We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. In 2020, each of Legacy Billtrust’s named executive officers was eligible to receive an annual performance bonus based on the achievement of pre-established performance goals as determined by our board of directors or an authorized committee thereof. For 2020, the payout was based on achievement of corporate objectives, including goals related to revenues and EBITDA. The target bonus amounts for Messrs. Lane, Pinado and Shifke for 2020 were set at $125,000, $87,500 and $67,175, respectively. In January 2021, the Board determined that the 2020 corporate objectives were achieved at 170%. After taking into account our overall performance and the closing of the Business Combination, the Board approved payment of annual performance bonuses at 200% of target, including payments to Messrs. Lane, Pinado and Shifke in the amounts of $250,000, $175,000 and $134,350, respectively The portion of each of our named executive officer’s annual performance bonus attributable to achievement of 2020 corporate objectives (170%) is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above, and the additional portion of each named executive officer’s annual performance bonus (30%) is reflected in the “Bonus” column of the Summary Compensation Table above.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. The Board or an authorized committee thereof is responsible for approving equity grants.
Historically, we have generally used stock options as an incentive for long-term compensation to our executive officers because stock options allow our executive officers to realize value from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant. Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
Prior to the Business Combination, Legacy Billtrust granted stock options to each of its named executive officers pursuant to its 2014 Incentive Compensation Plan (“2014 Plan”) and its 2003 Stock Incentive Plan (“2003 Plan”), the terms of which are described below under the subsections entitled “—Employee Benefit and Stock Plans—2014 Incentive Compensation Plan” and “—Employee Benefit and Stock Plans—2003 Stock Incentive Plan,” respectively. Following the Closing, we may grant additional equity awards to our named executive officers pursuant to our 2020 Equity Incentive Plan (“2020 Plan”) , the terms of which are described below under the subsections entitled “—Employee Benefit and Stock Plans—2020 Equity Incentive Plan.”
All stock options were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the subsections entitled “—Potential Payments Upon Termination or Change in Control” and “—Employee Benefit and Stock Plans.”
Outstanding Equity Awards at 2020 Fiscal Year-End
The figures in the table below show outstanding equity awards as of December 31, 2020. The number of shares subject to the awards, and the exercise prices for the options, reflect the shares and exercise prices as of December 31, 2020, as adjusted for the conversion of the stock options in the Business Combination.
		Option Awards(1)
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Flint A. Lane Chief Executive Officer	5/1/2013	180,707	—	0.48	4/30/2023
	2/1/2015	62,647	—	1.26	1/31/2025
	1/31/2017	89,146	—	1.88	1/30/2027
	5/15/2017	316,237(2)	45,177(2)	1.93	5/14/2027

Steven Pinado President	3/28/2018	104,810	65,054(2)	2.15	3/27/2028
	3/28/2018	998,404(2)	599,043(2)	2.15	3/27/2028
	5/12/2020	4,937	14,832(3)	2.19	5/11/2030

Mark Shifke Chief Financial Officer	2/5/2020	150,485	1,117,880(2)	3.42	2/4/2030
	2/5/2020	23,441	99,634(2)	3.42	2/4/2030
	6/19/2020	27,106	189,742(2)	2.19	6/18/2030
	5/12/2020	9,180	27,540(3)	2.19	5/11/2030
(1)
All of the option awards granted in 2013 were granted under the 2003 Plan, the terms of which are described below under “—Employee Benefit and Stock Plans—2003 Stock Incentive Plan.” All of the option awards granted after 2013 were granted under the 2014 Plan, the terms of which are described below under “—Employee Benefit and Stock Plans—2014 Incentive Compensation Plan.”

(2)
The options are subject to a four-year vesting schedule, with 12.5% of the shares subject to each stock option vesting every six months following the date of grant, subject to continued employment through each vesting date.

(3)
The options are subject to a two-year vesting schedule, with 25.0% of the shares subject to each stock option vesting every six months following the date of grant, subject to continued employment through each vesting date.

Employment, Severance, and Change in Control Agreements
Employment and Separation Agreements
Below are descriptions of the employment and separation agreements with our named executive officers as well as descriptions of the employment agreements or arrangements with our other executive officers, Joe Eng, who serves as our Chief Information Officer, and Jeanne O’Connor, who serves as our Chief Talent Officer. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.
Mr. Lane. In August 2014, Legacy Billtrust entered into an employment agreement with Mr. Lane. This agreement, as amended in May 2017 and October 2020, governs the current terms of Mr. Lane’s employment with us. Pursuant to his employment agreement, Mr. Lane was initially entitled to an annual base salary of $315,000, which was most recently increased to $400,000 in February 2019, and was initially eligible to receive an annual target bonus of $150,000, which was increased to $225,000 in 2019, and most recently increased to $250,000 in October 2020, payable based on the achievement of performance goals as established by the compensation committee of the Board. Mr. Lane is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Mr. Lane is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs. Mr. Lane’s employment is at will.
Mr. Pinado. In March 2018, Legacy Billtrust entered into an employment agreement with Mr. Pinado. This agreement, as amended in October 2020, governs the current terms of Mr. Pinado’s employment with us. Pursuant to his employment agreement, Mr. Pinado was initially entitled to an annual base salary of $325,000, which was increased to $350,000 in February 2019, and was eligible to receive an annual target bonus of $150,000 in 2019 and most recently increased to $175,000 in October 2020, payable based on the achievement of individual and corporate performance goals as established by the compensation committee of the Board. Mr. Pinado is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Mr. Pinado is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs. Mr. Pinado’s employment is at will.
Mr. Shifke. In March 2020, Legacy Billtrust entered into an employment agreement with Mr. Shifke. This agreement governs the current terms of Mr. Shifke’s employment with us. Pursuant to his employment agreement, Mr. Shifke is entitled to an annual base salary of $325,000, and is eligible to receive an annual target bonus of $150,000, payable based on the achievement of performance goals as established by the compensation committee of Billtrust’s board of directors. Mr. Shifke is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Mr. Shifke is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs. Mr. Shifke’s employment is at will.
Mr. Eng. In February 2020, Legacy Billtrust entered into an employment agreement with Mr. Eng. This agreement governs the current terms of Mr. Eng’s employment with us. Pursuant to his employment agreement, Mr. Eng is entitled to an annual base salary of $300,000, and is eligible to receive an annual target bonus of $150,000, payable based on the achievement of performance goals as established by the compensation committee of the Board. Mr. Eng is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Mr. Eng is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs. Mr. Eng’s employment is at will.
Ms. O'Connor. Pursuant to her employment arrangement with us, Ms. O'Connor was entitled to an annual base salary of $250,000 in 2020 upon her promotion to Chief Talent Officer, and was eligible to receive an annual target bonus of $100,000, payable based on the achievement of performance goals as established by the compensation committee of the Board. Ms. O'Connor is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Ms. O'Connor is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs. Ms. O'Connor’s employment is at will.
Potential Payments Upon Termination or Change in Control
Mr. Lane. Pursuant to Mr. Lane’s employment agreement, if Mr. Lane’s employment is terminated due to his death or “disability” (as defined in Mr. Lane’s employment agreement), Mr. Lane or his estate will be entitled to the cost of COBRA continuation coverage for all health plans and programs that Mr. Lane or his covered dependents participated in immediately prior to his termination for up to 12 months following his termination, and immediate vesting of all unvested options that otherwise would have vested during the 12-month period following Mr. Lane’s termination. In addition, in the event of termination due to death, Mr. Lane’s estate will be entitled to continued payment of his base salary for 12 months following his death. In the event that Mr. Lane’s employment is terminated, absent a “change in control,” by us without “cause” or by Mr. Lane for “good reason” (each, as defined in Mr. Lane’s employment agreement), and subject to his delivery to us of a general release of claims, he will be entitled to continued payment of his base salary for six months after his termination or resignation date, the cost of COBRA continuation coverage for all health plans and programs that Mr. Lane participated in immediately prior to his termination for up to six months following his termination or resignation date, and immediate vesting of all unvested options that otherwise would have vested during such six-month severance period following Mr. Lane’s termination or resignation (with any then-vested stock options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In the event that Mr. Lane’s employment is terminated by us without cause or by Mr. Lane for good reason, in either case, within three months prior to or 12 months following a change in control, and subject to his delivery to us of a general release of claims, Mr. Lane will be entitled to continued payment of his base salary for 12 months, the cost of COBRA continuation coverage for all health plans and programs that Mr. Lane participated in immediately prior to his termination for up to 12 months, and immediate vesting, on the later of (i) the date of such termination or (ii) the effective date of the change in control, of all outstanding options that otherwise would have vested during the 24-month period following his termination or resignation (with any then-vested options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In addition, in the event that Mr. Lane’s employment is terminated due to his death or disability, by us without cause or by Mr. Lane for good reason, and subject to his delivery to us of a general release of claims, he will be entitled to (i) any portion of his target annual bonus that is based on the achievement of individual interim or year-end objectives that have been met at the time of his termination, regardless of whether such termination occurs before the end of the applicable year and the actual calculation of such bonus for such year, (ii) any portion of his target annual bonus that is based on subjective performance will be paid in accordance with our applicable bonus policy, and (iii) a pro-rata portion of his target annual bonus that is based on achievement of corporate performance objectives, with such proration determined based on the number of days during the year of his termination that Mr. Lane worked and with the applicable corporate performance determined based on actual achievement for such year. Mr. Lane’s employment agreement, as amended, provides that if any payment or distribution thereunder would constitute “excess parachute payments” within the meaning of Section 280G of the Code, then such payments will be reduced if such reduction will provide Mr. Lane with a greater net after-tax benefit than would no reduction.
Mr. Pinado. Pursuant to Mr. Pinado’s employment agreement, if Mr. Pinado’s employment is terminated due to his death or “disability” (as defined in Mr. Pinado’s employment agreement), Mr. Pinado or his estate will be entitled to the cost of COBRA continuation coverage for all health plans and programs that Mr. Pinado or his covered dependents participated in immediately prior to his termination for up to 12 months following his termination, and immediate vesting of all unvested options that otherwise would have vested during the 12-month period following Mr. Pinado’s termination. In addition, in the event of termination due to death, Mr. Pinado’s estate will be entitled to continued payment of his base salary for 12 months following his death. In the event that Mr. Pinado’s employment is terminated, absent a “change in control,” by us without “cause” or by Mr. Pinado for “good reason” (each, as defined in Mr. Pinado’s employment agreement), and subject to his delivery to us of a general release of claims, he will be entitled to continued payment of his base salary for six months after his termination or resignation date, the cost of COBRA continuation coverage for all health plans and programs that Mr. Pinado participated in immediately prior to his termination for up to six months following his termination or resignation date, and immediate vesting of all unvested options that otherwise would have vested during such six-month severance period following Mr. Pinado’s termination or resignation (with any then-vested stock options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In the event that Mr. Pinado’s employment is terminated by us without cause or by Mr. Pinado for good reason, in either case, within three months prior to or 12 months following a change in control, and subject to his delivery to us of a general release of claims, Mr. Pinado will be entitled to continued payment of his base salary for 12 months, the cost of COBRA continuation coverage for all health plans and programs that Mr. Pinado participated in immediately prior to his termination for up to 12 months, and immediate vesting, on the later of (i) the date of such termination or (ii) the effective date of the change in control, of all outstanding options that otherwise would have vested during the 24-month period following his termination or resignation (with any then-vested options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In addition, in the event that Mr. Pinado’s employment is terminated due to his death or disability, by us without cause or by Mr. Pinado for good reason, and subject to his delivery to us of a general release of claims, he will be entitled to (i) any portion of his target annual bonus that is based on the achievement of individual interim or year-end objectives that have been met at the time of his termination, regardless of whether such termination occurs before the end of the applicable year and the actual calculation of such bonus for such year, (ii) any portion of his target annual bonus that is based on subjective performance will be paid in accordance with our applicable bonus policy, and (iii) a pro-rata portion of his target annual bonus that is based on achievement of corporate performance objectives, with such proration determined based on the number of days during the year of his termination that Mr. Pinado worked and with the applicable corporate performance determined based on actual achievement for such year.
Mr. Shifke. Pursuant to Mr. Shifke’s employment agreement, if Mr. Shifke’s employment is terminated due to his death or “disability” (as defined in Mr. Shifke’s employment agreement), Mr. Shifke or his estate will be entitled to the cost of COBRA continuation coverage for all health plans and programs that Mr. Shifke or his covered dependents participated in immediately prior to his termination for up to 12 months following his termination and immediate vesting of all unvested options that otherwise would have vested during the 12-month period following Mr. Shifke’s termination. In addition, in the event of termination due to death, Mr. Shifke’s estate will be entitled to continued payment of his base salary for 12 months following his death. In the event that Mr. Shifke’s employment is terminated, absent a “change in control,” by us without “cause” or by Mr. Shifke for “good reason” (each, as defined in Mr. Shifke’s employment agreement), and subject to his delivery to us of a general release of claims, he will be entitled to continued payment of his base salary for six months after his termination or resignation date, the cost of COBRA continuation coverage for all health plans and programs that Mr. Shifke participated in immediately prior to his termination for up to six months following his termination or resignation date, and, (a) if such termination occurs within six months of the commencement date of Mr. Shifke’s employment, all unvested options that would have vested during the six month period following such termination shall immediately vest, (b) if such termination occurs between six and nine months following the commencement date of Mr. Shifke’s employment, all unvested options that would have vested during the nine months following such termination shall immediately vest, and (c) if such termination occurs after nine months of the commencement date of Mr. Shifke’s employment, all unvested options that would have vested during the 12 month period following such termination will immediately vest (in each case, with any then-vested stock options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In the event that Mr. Shifke’s employment is terminated by us without cause or by Mr. Shifke for good reason, in either case, within three months prior to or 12 months following a change in control, and subject to his delivery to us of a general release of claims, Mr. Shifke will be entitled to continued payment of his base salary for 12 months, the cost of COBRA continuation coverage for all health plans and programs that Mr. Shifke participated in immediately prior to his termination for up to 12 months, and immediate vesting, on the later of (i) the date of such termination or (ii) the effective date of the change in control, of all outstanding options (with any then-vested options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In addition, in the event that Mr. Shifke’s employment is terminated due to his death or disability, by us without cause or by Mr. Shifke for good reason, and subject to his delivery to us of a general release of claims, he will be entitled to (i) any portion of his target annual bonus that is based on the achievement of individual interim or year-end objectives that have been met at the time of his termination, regardless of whether such termination occurs before the end of the applicable year and the actual calculation of such bonus for such year, (ii) any portion of his target annual bonus that is based on subjective performance will be paid in accordance with our applicable bonus policy, and (iii) a pro-rata portion of his target annual bonus that is based on achievement of corporate performance objectives, with such proration determined based on the number of days during the year of his termination that Mr. Shifke worked and with the applicable corporate performance determined based on actual achievement for such year.
Mr. Eng. Pursuant to Mr. Eng’s employment agreement, if Mr. Eng’s employment is terminated due to his death or “disability” (as defined in Mr. Eng’s employment agreement), Mr. Eng or his estate will be entitled to the cost of COBRA continuation coverage for all health plans and programs that Mr. Eng or his covered dependents participated in immediately prior to his termination for up to 12 months following his termination and immediate vesting of all unvested options that otherwise would have vested during the 12-month period following Mr. Eng’s termination. In addition, in the event of termination due to death, Mr. Eng’s estate will be entitled to continued payment of his base salary for 12 months following his death. In the event that Mr. Eng’s employment is terminated, absent a “change in control,” by us without “cause” or by Mr. Eng for “good reason” (each, as defined in Mr. Eng’s employment agreement), and subject to his delivery to us of a general release of claims, he will be entitled to continued payment of his base salary for six months after his termination or resignation date, the cost of COBRA continuation coverage for all health plans and programs that Mr. Eng participated in immediately prior to his termination for up to six months following his termination or resignation date, and immediate vesting of all unvested options that otherwise would have vested during such six-month severance period following Mr. Eng’s termination or resignation (with any then-vested stock options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In the event that Mr. Eng’s employment is terminated by us without cause or by Mr. Eng for good reason, in either case, within three months prior to or 12 months following a change in control, and subject to his delivery to us of a general release of claims, Mr. Eng will be entitled to continued payment of his base salary for 12 months, the cost of COBRA continuation coverage for all health plans and programs that Mr. Eng participated in immediately prior to his termination for up to 12 months, and immediate vesting, on the later of (i) the date of such termination or (ii) the effective date of the change in control, of all outstanding options that otherwise would have vested during the 24-month period following his termination or resignation (with any then-vested options remaining exercisable through the earlier of 12 months following his termination date and the expiration date set forth in the applicable award agreement). In addition, in the event that Mr. Eng’s employment is terminated due to his death or disability, by us without cause or by Mr. Eng for good reason, and subject to his delivery to us of a general release of claims, he will be entitled to (i) any portion of his target annual bonus that is based on the achievement of individual interim or year-end objectives that have been met at the time of his termination, regardless of whether such termination occurs before the end of the applicable year and the actual calculation of such bonus for such year, (ii) any portion of his target annual bonus that is based on subjective performance will be paid in accordance with our applicable bonus policy, and (iii) a pro-rata portion of his target annual bonus that is based on achievement of corporate performance objectives, with such proration determined based on the number of days during the year of his termination that Mr. Eng worked and with the applicable corporate performance determined based on actual achievement for such year.
Ms. O'Connor. Pursuant to Ms. O'Connor's executive severance agreement with us, if Ms. O'Connor's employment is terminated by us involuntarily, and subject to her delivery to us of a general release of claims, Ms. O'Connor will be entitled to continued payment of her monthly base salary for six months after her termination date and the cost of COBRA continuation coverage for all health plans and programs that Ms. O'Connor participated in immediately prior to her termination for up to six months following her termination date. In addition, in the event that Ms. O'Connor's employment is terminated by us involuntarily prior to a change of control, and subject to her delivery to us of a general release of claims, Ms. O'Connor will be entitled to the vesting of all unvested options that otherwise would have vested during such six-month severance period following Ms. O'Connor’s termination. In the event that Ms. O'Connor’s employment is terminated by us involuntarily following a change in control, and subject to her delivery to us of a general release of claims, Ms. O'Connor will be entitled to the vesting of all unvested options that otherwise would have vested during such 12-month severance period following Ms. O'Connor’s termination. In addition, in the event that Ms. O'Connor's employment is terminated by us involuntarily, and subject to her delivery to us of a general release of claims, she will be entitled to a pro-rata portion of any bonus payable to her for such year, with such proration determined based on the number of days during the year of her termination that Ms. O'Connor worked and with the applicable corporate performance determined based on actual achievement for such year.
Other Compensation and Benefits
All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, and life insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death, and dismemberment insurance for all employees, including our named executive officers. We generally do not provide perquisites or personal benefits.
Employee Benefit and Stock Plans
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants, and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our existing equity incentive plans and its 401(k) plan are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which, other than the 401(k) plan, are attached as Exhibits 10.3, 10.4, 10.5 and 10.6 to the registration statement of which this prospectus forms a part.

2020 Equity Incentive Plan
The 2020 Plan was adopted by the board of directors of SMMC on December 18, 2020 and adopted by our stockholders and ratified by the Board on January 12, 2021.
Eligibility. Our employees, consultants and directors, and employees and consultants of our affiliates, may be eligible to receive awards under the 2020 Plan.
Award Types. The 2020 Plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants.
Share Reserve. The number of shares of Common Stock initially reserved for issuance under the 2020 Plan is 14,526,237 shares (equal to 10% of the total number of issued and outstanding shares of Common Stock and Class 2 Common Stock immediately after the Closing (the “Share Reserve”). The number of shares of Common Stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2022 continuing through January 1, 2031, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Board. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2020 Plan is 43,578,713 shares (equal to 300% of the number of shares of Common Stock initially reserved under the 2020 Plan). Shares issued under the 2020 Plan may be authorized but unissued or reacquired shares. Shares subject to stock awards granted under the 2020 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the 2020 Plan. Additionally, shares issued pursuant to stock awards under the 2020 Plan that are repurchased or forfeited, as well as shares that are reacquired as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the 2020 Plan.
Earnout RSU Share Reserve. An additional 1,100,000 shares of Common Stock will be reserved under the 2020 Plan to be used exclusively for the grant of Earnout RSUs (as defined below) pursuant to the terms and conditions of the BCA and may be used solely for such purpose (the “Earnout RSU Share Reserve”). The shares of Common Stock issuable under any Earnout RSUs that may be awarded under the 2020 Plan will be in addition to and will not reduce the Share Reserve. The shares of Common Stock underlying any Earnout RSUs that are forfeited, canceled, held back upon exercise of an Earnout RSU or settlement of an Earnout RSU to cover the exercise price or tax withholding, reacquired or repurchased, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) will be added back to the shares available for grant under the Earnout RSU Share Reserve but will not be added back to the Share Reserve.
Plan Administration. The Board, or a duly authorized committee thereof, will have the authority to administer the 2020 Plan. The Board may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the 2020 Plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2020 Plan. The plan administrator has the power to modify outstanding awards under the 2020 Plan. Subject to the terms of the 2020 Plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the 2020 Plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the 2020 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of Common Stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by us may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.
Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Common Stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the 2020 Plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Performance Awards. The 2020 Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of Common Stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to Common Stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board during such annual period, $1,000,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made to (i) the class(es) and maximum number of shares of Common Stock subject to the 2020 Plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.
Corporate Transactions. The following applies to stock awards under the 2020 Plan in the event of a corporate transaction, as defined in the 2020 Plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.
Change in Control. In the event of a change in control, as defined under the 2020 Plan, awards granted under the 2020 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Plan Amendment or Termination. The Board will have the authority to amend, suspend, or terminate the 2020 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the board of directors of SMMC adopted the 2020 Plan.
2020 Employee Stock Purchase Plan
The 2020 Employee Stock Purchase Plan (the “ESPP”) was adopted by the board of directors of SMMC on December 18, 2020 and adopted by our stockholders and ratified by the Board on January 12, 2021.
Share Reserve. The ESPP authorizes the issuance of 1,452,623 shares of Common Stock (equal to 1% of the total number of issued and outstanding shares of Common Stock and Class 2 Common Stock as of immediately after the Closing) under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of Common Stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, and (ii) 2,905,247 shares equal to 200% of the initial share reserve; provided, that prior to the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the ESPP terminate without having been exercised, the shares of Common Stock not purchased under such purchase rights will again become available for issuance under the ESPP.
Plan Administration. The Board, or a duly authorized committee thereof, will have the authority to administer the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of Common Stock on specified dates during such offerings. Under the ESPP, the plan administrator may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Common Stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.
Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, will be eligible to participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of Common Stock under the ESPP. Unless otherwise determined by the plan administrator, Common Stock will be purchased for the accounts of employees participating in the ESPP at a price per share equal to not less than the lesser of (i) 85% of the fair market value of a share of Common Stock on the first trading date of an offering or (ii) 85% of the fair market value of a share of Common Stock on the date of purchase.
Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the plan administrator, including: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of Common Stock based on the fair market value per share of Common Stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transactions, the plan administrator will make appropriate adjustments to (i) the class(es) and maximum number of shares reserved under the ESPP, (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of shares and purchase price applicable to all outstanding offerings and purchase rights and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.
Corporate Transactions. In the event of a corporate transaction, as defined in the ESPP, any then-outstanding rights to purchase shares under the ESPP may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of Common Stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.
ESPP Amendment or Termination. The Board will have the authority to amend or terminate the ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We must obtain stockholder approval of any amendment to the ESPP to the extent required by applicable law or listing rules.
2014 Incentive Compensation Plan
The 2014 Plan was originally adopted by the board of directors of Legacy Billtrust and approved by its stockholders in July 2014, and was amended in May 2017. The 2014 Plan is divided into three separate equity incentive programs: (i) the Discretionary Grant Program under which Legacy Billtrust employees, directors and consultants may have, at the discretion of the plan administrator, been granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of common stock of Legacy Billtrust, (ii) the Stock Issuance Program under which our employees, directors and consultants may have, at the discretion of the plan administrator, been issued shares of common stock of Legacy Billtrust pursuant to restricted stock awards, restricted stock units or other stock based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of common stock of Legacy Billtrust may have been issued through direct purchase or as a bonus for services rendered to Legacy Billtrust, and (iii) the Incentive Bonus Program under which Legacy Billtrust’s employees, directors and consultants may have, at the discretion of the plan administrator, been provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones. Immediately prior to the completion of the Business Combination, the 2014 Plan was terminated, and no further grants will be made under the 2014 Plan. Any outstanding awards granted under the 2014 Plan will remain subject to the terms of the 2014 Plan and the applicable award agreement. Stock options granted under the Discretionary Grant Program are the only stock awards outstanding under the 2014 Plan.
Authorized Shares. The maximum number of shares of Billtrust Common Stock reserved for issuance under the 2014 Plan was 1,486,164 shares.
Plan Administration. Legacy Billtrust’s board of directors, or a duly authorized committee thereof, was granted the authority to administer the 2014 Plan. The 2014 Plan authorizes the plan administrator to determine which eligible persons are to receive awards, the time or times when awards are to be made, the number of shares to be covered by each award, the time or times when the award is to become exercisable, the vesting schedule (if any) applicable to an award, the maximum term for which each award is to remain outstanding and the status of a granted option as either an ISO or an NSO.
Discretionary Grant Program—Stock Options. ISOs and NSOs are granted pursuant to award agreements adopted by the plan administrator. ISOs may only have been granted to Legacy Billtrust’s employees. Anyone eligible to participate in the 2014 Plan may have received an award of NSOs. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders). The term of a stock option may not be longer than 10 years (or five years in the case of ISOs granted to certain significant stockholders). Subject to certain exceptions for death and disability, an option granted under the 2014 Plan generally may only be exercised while an optionholder is employed by, or providing service to, Billtrust, unless provided otherwise in the optionholder’s award agreement. If an optionholder’s service relationship with us ceases due to disability or death, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months thereafter, unless provided otherwise in the optionholder’s award agreement. An optionholder may exercise an option by delivering notice of exercise to us and paying the exercise price. Acceptable consideration for the purchase of stock issued upon the exercise of an option include (i) cash or check, (ii) shares of Common Stock previously held by the optionholder for a requisite period, (iii) shares of Common Stock otherwise issuable under the option, or (iv) through a broker-assisted cashless exercise program. In no event may an option be exercised beyond the expiration of its term. The plan administrator will have the authority to effect, at any time and from time to time, with the consent of the affected optionholders, the cancellation of any or all outstanding options under the 2014 Plan and to grant in substitution therefore new options covering the same or different number of shares with an exercise price per share based on the fair market value per share on the new option grant date.
Certain Transactions. The plan administrator has broad discretion to take action under the 2014 Plan, as well as to make adjustments to the terms and conditions of awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In the event of a change in control, as defined in the 2014 Plan, each outstanding award will automatically accelerate so that each such award will be exercisable immediately prior to the change in control. However, the plan administrator may determine, in its sole discretion, that such awards will not accelerate and instead will be assumed or continued by the successor corporation, replaced with a cash incentive program of the successor corporation, or be subject to other limitations as determined by the plan administrator at the time of grant. To the extent the plan administrator determines, in its sole discretion, that any option outstanding on the date of the change in control will not be assumed by the successor corporation or otherwise continued or replaced, the holder of any such option will be entitled to receive, upon consummation of the change in control, a lump sum cash payment equal to the spread, if any, existing on the shares subject to the option over the aggregate exercise price in effect for such option.
Transferability. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, options granted under the 2014 Plan are generally non-transferable and are exercisable only by the optionholder.
2003 Stock Incentive Plan
Legacy Billtrust’s board of directors adopted the 2003 Plan in 2003 and its stockholders approved the 2003 Plan in 2003. The 2003 Plan provided for the grant of ISOs to Legacy Billtrust’s employees and for the grant of NSOs, restricted stock awards and other forms of stock awards to its employees, directors and consultants. The 2003 Plan expired by its terms in 2013, and no further grants have been made under the 2003 Plan since its expiration. Any outstanding awards granted under the 2003 Plan remain subject to the terms of the 2003 Plan and the applicable award agreement. Stock options are the only stock awards outstanding under the 2003 Plan.
Authorized Shares. The number of shares of Billtrust Common Stock reserved for issuance under the 2003 Plan was 500,000 shares.
Plan Administration. Our board of directors, or a duly authorized committee thereof, is granted the authority to administer the 2003 Plan. The 2003 Plan authorizes the plan administrator to determine the terms of stock awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of Common Stock, the vesting schedule applicable to awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2003 Plan.
The plan administrator has the power to amend, modify or terminate outstanding awards under the 2003 Plan. Subject to the terms of the 2003 Plan, the plan administrator has the authority to substitute any outstanding award, change the date of exercise, and convert an ISO to an NSO, provided that the consent of an optionholder may be required to the extent the optionholder is materially and adversely affected by the action.
Stock Options. ISOs and NSOs were granted under stock option agreements adopted by the plan administrator. The plan administrator determined the number of shares covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option. Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option is determined by the plan administrator and may include

(i) cash or check, (ii) a broker-assisted cashless exercise, (iii) shares previously owned by the optionholder, (iv) delivery of a promissory note, (v) other lawful consideration approved by the plan administrator, or (vi) by any combination of the previously listed forms of payment.
Corporate Transactions. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, or spin-off, necessary and appropriate adjustments will be made to (i) the number and class of shares of securities available under the 2003 Plan; (ii) the number and class of securities and exercise price per share subject to each outstanding option; and (iii) other necessary adjustments determined by the plan administrator. The 2003 Plan provides that in the event of a reorganization event, as defined in the 2003 Plan, all outstanding options will be assumed or substituted by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume or substitute for such options, then the plan administrator will notify all optionholders that all options will become exercisable in full at a time prior to the reorganization event, and will terminate immediately prior to the reorganization event. However, if stockholders will receive cash payment for their shares upon consummation of the reorganization event, then the plan administrator may provide that each option will terminate upon the consummation of the reorganization event, and each optionholder will instead receive a cash payment equal to the per-share consideration that will be received by stockholders in the reorganization event multiplied by the number of shares subject to such option less the aggregate exercise price of such option.
Transferability. Unless the plan administrator determines otherwise, an optionholder may not transfer options granted under the 2003 Plan other than by will, or by the laws of descent and distribution.
401(k) Plan
We maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. From January 1, 2020 to April 16, 2020, we made matching contributions to each participant’s account under the 401(k) plan in an amount equal to 50% of the participant’s contributions up to 6% of the participant’s eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
2020 Director Compensation Table
The following table sets forth in summary form information concerning the compensation that Legacy Billtrust paid or awarded during the year ended December 31, 2020 to each of its non-employee directors who served on its board of directors during 2020.
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Kanwarpal Bindra(2)	—	—	—	—	—
Robert Farrell	—	—	—	—	—
Kelly Ford-Buckley(2)	—	—	—	—	—
Clare Hart	—	—	—	—	—
Lawrence Irving	—	—	—	—	—
Stephen Waldis(3)	—	—	—	—	—
Matt Harris	—	—	—	—	—
Juli Spottiswood	—	—	—	—	—
(1)
As of December 31, 2020, the aggregate number of shares underlying outstanding options to purchase Common Stock held by its non-employee directors were: Kanwarpal Bindra 71,277 shares of Common Stock, Robert Farrell 279,089 shares of Common Stock, Kelly Ford-Buckley 71,277 shares of Common Stock, Clare Hart 71,277 share of Common Stock, Lawrence Irving 279,089 shares of Common Stock, Stephen Waldis zero shares of Common Stock and Matt Harris zero shares of Common Stock. As of December 31, 2019, none of Legacy Billtrust’s non-employee directors held other unvested stock awards. As of December 31, 2020, Stephen Waldis also held 279,091 shares of Common Stock.

(2)	Kanwarpal Bindra resigned from the board of directors of Legacy Billtrust on July 13, 2020.
(3)	Kelly Ford-Buckley resigned from the board of directors of Legacy Billtrust on November 19, 2020.
(4)	Stephen Waldis resigned from the board of directors of Legacy Billtrust on November 19, 2020.
Non-Employee Director Compensation
The Board will review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We have developed a board of directors’ compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.
Concurrent with the closing of the Business Combination, the Board adopted a director compensation policy for non-employee directors (excluding Matt Harris) to be effective immediately. Each eligible director will receive an annual cash retainer of $30,000 for serving on our board of directors. The chairperson of the audit committee of the Board will be entitled an additional annual cash retainer of $15,000 and the chairperson of each of the compensation, nominating and corporate governance and risk management committees of the Board will be entitled an additional annual cash retainer of $7,500. All annual cash fees are vested upon payment.
In addition, each eligible director (other than Charles Bernicker) will be granted on the first business day of each fiscal quarter a number of restricted stock units (“RSUs”) equal to $25,000 (or, in the case of the fiscal quarter ended June 30, 2021, $50,000) divided by the closing price of the Common Stock on the date of grant, with all such RSUs vesting on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements related to the BCA
Billtrust Stockholder Support Agreements
Concurrently with the execution of the BCA, certain stockholders of Legacy Billtrust executed support agreements with SMMC, pursuant to which, among other things, such persons agreed (a) to support the adoption of the BCA and the approval of the Business Combination, subject to certain customary conditions, and (b) not to transfer any of their Subject Shares (as defined in such agreements) (or enter into any arrangement with respect thereto), subject to certain customary conditions.
Non-Redemption Agreement
Concurrently with the execution of the BCA, a stockholder of SMMC entered into a non-redemption agreement with SMMC and Legacy Billtrust, pursuant to which, among other things, such stockholder owning in the aggregate 2,227,500 shares of South Mountain Class A Common Stock agreed not to elect to redeem or tender or submit for redemption any shares held by such stockholder.
Share and Warrant Cancellation Agreement
Concurrently with the execution of the BCA, SMMC and Billtrust entered into a Share and Warrant Cancellation Agreement (the “Share and Warrant Cancellation Agreement”) with South Mountain, LLC (the “Sponsor”), which provides that immediately prior to, and contingent upon, the consummation of the closing of the Business Combination (the “Cancellation Effective Time”), (i) the Sponsor would forfeit 4,166,667 warrants to purchase shares of South Mountain Class A Common Stock sold in a private placement to the Sponsor that occurred simultaneously with the completion of the IPO (the “Private Placement Warrants”) held by the Sponsor prior to the Closing, which were automatically cancelled by SMMC upon the Cancellation Effective Time, (ii) 2,787,833 Private Placement Warrants held by the Sponsor prior to the Cancellation Effective Time were automatically transferred by the Sponsor to SMMC for cancellation in exchange for newly issued shares of South Mountain Class A Common Stock, at an exchange ratio of one Private Placement Warrant for 0.1793508 of a share of South Mountain Class A Common Stock (such total rounded to the nearest whole share), resulting in the transfer of all 2,787,833 Private Placement Warrants by the Sponsor to SMMC for cancellation in exchange for 500,000 shares of South Mountain Class A Common Stock, subject to certain vesting conditions set forth in the Share and Warrant Cancellation Agreement, (iii) the Sponsor would forfeit at least 1,250,000 shares of South Mountain Class B Common Stock held by the Sponsor prior to the Cancellation Effective Time, which were automatically cancelled by SMMC upon the Cancellation Effective Time (the “Forfeited Shares”), (iv) an aggregate of 3,125,000 of the shares of South Mountain Class B Common Stock would vest immediately following Closing and (v) the remainder of the Sponsor’s shares of South Mountain Class B Common Stock (or shares of South Mountain Class A Common Stock issued or issuable upon conversion thereof) not otherwise forfeited pursuant to the Share and Warrant Cancellation Agreement shall, at the Cancellation Effective Time, immediately become unvested and subject to the vesting and forfeiture provisions set forth in the Share and Warrant Cancellation Agreement, whereby half of such shares will vest if the stock price level is greater than or equal to $12.50 per share and half of such shares will vest if the stock price level is greater than or equal to $15.00 per share, in each case over 20 of 30 trading days within five years of Closing, subject to equitable adjustment to reflect any subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction with respect to the Common Stock. In addition, the shares subject to the $12.50 share price milestone or the $15.00 share price milestone will accelerate vesting upon certain acceleration events, including a change of control of our company in which the value of the consideration to be received by holders of our Common Stock and Class 2 Common Stock in such change of control event is at least $12.50 per share, or $15.00 per share, respectively. Any shares subject to vesting pursuant to the Share and Warrant Cancellation Agreement will be forfeited to the extent such shares remain unvested following the five year anniversary of the Closing. In addition, pursuant to the Share and Warrant Cancellation Agreement, the Sponsor had agreed to vote its South Mountain Class B Common Stock in favor of the Business Combination and related proposals.
A&R Registration Rights Agreement
Concurrently with the execution of the BCA, SMMC, the Sponsor, Legacy Billtrust and certain significant stockholders of Legacy Billtrust and SMMC entered into a registration rights agreement, dated October 18, 2020 (the “Registration Rights Agreement”). The Registration Rights Agreement became effective upon the consummation of the Business Combination. Under the Registration Rights Agreement, stockholders party to the Registration Rights Agreement may request to sell all or any portion of their registrable securities in an underwritten offering up to two times. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Confidentiality and Lock-Up Agreement
Concurrently with the execution of the BCA, certain Legacy Billtrust stockholders, including all Legacy Billtrust senior officers and directors continuing with us and their affiliates that hold Legacy Billtrust securities, entered into the Confidentiality and Lockup Agreements. Pursuant to the Confidentiality and Lockup Agreements, such stockholders have agreed that they will not, during the period beginning at the effective time of the Business Combination and continuing to and including the date that is one hundred eighty (180) days after the Closing Date, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, or any interest in any of the foregoing (in each case, subject to certain exceptions set forth in the Confidentiality and Lockup Agreements). The Confidentiality and Lockup Agreements became effective upon the consummation of the Business Combination.
SMMC Related Agreements
Class B Common Stock
In April 2019, the Sponsor purchased 5,750,000 shares of South Mountain Class B common stock, par value $0.0001 per share (“South Mountain Class B Common Stock”) for an aggregate price of $25,000. On June 19, 2019, SMMC effected a 1.125-for-1 stock split of South Mountain Class B Common Stock. As a result, the Sponsor held 6,468,750 South Mountain Class B Common Stock, of which up to 218,750 shares were subject to forfeiture following the underwriter’s election to partially exercise its over-allotment option in the IPO, so that the Sponsor would own, on an as-converted basis, 20% of SMMC’s issued and outstanding shares after the IPO (assuming the Sponsor did not purchase any shares of South Mountain Class A Common Stock in the IPO). The underwriter’s election to exercise the remaining over-allotment option expired unexercised on August 5, 2019 and, as a result, 218,750 shares of South Mountain Class B Common Stock were forfeited, resulting in 6,250,000 shares of South Mountain Class B Common Stock outstanding as of August 5, 2019. The South Mountain Class B Common Stock automatically converted into South Mountain Class A Common Stock upon the consummation of the Business Combination on a one-for-one basis, subject to adjustments.
The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its South Mountain Class B Common Stock until the earlier to occur of: (i) one year after the completion of a business combination or (ii) the date on which South Mountain completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of South Mountain’s stockholders having the right to exchange their shares of South Mountain Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the South Mountain Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, the South Mountain Class B Common Stock will be released from the lock-up.
Promissory Note
On April 19, 2019, SMMC issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Sponsor agreed to loan SMMC an aggregate of up to $300,000 to cover expenses related to the IPO. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the IPO. The borrowings outstanding under the Promissory Note of $175,000 were repaid upon the consummation of the IPO on June 24, 2019.
Administrative Support Agreement
SMMC entered into an agreement whereby, commencing on June 19, 2019, SMMC began paying an affiliate of the Sponsor a total of $25,000 per month for office space, administrative and support services. Upon completion of the Business Combination SMMC ceased paying these monthly fees. For the three and nine months ended

September 30, 2020, SMMC incurred $75,000 and $225,000 in fees for these services. There is $375,000 and $150,000 included in accrued expenses in the accompanying condensed balance sheets of SMMC as of September 30, 2020 and December 31, 2019, respectively, which were paid on January 5, 2021.
Related Party Loans
In order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor, or SMMC’s officers and directors might have, but none of them were obligated to, loan SMMC funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans could be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the to the Private Placement Warrants. No Working Capital Loans were made prior to, or repaid in connection with, the Business Combination.
Legacy Billtrust Related Agreements
Related Party Commercial Relationship
In June 2015, Legacy Billtrust entered into an ongoing commercial relationship with one of its customers, GlobalTranz Enterprises Inc. (“GlobalTranz”), where GlobalTranz purchases certain of Legacy Billtrust’s software solutions on an ongoing basis.
Robert Farrell, one of our directors, serves as Chairman and CEO of GlobalTranz. Legacy Billtrust’s commercial relationship with GlobalTranz generated revenues of approximately $248,000 and $188,000 for the years ended December 31, 2019 and December 31, 2018, respectively.
Related Party Referral/Reseller Agreements
In May 2016, Legacy Billtrust entered into a reseller agreement (the “Reseller Agreement”) with AvidXchange, Inc. (“AvidXchange”). AvidXchange is a portfolio company of Bain Capital Ventures, LLC, one of our 5% or greater shareholders. Under the terms of the Reseller Agreement, Legacy Billtrust would resell AvidXchange’s automated payments services to its customers, paying AvidXchange a fixed amount of the fees generated from such sales and retaining the rest.
Legacy Billtrust paid expenses relating to the Reseller Agreement to AvidXchange of approximately $57,000 and $59,800 for the years ended December 31, 2019 and December 31, 2018, respectively.
Related-Person Transactions Policy
In connection with the Business Combination, we adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of January 12, 2021, after giving effect to the Closing, by:
•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;
•	each current executive officer and director of the Company; and
•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on approximately 138,724,644 shares of Common Stock issued and outstanding as of the Closing Date and do not take into account the issuance of any shares of Common Stock upon the exercise of the Warrants to purchase up to approximately 12,500,000 shares of Common Stock that remain outstanding. The table below does not include the Earnout Securities (as defined below). See “Description of our Securities-Earnout Securities” for more information.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock and their business address is c/o Billtrust, 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Executive Officers:
Flint A. Lane(1)	23,466,832	16.9
Steven Pinado(2)	1,039,482	*
Mark Shifke(3)	384,139	*
Joe Eng(4)	311,155	*
Jeanne O’Connor(5)	148,345	*
Charles Bernicker	—	—
Clare Hart(6)	71,277	*
Robert Farrell(7)	279,089	*
Lawrence Irving(8)	279,089	*
Matt Harris	—	—
Juli Spottiswood(9)	14,456	*
Directors and Executive Officers as a Group (11 Individuals)	25,997,479	18.3
Five Percent Holders:
Entities affiliated with Bain Capital Venture Investors, LLC(10)	28,417,307	20.5
Riverwood Capital(11)	15,074,903	10.9
W Capital Partners(12)	8,625,685	6.2
*	Less than one percent.
(1)
Consists of (i) 15,750,081 shares of Common Stock issued in exchange for outstanding shares of Legacy Billtrust Common Stock held by Mr. Lane at the Closing, (ii) 7,068,016 shares of Common Stock issued in exchange for outstanding shares of Legacy Billtrust Common Stock held by Flint Lane 2009 Grantor Retained Annuity Trust at the Closing and (iii) 648,735 shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.

(2)
Consists of (i) 3,614 shares of Common Stock issued in exchange for outstanding shares of Legacy Billtrust Common Stock held by Mr. Pinado at the Closing and (ii) 1,035,868 shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.

(3)	Consists of (i) 384,139 shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.

(4)
Consists of (i) 144,565 shares of Common Stock issued in exchange for outstanding shares of Legacy Billtrust Common Stock held by Mr. Eng at the Closing and (ii) 166,590 shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.

(5)
Consists of (i) 18,071 shares of Common Stock issued in exchange for outstanding shares of Legacy Billtrust Common Stock held by Ms. O’Connor at the Closing and (ii) 130,274 shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.

(6)	Consists of shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.
(7)	Consists of shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.
(8)	Consists of shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.
(9)	Consists of shares of Common Stock issuable pursuant to Converted Options that are exercisable within 60 days of the Closing Date.
(10)
Consists of (i) 25,752,455 shares of Common Stock held by Bain Capital Venture Fund 2012, L.P. (“Venture Fund 2012”), (ii) 2,515,082 shares of Common Stock held by BCIP Venture Associates (“BCIP VA”) and (iii) 149,770 shares of Common Stock held by BCIP Venture Associates-b (“BCIP VA-B” and, together with Bain Capital Venture Fund 2012, L.P. and BCIP Venture Associates, the “Bain Capital Venture Entities”). Bain Capital Venture Investors, LLC (“BCVI”), the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the ultimate general partner of Venture Fund 2012 and governs the investment strategy and decision-making processes with respect to investments held by BCIP VA and BCIP VA-B. By virtue of the relationships described in this footnote, each of BCVI, Mr. Salem and Mr. Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Venture Entities. The business address of the Bain Capital Venture Entities is 200 Clarendon Street, Boston MA 02116.

(11)
Consists of (i) 3,126,471 shares of Common Stock held by Riverwood Capital Partners II (Parallel-B) L.P. at the Closing and (ii) 11,948,432 shares of Common Stock held by Riverwood Capital Partners II L.P. (together with Riverwood Capital Partners II (Parallel-B) L.P., “Riverwood Capital”) at the Closing. Riverwood Capital II L.P. is the general partner of Riverwood Capital. The general partner of Riverwood Capital II L.P. is Riverwood Capital GP II Ltd. Riverwood Capital II L.P. and Riverwood Capital GP II Ltd. may be deemed to have shared voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital. All investment decisions with respect to the shares held by Riverwood Capital are made by a majority vote of a four-member investment committee, comprised of Francisco Alvarez-Demalde, Jeffrey Parks, Thomas Smach, and Christopher Varelas. All voting decisions over the shares held by Riverwood Capital are made by a majority vote of Riverwood Capital GP II Ltd.’s eleven shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital. The business address of Riverwood Capital is 70 Willow Road, Suite 100 Menlo Park CA 94025-3652.

(12)
Consists of (i) 12,107 shares of Common Stock held by W Capital Greenwich LLC, (ii) 2,443,400 shares of Common Stock held by W Capital Partners III, L.P. and (iii) 6,170,178 shares of Common Stock held by WCP Holdings IV, L.P. (together with W Capital Greenwich LLC and W Capital Partners III L.P., “W Capital Partners”) at the Closing. Stephen Wertheimer is the sole general partner and managing member of W Capital Greenwich, LLC, and may be deemed to beneficially own and vote for the shares of Common Stock held directly by W Capital Greenwich, LLC. WCP GP III, LLC is the sole general partner of WCP GP III, L.P., which is the sole general partner of W Capital Partners III, L.P., and may be deemed to beneficially own and vote for the shares of Common Stock held directly by W Capital Partners III, L.P. Robert Migliorino, David Wachter and Stephen Wertheimer are the Managing Members of WCP GP III, LLC. WCP GP IV, LLC is the sole general partner of WCP GP IV, L.P., which is the sole general partner of WCP Holdings IV, L.P., and may be deemed to beneficially own and vote for the shares of Class 1 Common Stock held directly by WCP Holdings IV, L.P. David Wachter, Blake Heston, Katherine Stitch, Alison Killilea and Todd Miller are the Managing Members of WCP GP IV, LLC. The business address of W Capital Partners is One East 52nd Street, 5th Floor New York NY 10022.

SELLING SECURITYHOLDERS
The Selling Securityholders acquired the shares of our Common Stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO and in connection with the Business Combination. Pursuant to the Registration Rights Agreement and the Subscription Agreements, we agreed to file a registration statement with the SEC for the purposes of registering for resale the shares of our Common Stock issued to the Selling Securityholders pursuant to the Subscription Agreements and Business Combination Agreement.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of January 12, 2021 regarding the beneficial ownership of our Common Stock and Warrants by the Selling Securityholders and the shares of Common Stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 138,724,644 shares of Common Stock outstanding as of January 12, 2021. Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of Common Stock offered and no other purchases or sales of our Common Stock. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number	Percent
American Funds Insurance Series – Global Small Capitalization Fund(1)	1,140,000	1,140,000	—	—
Entities affiliated with Bain Capital Venture Investors, LLC(2)	28,417,307	31,518,953	—	—
Douglas Pauls	25,000	25,000	—	—
Flint A. Lane(3)	23,466,832	25,308,609	648,735	*
Entities affiliated with Franklin Advisors, Inc.(4)	6,750,000	6,750,000	—	—
Entities affiliated with Fidelity Investments(5)	4,520,000	4,520,000	—	—
Harbour Reach Holdings, LLC	4,198,087	4,198,087	—	—
Holly Flanagan	5,000	5,000	—	—
Mark Shifke(6)	384,139	179,546	384,139	*
Nicholas Dermatas	200,000	200,000	—	—
Riverwood Capital(7)	15,074,903	16,720,275	—	—
Robert Metzger	25,000	25,000	—	—
Schonfeld Strategic 460 Fund LLC	1,000,000	1,000,000	—	—
Scott O’Callaghan	15,000	15,000	—	—
SMALLCAP World Fund, Inc.(8)	4,340,000	4,340,000	—	—
SMMC Sponsor Interests, LLC	1,031,913	1,031,913	—	—
Special Situations Investing Group II, LLC(9)	7,251,305	7,251,305
Steven Pinado(10)	1,039,482	191,172	1,035,868	*
Entities affiliated with TimesSquare Capital Management, LLC(11)	1,000,000	1,000,000	—	—
W Capital Partners(12)	8,625,685	9,567,147	—	—
Entities affiliated with Wellington Management(13)	1,250,000	1,250,000
TOTAL:	109,759,653	116,237,007	2,068,742	1.3%
*	Less than one percent.
(1)	Michael Beckwith, Bradford F. Freer, Harold H. La, Aidan O’Connell and Gregory W. Wendt, as portfolio managers, may be deemed to have power to vote or dispose of the registrable securities.

(2)
Consists of (i) 25,752,455 shares of Common Stock and 2,810,788 Earnout Shares held by Bain Capital Venture Fund 2012, L.P. (“Venture Fund 2012”), (ii) 2,515,082 shares of Common Stock and 274,512 Earnout Shares held by BCIP Venture Associates (“BCIP VA”) and (iii) 149,770 shares of Common Stock and 166,116 Earnout Shares held by BCIP Venture Associates-b (“BCIP VA-B” and, together with Bain Capital Venture Fund 2012, L.P. and BCIP Venture Associates, the “Bain Capital Venture Entities”). Bain Capital Venture Investors, LLC (“BCVI”), the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the ultimate general partner of Venture Fund 2012 and governs the investment strategy and decision-making processes with respect to investments held by BCIP VA and BCIP VA-B. By virtue of the relationships described in this footnote, each of BCVI, Mr. Salem and Mr. Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Venture Entities. The business address of the Bain Capital Venture Entities is 200 Clarendon Street, Boston MA 02116.

(3)
Consists of (i) 15,750,081 shares of Common Stock and 1,719,064 Earnout Shares held by Mr. Lane and (ii) 7,068,016 shares of Common Stock and 771,448 Earnout Shares held by Flint Lane Grantor Retained Annuity Trust.

(4)
Consists of (i) 2,000,000 shares of Common Stock held by Franklin Strategic Series – Franklin Small Cap Growth Fund, (ii) 1,118,700 shares of Common Stock held by Franklin Strategic Series – Franklin Small-Mid Cap Growth Fund, (iii) 3,500,000 shares of Common Stock held by Franklin Templeton Investment Funds – Franklin Technology Fund and (iv) 131,300 shares of Common Stock held by Franklin Templeton Variable Insurance Products Trust – Franklin Small-Mid Cap Growth VIP Fund. Each of the above accounts is managed by Franklin Advisers, Inc. (“FAV”). FAV has three affiliated FINRA members, Franklin/Templeton Distributors, Inc., Templeton/Franklin Investment Services, Inc. and Franklin Templeton Financial Services Corp. All three entities are wholly-owned subsidiaries of Franklin Resources, Inc. (“FRI”), the parent of FAV, and only distribute funds for FRI and its subsidiaries.

(5)
Consists of (i) 734,153 shares of Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (ii) 22,631 shares of Common Stock held by Fidelity Blue Chip Growth Commingled Pool, (iii) 1,327 shares of Common Stock held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (iv) 80,137 shares of Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (v) 2,248 shares of Common Stock held by Fidelity Blue Chip Growth Institutional Trust, (vi) 95,048 shares of Common Stock held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (vii) 64,455 shares of Common Stock held by FIAM Target Date Blue Chip Growth Commingled Pool, (viii) 1,599,340 shares of Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (ix) 242,599 shares of Common Stock held by Variable Insurance Products Fund III: Growth Opportunities Portfolio, (x) 65,083 shares of Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (xi) 14,295 shares of Common Stock held by Fidelity U.S. Growth Opportunities Investment Trust, (xii) 78,683 shares of Common Stock held by Fidelity NorthStar Fund, (xiii) 132,061 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (xiv) 648,723 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (xv) 632,785 shares of Common Stock held by Fidelity Growth Company Commingled Pool, (xvi) 86,432 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund and (xvii) 20,000 shares of Common Stock held by Fidelity Select Portfolios: Select Consumer Finance Portfolio. Each of the above accounts is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The principal business address of FMR LLC is 245 Summer Street, V13H, Boston, MA 02110.

(6)	Consists of 179,546 Earnout Shares held by Mr. Shifke.
(7)
Consists of (i) 3,126,471 shares of Common Stock and 341,244 Earnout Shares held by Riverwood Capital Partners II (Parallel-B) L.P. at the Closing and (ii) 11,948,432 shares of Common Stock and 1,304,128 Earnout Shares held by Riverwood Capital Partners II L.P. (together with Riverwood Capital Partners II (Parallel-B) L.P., “Riverwood Capital”) at the Closing. Riverwood Capital II L.P. is the general partner of Riverwood Capital. The general partner of Riverwood Capital II L.P. is Riverwood Capital GP II Ltd. Riverwood Capital II L.P. and Riverwood Capital GP II Ltd. may be deemed to have shared voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital. All investment decisions with respect to the shares held by Riverwood Capital are made by a majority vote of a five-member investment committee, comprised of Francisco Alvarez-Demalde, Jeffrey Parks, Thomas Smach, Christopher Varelas, and Harish Belur. All voting decisions over the shares held by Riverwood Capital are made by a majority vote of Riverwood Capital GP II Ltd.’s eleven shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital. The business address of Riverwood Capital is 70 Willow Road, Suite 100 Menlo Park CA 94025-3652.

(8)
Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Dylan Yolles, Michael Beckwith and Arun Swaminathan, as portfolio managers, may be deemed to have voting and dispositive power with respect to the registrable securities owned by SMALLCAP World Fund, Inc.

(9)
Consists of (i) 6,537,735 shares issuable upon conversion from 6,537,735 shares of Class 2 Common Stock and (ii) 713,570 Earnout Shares held by Special Situations Investing Group II, LLC. The shares are held of record by Special Situations Investing Group II, LLC, which is an affiliate of Goldman Sachs & Co. LLC, a New York limited liability company and a broker-dealer. Goldman Sachs & Co. LLC is a member of the New York Stock Exchange and other national exchanges. Goldman Sachs & Co. LLC is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc., or GS Group. GS Group is a public entity and its common stock is publicly traded on the New York Stock Exchange. The shares of common stock held by Special Situations Investing Group II, LLC were acquired in the ordinary course of its investment business and not for the purpose of resale or distribution. GS Group may be deemed to beneficially own the securities held by Special Situations Investing Group II, LLC. GS Group disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The mailing address for Special Situations Investing Group II, LLC is 200 West Street, New York, New York 10282.

(10)	Consists of 3,614 shares of Common Stock and 187,558 Earnout Shares held by Mr. Pinado.
(11)
Consists of (i) 18,000 shares of Common Stock held by American Legacy Fund, (ii) 215,000 shares of Common Stock held by AMG TimesSquare Small Cap Growth Fund, (iii) 163,000 shares of Common Stock held by Cox Enterprises Inc. Master Trust, (iv) 27,000 shares of Common Stock held by Hallmark Cards Incorporated Master Trust (Small Cap), (v) 125,000 shares of Common Stock held by Savings Banks Employees Retirement Association, (vi) 8,000 Shares of Common Stock held by SUPERVALU INC. Retirement Plan, (vii) 18,000 shares of Common Stock held by The Kemper Ethel Marley Foundation, (viii) 425,000 shares of Common Stock held by TimesSquare Small Cap Growth Fund CIT and (ix) 1,000 shares of Common Stock held by Trudy Trust. TimesSquare Capital Management, LLC is the investment manager for each of the above referenced registered holders of the shares to be registered. The address for TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, NY 10036.
(12)
Consists of (i) 12,107 shares of Common Stock and 1,322 Earnout Shares held by W Capital Greenwich LLC, (ii) 2,443,400 shares of Common Stock and 266,688 Earnout Shares held by W Capital Partners III, L.P. and (iii) 6,170,178 shares of Common Stock and 673,452 Earnout Shares held by WCP Holdings IV, L.P. (together with W Capital Greenwich LLC and W Capital Partners III L.P., ‘‘W Capital Partners”) at the Closing. Stephen Wertheimer is the sole general partner and managing member of W Capital Greenwich, LLC, and may be deemed to beneficially own and vote for the shares of Common Stock held directly by W Capital Greenwich, LLC. WCP GP III, LLC is the sole general partner of WCP GP III, L.P., which is the sole general partner of W Capital Partners III, L.P., and may be deemed to beneficially own and vote for the shares of Common Stock held directly by W Capital Partners III, L.P. Robert Migliorino, David Wachter and Stephen Wertheimer are the Managing Members of WCP GP III, LLC. WCP GP IV, LLC is the sole general partner of WCP GP IV, L.P., which is the sole general partner of WCP Holdings IV, L.P., and may be deemed to beneficially own and vote for the shares of Common Stock held directly by WCP Holdings IV, L.P. David Wachter, Blake Heston, Katherine Stitch, Alison Killilea and Todd Miller are the Managing Members of WCP GP IV, LLC. The business address of W Capital Partners is One East 52nd Street, 5th Floor New York NY 10022.

(13)
Consists of (i) 970,549 shares held by Bay Pond Partners, L.P., (ii) 156,179 shares held by Bay Pond Investors (Bermuda) L.P. and (iii) 123,272 shares held by Ithan Creek Master Investors (Cayman) L.P. Wellington Management Company LLP (“Wellington Management”) is the investment adviser of Bay Pond Partners, L.P., Bay Pond Investors (Bermuda) L.P. and Ithan Creek Master Investors (Cayman) L.P. (the “Wellington Clients”). Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. Under Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder, Wellington Management shares beneficial ownership over the shares held by the Wellington Clients; however, Wellington Management is a legal entity and not a natural person. The business address of the Wellington Clients is c/o Wellington Management Company, Attn: Valerie Tipping, 280 Congress St, Boston, MA 02210.

DESCRIPTION OF OUR SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of the Certificate of Incorporation. We urge you to read the Certificate of Incorporation in its entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Certificate of Incorporation authorizes the issuance of 575,000,000 shares of capital stock, consisting of 538,000,000 shares of Class 1 Common Stock, 27,000,000 shares of Class 2 Common Stock and 10,000,000 shares of undesignated preferred stock, each having a par value of $0.0001. As of January 31, 2021, there were approximately 138,724,644 shares of Common Stock, 6,537,735 shares of Class 2 Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock and Class 2 Common Stock are duly authorized, validly issued, fully paid and non-assessable.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Class 2 Common Stock are not entitled to vote on any matters to be voted on by stockholders (except for a limited number of corporate actions on which such nonvoting shares are entitled to vote under the DGCL).
Class 2 Common Stock Automatic Conversion
Under the Certificate of Incorporation, each share of Class 2 Common Stock will be automatically converted into one share of Common Stock following, and only following, the transfer of such shares in a Widely Dispersed Offering (as defined below) by Special Situations Investing Group II, LLC, an affiliate of Goldman Sachs & Co. LLC (collectively and with the other affiliates of Goldman Sachs & Co. LLC, “GS”) (or such other party to whom GS had transferred shares of Class 2 Common Stock and the transferees of such party, in each case, other than a transferee acquiring such shares of Class 2 Common Stock in a Widely Dispersed Offering, or the “GS Transferees”).
“Widely Dispersed Offering” means (i) a widespread public distribution, including pursuant to Rule 144, (ii) a transfer (including a private placement or a sale pursuant to Rule 144) in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for the purposes of the Bank Holding Company Act of 1956, as amended), (iii) an assignment to a single party (for example, a broker or investment banker) for the purposes of conducting a widespread public distribution on behalf of GS or the GS Transferees, or (iv) to a party who would control more than 50% of the voting securities of Billtrust without giving effect to the shares of Class 2 Common Stock transferred by the holder or the GS Transferees. Other than in the event of a Widely Dispersed Offering, shares of Class 2 Common Stock will not be convertible into any other security of Billtrust.
Dividends
Holders of Common Stock and Class 2 Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock and Class 2 Common Stock unless the shares of Common Stock and Class 2 Common Stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Common Stock and Class 2 Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to Common Stock and Class 2 Common Stock .

Election of Directors
The Board is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Preferred Stock
The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and Class 2 Common Stock, and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Billtrust, or the removal of existing management.
Redeemable Warrants
Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing February 11, 2021.
Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire on January 12, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available, subject to us satisfying our obligations described below with respect to registration. No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.
We have agreed that we will use our reasonable best efforts within 60 business days following the Business Combination to have declared effective by the SEC a registration statement of which this prospectus is a part covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants and to maintain a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed. Notwithstanding the above, if Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash. Once the Warrants become exercisable, we may call the Warrants for redemption:
•	in whole and not in part;
•	at a price of $0.01 per Warrant;
•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•
if, and only if, the closing price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption Procedures and Cashless Exercise. If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average closing price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (2) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Common Stock on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable upon exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Warrant due to the requirement that the warrant holder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

Other than as described in the preceding six paragraphs, we will not be required to adjust the exercise price of the Warrants.
Other. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to our annual report on Form 10-K, filed with the SEC on March 20, 2020, for a description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.
Earnout Securities
Pursuant to the contingent rights set forth in the section titled “Summary-Background,” up to 12,000,000 shares of Common Stock or Class 2 Common Stock, as applicable, will be payable to each holder of shares of Legacy Billtrust Common Stock and/or Legacy Billtrust Options who has an Earnout Pro Rata Portion (as defined below) exceeding zero, in the amounts set forth below:
(a)
If the closing share price of Common Stock equals or exceeds $12.50 for any 20 trading days within any consecutive 30-trading day period that occurs after the Closing Date and on or prior to the 5 year anniversary of the Closing Date (the first occurrence of the foregoing being referred to as the “$12.50 Share Price Milestone”, and such date is referred to as the “$12.50 Share Price Milestone Date”), a number of shares of Common Stock or Class 2 Common Stock equal to such holder’s Earnout Pro Rata Portion of 6,000,000 shares (the “$12.50 Earnout Shares”); and

(b)
If the closing share price of Common Stock equals or exceeds $15.00 for any 20 trading days within any consecutive 30-trading day period that occurs after the Closing Date and on or prior to the 5 year anniversary of the Closing Date (the first occurrence of the foregoing being referred to as the “$15.00 Share Price Milestone”, and such date is referred to as the “$15.00 Share Price Milestone Date”), a number of shares of Common Stock or Class 2 Common Stock equal to such holder’s Earnout Pro Rata Portion of 6,000,000 shares (the “$15.00 Earnout Shares”).

Pursuant to the contingent rights set forth above, Earnout RSUs (as defined below) will be payable to each holder in the amounts set forth below:
(a)
To the extent that any portion of the $12.50 Earnout Shares that would otherwise be issued to a holder of Legacy Billtrust securities hereunder relates to a Converted Option that remains unvested as of the $12.50 Share Price Milestone Date (each such option, a “$12.50 Unvested Converted Option”), then in lieu of issuing such $12.50 Earnout Shares, we shall instead issue, as soon as practicable following the later of (1) the occurrence of the $12.50 Share Price Milestone and (2) our filing of a Form S-8 Registration Statement, to each holder of a $12.50 Unvested Converted Option, an award of our restricted stock units for a number of shares of Common Stock equal to such portion of the $12.50 Earnout Shares issuable with respect to the $12.50 Unvested Converted Option (such number of shares being referred to as the “$12.50 Earnout RSUs”). A holder of a $12.50 Unvested Converted Option shall only be granted $12.50 Earnout RSUs if such holder remains in continuous service to us or our successor as of the $12.50 Share Price Milestone Date and the applicable grant date. Such $12.50 Earnout RSUs shall vest in equal amounts (or as close as possible, with any excess shares vesting on the last vesting date) over the remaining vesting events of the applicable $12.50 Unvested Converted Option and shall be subject to the same vesting conditions as applied to the applicable $12.50 Unvested Converted Option. In the event that a Legacy Billtrust securityholder had more than one grant of Converted Options as of immediately prior to the Effective Time, the issuance of the Earnout Securities (as defined below) shall be apportioned among each of such grants of Converted Options as if each grant were held by a different person; and

(b)
To the extent that any portion of the $15.00 Earnout Shares that would otherwise be issued to a holder of Legacy Billtrust securities hereunder relates to a Converted Option that remains unvested as of the $15.00 Share Price Milestone Date (each such option, a “$15.00 Unvested Converted Option”), then in lieu of issuing such $15.00 Earnout Shares, we shall instead issue, as soon as practicable following the later of (1) the occurrence of the $15.00 Share Price Milestone and (2) our filing of a Form S-8 Registration Statement, to each holder of a $15.00 Unvested Converted Option, an award of our restricted stock units for a number of shares of Common Stock equal to such portion of the $15.00 Earnout Shares issuable with respect to the $15.00 Unvested Converted Option (such number of shares being referred to as the “$15.00 Earnout RSUs” and together with the $12.50 Earnout RSUs, the “Earnout RSUs” and, together with the Earnout Shares, the “Earnout Securities”). A holder of a $15.00 Unvested Converted Option shall only be granted $15.00 Earnout RSUs if such holder remains in continuous service to us or our successor as of the $15.00 Share Price Milestone Date and the applicable grant date. Such $15.00 Earnout RSUs shall vest in equal amounts (or as close as possible, with any excess shares vesting on the last vesting date) over the remaining vesting events of the applicable $15.00 Unvested Converted Option and shall be subject to the same vesting conditions as applied to the applicable $15.00 Unvested Converted Option. In the event that a Legacy Billtrust securityholder had more than one grant of Converted Options as of immediately prior to the Effective Time, the issuance of the Earnout Securities shall be apportioned among each of such grants of Converted Options as if each grant were held by a different person.

The following terms shall have the respective meanings ascribed to them below:
“Earnout Pro Rata Portion” means, with respect to:
(a)
each holder of outstanding shares of Legacy Billtrust Common Stock as of immediately prior to the Effective Time, a fraction expressed as a percentage equal to (i) the number of shares of SMMC Elected Common Stock into which such holder’s shares of Legacy Billtrust Common Stock are converted into in accordance with the BCA divided by (ii) the sum of (x) the total number of shares of SMMC Elected Common Stock into which all outstanding shares of Legacy Billtrust Common Stock are converted into in accordance with the BCA, plus (y) the total number of shares of South Mountain Class A Common Stock issued or issuable upon the exercise of the Converted Options;

(b)
each holder of outstanding Legacy Billtrust Options as of immediately prior to the Effective Time, a fraction expressed as a percentage equal to (i) the number of shares of Common Stock issued or issuable upon the exercise of such holders Converted Options, divided by (ii) the sum of (x) the total number of shares of SMMC Elected Common Stock into which all outstanding shares of Legacy Billtrust Common Stock are converted into in accordance with the BCA, plus (y) the total number of shares of Common Stock issued or issuable upon the exercise of the Converted Options; and

(c)
For the avoidance of doubt, the amounts set forth in clauses (a) and (b) above shall include the shares of SMMC Elected Common Stock contemplated by the BCA and shall take into account each share of Legacy Billtrust Common Stock delivered in satisfaction of that certain warrant of Legacy Billtrust that was exercisable into 14,527 shares of Series C Preferred Stock of Legacy Billtrust issued to Square 1 Bank on July 10, 2014. In no event shall the aggregate Earnout Pro Rata Portion exceed 100%.

The Earnout Securities may also be payable upon certain change of control or liquidation events.
Certain Anti-Takeover Provisions of Delaware Law
Special Meetings of Stockholders
The Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the Board, by the Chairman of the Board or by our chief executive officer.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to

Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but Unissued Shares
Our authorized but unissued preferred stock is available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
The Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by applicable law, will be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative claim or cause of action brought on our behalf; (b) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former director, officer or other employee, or stockholder to us or our stockholders; (c) any claim or cause of action arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time); (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Certificate of Incorporation also requires the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Section 203 of the Delaware General Corporation Law
We have not opted out of the provisions of Section 203 of the DGCL regulating corporate takeovers under the Certificate of Incorporation. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, such transaction is approved by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Limitation on Liability and Indemnification of Directors and Officers
The Certificate of Incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. The Certificate of Incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our respective directors, officers and agents and prohibits any retroactive changes to the rights or protections or that increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. We believe these provisions in the Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.
We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (a) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of the trust's substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “—Tax Considerations Applicable to U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Because the term of the Warrants is more than one year, a U.S. Holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of our Securities—Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders—Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders—Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “—Tax

Considerations Applicable to Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “—Tax Considerations Applicable to U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “—Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of our Securities—Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders—Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 12,500,000 shares of Common Stock that are issuable upon the exercise of the Warrants by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of up to 116,237,007 shares of Common Stock, including up to 9,259,666 issuable as Earnout Shares and up to 6,537,735 shares that are convertible from Class 2 Common Stock.
We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	in underwriter transactions;
•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction or any other national securities exchange on which our securities are listed or traded;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	by pledge to secured debts and other obligations;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Cooley LLP.
EXPERTS
The financial statements of Factor Systems, Inc. (d/b/a Billtrust) (now known as BTRS Holdings Inc.) as of December 31, 2019 and 2018 and for the three years in the period ended December 31, 2019 included in this prospectus and in the Registration Statement, have been so included in reliance on the report of BDO USA, LLP, independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2019 and for the period from February 28, 2019 (inception) through December 31, 2019 of SMMC appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
CHANGE IN AUDITOR
On January 12, 2021, the Board informed Marcum LLP, our independent registered public accounting firm prior to the transactions contemplated by the BCA (the “Transactions”), that Marcum will be dismissed effective following the completion of our audit for the year ended December 31, 2020, which consists only of the pre-Transactions accounts of SMMC.
The report of Marcum on SMMC’s financial statements as of December 31, 2019, and for the period from February 28, 2019 (inception) through December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from February 28, 2019 (inception) through December 31, 2019, and the subsequent period through February 3, 2021, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent period through February 3, 2021.
On January 12, 2021, the Board approved the engagement of BDO USA, LLP (“BDO”) as our independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. BDO served as the independent registered public accounting firm of Legacy Billtrust prior to the Transactions.
We have provided Marcum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and have requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.billtrust.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

Report of Independent Registered Public Accounting Firm
Stockholders and Board of Directors
Factor Systems, Inc. (dba Billtrust)
Lawrenceville, New Jersey
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Factor Systems, Inc. (dba Billtrust) (the “Company”), as of December 31, 2019 and 2018, the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes to the financial statements (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Factor Systems, Inc. (dba Billtrust) as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
On January 1, 2019, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The effects of adoption are described in Note 2 to the financial statements.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2015.
/s/ BDO USA, LLP
October 26, 2020 (except for Note 16, as to which the date is November 25, 2020)
Woodbridge, NJ

Factor Systems, Inc. (dba Billtrust)
Balance Sheets
(Amounts in thousands, except per share and share data)
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$4,736	$3,395
Customer funds	21,126	17,621
Accounts receivable, net of allowance for doubtful accounts of $409 and $313, respectively	19,658	14,757
Prepaid expenses	3,368	2,041
Deferred implementation, commission and other costs, current	4,751	5,656
Other current assets	851	822
Total current assets	54,490	44,292
Property and equipment, net	18,285	16,475
Goodwill	36,956	32,079
Intangible assets, net	11,760	10,915
Deferred implementation and commission costs, non-current	7,887	3,609
Other assets	1,318	1,011
Total assets	$130,696	$108,381
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Customer funds payable	$21,126	$17,621
Current portion of debt and capital lease obligations, net of deferred financing costs	876	4,472
Accounts payable	3,303	1,538
Accrued expenses and other	14,378	7,491
Deferred revenue	11,868	10,358
Other current liabilities	1,148	420
Total current liabilities	52,699	41,900
Long-term debt and capital lease obligations, net of current portion and deferred financing costs	28,142	6,103
Customer postage deposits	10,455	9,865
Deferred revenue, net of current portion	13,200	7,905
Deferred taxes	572	378
Other long-term liabilities	9,162	8,110
Total liabilities	$114,230	$74,261
Commitments and contingencies (Note 12)
Redeemable convertible preferred stock:
Redeemable Preferred stock, Series A, $0.001 par value, 2,160,452 shares authorized; 2,160,452 shares issued and outstanding at December 31, 2019 and 2018	7,241	6,994
Redeemable Preferred stock, Series B, $0.001 par value, 2,875,755 shares authorized; 2,875,755 shares issued and outstanding at December 31, 2019 and 2018	29,240	27,615
Redeemable Preferred stock, Series C, $0.001 par value, 522,960 shares authorized; 508,433 shares issued and outstanding at December 31, 2019 and 2018	8,187	7,729
Redeemable Preferred stock, Series D, $0.001 par value, 1,259,965 shares authorized; 1,259,965 shares issued and outstanding at December 31, 2019 and 2018	32,647	31,008
Redeemable Preferred stock, Series E, $0.001 par value, 2,655,879 shares authorized; 2,655,877 shares issued and outstanding at December 31, 2019 and 2018	73,043	68,330
Total redeemable convertible preferred stock	150,358	141,676
Stockholders' deficit:
Common stock, $0.001 par value, 15,894,857 shares authorized; 4,321,176 shares issued and outstanding at December 31, 2019 and 2018	5	5
Additional paid-in capital	11,933	8,692
Accumulated deficit	(145,830)	(116,253)
Total stockholders’ deficit	(133,892)	(107,556)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$130,696	$108,381
See accompanying notes to financial statements.

Factor Systems, Inc. (dba Billtrust)
Statements of Operations and Comprehensive Loss
(Amounts in thousands, except per share data)
For the Years Ended December 31,	2019	2018	2017
Revenues:
Subscription, transaction and services	$96,460	$79,571	$68,802
Reimbursable costs	40,008	40,944	41,384
Total revenues	136,468	120,515	110,186
Cost of revenues:
Cost of subscription, transaction and services	32,015	26,567	25,117
Cost of reimbursable costs	40,008	40,944	41,384
Total cost of revenues, excluding depreciation and amortization	72,023	67,511	66,501
Operating expenses:
Research and development	34,285	23,606	19,564
Sales and marketing	22,098	21,677	20,637
General and administrative	23,297	18,743	15,526
Depreciation and amortization	5,881	6,040	5,439
Total operating expenses	85,561	70,066	61,166
Loss from operations	(21,116)	(17,062)	(17,481)
Other income (expense):
Interest income	1	136	196
Interest expense	(1,507)	(814)	(812)
Other income (expense), net	(21)	(422)	(121)
Total other income (expense)	(1,527)	(1,100)	(737)
Loss before income taxes	(22,643)	(18,162)	(18,218)
(Provision) benefit for income taxes	(160)	(69)	1,409
Net loss and comprehensive loss	$(22,803)	$(18,231)	$(16,809)

Net loss per share attributable to common stockholders
Basic and diluted	$(7.40)	$(6.73)	$(5.32)
Weighted average number of shares used to compute net loss per share attributeable to common stockholders
Basic and diluted	4,257	4,091	4,416
See accompanying notes to financial statements.

Factor Systems, Inc. (dba Billtrust)
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(Amounts in thousands, except share data)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2017	6,804,605	$73,585	4,594,679	$5	$4,547	$(52,542)	$(47,990)
Issuance of Series E preferred stock for cash	2,294,103	55,000	—	—	—	—	—
Transactions fees for Series E preferred stock	—	(2,873)	—	—	—	—	—
Issuance of Series E preferred stock in exchange for $8,673 of accrued preferred dividends	361,774	8,673	—	—	—	—	—
Cancellation of accrued preferred dividends on Series B and Series C preferred stock	—	(8,673)	—	—	—	—	—
Cumulative preferred stock dividends	—	6,069	—	—	—	(6,069)	(6,069)
Accretion of preferred stock to redemption value	—	597	—	—	—	(597)	(597)
Repurchases of common stock	—	—	(706,768)	—	—	(12,707)	(12,707)
Stock based compensation from options and Restricted Stock Unit grants	—	—	—	—	1,505	—	1,505
Issuance of 34,173 stock options to settle current liabilities	—	—	—	—	236	—	236
Exercise of stock options	—	—	173,945	—	482	—	482
Vesting of restricted stock units	—	—	10,000	—	—	—	—
Net Loss	—	—	—	—	—	(16,809)	(16,809)
Balance, December 31, 2017	9,460,482	$132,378	4,071,856	$5	$6,770	$(88,724)	$(81,949)
Cumulative preferred stock dividends	—	8,704	—	—	—	(8,704)	(8,704)
Accretion of preferred stock to redemption value	—	594	—	—	—	(594)	(594)
Stock based compensation from option and restricted stock unit grants	—	—	—	—	1,796	—	1,796
Exercise of stock options	—	—	41,307	—	126	—	126
Vesting of restricted stock units	—	—	5,000	—	—	—	—
Net loss	—	—	—	—	—	(18,231)	(18,231)
Balance, December 31, 2018	9,460,482	$141,676	4,118,163	$5	$8,692	$(116,253)	$(107,556)
Adjustment from adoption of ASC 606 (see Note 2)	—	—	—	—	—	1,908	1,908
Balance January 1, 2019	9,460,482	$141,676	4,118,163	$5	$8,692	$(114,345)	$(105,648)
Cumulative preferred stock dividends	—	8,091	—	—	—	(8,091)	(8,091)
Accretion of preferred stock to redemption value	—	591	—	—	—	(591)	(591)
Stock based compensation from option of grants	—	—	—	—	2,114	—	2,114
Exercise of stock options	—	—	203,013	—	1,127	—	1,127
Exercise of Restricted Stock Units	—	—	—	—	—	—	—
Net Loss	—	—	—	—		(22,803)	(22,803)
Balance, December 31, 2019	9,460,482	$150,358	4,321,176	$5	$11,933	$(145,830)	$(133,892)
See accompanying notes to financial statements.

Factor Systems, Inc. (dba Billtrust)
Statements of Cash Flows
(Amounts in thousands, except share amounts)
For the Years Ended December 31,	2019	2018	2017
Operating activities:
Net loss	$(22,803)	$(18,231)	$(16,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,881	6,040	5,439
Provision for bad debts	114	61	(25)
Amortization of debt discount	94	92	18
Stock based compensation expense	2,114	1,796	1,505
Change in fair value of contingent consideration liability	—	—	88
Change in fair value of warrants liability	12	54	(18)
Deferred income taxes	192	52	(1,416)
Changes in operating assets and liabilities:
Accounts receivable	(4,783)	(2,623)	(368)
Prepaid expenses	(1,321)	(336)	(1,021)
Other assets (current and non-current)	(333)	(27)	973
Accounts payable	1,765	632	(320)
Accrued expenses	6,868	741	2,142
Deferred revenue	6,005	4,399	3,180
Deferred implementation, commissions and other costs	(1,464)	(872)	(422)
Other liabilities (current and non-current)	384	1,933	937
Net cash used in operating activities	(7,275)	(6,289)	(6,117)
Investing activities:
Purchase of businesses	(6,335)	(16,278)	—
Capitalized Software Development	(899)	(1,124)	(45)
Purchases of property and equipment	(3,418)	(6,812)	(1,654)
Net cash used in investing activities	(10,652)	(24,214)	(1,699)
Financing activities:
Issuance of long-term debt	—	(25)	10,000
Financing costs paid upon issuance of long-term debt	—	—	(245)
Proceeds from line of credit	24,750	1,000	4,500
Repayments of line of credit	(3,000)	—	(4,500)
Payments on long-term debt	(3,333)	(833)	(10,000)
Payments on capital lease obligations	(276)	(536)	(656)
Proceeds from exercise of stock options	1,127	126	482
Proceeds from preferred stock issuance	—	—	55,000
Transaction costs paid upon issuance of Series E preferred stock	—	—	(2,873)
Repurchase of preferred and common stock	—	—	(12,707)
Payments of deferred purchase consideration	—	(650)	(650)
Settlement of contingent consideration liabilities	—	(225)	(700)
Net cash provided by (used in) financing activities	19,268	(1,143)	37,651
Net increase (decrease) in cash and cash equivalents	1,341	(31,646)	29,835
Cash and cash equivalents, beginning of year	3,395	35,041	5,206
Cash and cash equivalents, end of year	$4,736	$3,395	$35,041
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$1,266	$646	$767
Cash paid for income taxes	$3	$9	$10
Noncash Investing & Financing Activities:
Fixed assets purchased under capital lease obligation	$210	$130	$272
Leasehold improvement incentive recorded as property and equipment and other long-term liability	$—	$5,792	$—
Contingent consideration for purchase of business	$1,066	$—	$—
Deferred purchase consideration	$1,131	$—	$—
Issuance of 34,173 stock options to settle current liabilities	$—	$—	$236
Cumulative preferred stock dividends	$8,091	$8,704	$6,069
Accretion of preferred stock to redemption value	$591	$594	$597
See accompanying notes to financial statements.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
1.	Organization and Nature of Business
Factor Systems, Inc., utilizing the trade name Billtrust (the “Company” or “Billtrust”), was incorporated on September 4, 2001 in the State of Delaware and maintains its headquarters in Lawrenceville, New Jersey, with additional offices or print facilities in Colorado, Illinois and California.
The Company provides a comprehensive suite of order to cash software as a service (“SaaS”) solutions with integrated payments, including credit and collections, invoice presentment and cash application services to its customers primarily based in North America, but with global operations. In addition, Billtrust founded the business payments network (“BPN”) which combines remittance data with B2B payments and facilitates straight-through processing. Billtrust serves businesses across both business-to-business and business-to-consumer segments. The Company offers the following platforms and solutions to its customers, in addition to professional services related to each:
(i)	Credit Management modules include credit scoring and management as well as automated credit applications.
(ii)
Order/E-commerce module provides B2B wholesale distributors with robust e-commerce capabilities. Billtrust’s offering delivers an optimized and personalized configuration, ordering and payment experience.

(iii)
Invoicing presentment module enables its customers to optimize invoice delivery across all distribution channels. Billtrust’s module ingests invoice data from myriad ERP systems and presents invoices in ways that reflect customer needs and preferences. The solution includes customer-branded electronic invoice presentment portals, electronic invoices, email billing, automated entry into AP portals via direct integration and leveraging robotic process automation (“RPA”), and highly efficient print and physical delivery ensuring rapid and cost efficient presentment and delivery.

(iv)
Payments capabilities enable customers to facilitate payments at every possible touchpoint across its solution set. Various payment types, including ACH, credit card, wire, check and cash can be accepted and automatically captured and enriched with relevant remittance data across the platform and via our BPN.

(v)
Cash Application - enables application of cash from invoices via line item reconciliation within accounting and ERP systems. Billtrust’s automated offering consumes payment and remittance data across inbound channels including lockboxes, mail, email, portal posting, hosted payment page intake and via direct and manual feeds.

(vi)
Collections - integrated accounts receivable collections workflow management system for customers and employees that enables customers to shift to a strategic customer touchpoint-centric operation, preventing payment delays and driving positive customer experiences. It supports management of disputes and deductions when discrepancies in services invoiced and services delivered occur between businesses. The solution delivers process efficiency and increases financial recoveries by automating workflows and providing clear visibility across relevant data points and actions taken.

2.	Summary of Significant Accounting Policies
The following is a summary of significant accounting policies used in the preparation of the accompanying financial statements.
Emerging Growth Company
As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use the extended transition period under the JOBS Act until such time the Company is not considered to be an EGC. The adoption dates are discussed below to reflect this election.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Liquidity
For the year ended December 31, 2019, the Company incurred a net loss of $(22,803) and used cash in operations of $(7,275). As of December 31, 2019, the Company had cash of $4,736 and an accumulated deficit of $(145,830). During 2019, the Company increased the size of its Credit Agreement, and in January 2020, the Company refinanced its existing Credit Agreement with third party lenders in a new Financing Agreement consisting of a $45 million term loan and the ability to borrow an additional $27.5 million with a maturity date in January 2025. Based on the Company’s business plan, existing cash resources, existing and future capacity on its lending facility (Notes 8 and 14), and revenues generated from operations, the Company expects to satisfy its working capital requirements for at least the next 12 months after the date that these financial statements are issued.
However, if performance expectations fall short or expenses exceed expectations, the Company may need to secure additional financing or reduce expenses to continue operations. Failure to do so would have a material adverse impact on its financial condition. There can be no assurance that any contemplated additional financing will be available on terms acceptable, if at all. If required, the Company believes it would be able to reduce expenses to a sufficient level to continue as a going concern. See Note 17 for a detailed discussion of COVID-19.
Basis of Presentation
The preparation of the financial statements have been prepared using accounting principles generally accepted in the United States (“US GAAP”).
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include, but are not limited to, revenue recognition, allowances for doubtful accounts, recoverability of deferred tax assets, determining the fair value associated with acquired assets and liabilities including deferred revenue, intangible asset and goodwill impairment, contingent consideration liabilities, stock based compensation and certain other of the Company’s accrued liabilities. The Company bases its estimates on historical experience, known trends, and other market specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions. See Note 17 for a detailed discussion of COVID-19.
Due to the COVID-19 global pandemic, the global economy and financial markets have been disrupted and there is a significant amount of uncertainty about the length and severity of the consequences caused by the pandemic. The Company has considered information available to it as of the date of issuance of these financial statements and has not experienced any significant impact to its estimates and assumptions as a result of the COVID-19 pandemic. On an ongoing basis, the Company will continue to closely monitor the COVID-19 impact on its estimates and assumptions.
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (FASB ASC Topic 606 or “ASC 606”), which supersedes the existing revenue recognition requirements under US GAAP and requires entities to recognize revenue when performance obligations have been satisfied by transferring control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. It also requires increased disclosures. In addition, ASU 2014-09 also includes subtopic ASC 340-40, Other Assets and Deferred Costs – Contracts with Customers, (“ASC 340-40”), which provides guidance on accounting for certain revenue related costs including costs associated with obtaining and fulfilling a contract, discussed further below.
On January 1, 2019, the Company adopted ASC 606 and ASC 340-40, applying the modified retrospective method to all contracts that were not completed as of January 1, 2019. Results for reporting periods beginning after January 1,

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
2019 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Upon adoption, the Company selected the cumulative effect transition method, which had no impact on revenues, but did impact commissions expenses as further described below in the Deferred Commissions section. The Company recorded a net increase to opening retained earnings of approximately $1,908 as of January 1, 2019 due to the cumulative impact of adopting ASC 340-40 and a corresponding increase to the amount of prepaid commissions on the balance sheet. There was not a material impact to revenues for the year ended December 31, 2019 as a result of adopting ASC 606.
The following tables summarize the impact of adopting ASC 606 on the Company’s financial statements as of and for the year ended December 31, 2019:
	As of and for the year ended December 31, 2019
	As Reported	Adjustments	As if Presented under ASC 605
Balance Sheet:
Assets
Deferred implementation, commission and other costs, current	$4,751	$1,995	$6,746
Deferred implementation and commission costs, non-current	7,887	(4,594)	3,293
Equity
Accumulated deficit	$(145,830)	$(1,915)	$(147,745)

Statement of Operations:
Sales and marketing expense	$22,098	$684	$22,782
There was no impact upon adoption of ASC 606 to net cash provided by (used in) operating, investing or financing activities.
The Company determines revenue recognition through the following five-step framework:
1.	Identification of the contract, or contracts, with a customer;
2.	Identification of the performance obligations in the contract;
3.	Determination of the transaction price;
4.	Allocation of the transaction price to the performance obligations in the contract; and
5.	Recognition of revenue when, or as, the Company satisfies a performance obligation
The following is a description of principal activities from which the Company generates revenue, as well as a further breakdown of the components of subscription, transaction and services revenues for each year ended December 31:
	2019	2018	2017
Subscription and transaction fees	$89,476	$74,725	$65,012
Services and other	6,984	4,846	3,790
Subscription, transaction and services	$96,460	$79,571	$68,802
Subscription and Transaction Fee Revenue
Subscription and Transaction Fee revenue is derived primarily from a hosted software as a service (SaaS) platform that enables billings and payment processing on behalf of customers. The Company’s services are billed on a subscription basis monthly, quarterly or annually. Transaction fees for certain services are billed monthly based on the volume of items processed each month at a contractual rate per item processed.
Hosted solutions are provided without licensing perpetual rights to the software. The hosted solutions are integral to the overall service arrangement and are billed as a subscription fee as part of the overall service agreement with the

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
customer. Subscription fees from hosted solutions are recognized monthly over the customer agreement term beginning on the date the Company’s solution is made available to the customer.
Transaction revenue is recognized concurrent with processing of the related transactions by the Company, which is when revenue is earned. The customer simultaneously receives and consumes the benefits as the Company performs. Transaction fees include per-item processing fees charged at contracted rates based on the number of invoices delivered or payments processed.
Services
Fees associated with upfront services represent a material right under ASC 606 as customers do not incur such fees in subsequent contract terms, and therefore they are considered to be at a discount compared to the initial contract period. Any revenues related to upfront implementation services for new customers or new products for existing customers are recognized ratably over the estimated period of the customer relationship, which is estimated to be five years other than for customer relationships from acquisitions which range from two to four years. Amounts that have been invoiced are recorded in accounts receivable and deferred revenues or revenues, depending on when the services are fulfilled.
In addition to implementation fees, professional services fees also include consulting services provided to customers on a time and materials basis. Revenues from consulting services are recognized as the services are completed based on their standalone value, and costs associated with short term services contracts are deferred and recognized with the corresponding revenue when services are completed. During 2019, the Company recognized other revenue of $1,200 related to a perpetual license granted to a customer for a one-time legacy software platform.
Significant Judgements
The Company determines standalone selling price (“SSP”) for all material performance obligations using observable inputs, such as the price of subsequent years of the contract, standalone sales and historical contract pricing. Some customers have the option to purchase additional subscription or transaction services at a stated price. These options are evaluated on a case-by-case basis but generally do not provide a material right as they are priced within a range of prices provided to other customers for the same products and, as such, would not result in a separate performance obligation.
When the timing of revenue recognition differs from the timing of invoicing, i.e. Implementation services, the Company uses judgment to determine whether the contract includes a significant financing component requiring adjustment to the transaction price. Various factors are considered in this determination including the duration of the contract, payment terms, and other circumstances. Generally, the Company determined that contracts related to upfront Implement services do not include a significant financing component. The Company applies the practical expedient for instances where, at contract inception, the expected timing difference between when promised goods or services are transferred and associated payment will be one year or less.
Reimbursable costs
The Company records reimbursable costs, consisting of postage on a gross basis, since the goods or services giving rise to the reimbursable costs do not transfer a good or service to the customer. Rather, the goods or services are used or consumed by the Company in fulfilling its performance obligation to the customer. Corresponding expenses are recorded on an accrual basis and the costs are allocated based on specific types of postage to customers, but cannot specifically identify each postage invoice to specific customers. Because the cost of such revenue is equal to the revenue, it does not impact loss from operations or net loss.
Sales tax and other
The Company accounts for sales and other related taxes, as well as expenses associated with interchange on credit card transactions from third party card issuers or financial institutions which are a pass through cost, on a net basis, excluding such amounts from revenue. For expenses associated with interchange transactions, the Company has determined that it is acting as an agent with respect to these payment authorization services, based on the following

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
factors: (1) the Company has no discretion over which card issuing bank will be used to process a transaction and is unable to direct the activity of the merchant to another card issuing bank, and (2) interchange and card network rates are pre-established by the card issuers or financial institutions, and the Company has no latitude in determining these fees. Therefore, revenue allocated to the payment authorization performance obligation is presented net of interchange and card network fees paid to the card issuing banks and financial institutions, respectively, for all periods presented.
Deferred Revenue
Amounts billed to clients in excess of revenue earned are recorded as deferred revenue liability. Deferred revenue as of December 31, 2019, 2018 and 2017 relates primarily to implementation fees for new customers or new services, which are being recognized ratably over the estimated term of the customer relationship, which is generally five years for the Company's core billing and payments and cash application services, and two to four years for other services related to acquisitions in 2018 and 2019; as well as fees received to store billing data and annual maintenance service agreements, which are both being recognized ratably over the term of the service period.
Deferred Commissions
Commissions are recorded when earned and are included as a component of sales and marketing expense. Commission costs can be associated specifically with subscription and professional services arrangements. Commissions earned by the Company’s sales personnel are considered incremental and recoverable costs of obtaining a contract with a customer. Prior to the adoption of ASC 606 and the related ASC 340-40, commissions were generally expensed over the first year of services commencing with the date a customer's recurring revenues were invoiced. Upon adoption of ASC 606, commission costs are deferred and then amortized over a period of benefit of four to five years. The Company determined the period of benefit by taking into consideration its past experience with customers and the average customer life of acquired customers (four years, compared to five years for all remaining customers), future cash flows expected from customers, industry peers and other available information.
Commissions are earned by sales personnel upon the execution of the sales contract by the customer Substantially all sales commissions are generally paid at one of three points: (i) upon execution of a customer contract, (ii) when a customer completes implementation and training processes or commences usage based volume, or (iii) after a period of time from three to twelve months thereafter. Commissions associated with subscription-based arrangements are typically earned when a customer order is received and when the customer is billed for the underlying contractual period. Commissions associated with professional services are typically earned in the month that services are rendered.
The Company capitalized commission costs of $3,246 and amortized $1,700 to sales and marketing expense in the accompanying statements of operations during the year ended December 31, 2019, in addition to commissions which were expensed as incurred related to the achievement of quotas or other performance obligations. The increase in capitalized commission costs during the year was primarily due to the adoption of the new revenue standard. As of December 31, 2019, the Company had approximately $1,912 of current deferred commissions for amounts expected to be recognized in the next 12 months, and $4,594 of noncurrent deferred commissions for amounts expected to be recognized thereafter.
Fair Value of Financial Instruments
The Company utilizes fair value measurements when required. The carrying amounts of cash and cash equivalents, accounts receivable, net, other current assets, other assets, accounts payable, accrued expenses, other long term liabilities and other, and outstanding balances on the Company’s credit facility and related accrued interest expense approximate fair value as of December 31, 2019 and 2018 due to the short-term nature of those instruments. The fair value for the outstanding balances under the credit facility utilizes the interest rates the Company believes it could obtain for borrowings with similar terms. See Note 5 for a discussion of the determination of fair value for the reported amounts of the Company’s short-term investments and contingent consideration on acquisition.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Warrants
The Company accounts for warrants to acquire Series C preferred stock, as derivative instruments in accordance with FASB ASC 815-40, Derivative and Hedging – Contracts in Entity’s Own Equity. These warrants are issued to a former lender related to a prior credit agreement, at an exercise price of $13.7678 per share. As such, our derivative liabilities are initially measured at fair value on the contract date and are subsequently re-measured to fair value at each reporting date. The Company determined the value of warrants using a Black Scholes pricing model. The fair value of the derivative liability amounted to $246 and $234 as of December 31, 2019 and 2018 respectively (see Note 8). The Company records the change in estimated fair value as non-cash adjustments within Other income (expense), net, in the Company’s accompanying Statements of Operations (see Note 5).
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying value of these instruments approximates their fair value. At December 31, 2019 and 2018, the Company’s cash equivalents consisted primarily of money market funds.
Customer Funds
In connection with providing electronic invoice presentment and payment facilitation services for its customers, the Company may receive client funds received Automated Clearing House (“ACH”) payment to the Company’s cash accounts at its contracted financial institution. The contractual agreements with the Company’s customers stipulate a holding period of up to 3 days for processing ACH returns and obligate the customer to reimburse the Company for returned payments. Timing differences in customer deposits into and disbursements from the Company’s separate cash account results in a balance of funds to be remitted to customers, which is reflected as customer funds payable in the accompanying Balance Sheets.
Customer Postage Deposits
The Company requires its customers to maintain a minimum level of postage deposits on account. Customer postage deposits are presented as a liability in the accompanying Balance Sheets and generally do not change unless customer postage usage significantly changes, new customers are added, or existing customers cancel services.
Concentrations of Credit Risk
The Company maintains its deposits of cash and cash equivalent balances and customer funds with high-credit quality financial institutions. The Company’s cash and cash equivalent balances and customer funds may exceed federally insured limits.
The Company’s accounts receivable are reported in the accompanying Balance Sheets net of allowances for uncollectible accounts. The Company believes that the concentration of credit risk with respect to accounts receivable is limited due to the large number of companies and diverse industries comprising the customer base. On-going credit evaluations are performed, generally with a focus on new customers or customers with whom the Company has no prior collections history, and collateral is generally not required. The Company maintains reserves for potential losses based on customer specific situations as well as on historic experience and such losses, in the aggregate, have not exceeded management’s expectations. For the years ended December 31, 2019, 2018 and 2017, there were no customers that individually accounted for 10% or greater of revenues or accounts receivable.
Accounts Receivable, net
The Company extends credit to its customers in the normal course of business. Trade accounts receivables are recorded at the invoice price. The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible trade receivables. Bad debt is provided under the allowance method based on historical experience and management’s periodic evaluation of outstanding accounts receivable for each individual customer. The evaluation is based on a past history of collections, current credit conditions, the length of time the account is past due and a past history of write-downs. Actual results

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
could differ from these estimates. Receivables are charged against their respective allowance accounts when deemed to be uncollectible.
Deferred Implementation and Other Costs
For those arrangements in which implementation revenue is deferred and the Company determines that the direct costs of services are recoverable, such costs are deferred and subsequently expensed over the period the related implementation revenue is recognized, generally five years. For those arrangements for short term professional services statements of work (SOW’s) that are accounted for under contract accounting, the Company defers all direct costs allocable to the arrangement until the work is completed at which time the revenue and related expenses are recognized. Any losses would be recognized at the time such loss is known. All such amounts are included in as a component of the Cost of subscription, transaction and services revenue in the accompanying Statements of Operations and Comprehensive Loss.
Inventory
Inventory is comprised primarily of paper and envelope stocks. Inventories are stated at the lower of cost or net realizable value. Cost for substantially all of the Company’s inventories is determined on a specific identification or first-in, first-out basis. The Company periodically assesses the need for obsolescence provisions and determined that no obsolescence provision was necessary at December 31, 2019 and 2018. The inventory balance is included in other current assets in the accompanying Balance Sheets and amounted to $763 and $668 at December 31, 2019 and 2018, respectively.
Property and Equipment, net
Property and equipment are stated at cost, net of accumulated amortization and depreciation. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the related lease. Amortization of equipment held under capital leases is included in depreciation expense. The cost of additions and expenditures that extend the useful lives of existing assets are capitalized, while repairs and maintenance costs are charged to expense as incurred. Amortization and depreciation are recorded on a straight-line basis over the estimated useful lives or depreciation periods of the assets as follows:
Assets held under capital leases – computer, print and mail equipment	3-5 years
Computer, print and mail equipment	3-5 years
Furniture and fixtures	3-15 years
Software	3 years
Vehicles	5 years
Leasehold improvements	Lesser of estimated useful life or the term of the related lease
Impairment of Long-Lived Assets
Long-lived assets, such as property, equipment and definite lived intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives. There were no indicators of impairment of long-lived assets, including definite-lived intangible assets, for the years ended December 31, 2019, 2018 and 2017.
Goodwill and Other Intangible Assets, net
Goodwill represents the amount by which the purchase price exceeds the fair value of identifiable tangible and intangible assets and liabilities acquired in a purchase business combination. The Company accounts for its goodwill and other intangible assets under FASB ASC Topic 350 Intangibles - Goodwill and Other. Goodwill and intangible

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually as of October 1st of each year or whenever events or changes in circumstances indicate that the carrying value amount of these assets might not be fully recoverable. For goodwill, impairment is assessed at the reporting unit level. A reporting unit is defined as an operating segment or a component of an operating segment to the extent discrete financial information is available that is reviewed by segment management. The Company has evaluated its acquired businesses and related operations in accordance with FASB ASC Topic 350, and has determined that such businesses constitute two reporting units.
For the annual goodwill impairment, the Company has the option of assessing qualitative factors to determine whether it is more likely than not that the carrying amount of a reporting unit exceeds its fair value or performing a quantitative goodwill impairment test. Qualitative factors considered in the assessment include industry and market considerations, the competitive environment, overall financial performance, changing cost factors such as labor costs, and other factors specific to a reporting unit such as change in management or key personnel. If the Company elects to perform the qualitative assessment and concludes that it is more likely than not that the fair value of the reporting unit is more than its carrying amount, then goodwill is not considered impaired and the quantitative impairment test is not necessary. If the Company’s qualitative assessment concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, the Company will perform the quantitative impairment test, which compares the fair value of the reporting unit to its carrying amount. If the fair value of the reporting unit exceeds the carrying amount of the net assets assigned to that reporting unit, goodwill is not considered impaired. However, if the fair value of the reporting unit is lower than the carrying amount of the net assets assigned to the reporting unit, an impairment charge is recognized equal to the excess of the carrying amount over the fair value. Besides goodwill, the Company has no other intangible assets with indefinite lives.
During the Company’s annual impairment test of goodwill in 2019 and 2018, management performed a Step 0 qualitative assessment to determine whether it is more likely than not that the fair value of the reporting units are less than their carrying value. Based on this assessment the Company did not identify any indications of impairment, and no adverse events have occurred since the measurement date.
Capitalized Software Development Costs
The Company capitalizes certain development costs incurred in connection with software development for new products and services. Costs incurred in the preliminary stages of development are expensed as incurred. Once the software has reached the development stage, internal and external costs, if direct and incurred for adding incremental functionality to the Company’s platform, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. These software development costs are recorded as part of property and equipment.
Capitalized software development costs are amortized on a straight-line basis to cost of revenues-subscription services over the technology’s estimated useful life, which is generally four years. During the years ended December 31, 2019 and 2018, the Company capitalized $899, and $1,124, respectively, in software development costs. The Company began amortizing a portion of software development costs associated with completion and use of a new product in 2019 and included approximately $128 in depreciation and amortization for the year ended December 31, 2019.
Costs incurred in the maintenance and minor upgrade and enhancement of the Company’s software platform without adding additional functionality are expensed as incurred.
Accrued Expenses and Other
Accrued expenses includes items such as items for which vendor invoices have not been received as well as other payroll, bonus and related items of approximately $4,168 which are expected to be paid in the subsequent twelve months.
Business Combinations
The Company applies the provisions of FASB ASC Topic 805, Business Combinations, in the accounting for its acquisitions. It requires the Company to recognize separately from goodwill the assets acquired and the liabilities

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
assumed at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, its estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s Statements of Operations and Comprehensive Loss. The direct transaction costs associated with the business combinations are expensed as incurred.
In 2019, the Company adopted the provisions of FASB Accounting Standards Update No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this update require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period with a corresponding adjustment to goodwill in the reporting period in which the adjustment amounts are determined. The effect on earnings of changes in depreciation, amortization or other income effects, if any, as a result of the change to the provisional amounts will be recorded in the same period’s financial statements, calculated as if the accounting had been completed at the acquisition date. No such adjustments occurred during 2019 or 2018.
Critical estimates in valuing certain intangible assets include but are not limited to future expected cash flows from customer relationships, covenants not to compete and acquired developed technologies, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.
Other estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed, as more fully discussed in Note 3.
Leases
The Company occupies all of its operating facilities and offices under various leases, which are accounted for as operating leases in accordance with FASB ASC Topic 840, Leases. The leases include scheduled base rent increases over the term of the leases. The Company recognizes rent expense from operating leases with periods of free and scheduled rent increases on a straight-line basis over the applicable lease term. The Company considers lease renewals when such renewals are reasonably assured. From time to time, the Company may receive construction allowances from its lessors. In accordance with the requirements of FASB ASC Topic 840, these amounts are recorded as deferred liabilities and amortized over the remaining lease term as an adjustment to rent expense. At December 31, 2019 and 2018, the deferred rent liability totaled $2,361 and $2,096, respectively, in the accompanying Balance Sheets. This deferred rent liability consists of an accrual of $179 and $248 in accrued expenses and other at December 31, 2019 and 2018, respectively, and $2,182 and $1,848 of other long-term liabilities at December 31, 2019 and 2018, respectively. As further discussed in Note 12, the Company also has an other long-term liability of $5,181 and $5,567 as of December 31, 2019 and 2018 associated with landlord incentives for leasehold improvements for a leased facility.
The Company leases certain equipment under capital lease agreements. The assets held under capital leases and the related obligations are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets held under capital lease. The related assets are depreciated over the shorter of the terms of the leases, or the estimated useful lives of the assets.
Stock Based Compensation
The Company recognizes expense for the estimated fair value of stock based compensation awards on a straight-line basis over the award’s vesting period. The fair value of equity-based payment awards are estimated on the date of grant using an option-pricing model. The Company determines the fair value of stock options using the Black-Scholes model, which requires the Company to estimate key assumptions such as stock price volatility, expected terms, risk-free interest rates and dividend yield. The value of the portion of the award that is ultimately expected to vest

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
is recognized as an expense over the requisite service periods in the Company’s Statements of Operations and Comprehensive Loss.
The Company recognizes compensation expenses for the value of its awards, which have graded vesting based on service conditions, using the straight-line method, over the requisite service period of each of the awards, net of estimated forfeitures.
The Company estimates the fair value of the underlying securities for stock based awards issued in 2019, 2018 and 2017 on a quarterly basis considering the value indications provided by both the income approach - the discounted cash flow analysis, as well as the market approach - a guideline public company analysis and a guideline transaction analysis. Calculating the fair value of the stock based options requires the input of subjective assumptions, including the expected term of the stock based awards and stock price volatility. The Company estimates the expected life of stock options granted based on its historical experience, which the Company believes is representative of the actual characteristics of the awards. The Company estimates the volatility of the common stock on the date of grant based on the historic volatility of comparable companies in its industry. The Company selected the risk-free interest rate based on yields from United States Treasury zero-coupon issues with a term consistent with the expected life of the awards in effect at the time of grant. The Company has never declared nor paid any cash dividends on common stock and has no plan to do so. Consequently, it used an expected dividend yield of zero.
Advertising
The Company expenses the cost of advertising and promotions as incurred. Advertising costs amounted to $24, $37 and $16 in 2019, 2018 and 2017, respectively, and are recorded as a component of Sales and marketing expense in the accompanying statements of operations.
Research and Development
Research and development expense primarily consist of salaries, incentive compensation, stock based compensation and other personnel-related costs for development, network operations and engineering personnel. Additional expenses include costs related to development, quality assurance and testing of new technology, maintenance and enhancement of the Company’s existing technology and infrastructure, as well as consulting, travel and other related overhead. The Company expenses these costs in the same period that the costs are incurred.
Debt Issuance Costs
The Company incurred certain third party costs in the current and prior years, including the issuance of warrants, in connection with its loan and security agreement. These costs are amortized to interest expense over the term of the loan using the effective interest rate method. The unamortized debt issuance costs as of December 31, 2019 and 2018 are recorded as a reduction of the associated debt in the accompanying Balance Sheets.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires deferred tax assets and liabilities to be recognized for the estimated future tax consequences of temporary differences between the financial statement carrying amounts and their respective tax bases, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be reversed. Changes to enacted tax rates would result in either increases or decreases in the provision for income taxes in the period of changes.
The Company reduces the measurement of a deferred tax asset, if necessary, by a valuation allowance if it is more likely than not that the Company will not realize some or all of the deferred tax asset. As a result of the Company’s historical operating performance and the cumulative net losses incurred to date, the Company does not have sufficient objective evidence to support the recovery of the net deferred tax assets. Accordingly, the Company has established a valuation allowance against net deferred tax assets for financial reporting purposes because the Company believes it is not more likely than not that these deferred tax assets will be realized.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
The Company records uncertain tax positions on the basis of a two-step process whereby (1) it determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position; and (2) for tax positions that meets the more-likely-than-not recognition threshold, the Company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with the relevant tax authority. Significant judgment is required in evaluating the Company’s tax position. Settlement of filing positions that may be challenged by tax authorities could impact the income tax position in the year of resolution. The Company had no material uncertain tax positions at December 31, 2019 and 2018.
The Company classifies interest and penalties related to unrecognized income tax benefits in income tax expense. The Company has not accrued any interest or penalties as of December 31, 2019 and 2018.
Recent Accounting Pronouncements
Accounting pronouncements issued and adopted
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (FASB ASC Topic 606 or “ASC 606”), which supersedes the existing revenue recognition requirements under US GAAP and requires entities to recognize revenue when performance obligations have been satisfied by transferring control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. It also requires increased disclosures. In addition, ASC 606 also includes subtopic ASC 340-40, Other Assets and Deferred Costs – Contracts with Customers, (“ASC 340-40”), which provides guidance on accounting for certain revenue related costs including costs associated with obtaining and fulfilling a contract. The Company adopted ASC 606 and ASC 340-40, applying the modified retrospective method to all contracts that were not completed as of January 1, 2019.
In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments,” to clarify and provide specific guidance on eight cash flow classification issues that are not addressed by current GAAP and thereby reduce the current diversity in practice. The standard is effective for fiscal years beginning after December 15, 2018. The adoption of this standard in 2019 did not have a material impact on the financial statements.
In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2018. The adoption of this standard in 2019 did not have a material impact on the financial statements.
Accounting pronouncements issued but not yet adopted
In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (“Topic 842”) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all of their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05, issued by FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for 1 year, thus the Company will be adopting this guidance for the annual reporting period beginning January 1, 2022, and interim reporting periods within annual reporting period beginning January 1, 2023, and will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption. The Company is in the process of evaluating the impact that the pronouncement will have on the financial statements.
In June 2016, FASB issued ASU 2016-13 Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. As per the latest ASU 2020-02, FASB deferred the timelines for certain small public and private entities, thus the new guidance will be adopted by the Company for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2016-13 on the Company’s financial statements and disclosures.
ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”) amends ASC 230 to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The new standard requires cash and cash equivalents balances on the statement of cash flows to include restricted cash and cash equivalent balances. ASU 2016-18 requires a company to provide appropriate disclosures about its accounting policies pertaining to restricted cash in accordance with US GAAP. Additionally, changes in restricted cash and restricted cash equivalents that result from transfers between cash, cash equivalents, and restricted cash and restricted cash equivalents are not to be presented as cash flow activities in the statement of cash flows. The adoption of ASU 2016-18 is not expected to have a material impact on the Company’s financial position, results of operations, cash flows, or disclosures.
In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” which simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test and requires an entity to write down the carrying value of goodwill up to the amount by which the carrying amount of a reporting unit exceeds its fair value. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years and early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of this standard on its financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The new guidance will be effective for the Company for annual reporting period beginning January 1, 2020 and interim periods beginning January 1, 2021.
In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820)”, which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance will be required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company will adopt this guidance starting from January 1, 2020. The Company does not anticipate the impact resulting from the adoption of this pronouncement to be material.
In August 2018, the FASB issued ASU 2018-15, “Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that Is a Service Contract,” which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This new guidance will be effective for the Company for annual reporting period beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the pronouncement will have on the financial statements.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
In November 2019, the FASB Issued ASU 2019-08, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which requires share-based payment awards granted to a customer to be measured and classified in accordance with Topic 718. Accordingly, the amount that will be recorded as a reduction in the transaction price should be based on the grant-date fair value of the share-based payment award. As an emerging growth company, ASU 2019-08 may be adopted by the Company effective in fiscal years beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020; however, early adoption is permitted. This new guidance will be effective for the Company for annual reporting period beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the pronouncement will have on the financial statements
In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” The ASU is intended to simplify various aspects related to accounting for income taxes. The Company is expecting to adopt the guidance from annual periods beginning after December 15, 2021 and interim period beginning December 15, 2022. The Company is currently evaluating the impact that the pronouncement will have on the financial statements.
3.	Acquisitions
Second Phase
On April 12, 2019, the Company entered into an Asset Purchase Agreement with Second Phase, LLC (“Second Phase APA”) and paid cash consideration of $6,335, net of cash acquired, to purchase 100% of the assets and assume certain liabilities of a business known as Second Phase, a business based in Colorado. Second Phase operates a SaaS platform that delivers customer eCommerce and Product Information Management (PIM) solutions for businesses that enables them to create web based platforms and other tools for efficiently accepting customer orders and promoting their products, integrating with information in their existing ERP. The Company accounted for the acquisition of Second Phase using the acquisition method of accounting in accordance with ASC 805. The process for estimating the fair values of identifiable intangible assets and certain intangible assets requires the use of management judgment, significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs and timing consistent with those assumptions used by a market participant. The aggregate purchase price of $8,532 consisted of:
(i)	cash paid at closing in April 2019, net of amounts acquired, of $6,335.
(ii)
$1,131 of deferred purchase price in the form of an interest bearing note payable at a rate of 2.52% per annum to the sellers, payable in principal of $750 and $500 on the one year and two year anniversary of the acquisition date, respectively, as a source for the satisfaction of indemnification obligations owed to the Company. The year one holdback amount was subsequently reduced for the first payout by amount of the post-closing working capital adjustments of $225, and the net amount of $524 was paid in cash in April 2020.

(iii)
earnouts in each of the first three full years commencing May 1, 2019, based on meeting certain recurring revenue growth and profitability targets. These annual earnouts are subject to a minimum profitability threshold, as defined in the Second Phase APA, and pay out a percentage of the growth in recurring subscription revenue from the prior annual period, less the defined minimum profitability threshold. Additionally, the sellers were entitled to a new customer earnout for 2019 based on the cumulative monthly subscription value for new customer contracts signed during 2019. The earnouts were recorded at their fair value of $1,066, using a Monte-Carlo simulation methodology as of the acquisition date on the revenues and profitability metric, using risk adjusted growth rates and volatility of 9.6% for revenue and 33% for the profitability metric.

In the final allocation of the purchase price, which is set forth below, the Company recognized $4,877 of goodwill which arose primarily from the synergies in its business and the assembled workforce. The goodwill is deductible for U.S. income tax purposes. Second Phase’s operating results have been included in the Company’s operating results from and after the date of the acquisition. In connection with the Second Phase acquisition, the Company incurred

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
$265 of acquisition related costs, which are included in general and administrative expenses in the 2019 Statement of Operations.
The allocation of the Second Phase acquisition purchase price as of April 2019 was as follows:
Other current assets	$499
Property and equipment	30
Customer relationships	2,360
Technology	740
Non-compete agreements	720
Tradename	160
Goodwill	4,877
Other current liabilities	(54)
Deferred revenue liability	(800)
Total purchase price	$8,532
The revenues and earnings of the acquired business have been included in the Company’s results since the acquisition date and are not material to the Company’s financial results. Pro forma results of operations for this acquisition have not been presented as the financial impact on the Company’s financial statements would not be material.
Credit2B
On April 19, 2018, the Company paid aggregate cash consideration of $16,500 to purchase the assets and assume certain liabilities of a business known as Credit2B, which provides technology for use by businesses for credit decisioning, credit scoring, credit monitoring and automated credit applications. The Company accounted for the acquisition of Credit2B using the acquisition method of accounting in accordance with ASC 805. The process for estimating the fair values of identifiable intangible assets and certain intangible assets requires the use of management judgment, significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs and timing consistent with those assumptions used by a market participant. The aggregate purchase price of $16,278 was paid in cash at closing in April 2018 (of which $825 was held in escrow for 12 months from the date of the acquisition as a source for the satisfaction of indemnification obligations owed to the Company, which was released in full to the seller in April 2019), net of working capital adjustments of $222 which were paid in November 2018.
There were no earnouts or other contingent consideration involved in the transaction. In connection with the Credit2B acquisition, the Company incurred $116 of acquisition related costs, which are included in general and administrative expenses in the 2018 Statement of Operations.
In the final allocation of the purchase price, which is set forth below, the Company recognized $13,714 of goodwill which arose primarily from the synergies in its business and the assembled workforce. The goodwill is deductible for U.S. income tax purposes. Credit2B’s operating results have been included in the Company’s operating results from and after the date of the acquisition.
The allocation of the Credit2B acquisition purchase price as of April 2018 was as follows:
Other current assets	$615
Property and equipment	56
Customer relationships	2,100
Technology	800
Non-compete agreements	710
Tradename	10
Goodwill	13,714
Other current liabilities	(403)
Deferred revenue liability	(1,324)
Total purchase price	$16,278

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Contingent Consideration
The Company records contingent consideration in the accompanying Balance Sheets related to acquisitions that have future payments due after the Closing Date.
The contingent consideration from the 2016 C-TABS business combination was in the form of multiple earn-out and growth bonus payments (“C-TABS Contingent Consideration”) payable in the first quarter of 2017 and first quarter of 2018. In May 2017, the fair value increased by $88 to the amount of an agreed-upon settlement for the contingent consideration.
The following table presents the changes in the Company’s contingent consideration liabilities for the years ended December 31, 2019 and 2018:
Ending balance, December 31, 2017 (current and long-term liabilities)	$225
Payment of C-TABS Contingent Consideration in cash	(225)
Ending balance, December 31, 2018 (current and long-term liabilities)	$—
Contingent Consideration attributable to the Second Phase acquisition	1,066
Fair value adjustments to contingent consideration	—
Ending balance, December 31, 2019 (current and long-term liabilities)	$1,066
4.	Revenue from Contracts with Customers
Contract Balances
The timing of revenue recognition, billings and collections may result in billed account receivables and customer advances and deposits (contract liabilities). The Company’s payment terms and conditions vary by contract type, although terms generally include a requirement of payment of 25% to 100% of total contract consideration upon signing and receipt of an invoice or within 30 days, depending upon the solution and negotiated terms. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined that its contracts generally do not include a significant financing component.
The amount of revenue recognized during the year ended December 31, 2019 that was included in the deferred revenue balance at the beginning of the period was $10.4 million.
Remaining Performance Obligations
On December 31, 2019, the Company had approximately $24.6 million of remaining performance obligations that are unsatisfied (or partially unsatisfied), primarily from multi-year contracts for the Company’s services, which includes both the deferred revenue balance and amounts that will be invoiced and recognized as revenue in future periods. The Company expects to recognize approximately 75% of its remaining performance obligations as revenue within the next three years, and the remainder thereafter.
The Company applies the practical expedient and excludes a) information about remaining performance obligations that have an original expected duration of one year or less and b) transaction price allocated to unsatisfied performance obligations for which variable consideration is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct good or service that forms part of a single performance obligation in accordance with the series guidance.
5.	Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation. The three-tiers are defined as follows:
•	Level 1: Observable inputs based on unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3: Unobservable inputs for which there is little or no market data requiring the Company to develop its own assumptions.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level to classify them for each reporting period. This determination requires significant judgments to be made. The following table summarizes the conclusions reached as of December 31, 2019 and 2018:
	December 31, 2019
	Balance	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents(1)	$4,736	$4,736	$—	$—
	$4,736	$4,736	$—	$—
Liabilities:
Contingent consideration(2)	$1,066	$—	$—	$1,066
Warrants to purchase Series C Preferred stock(3)	246	—	—	246
	$1,312	$—	$—	$1,312
	December 31, 2018
	Balance	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents(1)	$3,395	$3,395	$—	$—
	$3,395	$3,395	$—	$—
Liabilities:
Warrants to purchase Series C Preferred stock(4)	234	—	—	234
	$234	$—	$—	$234
(1)	As of December 31, 2019 and 2018, cash and cash equivalents included money market obligations measured at fair value using Level 1 inputs.
(2)
The Company’s business acquisition of Second Phase (discussed in Note 3) is included in contingent consideration. The Company’s valuation of the fair value of contingent consideration related to Second Phase at December 31, 2019 was based on management’s expectations of the achievement of targets related to the contingent consideration.

(3)
As of December 31, 2019, the Company had outstanding warrants to purchase Series C Preferred stock, as described in Note 9. The determination of the fair value of the warrants was estimated using a Black-Scholes option pricing model with the following assumptions: Stock price for Series C Preferred stock of $27.53; term of 4.53 years; risk-free rate of 1.67%; volatility of 46.50%; and a dividend yield of 0.0%.

(4)
As of December 31, 2018, the fair value of the warrants to purchase Series C Preferred stock was estimated using a Black-Scholes option pricing model with the following assumptions: Stock price for Series C Preferred stock of $26.26; term of 5.52 years; risk-free rate of 2.53%; volatility of 40.50%; and a dividend yield of 0.0%.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Assets Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)
The following tables presents the changes in the Company’s Level 3 instruments measured at fair value on a recurring basis for the years ended December 31, 2019 and 2018:
Warrants Liability:
Ending balance, December 31, 2017	$180
Change in fair value(1)	54
Ending balance, December 31, 2018	$234
Change in fair value(1)	12
Ending balance, December 31, 2019	$246
Contingent Consideration:
Ending balance, December 31, 2017 (current and long-term liabilities)	$225
Payment of contingent consideration in cash for CTABS	(225)
Fair value adjustments to contingent consideration(1)	—
Ending balance, December 31, 2018 (current and long-term liabilities)	$—
Contingent Consideration attributable to the Second Phase acquisition	1,066
Payment of contingent consideration in cash	—
Ending balance, December 31, 2019 (current and long-term liabilities)	$1,066
(1)	Amount is included in other expense in the accompanying Statements of Operations and Comprehensive Loss.
6.	Goodwill and Intangible Assets, net
The following table represents the changes in goodwill:
Ending balance, December 31, 2017	$18,365
Additions from acquisition	13,714
Ending balance, December 31, 2018	$32,079
Additions from acquisition	4,877
Ending balance, December 31, 2019	$36,956
The increase in the carrying amount of goodwill of $4,877 in 2019 was attributable to the acquisition of Second Phase. The increase of $13,714 in 2018 was attributable to the acquisition of Credit2B. All of our goodwill is attributable to our Software and Payments segment as of December 31, 2019 and 2018.
The weighted average useful life, gross carrying value, accumulated amortization, and net carrying value of intangible assets as of December 31, 2019 and 2018 are as follows:
	December 31, 2019
	Weighted Average Useful Life	Gross Carrying Value	Accumulated amortization	Net
Customer relationships	11.4 years	$21,340	$(12,037)	$9,303
Non-compete agreements	5.4 years	1,860	(768)	1,092
Trademarks and trade names	6.6 years	350	(210)	140
Technology	6.0 years	4,724	(3,499)	1,225
Total		$28,274	$(16,514)	$11,760

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
	December 31, 2018
	Weighted Average Useful Life	Gross Carrying Value	Accumulated amortization	Net
Customer relationships	10.6 years	$23,140	$(13,872)	$9,268
Non-compete agreements	5.6 years	1,518	(836)	682
Trademarks and trade names	7.0 years	600	(571)	29
Technology	4.4 years	4,078	(3,142)	936
Total		$29,336	$(18,421)	$10,915
Aggregate amortization expense for identified intangible assets with definite useful lives for the year ended December 31, 2019, 2018 and 2017 amounted to $3,214, $3,919 and $3,660, respectively, and are included in Depreciation and Amortization in the accompanying Statements of Operations and Comprehensive Loss. During 2019, amounts that were fully amortized were removed from the Company’s records resulting in no net impact to the Company’s financial statements.
Estimated amortization expense for the next five years and thereafter as of December 31, 2019 is as follows:
2020	$2,226
2021	1,825
2022	1,269
2023	1,174
2024	930
Thereafter	4,336
Total	$11,760
7.	Property and Equipment, net
Property and equipment, net consists of the following:
	2019	2018
Assets held under capital leases – computer, print and mail equipment and software	$3,746	$3,536
Computer, print and mail equipment	7,043	5,787
Furniture and fixtures	4,040	3,465
Leasehold improvements	12,071	10,771
Software	1,349	870
Vehicles	115	109
Internal software development	2,067	1,168
Construction in progress	24	358
	30,455	26,064
Less: accumulated depreciation and amortization	(12,170)	(9,589)
Total	$18,285	$16,475
Depreciation and amortization expense of property and equipment was $2,667, $2,122 and $1,779 in 2019, 2018 and 2017, respectively, and includes $234, $125 and $124 relating to software and $182, $249 and $350 relating to print equipment in 2019, 2018 and 2017 respectively, for property and equipment used in the Company’s print facilities. Included in accumulated depreciation and amortization as of December 31, 2019, 2018 and 2017, respectively, is $3,183, $2,854 and $2,393 related to assets held under capital leases, including amounts for equipment that was subsequently purchased at the end of the lease term. During 2019, the Company had write-offs of $165 of fully depreciated assets that are no longer in service. The Company had no write-offs or material disposals of fixed assets during 2018 and 2017.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
8.	Current and Long-Term Debt and Capital Lease Obligations
Current and long-term debt and capital lease obligations consist of the following:
December 31,	2019	2018
Term Loan	$5,833	$9,167
Unamortized debt issuance costs	(67)	(160)
Revolving Facility Line of Credit	22,750	1,000
Capital lease obligations	502	568
Subtotal	29,018	10,575
Less: current portion, net of unamortized debt issuance costs	(876)	(4,472)
	$28,142	$6,103
Loan Agreement
In prior years, the Company entered into a loan and security agreement (“the Loan Agreement”) with Square 1 Bank, which was a subsidiary of and subsequently renamed to Pacific Western Bank (“Square 1 Bank” or “PacWest Bank”) in 2019. From time to time the Loan Agreement was amended mainly to provide for additional borrowing capacity in the form of term loans and increased borrowing limits.
In July 2014, the Loan Agreement was amended to provide the Company with an aggregate borrowing limit of $15,000, including a Revolving Line or a monthly recurring revenue (“MRR”) Line, and to provide the Company with a term loan for $10,000 (“Term Loan”). In connection with the Amended Loan Agreement, in July 2014, the Company issued to PacWest Bank a warrant to purchase 14,527 shares of the Company’s Series C Preferred stock with an exercise price $13.7678 per share and an expiration date of July 10, 2024. The warrant is exercisable in whole or in part at any time, and automatically converts to Series C Preferred stock in a cashless conversion if not exercised prior to the expiration date. The warrants issued to PacWest Bank for the purchase of Preferred stock have been included in other noncurrent liabilities due to the contingently redeemable terms of the underlying Preferred stock, and are being remeasured at each reporting period with changes to fair value reflected in other income (expense) in the Statements of Operations and Comprehensive Loss, which totaled expense of $(12), $(54) and $18 in 2019, 2018 and 2017, respectively.
The Loan Agreement was further amended in July and August 2017 to (i) increase the amount of cash that could be held at other banks (ii) formalize financial covenants for 2017 and (iii) increase the sublimit for letters of credit to $3.5 million.
The amendment also extended the due date for outstanding principal and all accrued interest to be payable in 36 equal monthly installments beginning one month after the Interest Only End Date of May 27, 2017 and ending on the Term Loan Maturity Date (May 27, 2020), at which time all amounts are immediately due and payable.
On October 19, 2017, the prior Loan Agreement was modified and a new Senior Syndicated Credit Agreement (“Credit Agreement”) was entered into with PacWest Bank as Agent, and another bank as loan party (collectively, the “Lenders”). The initial aggregate borrowing limit was $40,000, with the option to increase to $50,000 upon certain conditions and approvals from the Banks. The Credit Agreement contained a Revolving Facility of up to $40,000 that matures in October 2020, and is based on an Advance Rate, as defined, that is a multiple of monthly recurring revenue. Additionally, there is an initial $10,000 term loan maturing on October 18, 2021. The Company incurred certain fees to the Lenders including a 0.25% Commitment fee, and along with other fees which were recorded as deferred financing costs and amortized to interest expense over the term of the Term Loan. The Revolving Facility interest rates were tiered based on Liquidity (defined as cash on hand plus Availability under the Revolving Facility), and if Liquidity was greater than $25 million, the rate per annum was Prime plus 0.75%, otherwise Prime plus 1.00%. Term Loan Rates were defined based on whether Liquidity exceeded $25 million, for which they were the Prime Rate plus 1.00%; otherwise they are the Prime Rate plus 1.25%.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Principal payments under the Term Loan commence in October 2018 equally over a 36 month period. The interest rate on the Term Loan was 6.00%, 6.50% and 5.375% as of December 31, 2019, 2018 and 2017, and the interest rate on the Revolving Facility was 5.75%, 6.25% and 5.25% as of December 31, 2019, 2018 and 2017, respectively.
The terms of the Credit Agreement, as amended, allow for a limit of $5,000 for Ancillary Services, of which the Company had issued on its behalf Letters of Credit in the aggregate amount of $3,185 and $2,879 as of December 31, 2019 and December 31, 2018, respectively in lieu of security deposits related primarily to the Company’s leases. The issued letters of credit reduced the available borrowings under the Revolving Facility.
In accordance with FASB ASC Topic 470-50, Modifications and Extinguishments, in 2017, the portion of the Term Loan related to PacWest Bank was treated as a modification and the portion related to the other lender was treated as a new debt instrument. The Company incurred closing fees to obtain the Credit Agreement of approximately $245, which are being amortized as additional interest expense under the effective interest method over the term of the Term Loan.
The Credit Agreement was amended from time to time during 2018 and 2019 to (i) formalize financial covenants for each calendar year, (ii) to approve certain acquisitions, (iii) extend the Advance Rate to 5.0 times for additional 6 month periods, and (iv) formally exercise the accordion provision to increase the total facility, including the Revolving Facility, up to $50,000, subject to the limitations of the Advance Rate and monthly recurring revenue. The Company incurred fees of $25 for each amendment. These amendments were treated as modifications.
The Loan Agreement is collateralized by all of the assets of the Company, except assets under capital leases, customer funds and all intellectual property now or ever owned by the Company. The Company is required to maintain certain financial and operating performance metrics targets, including Net Revenues and Adjusted EBITDA (as defined in the Loan Agreement), of which certain metrics are reset annually. At December 31, 2019 and 2018, the Company met its required debt covenants.
In January 2020, the Company extinguished the Credit Agreement as part of a refinancing (Note 17) and repaid all amounts outstanding.
Since the Company paid off the Loan Agreement in full in January 2020 and replaced it with long term debt that exceeded the amount outstanding, all amounts were classified as long-term debt in the accompanying Balance Sheet as of December 31, 2019, except for the amounts that would be due in 2020 under the new 2020 Financing Agreement (Note 17). Future minimum principal payments due for amounts outstanding under the Credit Facility at December 31, 2019, were as follows, assuming the new maturity dates in the 2020 Financing Agreement.
2020	$616
2021	450
2022	450
2023	450
2024	450
Thereafter	26,167
Total	$28,583
The Company determines that Loan Agreement is classified as Level 2 and the relevant fair value approximates its carrying amount since it bears interest at rates that approximate current market rates.
Capital Leases
The Company entered into several equipment leases to finance equipment purchases, under which $502 remained outstanding as of December 31, 2019. These have been accounted for as capital leases.
9.	Redeemable Convertible Preferred Stock and Stockholders’ Equity
In October 2006, the Company issued 1,991,733 shares of Series A Preferred stock to Edison Fund V SBIC, LP (“Edison Fund”) at $2.0083 per share, for aggregate gross proceeds of $4,000 to fund working capital requirements.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Concurrent with the October 2006 sale of Series A Preferred stock to Edison Fund, the Company converted $964 carrying value of promissory notes into 227,832 shares of Series A-1 Preferred stock, 409,473 shares of Series A-2 Preferred stock, and 507,812 shares of common stock. The promissory notes were converted pursuant to their original conversion terms at ratios ranging from 0.60 to 1.25, resulting in original issuance prices of $1.47 per share for Series A-1 Preferred stock and $0.71 per share for Series A-2 Preferred stock. In addition to this conversion in October 2006, 80,712 of shares of common stock were issued for $1.71 per share for gross proceeds of $138.
On May 10, 2018, Edison Fund transferred their entire ownership of the Series A stock in a private transaction to another investor group.
In November 2012, the Company issued 2,875,755 shares of Series B Preferred stock to Bain Capital Venture Fund 2012, L.P. and certain of its affiliates (“Bain Investors”) at $8.6934 per share, for gross proceeds of $25,000 to fund working capital requirements. Direct costs incurred in connection with this transaction approximated $1,451, and were accounted for as a reduction in the proceeds of the Series B Preferred stock as a discount. The stock issuance costs are amortized as part of the accretion of the carrying amount of the Series B Preferred stock to its full redemption amount over a 5-year period pursuant to FASB ASC Topic 480-10.
Concurrent with the November 2012 sale of Series B Preferred stock to Bain Investors, the Company approved the repurchase of certain outstanding shares of common stock and Series A, A-1 and A-2 Preferred stock for an aggregate purchase price of up to $12,500.
•
Series A, A-1 and A-2 Preferred stock were repurchased for $8.6934 per share, plus 90% of the applicable accrued and unpaid dividends. The remaining 10% of applicable accrued and unpaid dividends were forfeited by the shareholders. The aggregate Series A, A-1 and A-2 Preferred stock repurchased was 465,520 shares for a total purchase price of $4,337. Of this amount, $4,075 was paid in cash and accrued dividends on Series A Preferred stock amounting to $262 were not paid during the 2012 repurchase transaction. Instead, one of the Series A Preferred shareholders agreed to defer payment of these dividends to a future liquidation event, without any further accruals of dividends or interest on the balance of dividends owed. This balance is reflected as a noncurrent liability in the accompanying Balance Sheets.

•
Shares of common stock were repurchased at $7.82406 per share, an amount equal to 90% of the Series B Preferred stock purchase price. The Company repurchased 1,017,638 shares of common stock for cash totaling $7,962.

All shares of common stock, as well as all the shares of common and preferred stock repurchased were retired. A charge to accumulated deficit of $9,950 was recorded in 2012 for the purchase price in excess of paid in capital for the common shares repurchased, as well as for the excess of the purchase price over the liquidation value of the preferred shares repurchased. The Company’s amended articles of incorporation consider all shares repurchased as automatically retired.
In addition to the November 2012 stock repurchase transaction described above, in January 2013, the Company repurchased 25,000 shares of common stock for an aggregate net purchase price of $87. All shares repurchased were retired.
In July 2014, the Company issued 508,433 shares of Series C Preferred stock to the Bain Investors at $13.7678 per share for gross proceeds of $7,000 to fund working capital requirements.
In April 2015, the Company issued 1,259,965 shares of Series D Preferred stock to certain investors at $19.8418 per share for gross proceeds of $25,000 to fund working capital requirements. The Series D Preferred stock has substantially the same terms as the Series C Preferred stock. Direct costs incurred in connection with this transaction approximated $73, and were accounted for as a reduction in the proceeds of the Series D Preferred stock as a discount. The stock issuance costs are amortized as part of the accretion of the carrying amount of the Series D Preferred stock to its full redemption amount over a 5-year period pursuant to FASB ASC Topic 480-10.
In May 2015, the Company repurchased 10,200 shares of Series A-2 Preferred stock and 127,958 shares of Common Stock for $19.8418 and $17.8577 per share, respectively. Of the common stock repurchased, 90,078 shares were

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
repurchased from employees. Consequently, stock based compensation expense in 2015 includes a charge of $462 representing the amount by which the repurchase price of $17.8577 per share of common stock held by employees exceeded the fair value of common stock estimated to be $12.73 per share at the time the shares were repurchased. All shares repurchased were retired.
The preferred stock equity investments were recorded based on the proceeds received from the sales, which the Company considers to approximate its fair value at the date of each transaction, as agreed between the parties to the transaction.
In June 2016, the Company granted 20,000 restricted stock units (“RSU’s”) to a third party consultant that shall vest in a series of four successive equal bi-annual installments upon the completion of each six months of service over a two-year period from the award date. One share of common stock for each restricted stock unit in which the participant vests in accordance with the vesting schedule, shall be issued.
In March 2016, 7,134 shares of Series A Preferred were issued in connection with the exercise of a warrant issued to an investor in 2009. During 2018, the 7,134 shares of Series A Preferred were transferred from Edison Fund to the same investor group who purchased the Series A shares from Edison Fund.
Series E Preferred Stock Investment
On May 22, 2017, the Company received gross proceeds of $50 million in connection with the issuance of 2,085,549 shares of Series E Preferred Stock, with a 6.5% dividend rate and terms substantially similar to the other Series B, C and D preferred stock, to new third party investors at a price per preferred share of $23.9745, the proceeds of which were partially used to repurchase 706,768 shares of outstanding common stock from employees and third parties at a price per share of $17.98, for cash of $12,707, as approved by the Board of Directors and the Series E holders. Additionally, in connection with the Series E issuance, the Series B and Series C holders agreed to convert their accrued but unpaid dividends into shares of Series E Preferred Stock at a price per share of $23.9745, resulting in the issuance of an additional 361,774 shares of Series E Preferred Stock and the extinguishment of accrued dividends totaling $8,673.
In July, 2017, the Company issued 104,277 shares of Series E Preferred Stock in exchange for $2.5 million (a price of $23.9745 per share) to KeyCorp (“KeyBank”). In August, 2017, the Company issued an additional 104,277 shares of Series E Preferred Stock in exchange for $2.5 million (a price of $23.9745 per share) to Visa (“Visa”).
As of December 31, 2019, a warrant for 14,527 shares of Series C Preferred stock is outstanding related to the issuance of debt to a lender as more fully discussed in Note 8.
Redemption Rights
All outstanding shares of preferred stock shall be redeemed by the Company at a price equal to the applicable original issue price per share plus all cumulative accrued and unpaid dividends thereon (“the Redemption Price”), in eight equal quarterly installments commencing 60 days after receipt of notice of the election at any time on or after the date that is five (5) years from the original issue date of the Series E Preferred Stock, from at least 75% of the aggregate preferred stockholders. On the date of each such installment (“Redemption Date”), the Company shall redeem such preferred stock, on a pro rata basis in accordance with the number of shares of preferred stock owned by each holder. If the Company does not have sufficient funds legally available to redeem on any Redemption Date all shares of preferred stock to be redeemed on such Redemption Date, the Company shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares.
The Company shall redeem the remaining shares as soon as practicable after the Company has funds legally available. If the Company fails for any reason to redeem any shares of preferred stock by the date that is six (6) months following the date that such shares were required to be redeemed (“Subject Shares”), then the dividend rate applicable to such Subject Shares shall thereafter automatically increase to eight percent (8%) per annum.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Additionally, upon certain events related to a deemed liquidation event (e.g. merger, the sale of all of the Company’s assets, change of control, etc.), of which a change of control is considered outside the control of the Company, each holder of preferred stock is effectively entitled to receive an amount equal to the greater of: (1) the applicable original issue price for each share of Series of preferred stock, plus any unpaid accrued dividends or (2) the amounts the holders would have received if all shares of the various Series of preferred stock had been converted into common stock immediately prior to such change of control event.
Dividend Rights
All outstanding shares of preferred stock are entitled to receive dividends at the rate of 6.5% per annum accruing monthly, whether or not declared, and shall be cumulative but not compounding. Additionally, all preferred stock are entitled to participate in dividends paid on the common stock equal to the amount that would have been payable had such share been converted into common stock. As of December 31, 2019, 2018 and 2017, no dividends have been declared on preferred or common stock by the Board of Directors. As of December 31, 2019 and 2018, the accumulated balance of preferred stock dividends undeclared was as follows:
	2019		2018
	Cumulative Dividends	Dividend Rate	Cumulative Dividends	Dividend Rate
Series A	$2,832	1.74	$2,620	1.61
Series A-1	264	1.26	244	1.17
Series A-2	202	0.62	187	0.58
Series B	4,240	1.47	2,615	0.91
Series C	1,187	2.33	732	1.44
Series D	7,651	6.07	6,026	4.78
Series E	10,743	4.04	6,604	2.49
Total	$27,119		$19,028
Conversion Rights
All outstanding shares of preferred stock are convertible at any time at the option of the holder into common stock at a current ratio of 1:1, subject to certain anti-dilution protections which require adjustments in the conversion ratio if there is a future issuance of common stock without consideration or for a consideration per share less than the applicable conversion price immediately prior to the issuance. Effective upon the issuance of the Series E shares in May 2017, accrued but unpaid preferred dividends are only payable in cash upon conversion to common stock to the holders of the preferred Series A, A-1, A-2 and Series D shares (“Accruing Dividend Preferred Series”), but such accrued preferred dividends are not payable to the holders of the Series B, Series C and Series E Preferred Stock if and when converted to common stock. Additionally, all shares of preferred stock and any accrued but unpaid dividends payable in cash to the Accruing Dividend Preferred Series shareholders are subject to mandatory conversion upon either (a) the closing of the sale of shares of common stock in a public offering resulting in at least $70,000 of gross proceeds at a price per share of common stock of at least $41.3034 per share, or (b) a vote by at least 75% of the shareholders of the preferred stock outstanding.
Liquidation Rights
The holders of all outstanding shares of preferred stock are entitled to liquidation preferences equal to the original purchase price, plus all accrued but unpaid dividends. All series of preferred stock are equal in rank on liquidation preferences and senior to the common stock.
In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment of all preferential amounts to the preferred stock shareholders, the remaining assets of the Company available for distribution shall be distributed among all the holders of the outstanding shares of preferred stock on a pro rata basis based on the number of shares held by each holder, subject to certain additional participation rights of the Series B Preferred shareholders. With respect to the shares of Series B Preferred stock, the holders of Series B Preferred stock

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
shall receive as total preferential payments the greater of (a) $26.0802 per share, subject to anti-dilution provisions, and (b) the amounts the holders would have received if all shares of the Series B Preferred stock had been converted into Common Stock immediately prior to such liquidation event, including any cumulative accrued and unpaid dividends.
Preferred Stock Accounting Treatment
The preferred stock include redemption provisions at the option of the holders of the stock and upon a change of control, which are outside the Company’s control. Therefore, the preferred stock are presented as temporary equity in the mezzanine section of the balance sheet. The preferred stock have been recorded at their original issue price, net of issuance costs. The preferred stock are subject to accretion from their carrying value at the issuance date to their redemption price, which is based on the redemption right of the holders that may be exercised any time on or after the date that is five (5) years from the original issue date of the Series E Preferred Stock, using the effective interest method over five (5) years. Such accretion includes: (1) the accrual of dividends not currently declared or paid, but that may be payable upon redemption and (2) the amortization of any unamortized stock issuance costs related to the preferred stock.
The Company did not adjust the carrying values of the preferred stock to the liquidation values associated with a Liquidation Event as a Liquidation was not considered probable at either of the reporting dates. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if and when it becomes probable that such a Liquidation Event will occur.
The carrying value and liquidation preference (including cumulative unpaid dividends) of each series of preferred stock is as follows as of December 31 of each year:
	2019
	Authorized	Issued and Outstanding	Carrying Value	Liquidation Preference
Series A	1,626,343	1,626,343	$6,237	$6,237
Series A-1	208,846	208,846	571	571
Series A-2	325,263	325,263	433	433
Series B	2,875,755	2,875,755	29,240	29,240
Series C	522,960	508,433	8,187	8,187
Series D	1,259,965	1,259,965	32,647	32,651
Series E	2,655,879	2,655,877	73,043	74,416
Total	9,475,011	9,460,482	$150,358	$151,735
	2018
	Authorized	Issued and Outstanding	Carrying Value	Liquidation Preference
Series A	1,626,343	1,626,343	$6,025	$6,025
Series A-1	208,846	208,846	551	551
Series A-2	325,263	325,263	418	418
Series B	2,875,755	2,875,755	27,615	27,615
Series C	522,960	508,433	7,729	7,732
Series D	1,259,965	1,259,965	31,008	31,026
Series E	2,655,879	2,655,877	68,330	70,277
Total	9,475,011	9,460,482	$141,676	$143,644

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
10.	Incentive Compensation Plans
Incentive Compensation Plans
The Company adopted the 2003 Stock Incentive Plan, as amended and reapproved (together, the “2003 Plan”). The 2003 Plan provides for the granting of stock based awards, including options and restricted stock to its employees, directors, advisers and consultants. The Board of Directors of the Company administers the 2003 Plan, awards grants and determines the terms of such grants at its discretion.
In 2014, the 2003 Plan expired and the Company adopted the 2014 Incentive Compensation Plan (the “2014 Plan”). The Board of Directors of the Company shall administer the 2014 Plan until such time as an underwriting agreement is executed and priced in connection with an initial public offering of the common stock of the Company (Underwriting Date). Effective on the Underwriting Date, a committee of independent directors shall have the exclusive authority to administer the 2014 Plan, and the number and/or value of the awards granted and/or exercisable become subject to certain limitations. Additionally, upon a change of control, vesting and exercisability of the awards may be accelerated, subject to certain restrictions.
The 2014 Plan specifies three separate equity incentive programs:
1.	Discretionary Grant Program under which eligible persons may be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock.
a.
Incentive options may only be granted to employees. The aggregate fair market value of the shares of common stock (determined as of the grant date) that may for the first time become exercisable during any one calendar year shall not exceed $100,000. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed 5 years measured from the option grant date. The Company granted incentive stock options under the 2014 Plan during 2018 and 2019.

b.	Two types of stock appreciation rights are authorized for issuance; however, there were no stock appreciation rights granted during 2018 and 2019.
i.
Tandem stock appreciation rights (“Tandem Rights”), which allow the holders to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the holder is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares, and

ii.
Stand-alone stock appreciation rights (“Stand-alone Rights”), which relate to a specified number of shares of Common Stock and are exercisable upon such terms and conditions as the Plan Administrator may establish. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2.
Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered to the Company (or any Parent or Subsidiary). There were no shares of Common Stock issued in 2018 or 2019 pursuant to the Stock Issuance Program, only the 20,000 RSU’s granted in 2016 have been issued pursuant to this program.

3.
Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
programs tied to the attainment of pre-established performance milestones. There were no awards granted in 2018 or 2019 pursuant to the Incentive Bonus Program.
The stock issuable under the 2014 Plan shall be shares of authorized but unissued or reacquired Common Stock, including treasury shares and shares repurchased by the Company on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan was initially limited to 366,164 shares, but was subsequently increased by 275,000 shares in July 2015 to a limit of 641,164 shares, and further increase by 130,000 shares in October 2016 to an aggregate total of 771,164 shares. In May 2017, Board of Directors and shareholders approved an increase in the number of shares of Common Stock available for issuance under the 2014 Plan by an additional 165,000 shares, for an aggregate total of 936,164 shares and on August 1, 2017, approved an additional increase of 350,000 shares reserved for issuance to an aggregate total of 1,286,164 shares During 2019, the Board of Directors of the Company increased the authorized shares to be issued pursuant to the 2014 Plan by an additional 200,000 shares, to a total of 1,486,164 shares which were subsequently approved by shareholders.
The number of shares of Common Stock available for issuance under the 2014 Plan shall automatically increase in connection with any public offering of new shares of Common Stock following the Underwriting Date by an amount equal to four percent (4%) of the total number of shares of Common Stock issued in connection with such offering. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the 2014 Plan shall not exceed the maximum approved shares. Such share limitation shall automatically be increased on the first trading day in January each calendar year by the number of shares of Common Stock added to the share reserve on that day.
Shares of Common Stock subject to outstanding awards made under the 2014 Plan shall be available for subsequent issuance under the 2014 Plan to the extent those awards are forfeited or cancelled for any reason prior to the issuance of the shares of Common Stock subject to those awards. Such shares shall be added back to the number of shares of Common Stock reserved for award and issuance under the Plan.
Stock Options
In accordance with FASB ASC Topic 718, the Company uses the Black-Scholes option pricing model to determine the fair market value of the stock options on the grant dates for all share awards. The Black-Scholes option pricing model requires the use of highly subjective and complex assumptions to determine the fair market value of stock based awards, including the deemed fair market value of the underlying common stock on the date of grant and the expected volatility of the stock over the expected term of the related grants. The value of the award is recognized as expense over the requisite service periods on a straight-line basis in the Company’s Statements of Operations and Comprehensive Loss, and reduced for estimated forfeitures as applicable. FASB ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock option awards typically vest over two to four years and have a maximum term of ten years.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
A summary of the stock option activity during 2019 and related options outstanding and exercisable from both the 2003 Plan and 2014 Plan are as follows:
	Shares	Weighted- Average Exercise Price	Remaining Contractual Life (Years)
Options, outstanding, December 31, 2017	1,518,905	$8.72	6.8
Granted	590,530	16.56
Exercised	(41,307)	3.05
Expired	(326,110)	13.37
Options, outstanding, December 31, 2018	1,742,018	$10.64	6.4
Granted	244,912	24.03
Exercised	(203,013)	5.55
Expired	(171,717)	17.05
Options outstanding, December 31, 2019	1,612,200	$12.63	6.0
Options vested and expected to vest, December 31, 2019	1,515,165	12.28	5.8
Options exercisable, December 31, 2019	1,104,668	10.26	4.9
In June 2016, the Company granted 20,000 restricted stock units (“RSU’s”) to a third party consultant that shall vest in a series of four successive equal bi-annual installments upon the completion of each six months of service over a two-year period from the award date. One share of common stock for each restricted stock unit in which the participant vests in accordance with the vesting schedule, shall be issued. The fair value of the RSU’s of $10.67 per RSU, or $213, is being recognized as operating expense over the two year vesting period. As of December 31, 2018, the RSU is fully vested.
The determination of the fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:
	2019	2018	2017
Risk-free interest rate	1.7% - 2.6%	2.7% - 3.1%	2.0% - 2.3%
Dividend yield	0.0%	0.0%	0.0%
Volatility factor of the expected market price of the Company’s common stock	37.8% - 40.0%	33.8% - 41.9%	40.5% - 46.4%
Expected life of option	6.85 years	7.07 years	7.06 years
The weighted average grant-date fair value of the options granted in 2019 and 2018 and 2017 was $10.51, $7.67 and $6.77 per share, respectively. The total intrinsic values of options exercised during the years ended December 31, 2019, 2018 and 2017 was $3,427, $611 and $1,970, respectively. Cash received from options exercised for the years ended December 31, 2019, 2018 and 2017 was $1,127, $126 and $482 respectively.
As of December 31, 2019, there was approximately $2,960 of total unrecognized compensation costs related to stock options. These costs are expected to be recognized over a weighted average period of 2.44 years. At December 31, 2019, an aggregate of 181,355 shares were authorized for future grants under the Company’s 2014 stock option plan.
The Company included stock compensation expense related to all of the Company’s stock option awards in various expense categories for the years ended December 31, 2019, 2018 and 2017 as follows:
	2019	2018	2017
Cost of subscription, transaction and services revenue	$133	$114	$114
Research and development	384	239	190
Sales and marketing	296	347	438
General and administrative	1,301	1,096	763
	$2,114	$1,796	$1,505

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
11.	Income Taxes
The (provision) benefit for income taxes consists of the following:
	2019	2018	2017
Current:
Federal	$44	$—	$—
State	(12)	(17)	(7)
	32	(17)	(7)
Deferred:
Federal	(138)	(72)	1,436
State	(54)	20	(20)
	(192)	(52)	1,416
(Provision) benefit for income taxes	$(160)	$(69)	$1,409
The difference between the (provision) benefit for income taxes and the amount computed by applying the statutory federal income tax rate of 21%, 21% and 35% in 2019, 2018 and 2017, respectively, to loss before income taxes is as follows:
	2019	2018	2017
Statutory rate applied to pre-tax loss	$4,755	$3,814	$6,194
Permanent items	(115)	(79)	(86)
Stock compensation related expenses	(274)	(103)	(244)
TCJA - Corporate tax rate adjustment	(2)	—	(4,628)
State taxes	290	1,226	1,305
Valuation allowance	(4,816)	(4,930)	(1,133)
Other	2	3	1
(Provision) benefit for income taxes	$(160)	$(69)	$1,409

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
The significant components of the Company’s deferred tax assets and liabilities are as follows:
	2019	2018
Deferred tax assets:
Compensation and bonuses	$986	$517
Intangible assets	2,355	2,173
Stock based compensation	375	375
Accrued expenses and other	184	240
Net operating loss carryforwards	18,937	13,691
Unearned revenue	2,575	1,973
Other carryforwards	23	64
Interest expense limitation (163j)	534	153
Deferred rent	578	522
Valuation allowance	(19,717)	(14,900)
Deferred tax assets, net of valuation allowance	$6,830	$4,808
Deferred tax liabilities:
Deferred implementation costs	$(2,624)	$(1,619)
Fixed assets	(2,953)	(2,257)
Goodwill	(1,825)	(1,310)
Deferred tax liabilities	$(7,402)	$(5,186)
Total deferred taxes	$(572)	$(378)
The Company has evaluated the need for a valuation allowance on a jurisdiction by jurisdiction basis. The Company has considered all available evidence, both positive and negative, and based upon the weight of the available evidence, a valuation allowance has been recorded against the net deferred tax assets since the Company cannot be assured that, more likely than not, such amounts will be realized. In addition, utilization of these net operating loss and tax credit carryforwards is dependent upon achieving profitable results. The change in valuation allowance for deferred taxes was an increase of approximately $4,817, $4,930 and $1,133 during the years ended December 31, 2019, 2018 and 2017, respectively, primarily due to the increase in net operating loss carryforwards.
At December 31, 2019, the Company has Federal net operating loss carryforwards of approximately $72,862. Of the total net operating loss carryforwards, $40,163 do not expire, and the remaining carryforwards begin to expire in 2034 if not used prior to that time.
The Company is subject to taxation in the United States and various states. As of December 31, 2019, the Company’s tax returns for 2016, 2017, and 2018 are subject to examination by the tax authorities. With few exceptions, as of December 31, 2019, the Company is no longer subject to examinations by income tax authorities from U.S. federal, state, or other jurisdictions for years before 2016.
Section 382 of the Internal Revenue Code of 1986, as amended, imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset federal taxable income and federal tax liabilities when a corporation has undergone significant changes in its ownership. If the Company experiences an ownership change as a result of future events, the use of tax attributes may be limited.
12.	Commitments and Contingencies
Lease Commitments
The Company rents its facilities and some equipment under operating and capital lease agreements. The capital leases have stated or implied interest rates between 5.0% and 10.6% and maturity dates through April 2026. The equipment financed under the capital leases serves as collateral, and certain leases contain casualty loss values if the equipment is not returned in working order at the end of the lease term.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
In August 2017, the Company entered into a 15 year, 6 month lease agreement, as amended, with a landlord for a new Company headquarters that consists of 88,759 square feet of office space, located in Lawrenceville, New Jersey. The Company determined that the lease qualifies for treatment as an operating lease pursuant to ASC 840. In addition, pursuant to ASC 840, the Company determined that it did not meet any of the requirements of build-to-suit lease accounting and the Company was not considered to be the owner of an asset during the construction period as the Company did not have substantially all of the construction period risks and the respective leasehold improvements were determined to be normal tenant improvements. The Company has incurred and capitalized approximately $5.7 million related to leasehold improvements, furniture and fixtures, and computer equipment as of December 31, 2018, associated with this new leased headquarters facility. Furthermore, as part of the lease, the landlord paid for approximately $5.8 million of costs and related improvements in 2018 to modify the existing space to meet the Company’s requirements in the existing 88,759 square feet of space subject to the lease agreement, as amended. This landlord lease incentive of $5.8 million was recorded as an asset and other long term liability as of the date the lease commenced and is being amortized over the estimated life of 15 years, and the long term liability is being recognized a lease incentive and reducing rent expense over the same period of time.
The lease contains an option to lease up to 61,000 additional square feet, starting six years and six months after lease commencement. In connection with entering into the lease, the Company issued a letter of credit under its Credit Agreement in favor of the landlord in the amount of $2,725 as an additional security deposit.
The term of this lease is 15 years and 6 months subject to early termination if (i) there is not sufficient space for expansion beyond the initial space, starting 6 years and 6 months after lease commencement, which will require an early termination payment that declines from $7.5 million at such date by $650 per year after such date, or (ii) upon advance notice by the Company, at 12 years and 6 months after lease commencement, which will require an early termination payment of $3.6 million. Additionally, the lease contains two extension periods of 5 years each. The lease commenced in June 2018, with a monthly lease rate (excluding taxes and operating expenses) in the initial year of $226, effective after an initial free rent period of six months. The base rent increases each year thereafter up to $281 per month in months 181 through 186 of the lease. The Company is expensing this rent on a straight-line basis over the initial term of the lease, including the free rent period.
Future minimum lease payments under operating and capital leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 2019 and expire through 2033 are as follows:
Year ending December 31,	Operating Leases	Capital Leases
2020	$4,686	$282
2021	4,773	209
2022	4,595	38
2023	4,378	—
2024	4,089	—
Thereafter	35,014	—
Total minimum lease payments	$57,535	$529
Less amounts representing interest		(28)
Present value of lease payments		501
Less current portion		(260)
Long-term portion of minimum lease payments		$241
Total rent expense for the years ended December 31, 2019, 2018 and 2017 amounted to $5,105, $4,226, and $2,754 respectively.
Purchase Commitments
The Company enters into purchase commitments with certain vendors to secure pricing for paper, envelopes and similar products necessary for its operations. As of December 31, 2019, the balance remaining under such purchase orders approximated $503.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
Legal Contingencies, Claims and Assessments
During the normal course of business, the Company is occasionally involved with various claims and litigation. Reserves are established in connection with such matters when a loss is probable and the amount of such loss can be reasonably estimated, including for indemnifications with customers or other parties as a result of contractual agreements.
At December 31, 2019, no material reserves were recorded. No reserves are established for losses which are only reasonably possible. The determination of probability and the estimation of the actual amount of any such loss is inherently unpredictable, and it is therefore possible that the eventual outcome of such claims and litigation could exceed the estimated reserves, if any. Based upon the Company’s experience, current information and applicable law, it does not believe it is reasonably possible that any proceedings or possible related claims will have a material effect on its financial statements.
13.	Defined Contribution Benefit Plan
The Company sponsors a 401(k) defined contribution benefit plan. Participation in the plan is available to substantially all employees. Company contributions to the plan are discretionary. Starting in 2007, the Company made matching contributions of one-third of the first 6% of employee contributions, which totaled $1,250, $998, and $853 for the years ended December 31, 2019, 2018 and 2017, respectively, and are subject to vesting requirements over four years related to continuing employment.
14.	Segment Information
The Company has determined that it has two reportable segments - Print and Software/Payments. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer (“CEO”) who reviews discrete financial and other information presented for print services and software and payment services for purposes of allocating resources and evaluating the Company’s financial performance. The Company evaluates the operating performance of its segments based on financial measures such as revenue, cost of revenue, and gross profit.
Print – The Print segment is primarily responsible for printing customer invoices and optimizing the amount of time and costs associated with billing customers via mail.
Software and Payments – The Software and Payments segment primarily operates using software and cloud based services, optimizes the electronic invoice presentment, electronic payments, credit decisioning, collections automation, cash application and deduction management, and eCommerce of B2B customers.
Given the nature of the Company’s business, the amount of assets does not provide meaningful insight into the operating performance of the Company. As a result, the amount of the Company’s assets is not subject to segment allocation and total assets are not included within the disclosure of the Company’s segment financial information.
All of the revenues shown below in the reportable segments is revenue from external customers, there is no revenue from transactions with other operating segments.
The following tables include a reconciliation of revenue, cost of revenue, and segment gross profit to loss before income taxes. “All other” represents implementation, services and other business activities which are not reviewed by CODM on regular basis.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
The Company’s segment information is as follows:
	December 31, 2019
	Print	Software and Payments	All other	Total
Revenues:
Subscription and transaction	$20,612	$68,864	$—	$89,476
Services and other	—	—	6,984	6,984
Subscription, transaction and services	20,612	68,864	6,984	96,460
Reimbursable costs	40,008	—	—	40,008
Total revenues	60,620	68,864	6,984	136,468

Cost of Revenues:
Cost of subscription, transaction and services revenue	9,642	11,900	10,473	32,015
Cost of reimbursable costs	40,008	—	—	40,008
Total cost of revenues, excluding depreciation and amortization	49,650	11,900	10,473	72,023

Segment gross profit - subscription, transaction and services	10,970	56,964	(3,489)	64,445
Segment gross profit - reimbursable costs	—	—	—	—
Total segment gross profit, excluding depreciation and amortization	$10,970	$56,964	$(3,489)	$64,445

Total segment gross margin, excluding depreciation and amortization	18.1%	82.7%	(50.0)%	47.2%
Segment gross margin - subscription, transaction and services	53.2%	82.7%	(50.0)%	66.8%

Unallocated amounts:
Sales and marketing				$22,098
Research and development				34,285
General and administrative				23,297
Depreciation and amortization				5,881
Interest income				(1)
Interest expense				1,507
Other (income)/expense, net				21
Loss before income taxes				(22,643)
	December 31, 2018
	Print	Software and Payments	All other	Total
Revenues:
Subscription and transaction	$21,120	$53,605	$—	$74,725
Services and other	—	—	4,846	4,846
Subscription, transaction and services	21,120	53,605	4,846	79,571
Reimbursable costs	40,944	—	—	40,944
Total revenues	62,064	53,605	4,846	120,515

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
	December 31, 2018
	Print	Software and Payments	All other	Total
Cost of Revenues:
Cost of subscription, transaction and services revenue	10,517	8,271	7,779	26,567
Cost of reimbursable costs	40,944	—	—	40,944
Total cost of revenues, excluding depreciation and amortization	51,461	8,271	7,779	67,511

Segment gross profit - subscription, transaction and services	10,603	45,334	(2,933)	53,004
Segment gross profit - reimbursable costs	—	—	—	—
Total segment gross profit, excluding depreciation and amortization	$10,603	$45,334	$(2,933)	$53,004

Total segment gross margin, excluding depreciation and amortization	17.1%	84.6%	(60.5)%	44.0%
Segment gross margin - subscription, transaction and services	50.2%	84.6%	(60.5)%	67.0%

Unallocated amounts:
Sales and marketing				$21,677
Research and development				23,606
General and administrative				18,743
Depreciation and amortization				6,040
Interest income				(136)
Interest expense				814
Other (income)/expense, net				422
Loss before income taxes				$(18,162)
	December 31, 2017
	Print	Software and Payments	All other	Total
Revenues:
Subscription and transaction	$21,266	$43,746	$—	$65,012
Services and other	—	—	3,790	3,790
Subscription, transaction and services	21,266	43,746	3,790	68,802
Reimbursable costs	41,384	—	—	41,384
Total revenues	62,650	43,746	3,790	110,186

Cost of Revenues:
Cost of subscription, transaction and services revenue	11,170	6,710	7,237	25,117
Cost of reimbursable costs	41,384	—	—	41,384
Total cost of revenues, excluding depreciation and amortization	52,554	6,710	7,237	66,501

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
	December 31, 2017
	Print	Software and Payments	All other	Total
Segment gross profit - subscription, transaction and services	10,096	37,036	(3,447)	43,685
Segment gross profit - reimbursable costs	—	—	—	—
Total segment gross profit, excluding depreciation and amortization	$10,096	$37,036	$(3,447)	$43,685

Total segment gross margin, excluding depreciation and amortization	16.1%	84.7%	(90.9)%	39.6%
Segment gross margin - subscription, transaction and services	47.5%	84.7%	(90.9)%	67.0%

Unallocated amounts:
Sales and marketing				$20,637
Research and development				19,564
General and administrative				15,526
Depreciation and amortization				5,439
Interest income				(196)
Interest expense				812
Other (income)/expense, net				121
Loss before income taxes				$(18,218)
15.	Related Party Transactions
The Company has an ongoing commercial relationship with a customer, who has an executive who is also on the Company’s board of directors, which purchases certain of the Company’s services. This related party customer generated total revenues of approximately $248, $188 and $156 for the years ended December 31, 2019, 2018 and 2017, respectively.
The Company has several agreements with a portfolio company of one of the Company’s preferred shareholders who also has a representative on the Company’s board of directors (“Portfolio Company”). The Company incurred expenses to the Portfolio Company of approximately $57, $60 and $30 related to these agreements for the years ended December 31, 2019, 2018 and 2017, respectively.
16.	Loss per Share
Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities as they do not share in losses. During periods when the Company is in a net loss position, basic net loss per share attributable to common stockholders is the same as diluted net loss per share attributable to common stockholders as the effects of potentially dilutive securities are antidilutive given the net loss of the Company.

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the years ended December 31, 2019, 2018 and 2017 (in thousands, except per share amounts):
	December 31,
	2019	2018	2017
Numerator:
Net loss	$(22,803)	$(18,231)	$(16,809)
Preferred stock dividends	(8,091)	(8,704)	(6,069)
Preferred stock accretion	(591)	(594)	(597)
Net loss attributable to common stockholders	$(31,485)	$(27,529)	$(23,475)
Denominator:
Weighted-average common shares outstanding	4,257,300	4,091,114	4,415,971

Net loss per share attributable to common stockholders, basic and diluted	$(7.40)	$(6.73)	$(5.32)
Since the Company was in a loss position for all periods presented, basic net loss per share attributable to common stockholders is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive. Potentially dilutive securities that were not included in the diluted per share calculations because they would be antidilutive, were as follows as of the dates presented:
	December 31,
	2019	2018	2017
Options to purchase common stock	1,612,200	1,742,018	1,518,905
Convertible redeemable preferred stock	9,460,482	9,460,482	9,460,482
Warrants to purchase redeemable convertible preferred stock	14,527	14,527	14,527
Total	11,087,209	11,217,027	10,993,914
17.	Subsequent Events
The Company considers events or transactions that occur after the balance sheet date, but before the financial statements are issued to provide additional evidence relative to certain estimates or identify matters that require additional disclosures. The Company has evaluated subsequent events November 25, 2020, which is the date the financial statements were available to be issued. The company is not aware of any subsequent events which would require recognition or disclosure in the financial statements except as discussed above.
On January 17, 2020, the Company entered into a Financing Agreement with TPG Specialty Lending, Inc. (“TSL”) as administrative agent and lender and Wells Fargo Bank, N.A. (“Wells”, and with TSL, the “2020 Lenders”) for a $72.5 million facility, secured by substantially all the assets of the Company. In connection therewith, the outstanding Term Loan and Revolver under the PacWest Bank Credit Agreement of $28.3 million was paid in full along with related interest and all liens released. Existing Letters of Credit of $3,154 issued by PacWest Bank remained outstanding and were collateralized by cash of $3,274 which will be treated as restricted cash until the underlying Letters of Credit are released.
The Financing Agreement consisted of the following facilities, all of which mature on January 17, 2025 (“Maturity Date”):
(i)
an Initial Term Loan of $45.0 million, which was drawn at closing and used to pay off the PacWest Bank Credit agreement. Principal payments on the Initial Term Loan are due in equal installments of 0.25% of the initial principal amount commencing June 30, 2020 and on the last business day of each quarter thereafter, with the remaining amount due on the Maturity Date

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
(ii)
a Delayed Draw Term Loan (“DDTL”) of up to $20.0 million, which is available to draw in minimum increments through July 17, 2021, which after drawn, cannot be repaid without permanently reducing the amount available. Principal payments on the DDTL are due in equal payments of 0.25% of the principal amount as of July 17, 2021 commencing on September 30, 2021 and on the last business day of each quarter thereafter, with the remaining amount due on the Maturity Date. The amount available to borrow under the DDTL is limited to (a) 0.75 times the most recent quarter’s annualized recurring revenue (“ARR” which includes all transaction or subscription revenues during a quarter under contracts for which the customer has not provided formal notice of cancellation, multiplied by four), less (b) the amount of the existing Initial Term Loan and DDTL currently outstanding.

(iii)
a Revolving Commitment facility (“Revolver”) of $7.5 million, including a sub-limit of up to $4.0 million for issuing additional letters of credit. The Revolver may be repaid and re-borrowed until the Maturity Date.

The Initial Term Loan and DDTL may be prepaid from time to time by the Company. Once an amount is prepaid, it may not be reborrowed except for the Revolver. Prepayments are subject to a premium on the principal amount repaid of 3.0% in the first 24 months (2.25% in months 13 through 24 if a change in control occurs, as defined); 1.0% in months 25 to 36, and 0% thereafter. Mandatory prepayments are required upon the occurrence of certain events, including asset sales, receipt of certain insurance proceeds, issuance of debt, or 50% of the Excess Cash Flow, as defined, related to any calendar year, payable the following year.
The Company incurred certain fees to the Lenders in connection with the 2020 Financing Agreement, including an upfront facility fee of 1.50% of the principal amount of the Initial Term Loan and Revolver, and 0.75% of the DDTL (with another 0.75% due upon funding the DDTL), and legal and due diligence costs of the 2020 Lenders and the Company. On a quarterly basis, a commitment fee of 0.50% per annum is payable to the 2020 Lenders on the unfunded amount of the Revolver and DDTL, computed on a daily basis. Interest is incurred on the 2020 Financing Agreement based on the Company’s periodic election of either:
(i)
LIBOR (or equivalent) rate, for a 1 month, 2 month or 3 month period, at an interest rate per annum of the relevant LIBOR rate for the selected period, with a floor of 1.50%, plus the Applicable Margin of 7.00% per annum. The minimum rate for LIBOR loans is 8.50%.

(ii)
Base Rate - defined as the greater of (a) the Prime rate, (b) the Federal Funds Effective Rate plus ½ of 1%, (c) the Adjusted LIBOR Rate, or (d) 4.00%, plus the Applicable Margin of 6.00% per annum. The minimum rate for Base Rate loans is 10.00%.

The Financing Agreement contains typical reporting and related covenants, as well as financial covenants. The financial covenants based on the most recent quarter’s annualized recurring revenue, which increases from $78.0 million as of March 31, 2020 to $125.0 million as of December 31, 2023 through the Maturity Date. Additionally, there is a Minimum Liquidity covenant based on the unrestricted cash balance plus availability under the Revolver, which must exceed the greater of (i) $5.0 million or (ii) the Cash Burn, as defined, for the prior six month period as of the last quarterly reporting date. The Minimum Liquidity covenant contains a provision whereby any potential default can be cured within ten days by including in the amount of Minimum Liquidity (i) a cash equity contribution or (ii) borrowing on the DDTL facility up to $4.0 million in aggregate up to two times in a year.
On February 5, 2020, the Board of Directors of the Company increased the authorized shares to be issued pursuant to the 2014 Plan by an additional 500,000 shares, for a total of 1,986,164 shares. An increase of an additional 200,000 shares were authorized to be issues on May 12, 2020, for a total of 2,186,164 shares in connection with an additional grant to substantially all employees.
In March 2020, the United States (US) declared a State of National Emergency due to the COVID-19 outbreak. In addition, many jurisdictions in the US have limited, and are considering to further limit, social mobility and gathering. Many business establishments have closed due to restrictions imposed by the government and many governmental authorities have closed most public establishments. The Company’s business continues to operate despite the disruption of many business operations in the US and its decision to require employees to work from remote locations. Although Billtrust has not experienced significant business disruptions thus far from the COVID-19 pandemic, Billtrust saw its transaction fees, including those in the print segment, decrease year over year for certain

Factor Systems, Inc. (dba Billtrust)
Notes to Financial Statements
(Amounts in thousands, except per share and share data)
customers most acutely in the April and May 2020. Billtrust is unable to predict the full impact that the COVID-19 pandemic will have on its future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic, the actions that may be taken by government authorities across the US, the impact to its customers, employees and suppliers, and other factors.
Some of Billtrust’s customers have been, and may continue to be, negatively impacted by the shelter-in-place and other similar state and local orders, the closure of manufacturing sites and country borders, and the increase in unemployment. The COVID-19 pandemic has caused Billtrust to modify its business practices (including employee travel and cancellation of physical participation in meetings, events and conferences), all of its employees are currently working remotely, and it may take further actions as may be required by government authorities or that Billtrust determines are in the best interests of its employees and customers. These modified business practices have led to expense reductions in personnel and marketing related costs. The extent of this business disruption on Billtrust’s operational and financial performance will depend on these developments and the duration and spread of the outbreak, all of which are uncertain and cannot be predicted.
On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, technical corrections to tax depreciation methods for qualified improvement property, and appropriate of funds for the SBA Paycheck Protection Program. The Company, through its outsourced payroll provider, has elected to defer employer side social security payments effective as of April 2020, and expects to pay such amounts when due in 2021. We continue to assess the impact that COVID-19 may have on our business. Currently, we are unable to determine the impact that the CARES Act, and/or COVID-19 will have on our financial condition, results of operations, or liquidity.
Business Combination Agreement
On October 18, 2020, South Mountain Merger Corp., a Delaware corporation (“South Mountain”), BT Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of South Mountain (“First Merger Sub”), BT Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of South Mountain (“Second Merger Sub”) and the Company (“Billtrust”), entered into a Business Combination Agreement (the “BCA”), pursuant to which (i) First Merger Sub will be merged with and into Billtrust (the “First Merger”), with Billtrust surviving the First Merger as a wholly owned subsidiary of South Mountain (the “Surviving Corporation”) and (ii) as soon as reasonably practical after consummation of the First Merger, but no later than ten (10) days following consummation of the First Merger, the Surviving Corporation will be merged with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of South Mountain (such Mergers, collectively with the other transactions described in the BCA, the “Business Combination”).
In connection with the execution of the BCA, on October 18, 2020, South Mountain entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and South Mountain has agreed to sell to the PIPE Investors, an aggregate of 20,000,000 shares of South Mountain Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $200 million, in a private placement (the “PIPE Financing”).
The Business Combination and PIPE Financing are expected to close by the first quarter of 2021. The Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, South Mountain will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, Billtrust will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Billtrust (i.e., a capital transaction involving the issuance of stock by South Mountain for the stock of Billtrust). Accordingly, the assets, liabilities and results of operations of Billtrust will become the historical financial statements of New Billtrust, and South Mountain’s assets, liabilities and results of operations will be consolidated with Billtrust beginning on the acquisition date.

Factor Systems, Inc. (dba Billtrust)
Condensed Balance Sheets
(Amounts in thousands, except per share and share data)
	September 30, 2020	December 31, 2019
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$10,219	$4,736
Restricted cash	3,276	—
Customer funds	22,654	21,126
Accounts receivable, net of allowance for doubtful accounts of $224 and $409, respectively	20,075	19,658
Prepaid expenses	3,785	3,368
Deferred implementation, commission and other costs, current	4,687	4,751
Other current assets	762	851
Total current assets	65,458	54,490
Property and equipment, net	17,241	18,285
Goodwill	36,956	36,956
Intangible assets, net	10,091	11,760
Deferred implementation and commission costs, non-current	8,165	7,887
Other assets	1,645	1,318
Total assets	$139,556	$130,696
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Customer funds payable	$22,654	$21,126
Current portion of debt and capital lease obligations, net of deferred financing costs	425	876
Accounts payable	2,192	3,303
Accrued expenses and other	20,051	14,378
Deferred revenue	10,199	11,868
Other current liabilities	915	1,148
Total current liabilities	56,436	52,699
Long-term debt and capital lease obligations, net of current portion and deferred financing costs	43,344	28,142
Customer postage deposits	10,420	10,455
Deferred revenue, net of current portion	13,800	13,200
Deferred taxes	714	572
Other long-term liabilities	8,803	9,162
Total liabilities	$133,517	$114,230
Commitments and contingencies (Note 12)
Redeemable convertible preferred stock:
Redeemable Preferred stock, Series A, $0.001 par value, 2,160,452 shares authorized; 2,160,452 shares issued and outstanding at September 30, 2020 and December 31, 2019	7,426	7,241
Redeemable Preferred stock, Series B, $0.001 par value, 2,875,755 shares authorized; 2,875,755 shares issued and outstanding at September 30, 2020 and December 31, 2019	30,459	29,240
Redeemable Preferred stock, Series C, $0.001 par value, 522,960 shares authorized; 508,433 shares issued and outstanding at September 30, 2020 and December 31, 2019	8,528	8,187
Redeemable Preferred stock, Series D, $0.001 par value, 1,259,965 shares authorized; 1,259,965 shares issued and outstanding at September 30, 2020 and December 31, 2019	33,870	32,647
Redeemable Preferred stock, Series E, $0.001 par value, 2,655,879 shares authorized; 2,655,877 shares issued and outstanding at September 30, 2020 and December 31, 2019	76,579	73,043
Total redeemable convertible preferred stock	156,862	150,358
Stockholders’ deficit:
Common stock, $0.001 par value, 16,594,857 and 15,894,857 shares authorized; 4,384,752 and 4,321,176 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	14,220	11,933
Accumulated deficit	(165,048)	(145,830)
Total stockholders’ deficit	(150,823)	(133,892)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$139,556	$130,696
See accompanying notes to condensed financial statements.

Factor Systems, Inc. (dba Billtrust)
Condensed Statements of Operations and Comprehensive Loss (Unaudited)
(Amounts in thousands, except per share data)
Nine Months Ended September 30,	2020	2019
Revenues:
Subscription, transaction and services	$78,978	$70,051
Reimbursable costs	28,052	30,277
Total revenues	107,030	100,328
Cost of revenues:
Cost of subscription, transaction and services	24,100	23,636
Cost of reimbursable costs	28,052	30,277
Total costs of revenues, excluding depreciation and amortization	52,152	53,913
Operating expenses:
Research and development	27,260	24,995
Sales and marketing	17,295	16,947
General and administrative	15,226	16,434
Depreciation and amortization	4,223	4,105
Total operating expenses	64,004	62,481
Loss from operations	(9,126)	(16,066)
Other income (expense):
Interest income	18	1
Interest expense	(3,405)	(982)
Other income (expense), net	(51)	(30)
Total other income (expense)	(3,438)	(1,011)
Loss before income taxes	(12,564)	(17,077)
(Provision) benefit for income taxes	(150)	(141)
Net loss and comprehensive loss	$(12,714)	$(17,218)

Net loss per share attributable to common stockholders
Basic and diluted	$(4.41)	$(5.57)

Weighted average number of shares used to compute net loss per share attributable to common stockholders
Basic and diluted	4,357	4,257

See accompanying notes to condensed financial statements.

Factor Systems, Inc. (dba Billtrust)
Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Unaudited)
(in thousands, except share data)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2019	9,460,482	$150,358	4,321,176	$5	$11,933	$(145,830)	$(133,892)
Cumulative preferred stock dividends	—	6,068	—	—	—	(6,068)	(6,068)
Accretion of preferred stock to redemption value	—	436	—	—	—	(436)	(436)
Stock-based compensation from option grants	—	—	—	—	1,987	—	1,987
Exercise of stock options	—	—	63,576	—	300	—	300
Net loss	—	—	—	—	—	(12,714)	(12,714)
Balance, September 30, 2020	9,460,482	$156,862	4,384,752	$5	$14,220	$(165,048)	$(150,823)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2018	9,460,482	$141,676	4,118,163	$5	$8,692	$(116,253)	$(107,556)
Adjustment from the adoption of ASC 606	—	—	—	—	—	1,908	1,908
Balance, January 1, 2019	9,460,482	141,676	4,118,163	5	8,692	(114,345)	(105,648)
Cumulative preferred stock dividends	—	6,068	—	—	—	(6,068)	(6,068)
Accretion of preferred stock to redemption value	—	444	—	—	—	(444)	(444)
Stock-based compensation from option grants	—	—	—	—	1,359	—	1,359
Exercise of stock options	—	—	203,013	—	1,127	—	1,127
Net loss	—	—	—	—		(17,218)	(17,218)
Balance, September 30, 2019	9,460,482	$148,188	4,321,176	$5	$11,178	$(138,075)	$(126,892)
See accompanying notes to condensed financial statements.

Factor Systems, Inc. (dba Billtrust)
Condensed Statements of Cash Flows (Unaudited)
(Amounts in thousands)
For the Nine Months Ended September 30,	2020	2019
Operating activities:
Net loss	$(12,714)	$(17,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,223	4,105
Provision for bad debts	41	53
Amortization of debt discount	216	74
Deferred income taxes	142	139
Stock-based compensation expense	1,987	1,359
Change in fair value of contingent consideration liability	(406)	—
Change in fair value of warrants liability	448	21
Changes in operating assets and liabilities:
Accounts receivable	(459)	(1,374)
Prepaid expenses	(418)	(1,443)
Other assets (current and non-current)	(239)	(337)
Accounts payable	(1,111)	1,837
Accrued expenses	5,672	3,504
Deferred revenue	(1,068)	1,255
Deferred implementation, commissions and other costs	(214)	(911)
Other liabilities (current and non-current)	(141)	391
Net cash used in operating activities	(4,041)	(8,545)
Investing activities:
Purchase of business	—	(6,335)
Capitalized software development	(484)	(766)
Purchases of property and equipment	(1,022)	(2,796)
Net cash used in investing activities	(1,506)	(9,897)
Financing activities:
Issuance of long-term debt	45,000	—
Financing costs paid upon issuance of long-term debt	(1,459)	—
Proceeds from line of credit	6,000	19,700
Repayments of line of credit	(6,000)	(1,000)
Payments on long-term debt	(28,808)	(2,500)
Payments on capital lease obligations	(203)	(202)
Proceeds from exercise of stock options	300	1,127
Payments of deferred purchase consideration	(524)	—
Net cash provided by financing activities	14,306	17,125
Net increase (decrease) in cash, cash equivalents and restricted cash	8,759	(1,317)
Cash, cash equivalents, and restricted cash at beginning of year	4,736	3,395
Cash, cash equivalents, and restricted cash at end of year	$13,495	$2,078

Reconciliation of cash, cash equivalents, and restricted cash to the condensed balance sheets
Cash and cash equivalents	$10,219	$2,078
Restricted cash	3,276	—
Total cash, cash equivalents, and restricted cash	$13,495	$2,078

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$3,152	$908
Cash paid for income taxes	$8	$2
Noncash Investing & Financing Activities:
Fixed assets purchased under capital lease obligation	$—	$146
Cumulative preferred stock dividends	$6,068	$6,068
Accretion of preferred stock to redemption value	$436	$444
Deferred offering costs included in accrued expenses	$747	$—
See accompanying notes to condensed financial statements.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
1.	Organization and Significant Accounting Policies
Factor Systems, Inc., utilizing the trade name Billtrust (the “Company” or “Billtrust”), was incorporated on September 4, 2001 in the State of Delaware and maintains its headquarters in Lawrenceville, New Jersey, with additional offices or print facilities in Colorado, Illinois and California.
The Company provides a comprehensive suite of outsourced order to cash solutions, including credit and collections, billing and cash application services to its customers. Billtrust is a provider of automated invoice-to-cash solutions for North American businesses across both business-to-business and business-to-consumer markets. Billtrust integrates the key areas of the order-to-cash process: credit decisioning, e-commerce solutions, bill presentment, bill payment, and cash application, helping its clients connect with their customers and cash.
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared using accounting principles generally accepted in the United States (“US GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements should be read in conjunction with the audited financial statements and related notes included elsewhere in this Registration Statement.
The condensed balance sheet as of December 31, 2019, included herein, was derived from the audited financial statements as of that date, but does not include all disclosures including certain notes required by US GAAP on an annual reporting basis. In the opinion of management, the accompanying unaudited condensed financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, comprehensive loss and cash flows for the interim periods, but are not necessarily indicative of the results to be expected for the full fiscal year or any other period.
Emerging Growth Company
As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use the extended transition period under the JOBS Act until such time the company is not considered to be an EGC. The adoption dates are discussed below to reflect this election.
Liquidity
For the nine months ended September 30, 2020, the Company incurred a net loss of $(12,714) and used cash in operations of $(4,041). As of September 30, 2020, the Company had cash of $10,219 and an accumulated deficit of $(165,048). During the nine months ended September 30, 2020, the Company increased the size of its Credit Agreement, and in January 2020, the Company refinanced its existing Credit Agreement with third party lenders in a new Financing Agreement consisting of a $45 million term loan and the ability to borrow an additional $27.5 million with a maturity date in January 2025. Based on the Company’s business plan, existing cash resources, existing and future capacity pursuant to its Financing Agreement (Note 8), and revenues generated from operations, the Company expects to satisfy its working capital requirements for at least the next 12 months after the date that these financial statements are issued.
However, if performance expectations fall short or expenses exceed expectations, the Company may need to secure additional financing or reduce expenses to continue operations. Failure to do so would have a material adverse impact on its financial condition. There can be no assurance that any contemplated additional financing will be available on terms acceptable, if at all. If required, the Company believes it would be able to reduce expenses to a sufficient level to continue as a going concern.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
Concentrations of Credit Risk
The Company maintains its deposits of cash and cash equivalent balances, restricted cash and customer funds with high-credit quality financial institutions. The Company’s cash and cash equivalent balances, restricted cash and customer funds may exceed federally insured limits.
The Company’s accounts receivable are reported in the accompanying Balance Sheets net of allowances for uncollectible accounts. The Company believes that the concentration of credit risk with respect to accounts receivable is limited due to the large number of companies and diverse industries comprising the customer base. On-going credit evaluations are performed, generally with a focus on new customers or customers with whom the Company has no prior collections history, and collateral is generally not required. The Company maintains reserves for potential losses based on customer specific situations as well as on historic experience and such losses, in the aggregate, have not exceeded management’s expectations. As of September 30, 2020 and December 31, 2019, and for the nine months ended September 30, 2020 and 2019, there were no customers that individually accounted for 10% or greater of accounts receivable or total revenues, respectively.
2.	Summary of Significant Accounting Policies
Significant Accounting Policies
Billtrust’s significant accounting policies are discussed in the audited financial statements included elsewhere in this Registration Statement. Certain amounts disclosed in these notes to the financial statements have been subject to immaterial rounding adjustments for consistency of presentation and, as a result, may not match the corresponding amounts in our financial statements.
COVID-19
In March 2020, the United States (U.S.) declared a State of National Emergency due to the COVID-19 outbreak. In addition, many jurisdictions in the U.S. have limited, and are considering to further limit, social mobility and gathering. Many business establishments have closed due to restrictions imposed by the government and many governmental authorities have closed most public establishments. Some of our customers have been, and may continue to be, negatively impacted by the shelter-in-place and other similar state and local orders, the closure of manufacturing sites and country borders, and the increase in unemployment. The COVID-19 pandemic has caused us to modify our business practices (including employee travel and cancellation of physical participation in meetings, events and conferences), all of our employees are currently working remotely, and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, partners, and customers. The extent of this business disruption on our operational and financial performance will depend on these developments and the duration and spread of the outbreak, all of which are uncertain and cannot be predicted. The Company has implemented certain cost savings measures including lowering our fixed compensation costs, restricted travel spend, reduced discretionary events and purchases and will continue to monitor and adjust accordingly.
On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, technical corrections to tax depreciation methods for qualified improvement property, and appropriate of funds for the SBA Paycheck Protection Program. The Company, through its outsourced payroll provider, has elected to defer employer side social security payments effective as of April 2020, and expects to pay such amounts when due in 2021. We continue to assess the impact that COVID-19 may have on our business. Currently, we are unable to determine the impact that the CARES Act, and/or COVID-19 will have on our financial condition, results of operations, or liquidity.
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include, but are not limited to, revenue recognition, allowances for doubtful accounts, recoverability of

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
deferred tax assets, determining the fair value associated with acquired assets and liabilities including deferred revenue, intangible asset and goodwill impairment, contingent consideration liabilities, stock based compensation and certain other of the Company’s accrued liabilities. The Company bases its estimates on historical experience, known trends, and other market specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.
Due to the COVID-19 global pandemic, the global economy and financial markets have been disrupted and there is a significant amount of uncertainty about the length and severity of the consequences caused by the pandemic. The Company has considered information available to it as of the date of issuance of these financial statements and has not experienced any significant impact to its estimates and assumptions as a result of the COVID-19 pandemic. On an ongoing basis, the Company will continue to closely monitor the COVID-19 impact on its estimates and assumptions.
Revenue Recognition
The Company determines revenue recognition through the following five-step framework:
1.	Identification of the contract, or contracts, with a customer;
2.	Identification of the performance obligations in the contract;
3.	Determination of the transaction price;
4.	Allocation of the transaction price to the performance obligations in the contract; and
5.	Recognition of revenue when, or as, the Company satisfies a performance obligation.
The following is a description of principal activities from which the Company generates revenue, as well as a further breakdown of the components of subscription, transaction and services revenues for each nine months ended September 30:
	2020	2019
Subscription and transaction fees	$73,065	$65,875
Services	5,913	4,176
Subscription, transaction and services	$78,978	$70,051
Subscription and Transaction Fee Revenue
Subscription and Transaction Fee revenue is derived primarily from a hosted software as a service (SaaS) platform that enables billings and payment processing on behalf of customers. The Company’s services are billed on a subscription basis monthly, quarterly or annually. Transaction fees for certain services are billed monthly based on the volume of items processed each month at a contractual rate per item processed.
Hosted solutions are provided without licensing perpetual rights to the software. The hosted solutions are integral to the overall service arrangement, and are billed as a subscription fee as part of the overall service agreement with the customer. Subscription fees from hosted solutions are recognized monthly over the customer agreement term beginning on the date the Company’s solution is made available to the customer.
Transaction revenue is recognized concurrent with processing of the related transactions by the Company, which is when revenue is earned. The customer simultaneously receives and consumes the benefits as the Company performs. Transaction fees include per-item processing fees charged at contracted rates based on the number of invoices delivered or payments processed.
Services
Fees associated with upfront services represent a material right under ASC 606 as customers do not incur such fees in subsequent contract terms, and therefore they are considered to be at a discount compared to the initial contract

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
period. Any revenues related to upfront implementation services for new customers or new products for existing customers are recognized ratably over the estimated period of the customer relationship, which is estimated to be five years other than for customer relationships from acquisitions which range from two to four years. Amounts that have been invoiced are recorded in accounts receivable and deferred revenues or revenues, depending on whether the revenue recognition criteria have been met.
In addition to implementation fees, professional services fees also include consulting services provided to customers on a time and materials basis. Revenues from consulting services are recognized as the services are completed based on their standalone value, and costs associated with short term services contracts are deferred and recognized with the corresponding revenue when services are completed.
Significant Judgements
The Company determines standalone selling price (“SSP”) for all material performance obligations using observable inputs, such as the price of subsequent years of the contract, standalone sales and historical contract pricing. Some customers have the option to purchase additional subscription or transaction services at a stated price. These options are evaluated on a case-by-case basis but generally do not provide a material right as they are priced within a range of prices provided to other customers for the same products and, as such, would not result in a separate performance obligation.
When the timing of revenue recognition differs from the timing of invoicing, i.e. Implementation services, the Company uses judgment to determine whether the contract includes a significant financing component requiring adjustment to the transaction price. Various factors are considered in this determination including the duration of the contract, payment terms, and other circumstances. Generally, the Company determined that contracts related to upfront Implement services do not include a significant financing component. The Company applies the practical expedient for instances where, at contract inception, the expected timing difference between when promised goods or services are transferred and associated payment will be one year or less.
Reimbursable costs
The Company records reimbursements for out-of-pocket expenses, consisting of postage, on a gross basis, since the goods or services giving rise to the out-of-pocket costs do not transfer a good or service to the customer. Rather, the goods or services are used or consumed by the Company in fulfilling its performance obligation to the customer. Corresponding expenses are recorded on an accrual basis and the costs are allocated based on specific types of postage to customers, but cannot specifically identify each postage invoice to specific customers. Because the cost of such revenue is equal to the revenue, it does not impact loss from operations or net loss. The Company accounts for sales and other related taxes, as well as expenses associated with interchange on credit card transactions from third party card issuers or financial institutions which are a pass through cost, on a net basis, excluding such amounts from revenue.
Deferred Revenue
Amounts billed to clients in excess of revenue earned are recorded as deferred revenue liability. Deferred revenue as of September 30, 2020 and December 31, 2019 relates primarily to implementation fees for new customers or new services, which are being recognized ratably over the estimated term of the customer relationship, which is generally five years for the Company's core billing and payments and cash application services, and two to four years for other services related to acquisitions in 2018 and 2019; as well as fees received to store billing data and annual maintenance service agreements, which are both being recognized ratably over the term of the service period.
Deferred Commissions
Commissions are recorded when earned and are included as a component of sales and marketing expense. Commission costs can be associated specifically with subscription and professional services arrangements. Commissions earned by the Company’s sales personnel are considered incremental and recoverable costs of obtaining a contract with a customer. Prior to the adoption of ASC 606 and the related ASC 340-40, commissions were

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
generally expensed over the first year of services commencing with the date a customer's recurring revenues were invoiced. Upon adoption of ASC 606, commission costs are deferred and then amortized over a period of benefit of four to five years. The Company determined the period of benefit by taking into consideration its past experience with customers and the average customer life of acquired customers (four years, compared to five years for all remaining customers), future cash flows expected from customers, industry peers and other available information.
Commissions are earned by sales personnel upon the execution of the sales contract by the customer Substantially all sales commissions are generally paid at one of three points: (i) upon execution of a customer contract, (ii) when a customer completes implementation and training processes or commences usage based volume, or (iii) after a period of time from three to twelve months thereafter. Commissions associated with subscription-based arrangements are typically earned when a customer order is received and when the customer is billed for the underlying contractual period. Commissions associated with professional services are typically earned in the month that services are rendered.
Customer Funds
In connection with providing electronic invoice presentment and payment facilitation services for its customers, the Company may receive client funds via Automated Clearing House (“ACH”) payment to the Company’s cash accounts at its contracted financial institution. The contractual agreements with the Company’s customers stipulate a period of up to 3 days for processing ACH returns, and obligate the customer to reimburse the Company for returned payments. Timing differences in customer deposits into and disbursements from the Company’s separate cash account results in a balance of funds to be remitted to customers, which is reflected as customer funds payable in the accompanying condensed Balance Sheets.
Customer Postage Deposits
The Company requires its customers to maintain a minimum level of postage deposits on account. Customer postage deposits are presented as a liability in the accompanying Condensed Balance Sheets and generally do not change unless customer postage usage significantly changes, new customers are added, or existing customers cancel services.
Leases
The Company occupies all of its operating facilities and offices under various leases, which are accounted for as operating leases in accordance with FASB ASC Topic 840, Leases. The leases include scheduled base rent increases over the term of the leases. The Company recognizes rent expense from operating leases with periods of free rent or scheduled rent increases on a straight-line basis over the applicable lease term. The Company considers lease renewals when such renewals are reasonably assured. From time to time, the Company may receive construction allowances from its lessors. In accordance with the requirements of FASB ASC Topic 840, these amounts are recorded as deferred liabilities and amortized over the remaining lease term as an adjustment to rent expense.
The Company leases certain equipment under capital lease agreements. The assets held under capital leases and the related obligations are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets held under capital lease. The related assets are depreciated over the shorter of the terms of the leases, or the estimated useful lives of the assets.
Warrants
The Company accounts for warrants to acquire Series C preferred stock, as derivative instruments in accordance with FASB ASC 815-40, Derivative and Hedging – Contracts in Entity’s Own Equity. These warrants are issued to a former lender related to a prior credit agreement, at an exercise price of $13.7678 per share. As such, our derivative liabilities are initially measured at fair value on the contract date and are subsequently re-measured to fair value at each reporting date. See Note 5 for further details.
Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs of $747 were accrued and unpaid as of September 30, 2020 and consisting principally of professional, printing, filing, regulatory and other costs that will be charged to additional paid-in capital upon completion of the business combination discussed in Note 16.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
Recent Accounting Pronouncements
Accounting pronouncements issued and adopted
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (FASB ASC Topic 606 or “ASC 606”), which supersedes the existing revenue recognition requirements under U.S. GAAP and requires entities to recognize revenue when performance obligations have been satisfied by transferring control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. It also requires increased disclosures. In addition, ASC 606 also includes subtopic ASC 340-40, Other Assets and Deferred Costs – Contracts with Customers, (“ASC 340-40”), which provides guidance on accounting for certain revenue related costs including costs associated with obtaining and fulfilling a contract. The Company adopted ASC 606 and ASC 340-40, applying the modified retrospective method to all contracts that were not completed as of January 1, 2019.
In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments,” to clarify and provide specific guidance on eight cash flow classification issues that are not addressed by current GAAP and thereby reduce the current diversity in practice. The standard is effective for fiscal years beginning after December 15, 2018. The adoption of this standard in 2019 did not have a material impact on the financial statements.
On January 1, 2020, the Company adopted ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). ASU 2016-18 amends ASC 230 to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The new standard requires cash and cash equivalents balances on the statement of cash flows to include restricted cash and cash equivalent balances. ASU 2016-18 requires a company to provide appropriate disclosures about its accounting policies pertaining to restricted cash in accordance with GAAP. Additionally, changes in restricted cash and restricted cash equivalents that result from transfers between cash, cash equivalents, and restricted cash and restricted cash equivalents are not to be presented as cash flow activities in the statement of cash flows. The adoption of ASU 2016-18 did not have a material impact on the Company’s financial position, results of operations, cash flows, or disclosures. However, subsequent to the adoption of ASU 2016-18, in connection with our Financing Agreement (Note 8), a cash amount of $3,276 was pledged as security for outstanding letters of credit and classified as restricted cash in the accompanying September 30, 2020 condensed balance sheet and included in the ending cash, cash equivalents and restricted cash in the condensed statement of cash flows for the nine months ended September 30, 2020.
In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2018. The adoption of this standard in 2019 did not have a material impact on the financial statements.
In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820)”, which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance will be required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company adopted this guidance starting from January 1, 2020. The adoption of this standard in 2020 did not have a material impact on the financial statements.
Accounting pronouncements issued but not yet adopted
In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (“Topic 842”) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all of their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05, issued by FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
the new guidance for 1 year, thus the Company will be adopting this guidance for the annual reporting period beginning January 1, 2022, and interim reporting periods within annual reporting period beginning January 1, 2023, and will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption. The Company is in the process of evaluating the impact that the pronouncement will have on the financial statements.
In June 2016, FASB issued ASU 2016-13 Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. As per the latest ASU 2020-02, FASB deferred the timelines for certain small public and private entities, thus the new guidance will be adopted by the Company for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2016-13 on the Company's financial statements and disclosures.
In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” which simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test and requires an entity to write down the carrying value of goodwill up to the amount by which the carrying amount of a reporting unit exceeds its fair value. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years and early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of this standard on its financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The new guidance will be effective for the Company for annual reporting period beginning January 1, 2020 and interim periods beginning January 1, 2021.
In August 2018, the FASB issued ASU 2018-15, “Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that Is a Service Contract,” which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This new guidance will be effective for the Company for annual reporting period beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the pronouncement will have on the financial statements.
In November 2019, the FASB Issued ASU 2019-08, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which requires share-based payment awards granted to a customer to be measured and classified in accordance with Topic 718. Accordingly, the amount that will be recorded as a reduction in the transaction price should be based on the grant-date fair value of the share-based payment award. As an emerging growth company, ASU 2019-08 may be adopted by the Company effective in fiscal years beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020; however,

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
early adoption is permitted. This new guidance will be effective for the Company for annual reporting period beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the pronouncement will have on the financial statements.
In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” The ASU is intended to simplify various aspects related to accounting for income taxes. The Company is expecting to adopt the guidance from annual periods beginning after December 15, 2021 and interim period beginning December 15, 2022. The Company is currently evaluating the impact that the pronouncement will have on the financial statements.
3.	Acquisitions
Second Phase
On April 12, 2019, the Company entered into an Asset Purchase Agreement with Second Phase, LLC (“Second Phase APA”) and paid cash consideration of $6,335, net of cash acquired, to purchase 100% of the assets and assume certain liabilities of a business known as Second Phase, a business based in Colorado. Second Phase operates a SaaS platform that delivers customer eCommerce and Product Information Management (PIM) solutions for businesses that enables them to create web based platforms and other tools for efficiently accepting customer orders and promoting their products, integrating with information in their existing ERP. The Company accounted for the acquisition of Second Phase using the acquisition method of accounting in accordance with ASC 805. The process for estimating the fair values of identifiable intangible assets and certain intangible assets requires the use of management judgment, significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs and timing consistent with those assumptions used by a market participant. The aggregate purchase price of $8,532 consisted of:
(i)	cash paid at closing in April 2019, net of amounts acquired, of $6,335.
(ii)
$1,131 of deferred purchase price in the form of an interest bearing note payable at a rate of 2.52% per annum to the sellers, payable in principal of $750 and $500 on the one year and two year anniversary of the acquisition date, respectively, as a source for the satisfaction of indemnification obligations owed to the Company. The year one holdback amount was subsequently reduced for the first payout by amount of the post-closing working capital adjustments of $225, and the net amount of $524 was paid in cash in April 2020.

(iii)
earnouts in each of the first three full years commencing May 1, 2019, based on meeting certain recurring revenue growth and profitability targets. These annual earnouts are subject to a minimum profitability threshold, as defined in the Second Phase APA, and pay out a percentage of the growth in recurring subscription revenue from the prior annual period, less the defined minimum profitability threshold. Additionally, the sellers were entitled to a new customer earnout for 2019 based on the cumulative monthly subscription value for new customer contracts signed during 2019. The earnouts were recorded at their fair value of $1,066, using a Monte-Carlo simulation methodology as of the acquisition date on the revenues and profitability metric, using risk adjusted growth rates and volatility of 9.6% for revenue and 33% for the profitability metric.

In the final allocation of the purchase price, which is set forth below, the Company recognized $4,877 of goodwill which arose primarily from the synergies in its business and the assembled workforce. The goodwill is deductible for US income tax purposes. Second Phase's operating results have been included in the Company’s operating results from and after the date of the acquisition.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
The allocation of the Second Phase acquisition purchase price as of April 2019 was as follows:
Other current assets	$499
Property and equipment	30
Customer relationships	2,360
Technology	740
Non-compete agreements	720
Tradename	160
Goodwill	4,877
Other current liabilities	(54)
Deferred revenue liability	(800)
Total purchase price	$8,532
The revenues and earnings of the acquired business have been included in the Company’s results since the acquisition date and are not material to the Company’s financial results. Pro forma results of operations for this acquisition have not been presented as the financial impact on the Company’s financial statements would be immaterial.
Contingent Consideration
The Company records contingent consideration in the accompanying Balance Sheets related to several of its acquisitions.
The following table presents the changes in the Company’s contingent consideration liabilities for the period ended September 30, 2020:
Ending balance, December 31, 2019 (current and long-term liabilities)	$1,066
Fair value adjustments to contingent consideration	(406)
Ending balance, September 30, 2020 (current and long-term liabilities)	$660
4.	Revenue from Contracts with Customers
Contract Balances
The timing of revenue recognition, billings and collections may result in billed account receivables and customer advances and deposits (contract liabilities). The Company’s payment terms and conditions vary by contract type, although terms generally include a requirement of payment of 25% to 100% of total contract consideration upon signing and receipt of an invoice or within 30 days, depending upon the solution and negotiated terms. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined that its contracts generally do not include a significant financing component.
The amount of revenue recognized for the nine months ended September 30, 2020, that was included in the deferred revenue balance at the beginning of the period, was $8.0 million.
Remaining Performance Obligations
On September 30, 2020, the Company had approximately $35.9 million of remaining performance obligations that are unsatisfied (or partially unsatisfied), primarily from multi-year contracts for the Company's services, which includes both the deferred revenue balance and amounts that will be invoiced and recognized as revenue in future periods. The Company expects to recognize approximately 79% of its remaining performance obligations as revenue during the next three years, and the remaining amount thereafter.
The Company applies the practical expedient and excludes a) information about remaining performance obligations that have an original expected duration of one year or less and b) transaction price allocated to unsatisfied performance obligations for which variable consideration is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct good or service that forms part of a single performance obligation in accordance with the series guidance.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
5.	Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation. The three-tiers are defined as follows:
•	Level 1: Observable inputs based on unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3: Unobservable inputs for which there is little or no market data requiring the Company to develop its own assumptions.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level to classify them for each reporting period. This determination requires significant judgments to be made. The following table summarizes the conclusions reached as of September 30, 2020 and December 31, 2019:
	September 30, 2020
	Balance	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents(1)	$10,219	$10,219	$—	$—
Restricted cash	3,276	3,276	—	—
	$13,495	$13,495	$—	$—
Liabilities:
Contingent consideration(2)	$660	$—	$—	$660
Warrants to purchase Series C Preferred stock(3)	694	—	—	694
	$1,354	$—	$—	$1,354
	December 31, 2019
	Balance	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents(1)	$4,736	$4,736	$—	$—
	$4,736	$4,736	$—	$—
Liabilities:
Contingent consideration(2)	$1,066	$—	$—	$1,066
Warrants to purchase Series C Preferred stock(3)	246	—	—	246
	$1,312	$—	$—	$1,312
(1)	Cash and cash equivalents included money market obligations measured at fair value using Level 1 inputs.
(2)
The Company’s business acquisition of Second Phase (discussed in Note 3) is included in contingent consideration. The Company’s valuation of the fair value of contingent consideration related to Second Phase at September 30, 2020 was based on management’s expectations of the achievement of targets related to the contingent consideration.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
(3)
As of September 30, 2020, the Company had outstanding warrants to purchase Series C Preferred stock. The determination of the fair value of the warrants was estimated using a Black-Scholes option pricing model which resulted in an increase of $448 from December 31, 2019 to September 30, 2020. The change in fair value was driven by an increase in the estimated Series C stock price from $27.53 at December 31, 2019 to $61.25 at September 30, 2020.

Assets Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)
The following tables presents the changes in the Company’s Level 3 instruments measured at fair value on a recurring basis for the years ended September 30, 2020 and December 31, 2019:
Warrants Liability:
Ending balance, December 31, 2019	$246
Change in fair value	448
Ending balance, September 30, 2020	$694
Contingent Consideration:
Ending balance, December 31, 2019	$1,066
Fair value adjustments to contingent consideration (1)	(406)
Ending balance, September 30, 2020 (current and long-term liabilities)	$660
(1)	Amount is included in other expense in the accompanying Statements of Operations and Comprehensive Loss.
6.	Goodwill and Intangible Assets, net
The weighted average useful life, gross carrying value, accumulated amortization, and net carrying value of intangible assets as of September 30, 2020 and December 31, 2019 are as follows:
	September 30, 2020
	Weighted Average Useful Life	Gross Carrying Value	Accumulated amortization	Net
Customer relationships	11.4 years	$16,350	$(8,285)	$8,065
Non-compete agreements	5.4 years	1,460	(587)	873
Trademarks and trade names	6.6 years	160	(40)	120
Technology	6.0 years	1,540	(507)	1,033
Total		$19,510	$(9,419)	$10,091
	December 31, 2019
	Weighted Average Useful Life	Gross Carrying Value	Accumulated amortization	Net
Customer relationships	11.4 years	$21,340	$(12,037)	$9,303
Non-compete agreements	5.4 years	1,860	(768)	1,092
Trademarks and trade names	6.6 years	350	(210)	140
Technology	6.0 years	4,724	(3,499)	1,225
Total		$28,274	$(16,514)	$11,760
Aggregate amortization expense for identified intangible assets with definite useful lives for the nine months ended September 30, 2020 and 2019 amounted to $1,670 and $2,213, respectively, and are included in depreciation and amortization in the accompanying Condensed Statements of Operations and Comprehensive Loss. The Company wrote off fully amortized intangible assets in the amount of $8,764 during the nine months ended September 30, 2020 and $5,144 for the year ended December 31, 2019.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
There were no changes in the balance of goodwill from December 31, 2019 to September 30, 2020.
Estimated amortization expense for the next five years and thereafter as of September 30, 2020 is as follows:
2020 (remaining 3 months)	$557
2021	1,825
2022	1,269
2023	1,174
2024	930
Thereafter	4,336
Total	$10,091
7.	Property and Equipment, net
Property and equipment, net consists of the following:
	September 30, 2020	December 31, 2019
Assets held under capital leases – computer, print and mail equipment and software	$3,746	$3,746
Computer, print and mail equipment	7,872	7,043
Furniture and fixtures	4,067	4,040
Leasehold improvements	12,120	12,071
Software	1,437	1,349
Vehicles	115	115
Internal software development	2,550	2,067
Construction in progress	56	24
	31,963	30,455
Less: accumulated depreciation and amortization	(14,722)	(12,170)
Total	$17,241	$18,285
Depreciation and amortization expense of property and equipment was $2,553 and $1,892 for the nine months ended September 30, 2020 and 2019, respectively. Included in accumulated depreciation and amortization as of September 30, 2020 and December 31, 2019 is $3,436 and $3,183, respectively, related to assets held under capital leases.
8.	Current and Long-Term Debt and Capital Lease Obligations
Current and long-term debt and capital lease obligations consist of the following:
	September 30, 2020	December 31, 2019
Term Loan	$44,775	$5,833
Unamortized debt issuance costs	(1,308)	(67)
Revolving Facility Line of Credit	—	22,750
Capital lease obligations	302	502
Subtotal	43,769	29,018
Less: current portion, net of unamortized debt issuance costs	(425)	(876)
	$43,344	$28,142

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
Loan Agreement
Since October 19, 2017, the Company's debt was issued pursuant to a Senior Syndicated Credit Agreement (“Credit Agreement”) with Pacific Western Bank as Agent, and another bank as loan party (collectively, the “Lenders”).
On January 17, 2020, the Company entered into a Financing Agreement with TPG Specialty Lending, Inc. (“TSL”) as administrative agent and lender and Wells Fargo Bank, N.A. (“Wells”, and with TSL, the “2020 Lenders”) for a $72.5 million facility, secured by substantially all the assets of the Company. In connection therewith, the outstanding Term Loan and Revolver under the PacWest Bank Credit Agreement of $28.3 million was paid in full along with related interest and all liens released. Existing letters of credit of $3,154 issued by PacWest Bank as deposits for certain leased facilities remained outstanding. As of January 17, 2020, these letters of credit are collateralized pursuant to a Pledge and Security Agreement to PacWest by cash of $3,276, which is shown as restricted cash on the accompany condensed balance sheets as of September 30, 2020, and will remain so as long as the underlying Letters of Credit are outstanding.
In accordance with FASB ASC Topic 470-50, Modifications and Extinguishments, the payment in full on the Credit Agreement in January 2020 was treated as an extinguishment of debt. The Company expensed $66 related to the old Credit Agreement in interest expense in the condensed statement of operations and comprehensive loss for the nine months ended September 30, 2020. The closing fees incurred to obtain the Financing Agreement of approximately $1,446, were recorded as a debt issuance costs, reducing the principal amount of the outstanding debt balance and amortized as additional interest expense under the effective interest method over the term of the Financing Agreement.
The Financing Agreement consisted of the following facilities, all of which mature on January 17, 2025 (“Maturity Date”):
(i)
an Initial Term Loan of $45.0 million, which was drawn at closing and used to pay off the PacWest Bank Credit agreement. Principal payments on the Initial Term Loan are due in equal installments of 0.25% of the initial principal amount commencing June 30, 2020 and on the last business day of each quarter thereafter, with the remaining amount due on the Maturity Date.

(ii)
a Delayed Draw Term Loan (“DDTL”) of up to $20.0 million, which is available to draw in minimum increments through July 17, 2021, which after drawn, cannot be repaid without permanently reducing the amount available. Principal payments on the DDTL are due in equal payments of 0.25% of the principal amount as of July 17, 2021 commencing on September 30, 2021 and on the last business day of each quarter thereafter, with the remaining amount due on the Maturity Date. The amount available to borrow under the DDTL is limited to (a) 0.75 times the most recent quarter's annualized recurring revenue (“ARR” which includes all transaction or subscription revenues during a quarter under contracts for which the customer has not provided formal notice of cancellation, multiplied by four), less (b) the amount of the existing Initial Term Loan and DDTL currently outstanding.

(iii)
a Revolving Commitment facility (“Revolver”) of $7.5 million, including a sub-limit of up to $4.0 million for issuing additional letters of credit. The Revolver may be repaid and re-borrowed until the Maturity Date.

The Initial Term Loan and DDTL may be prepaid from time to time by the Company. Once an amount is prepaid, it may not be reborrowed except for the Revolver. Prepayments are subject to a premium on the principal amount repaid of 3.0% in the first 24 months (2.25% in months 13 through 24 if a change in control occurs, as defined); 1.0% in months 25 to 36, and 0% thereafter. Mandatory prepayments are required upon the occurrence of certain events, including asset sales, receipt of certain insurance proceeds, issuance of debt, or 50% of the Excess Cash Flow, as defined, related to any calendar year, payable the following year.
The Company incurred certain fees to the Lenders in connection with the 2020 Financing Agreement, including an upfront facility fee of 1.50% of the principal amount of the Initial Term Loan and Revolver, and 0.75% of the DDTL (with another 0.75% due upon funding the DDTL), and legal and due diligence costs of the 2020 Lenders and the

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
Company. On a quarterly basis, a commitment fee of 0.50% per annum is payable to the 2020 Lenders on the unfunded amount of the Revolver and DDTL, computed on a daily basis. Interest is incurred on the 2020 Financing Agreement based on the Company's periodic election of either:
(i)
LIBOR (or equivalent) rate, for a 1 month, 2 month or 3 month period, at an interest rate per annum of the relevant LIBOR rate for the selected period, with a floor of 1.50%, plus the Applicable Margin of 7.00% per annum. The minimum rate for LIBOR loans is 8.50%.

(ii)
Base Rate - defined as the greater of (a) the Prime rate, (b) the Federal Funds Effective Rate plus 1/2 of 1%, (c) the Adjusted LIBOR Rate, or (d) 4.00%, plus the Applicable Margin of 6.00% per annum. The minimum rate for Base Rate loans is 10.00%.

The Financing Agreement contains typical reporting and related covenants, some of which were extended to December 7, 2020 related to the quarter ended September 30, 2020, as well as financial covenants. The financial covenants based on the most recent quarter's annualized recurring revenue, which increases from $78.0 million as of March 31, 2020 to $125.0 million as of December 31, 2023 through the Maturity Date. Additionally, there is a Minimum Liquidity covenant based on the unrestricted cash balance plus availability under the Revolver, which must exceed the greater of (i) $5.0 million or (ii) the Cash Burn, as defined, for the prior six month period as of the last quarterly reporting date. The Minimum Liquidity covenant contains a provision whereby any potential default can be cured within ten days by including in the amount of Minimum Liquidity (i) a cash equity contribution or (ii) borrowing on the DDTL facility up to $4.0 million in aggregate up to two times in a year.
Available funds under the Financing Agreement as of September 30, 2020, which includes borrowing capacity on the Revolver plus borrowing capacity under the Delayed Draw Term Loans, were $27,500.
The Company determined that the Loan Agreement and Financing Agreements are classified as Level 2 and the relevant fair value approximates its carrying amount since it bears interest at interest rates associated with the borrowings approximate current market rates.
Future minimum principal payments due for amounts outstanding under the Financing Agreement at September 30, 2020, were as follows.
2020 (remaining 3 months)	$113
2021	450
2022	450
2023	450
2024	450
Thereafter	42,862
Total	$44,775
9.	Redeemable Convertible Preferred Stock and Stockholders’ Equity
Preferred Stock Accounting Treatment
The preferred stock include redemption provisions at the option of the holders of the stock and upon a change of control, which are outside the Company’s control. Therefore, the preferred stock are presented as temporary equity in the mezzanine section of the balance sheet. The preferred stock have been recorded at their original issue price, net of issuance costs. The preferred stock are subject to accretion from their carrying value at the issuance date to their redemption price, which is based on the redemption right of the holders that may be exercised any time on or after the date that is five (5) years from the original issue date of the Series E Preferred Stock, using the effective interest method over five (5) years. Such accretion includes: (1) the accrual of dividends not currently declared or paid, but that may be payable upon redemption and (2) the amortization of any unamortized stock issuance costs related to the preferred stock.
The Company did not adjust the carrying values of the preferred stock to the liquidation values associated with a Liquidation Event as a Liquidation was not considered probable at either of the reporting dates. Subsequent

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if and when it becomes probable that such a Liquidation Event will occur.
Dividend Rights
All outstanding shares of preferred stock are entitled to receive dividends at the rate of 6.5% per annum accruing monthly, whether or not declared, and shall be cumulative but not compounding. Additionally, all preferred stock are entitled to participate in dividends paid on the common stock equal to the amount that would have been payable had such share been converted into common stock. For the for the nine months ended September 30, 2020, no dividends have been declared on preferred or common stock by the Board of Directors.
Liquidation Rights
The holders of all outstanding shares of preferred stock are entitled to liquidation preferences equal to the original purchase price, plus all accrued but unpaid dividends. All series of preferred stock are equal in rank on liquidation preferences and senior to the common stock.
The carrying value and liquidation preference (including cumulative unpaid dividends) of each series of preferred stock is as follows as of September 30, 2020:
	September 30, 2020
	Authorized	Issued and Outstanding	Carrying Value	Liquidation Preference
Series A	1,626,343	1,626,343	$6,396	$6,396
Series A-1	208,846	208,846	586	586
Series A-2	325,263	325,263	444	444
Series B	2,875,755	2,875,755	30,459	30,459
Series C	522,960	508,433	8,528	8,528
Series D	1,259,965	1,259,965	33,870	33,870
Series E	2,655,879	2,655,877	76,579	77,520
Total	9,475,011	9,460,482	$156,862	$157,803
10.	Incentive Compensation Plans
Incentive Compensation Plans
On February 5, 2020, the Board of Directors of the Company increased the authorized shares to be issued pursuant to the 2014 Plan by an additional 500,000 shares, for a total of 1,986,164 shares. An increase of an additional 200,000 shares were authorized to be issued on May 12, 2020, for a total of 2,186,164 shares.
On April 16, 2020, as a result of the Covid-19 pandemic, the Company reduced the annual base salary of substantially all employees as a cost saving measure, which was expected to be in place through early 2021. The Board of Directors of the Company approved a grant of 252,110 stock options under the 2014 Plan to all employees who were subject to the salary reduction, at an exercise price of $15.76 per share, which was the estimated fair value of the common stock during the second quarter of 2020. The options vested 25% on the six month anniversary of the grant date, over a two year term. In August 2020, the Company provided eligible employees the opportunity to reinstate their annual base salary paid prior to the April 16, 2020 reduction of base salary, which reinstatement will be effective retroactively to August 1, 2020 (the “Early Salary Reinstatement”), and as a condition to the Early Salary Reinstatement, forfeit 50% of the stock options that were granted on May 12, 2020, on a pro rata basis across all vesting periods over the original two year vesting term. Employees electing such Early Salary Reinstatement forfeited 95,905 options during the third quarter of 2020. This was accounted for as a modification pursuant to ASC 718, and the impact was not material to the condensed financial statements.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
During the nine months ended September 30, 2020, the Company granted an aggregate of 1,091,990 stock options, with weighted average exercise prices of $21.45 per share. The determination of the fair value of the options granted during the nine months ended September 30, 2020, was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:
2020
Risk-free interest rate	0.40% - 1.57%
Dividend yield	—
Volatility factor of the expected market price of the Company’s common stock	39.93% - 44.56%
Expected life of option	6.9 years
At September 30, 2020, an aggregate of 156,718 shares were authorized for future grants under the Company’s 2014 stock option plan, and the total unamortized stock-based compensation expense related to the unvested stock options was $7,257, which the Company expects to recognize over a weighted average period of 2.88 years.
The Company included stock compensation expense related to all of the Company’s stock option awards in various operating expense categories for the nine months ended September 30, 2020 and 2019 as follows:
	2020	2019
Cost of subscription, transaction and services	$166	$98
Research and development	396	280
Sales and marketing	307	232
General and administrative	1,118	749
	$1,987	$1,359
401(k) Plan
The Company sponsors a 401(k) defined contribution benefit plan. Participation in the plan is available to substantially all employees. Company contributions to the plan are discretionary, and effective April 2020, the Company discontinued the 401(k) match for the remainder of 2020. Billtrust has made discretionary matching contributions of one-third of the first 6% of employee contributions, which totaled $412 and $956 for the nine months ended September 30, 2020 and 2019, respectively.
11.	Income Taxes
The provision for income taxes for the nine months ended September 30, 2020 and 2019 pertains primarily to tax amortization of indefinite-lived asset and state income taxes.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
12.	Commitments and Contingencies
Lease Commitments
Future minimum lease payments under operating and capital leases that have initial or remaining non-cancelable lease terms in excess of one year at September 30, 2020 and expire through 2033 are as follows:
	Operating Leases	Capital Leases
2020 (remaining 3 months)	$1,172	$66
2021	4,773	209
2022	4,595	39
2023	4,378	—
2024	4,089	—
Thereafter	35,014	—
Total minimum lease payments	$54,021	$314
Less amounts representing interest		(12)
Present value of lease payments		302
Less current portion		(231)
Long-term portion of minimum lease payments		$71
Total rent expense for the nine months ended September 30, 2020 and 2019 amounted to $3,890 and $3,715 respectively.
Purchase Commitments
The Company enters into purchase commitments with certain vendors to secure pricing for paper, envelopes and similar products necessary for its operations. As of September 30, 2020, the balance remaining under such purchase orders approximated $288.
Legal Contingencies, Claims and Assessments
During the normal course of business, the Company is occasionally involved with various claims and litigation. Reserves are established in connection with such matters when a loss is probable and the amount of such loss can be reasonably estimated, including for indemnifications with customers or other parties as a result of contractual agreements.
At September 30, 2020, no material reserves were recorded. No reserves are established for losses which are only reasonably possible. The determination of probability and the estimation of the actual amount of any such loss is inherently unpredictable, and it is therefore possible that the eventual outcome of such claims and litigation could exceed the estimated reserves, if any. Based upon the Company’s experience, current information and applicable law, it does not believe it is reasonably possible that any proceedings or possible related claims will have a material effect on its financial statements.
13.	Segment Information
The Company has determined that it has two reportable segments - Print and Software/Payments. The Company's chief operating decision maker (“CODM”) is the Chief Executive Officer (“CEO”) who reviews discrete financial and other information presented for print services and software and payment services for purposes of allocating resources and evaluating the Company's financial performance. The Company evaluates the operating performance of its segments based on financial measures such as revenue, cost of revenue, and gross profit.
Print – The Print segment is primarily responsible for printing customer invoices and optimizing the amount of time and costs associated with billing customers via mail.

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
Software and Payments – The Software and Payments segment primarily operates using software and cloud based services, optimizes the electronic invoice presentment, electronic payments, credit decisioning, collections automation, cash application and deduction management, and eCommerce of B2B customers.
Given the nature of the Company’s business, the amount of assets does not provide meaningful insight into the operating performance of the Company. As a result, the amount of the Company’s assets is not subject to segment allocation and total assets are not included within the disclosure of the Company’s segment financial information.
All of the revenues shown below in the reportable segments is revenue from external customers, there is no revenue from transactions with other operating segments.
The following tables include a reconciliation of revenue, cost of revenue, and segment gross profit to loss before income taxes. “All other” represents implementation, services and other business activities which are not reviewed by CODM on regular basis.
The Company’s segment information is as follows for the nine months ended September 30, 2020 and 2019:
	September 30, 2020
	Print	Software and Payments	All other	Total
Revenues:
Subscription and transaction	$13,958	$59,107	$—	$73,065
Services	—	—	5,913	5,913
Subscription, transaction and services	13,958	59,107	5,913	78,978
Reimbursable costs	28,052	—	—	28,052
Total revenues	42,010	59,107	5,913	107,030

Cost of revenues:
Cost of subscription, transaction and services revenue	6,573	9,440	8,087	24,100
Cost of reimbursable costs	28,052	—	—	28,052
Total cost of revenues, excluding depreciation and amortization	34,625	9,440	8,087	52,152

Segment gross profit - subscription, transaction and services	7,385	49,667	(2,174)	54,878
Segment gross profit - reimbursable costs	—	—	—	—
Total segment gross profit, excluding depreciation and amortization	$7,385	$49,667	$(2,174)	$54,878
Total segment gross margin, excluding depreciation and amortization	17.6%	84.0%	(36.8)%	51.3%
Segment gross margin - subscription, transaction and services	52.9%	84.0%	(36.8)%	69.5%

Unallocated amounts:
Sales and marketing				$17,295
Research and development				27,260
General and administrative				15,226
Depreciation and amortization				4,223
Interest income				(18)
Interest expense				3,405
Other (income)/expense, net				51
Loss before income taxes				$(12,564)

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
	September 30, 2019
	Print	Software and Payments	All other	Total
Revenues:
Subscription and transaction	$15,743	$50,132	$—	$65,875
Services	—	—	4,176	4,176
Subscription, transaction and services	15,743	50,132	4,176	70,051
Reimbursable costs	30,277	—	—	30,277
Total revenues	46,020	50,132	4,176	100,328

Cost of revenues:
Cost of subscription, transaction and services revenue	7,303	8,599	7,734	23,636
Cost of reimbursable costs	30,277	—	—	30,277
Total cost of revenues, excluding depreciation and amortization	37,580	8,599	7,734	53,913

Segment gross profit - subscription, transaction and services	8,440	41,533	(3,558)	46,415
Segment gross profit - reimbursable costs	—	—	—	—
Total segment gross profit, excluding depreciation and amortization	$8,440	$41,533	$(3,558)	$46,415
Total segment gross margin, excluding depreciation and amortization	18.3%	82.8%	(85.2)%	46.3%
Segment gross margin - subscription, transaction and services	53.6%	82.8%	(85.2)%	66.3%

Unallocated amounts:
Sales and marketing				$16,947
Research and development				24,995
General and administrative				16,434
Depreciation and amortization				4,105
Interest income				(1)
Interest expense				982
Other (income)/expense, net				30
Loss before income taxes				$(17,077)
14.	Related Party Transactions
The Company has an ongoing commercial relationship with a customer, who has an executive who is also on the Company's board of directors, which purchases certain of the Company’s services. This related party customer generated total revenues of approximately $226 and $157 for the nine months ended September 30, 2020 and 2019, respectively.
The Company has commercial agreements with a portfolio company of one of the Company’s preferred shareholders who also has a representative on the Company's board of directors. The Company incurred expenses of approximately $53 and $45 related to those agreements for the nine months ended September 30, 2020 and 2019, respectively.
15.	Loss per Share
Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period,

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
without consideration for potentially dilutive securities as they do not share in losses. During periods when the Company is in a net loss position, basic net loss per share attributable to common stockholders is the same as diluted net loss per share attributable to common stockholders as the effects of potentially dilutive securities are antidilutive given the net loss of the Company.
The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders during the nine months ended September 30, 2020 and 2019 (in thousands, except per share amounts):
	September 30,
	2020	2019
Numerator:
Net loss	$(12,714)	$(17,218)
Preferred stock dividends	(6,068)	(6,068)
Preferred stock accretion	(436)	(444)
Net loss attributable to common stockholders	$(19,218)	$(23,686)
Denominator:
Weighted-average common shares outstanding	4,357,002	4,257,300
Net loss per share attributable to common
stockholders, basic and diluted	$(4.41)	$(5.57)
Since the Company was in a loss position for all periods presented, basic net loss per share attributable to common stockholders is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive. Potentially dilutive securities that were not included in the diluted per share calculations because they would be antidilutive, were as follows as of the dates presented:
	September 30,
	2020	2019
Options to purchase common stock	2,265,228	1,648,057
Convertible redeemable preferred stock	9,460,482	9,460,482
Warrants to purchase redeemable convertible preferred stock	14,527	14,527
Total	11,740,237	11,123,066
16.	Subsequent Events
The Company considers events or transactions that occur after the balance sheet date, but before the financial statements are issued to provide additional evidence relative to certain estimates or identify matters that require additional disclosures. The Company has evaluated subsequent events through November 25, 2020, which is the date the financial statements were available to be issued. The company is not aware of any subsequent events which would require recognition or disclosure in the financial statements except as discussed above.
Business Combination Agreement
On October 18, 2020, South Mountain Merger Corp., a Delaware corporation (“South Mountain”), BT Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of South Mountain (“First Merger Sub”), BT Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of South Mountain (“Second Merger Sub”) and the Company (“Billtrust”), entered into a Business Combination Agreement (the “BCA”), pursuant to which (i) First Merger Sub will be merged with and into Billtrust (the “First Merger”), with Billtrust surviving the First Merger as a wholly owned subsidiary of South Mountain (the “Surviving Corporation”) and (ii) as soon as reasonably practical after consummation of the First Merger, but no later than ten (10) days following consummation of the First Merger, the Surviving Corporation will be merged with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of South Mountain (such Mergers, collectively with the other transactions described in the BCA, the “Business Combination”).

Factor Systems, Inc. (dba Billtrust)
Notes to Condensed Financial Statements (Unaudited)
(Amounts in thousands, except per share and share data)
In connection with the execution of the BCA, on October 18, 2020, South Mountain entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and South Mountain has agreed to sell to the PIPE Investors, an aggregate of 20,000,000 shares of South Mountain Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $200 million, in a private placement (the “PIPE Financing”).
The Business Combination and PIPE Financing are expected to close by the first quarter of 2021. The Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, South Mountain will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, Billtrust will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Billtrust (i.e., a capital transaction involving the issuance of stock by South Mountain for the stock of Billtrust). Accordingly, the assets, liabilities and results of operations of Billtrust will become the historical financial statements of New Billtrust, and South Mountain’s assets, liabilities and results of operations will be consolidated with Billtrust beginning on the acquisition date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
South Mountain Merger Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of South Mountain Merger Corp. (the “Company”) as of December 31, 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 28, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from February 28, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company's auditor since 2019.
New York, NY
March 20, 2020

SOUTH MOUNTAIN MERGER CORP.
BALANCE SHEETS
DECEMBER 31, 2019
ASSETS
Current assets
Cash	$1,606,261
Prepaid income taxes	41,921
Prepaid expenses	102,712
Total Current Assets	1,750,894

Marketable securities held in Trust Account	251,865,941
TOTAL ASSETS	$253,616,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities – Accrued expenses	$366,561
Deferred underwriting fee payable	7,970,375
Total Liabilities	8,336,936

Commitments (see Note 6)

Common stock subject to possible redemption, 23,861,949 shares at redemption value	240,279,893

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; 1,138,051 shares issued and outstanding (excluding 23,861,949 shares subject to possible redemption)	114
Class B Common stock, $0.0001 par value; 20,000,000 shares authorized; 6,250,000 shares issued and outstanding	625
Additional paid-in capital	3,595,780
Retained earnings	1,403,487
Total Stockholders’ Equity	5,000,006
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$253,616,835
The accompanying notes are an integral part of the financial statements.

SOUTH MOUNTAIN MERGER CORP.
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 28, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019
Operating and formation costs	$561,491
Loss from operations	(561,491)

Other income:
Interest income on marketable securities held in Trust Account	2,338,057

Income before provision for income taxes	1,776,566
Provision for income taxes	(373,079)
Net income	$1,403,487

Weighted average shares outstanding, basic and diluted(1)	6,908,855

Basic and diluted net loss per common share(2)	$(0.05)
(1)	Excludes an aggregate of 23,861,949 shares subject to possible redemption at
(2)
Net loss per common share – basic and diluted excludes interest income of $1,714,959 attributable to common stock subject to possible redemption for the period from February 28, 2019 (inception) through December 31, 2019.

The accompanying notes are an integral part of the financial statements.

SOUTH MOUNTAIN MERGER CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM FEBRUARY 28, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – February 28, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Founder Shares to Sponsor	—	—	6,468,750	647	24,353	—	25,000
Sale of 25,000,000 Units, net of underwriting discount and offering expenses	25,000,000	2,500	—	—	236,894,412	—	236,896,912
Forfeiture of Founder Shares			(218,750)	(22)	22		—
Sale of 6,954,500 Private Placement Warrants	—	—	—	—	6,954,500	—	6,954,500
Common stock subject to possible redemption	(23,861,949)	(2,386)	—	—	(240,277,507)	—	(240,279,893)
Net income	—	—	—	—	—	1,403,487	1,403,487
Balance – December 31, 2019	1,138,051	$114	6,250,000	$625	$3,595,780	$1,403,487	$5,000,006
The accompanying notes are an integral part of the financial statements.

SOUTH MOUNTAIN MERGER CORP.
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 28, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019
Cash Flows from Operating Activities:
Net income	$1,403,487
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,338,057)
Changes in operating assets and liabilities:
Prepaid expenses	(102,712)
Prepaid income taxes	(41,921)
Accrued expenses	366,561
Net cash used in operating activities	(712,642)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(250,000,000)
Cash withdrawn from Trust Account to pay taxes	472,116
Net cash used in investing activities	(249,527,884)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	245,445,500
Proceeds from sale of Private Placement Warrants	6,954,500
Proceeds from promissory notes – related party	175,000
Repayment of promissory notes – related party	(175,000)
Payment of offering costs	(578,213)
Net cash provided by financing activities	251,846,787

Net Change in Cash	1,606,261
Cash – Beginning	—
Cash – Ending	$1,606,261

Supplemental cash flow information:
Cash paid for income taxes	$415,000

Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$238,875,410
Change in value of common stock subject to possible redemption	$1,404,483
Deferred underwriting fee payable	$7,970,375
The accompanying notes are an integral part of the financial statements.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Note 1—Description of Organization and Business Operations
South Mountain Merger Corp. (the “Company”) was incorporated in Delaware as a blank check company on February 28, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial technology segment of the broader financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2019, the Company had not yet commenced any operations. All activity for the period from February 28, 2019 (inception) through December 31, 2019 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a Business Combination.
The registration statement for the Company’s Initial Public Offering was declared effective on June 19, 2019. On June 24, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes a partial exercise by the underwriter of the over-allotment option to purchase an additional 2,500,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,954,500 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to our sponsor, South Mountain LLC (the “Sponsor”), generating gross proceeds of $6,954,500, which is described in Note 4.
Transaction costs amounted to $13,103,088, consisting of $4,554,500 of underwriting fees, $7,970,375 of deferred underwriting fees and $578,213 of other offering costs. In addition, as of December 31, 2019, cash of $1,606,261 was held outside of the Trust Account (as defined below) and is available for working capital purposes.
Following the closing of the Initial Public Offering on June 24, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to fund its regulatory compliance costs and to pay its tax obligations (“permitted withdrawals”).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the deferred underwriting fees and taxes payable on interest earned) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest, net of amounts withdrawn to fund permitted withdrawals). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until June 24, 2021 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s officers, directors or any of their affiliates acquires Public Shares in or after the Initial Public Offering, they will be

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a definitive agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the permitted withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2—Summary of Significant Accounting Policies
Basis of presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Use of estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019.
Marketable securities held in Trust Account
At December 31, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.
Common stock subject to possible redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Net loss per common share
Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 19,454,500 shares of Class A common stock in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.
Reconciliation of net loss per common share
The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:
For the Period from February 28, 2019 (inception) through December 31, 2019
Net income	$1,403,487
Less: Income attributable to common stock subject to possible redemption	(1,714,959)
Adjusted net loss	$(311,472)
Weighted average shares outstanding, basic and diluted	6,908,855
Basic and diluted net loss per share	$(0.05)
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair value of financial instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3—Initial Public Offering
Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit, which includes a partial exercise by the underwriter of its option to purchase an additional 2,500,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Note 4—Private Placement
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,954,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,954,500. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and all underlying securities will expire worthless.
Note 5—Related Party Transactions
Founder Shares
In April 2019, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On June 19, 2019, the Company effected a 1.125-for-1 stock split of its Class B common stock. As a result, the Sponsor held 6,468,750 Founder Shares, of which up to 218,750 shares were subject to forfeiture following the underwriter’s election to partially exercise its over-allotment option, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The underwriters’ election to exercise their remaining over-allotment option expired unexercised on August 5, 2019 and, as a result, 218,750 Founder Shares were forfeited, resulting in 6,250,000 Founder Shares outstanding as of August 5, 2019. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 7.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (i) one year after the completion of a Business Combination or (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the Founder Shares will be released from the lock-up.
Promissory Note—Related Party
On April 19, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. The borrowings outstanding under the Promissory Note of $175,000 were repaid upon the consummation of the Initial Public Offering on June 24, 2019.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 19, 2019, the Company will pay an affiliate of the Sponsor a total of $25,000 per month for office space, administrative and support services. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period from February 28, 2019 (inception) through December 31, 2019, the Company incurred $150,000 in fees for these services, of which such fees are included in accrued expenses in the accompanying balance sheet as of December 31, 2019.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but none of them are obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Note 6—Commitments
Registration Rights
Pursuant to a registration rights agreement entered into on June 19, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion into shares of Class A common stock). These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Sale of Units to Related Party
A fund managed by an affiliate of the Sponsor purchased 2,227,500 Units in the Initial Public Offering at the Initial Public Offering price. The underwriter did not receive any underwriting discount or commissions on the Units purchased by such fund.
Underwriting Agreement
The Company granted the underwriter a 45-day option to purchase up to 3,375,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less the underwriting discounts and commissions. As of June 24, 2019, the underwriter partially exercised its over-allotment option to purchase an additional 2,500,000 Units at $10.00 per Unit, leaving 875,000 Units available for purchase at $10.00 per Unit. The underwriters’ election to exercise their remaining over-allotment option expired unexercised on August 5, 2019.
The underwriter was paid a cash underwriting discount of 2.0% of the gross proceeds from the Units sold in the Initial Public Offering, after deducting the proceeds received from the fund managed by an affiliate of the Sponsor, or $4,554,500 in the aggregate. In addition, the underwriter is entitled to a deferred fee of 3.5% of the gross proceeds from the Units sold in the Initial Public Offering, or $7,970,375. The deferred fee will be forfeited by the underwriter solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement. The underwriter did not receive any underwriting discount or commissions on Units purchased by a fund managed by an affiliate of our sponsor.
Note 7—Stockholder’s Equity
Preferred Stock —The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019, there were no shares of preferred stock issued or outstanding.
Class A Common Stock —The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2019, there were 1,138,051 shares of Class A common stock issued and outstanding, excluding 23,861,949 shares of Class A common stock subject to possible redemption.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Class B Common Stock —The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2019, there were 6,250,000 shares of Class B common stock issued and outstanding.
Holders of Class B common stock will have the right to elect all of the Company’s directors prior to the consummation of a Business Combination. On any other matter submitted to a vote of the Company’s stockholders, holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law. These provisions of the Company’s Amended and Restated Certificate of Incorporation may only be amended if approved by a majority of at least 90% of the Company’s common stock voting at a stockholder meeting.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the Private Placement Warrants) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent securities issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Warrants —Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Redemptions of Warrants for Cash — Once the warrants become exercisable, the Company may redeem the Public Warrants:
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Note 8—Income Tax
The Company does not have any deferred tax assets or liabilities at December 31, 2019.
The income tax provision for the period from February 28, 2019 (inception) through December 31, 2019 consists of the following:
Federal
Current	$373,079
Deferred	—

State
Current	$—
Deferred	—
Change in valuation allowance	—
Income tax provision	$373,079
As of December 31, 2019, the Company did not have any U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 is as follows:
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Income tax provision	21.0%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination.
Note 9—Fair Value Measurements
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$251,865,941
Note 10—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

SOUTH MOUNTAIN MERGER CORP.
CONDENSED BALANCE SHEETS
	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash	$1,437,999	$1,606,261
Prepaid income taxes	144,461	41,921
Prepaid expenses	120,408	102,712
Total Current Assets	1,702,868	1,750,894
Marketable securities held in Trust Account	252,287,249	251,865,941
TOTAL ASSETS	$253,990,117	$253,616,835
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liability – Accrued expenses	$576,351	$366,561
Deferred underwriting fee payable	7,970,375	7,970,375
Total Liabilities	8,546,726	8,336,936

Commitments (see Note 6)

Common stock subject to possible redemption, 23,820,521 and 23,861,949 shares at redemption value at September 30, 2020 and December 31, 2019, respectively	240,443,384	240,279,893
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; 1,179,479 and 1,138,051 shares issued and outstanding (excluding 23,820,521 and 23,861,949 shares subject to possible redemption) at September 30, 2020 and December 31, 2019, respectively.	118	114
Class B Common stock, $0.0001 par value; 20,000,000 shares authorized; 6,250,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	625	625
Additional paid-in capital	3,432,285	3,595,780
Retained earnings	1,566,979	1,403,487
Total Stockholders’ Equity	5,000,007	5,000,006
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$253,990,117	$253,616,835
The accompanying notes are an integral part of these condensed financial statements.

SOUTH MOUNTAIN MERGER CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from February 28, 2019 (inception) through September 30,
	2020	2019	2020	2019

Operating and formation costs	$207,011	$222,295	$696,703	$289,103
Loss from operations	(207,011)	(222,295)	(696,703)	(289,103)

Other income:
Interest income on marketable securities held in Trust Account	20,326	1,245,883	903,655	1,332,389
(Loss) income before income taxes	(186,685)	1,023,588	206,952	1,043,286
Benefit (provision) for income taxes	39,204	(214,953)	(43,460)	(219,090)
Net (loss) income	$(147,481)	$808,635	$163,492	$824,196
Weighted average shares outstanding, basic and diluted(1)	7,422,844	7,363,896	7,403,146	6,657,747
Basic and diluted net loss per common share(2)	$(0.02)	$(0.02)	$(0.07)	$(0.02)
(1)	Excludes an aggregate of 23,820,521 and 23,890,787 shares subject to possible redemption at September 30, 2020 and 2019, respectively.
(2)
Net loss per common share – basic and diluted excludes interest income of $9,080 and $676,674 attributable to common stock subject to possible redemption for the three and nine months ended September 30, 2020, respectively, and $937,377 and $968,309 attributable to common stock subject to possible redemption for the three months ended September 30, 2019 and for the period from February 28, 2019 (inception) through September 30, 2019, respectively.

The accompanying notes are an integral part of these condensed financial statements.

SOUTH MOUNTAIN MERGER CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	1,138,051	$114	6,250,000	$625	$3,595,780	$1,403,487	$5,000,006
Change in value of common stock subject to possible redemption	10,277	1	—	—	(427,612)	—	(427,611)
Net income	—	—	—	—	—	427,614	427,614
Balance – March 31, 2020	1,148,328	115	6,250,000	625	3,168,168	1,831,101	5,000,009
Change in value of common stock subject to possible redemption	24,516	2	—	—	116,638	—	116,640
Net loss	—	—	—	—	—	(116,641)	(116,641)
Balance – June 30, 2020	1,172,844	$117	6,250,000	$625	$3,284,806	$1,714,460	$5,000,008
Change in value of common stock subject to possible redemption	6,635	1	—	—	147,479	—	147,480
Net loss	—	—	—	—	—	(147,481)	(147,481)
Balance – September 30, 2020	1,179,479	$118	6,250,000	$625	$3,432,285	$1,566,979	$5,000,007
THREE MONTHS ENDED SEPTEMBER 30, 2019 AND
FOR THE PERIOD FROM FEBRUARY 28, 2019 (INCEPTION) THROUGH SEPTEMBER 30, 2019
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	(Accumulated Deficit)/ Retained Earnings	Total Stockholders’ (Deficit)/ Equity
	Shares	Amount	Shares	Amount
Balance – February 28, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Net loss			—	—	—	(1,000)	(1,000)
Balance – March 31, 2019	—	—	—	—	—	(1,000)	(1,000)
Issuance of Class B common stock to Sponsor	—	—	6,468,750	647	24,353	—	25,000
Sale of 25,000,000 Units, net of underwriting discount and offering expenses	25,000,000	25,000	—	—	236,894,412	—	236,896,912
Sale of 6,954,500 Private Placement Warrants	—	—	—	—	6,954,500	—	6,954,500
Common stock subject to possible redemption	(23,886,104)	(2,389)	—	—	(238,889,578)	—	(238,891,967)
Net income			—	—	—	16,561	16,561
Balance – June 30, 2019	1,113,896	$111	6,468,750	$647	$4,983,687	$15,561	$5,000,006
Forfeiture of founder shares	—	—	(218,750)	(22)	22	—	—
Change in value of common stock subject to possible redemption	(4,683)	—	—	—	(808,640)	—	(808,640
Net income	—	—	—	—	—	808,635	808,635
Balance – September 30, 2019	1,109,213	$111	6,250,000	$625	$4,175,069	$824,196	$5,000,001
The accompanying notes are an integral part of these condensed financial statements.

SOUTH MOUNTAIN MERGER CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30, 2020	For the Period from February 28, 2019 (Inception) Through September 30, 2019
Cash Flows from Operating Activities:
Net income	$163,492	$824,196
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(903,655)	(1,332,389)
Changes in operating assets and liabilities:
Prepaid expenses	(17,696)	(94,288)
Prepaid income taxes	(102,540)	(135,910
Accrued expenses	209,790	185,508
Net cash used in operating activities	(650,609)	(552,883)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay taxes and regulatory compliance costs	482,347	402,846
Investment of cash in Trust Account	—	(250,000,000)
Net cash provided by (used in) investing activities	482,347	(249,597,154)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	245,445,500
Proceeds from sale of Private Placement Warrants	—	6,954,500
Proceeds from promissory notes – related party	—	175,000
Repayment of promissory notes – related party	—	(175,000)
Payment of offering costs	—	(578,213)
Net cash provided by financing activities	—	251,846,787

Net Change in Cash	(168,262)	1,696,750
Cash – Beginning	1,606,261	—
Cash – Ending	$1,437,999	$1,696,750

Supplemental cash flow information:
Cash paid for income taxes	$146,000	$355,000

Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$238,875,410
Change in value of common stock subject to possible redemption	$163,491	$825,197
Deferred underwriting fee payable	$—	$7,970,375
Offering costs included in accrued offering costs	$—	$—
The accompanying notes are an integral part of these condensed financial statements.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
Note 1—Description of Organization and Business Operations
South Mountain Merger Corp. (the “Company”) was incorporated in Delaware as a blank check company on February 28, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial technology segment of the broader financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2020, the Company had not yet commenced any operations. All activity through September 30, 2020 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Factor Systems, Inc. (d/b/a Billtrust) (“Billtrust”) (see Note 9).
The registration statement for the Company’s Initial Public Offering was declared effective on June 19, 2019. On June 24, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes a partial exercise by the underwriter of the over-allotment option to purchase an additional 2,500,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,954,500 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to our sponsor, South Mountain LLC (the “Sponsor”), generating gross proceeds of $6,954,500, which is described in Note 4.
Transaction costs amounted to $13,103,088, consisting of $4,554,500 of underwriting fees, $7,970,375 of deferred underwriting fees and $578,213 of other offering costs. In addition, as of September 30, 2020, cash of $1,437,999 was held outside of the Trust Account (as defined below) and is available for working capital purposes.
Following the closing of the Initial Public Offering on June 24, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to fund its regulatory compliance costs and to pay its tax obligations (“permitted withdrawals”).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding the deferred underwriting fees and taxes payable on interest earned) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
(i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per Public Share, plus any pro rata interest, net of amounts withdrawn to fund permitted withdrawals). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until June 24, 2021 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s officers, directors or any of their affiliates acquires Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a definitive agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the permitted withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were available to be issued, there was considerable uncertainty around the expected duration of this pandemic. We have concluded that while it is reasonably possible that COVID-19 could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 20, 2020, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2019 is

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The interim results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.
Marketable Securities Held in Trust Account
At September 30, 2020, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury securities. At December 31, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. Through September 30, 2020, the Company withdrew $954,463 of interest earned on the Trust Account, of which $482,347 was withdrawn during the nine months ended September 30, 2020.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Loss Per Common Share
Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at September 30, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 19,454,500 shares of Class A common stock in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
Reconciliation of Net Loss Per Common Share
The Company’s net (loss) income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from February 28, 2019 (inception) Through September 30,
	2020	2019	2020	2019
Net (loss) income	$(147,481)	$808,635	$163,492	$824,196
Less: Income attributable to common stock subject to possible redemption	(9,080)	(937,377)	(676,674)	(968,309)
Adjusted net loss	$(156,561)	$(128,742)	$(513,182)	$(144,113)
Weighted average shares outstanding, basic and diluted	7,422,844	7,363,896	7,403,146	6,657,747
Basic and diluted net loss per common share	$(0.02)	$(0.02)	$(0.07)	$(0.02)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
Note 3—Initial Public Offering
Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit, which includes a partial exercise by the underwriter of its option to purchase an additional 2,500,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
Note 4—Private Placement
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,954,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,954,500. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and all underlying securities will expire worthless.
Note 5—Related Party Transactions
Founder Shares
In April 2019, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On June 19, 2019, the Company effected a 1.125-for-1 stock split of its Class B common stock. As a result, the Sponsor held 6,468,750 Founder Shares, of which up to 218,750 shares were subject to forfeiture following the underwriter’s election to partially exercise its over-allotment option, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The underwriters’ election to exercise their remaining over-allotment option expired unexercised on August 5, 2019 and, as a result, 218,750 Founder Shares were forfeited, resulting in 6,250,000 Founder Shares outstanding as of August 5, 2019. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 7.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (i) one year after the completion of a Business Combination or (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the Founder Shares will be released from the lock-up.
Promissory Note—Related Party
On April 19, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. The borrowings outstanding under the Promissory Note of $175,000 were repaid upon the consummation of the Initial Public Offering on June 24, 2019.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 19, 2019, the Company will pay an affiliate of the Sponsor a total of $25,000 per month for office space, administrative and support services. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2020, the Company incurred $75,000 and $225,000, respectively, in fees for these services. There is $375,000 and $150,000 included in accrued expenses in the accompanying condensed balance sheets as of September 30, 2020 and December 31, 2019, respectively.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but none of them are obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Note 6—Commitments
Registration Rights
Pursuant to a registration rights agreement entered into on June 19, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion into shares of Class A common stock). These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Sale of Units to Related Party
A fund managed by an affiliate of the Sponsor purchased 2,227,500 Units in the Initial Public Offering at the Initial Public Offering price. The underwriter did not receive any underwriting discount or commissions on the Units purchased by such fund.
Underwriting Agreement
The underwriter was paid a cash underwriting discount of 2.0% of the gross proceeds from the Units sold in the Initial Public Offering, after deducting the proceeds received from the fund managed by an affiliate of the Sponsor, or $4,554,500 in the aggregate. In addition, the underwriter is entitled to a deferred fee of 3.5% of the gross proceeds from the Units sold in the Initial Public Offering, or $7,970,375. The deferred fee will be forfeited by the underwriter solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement. The underwriter did not receive any underwriting discount or commissions on Units purchased by a fund managed by an affiliate of the Sponsor.
Note 7—Stockholders’ Equity
Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.
Class A Common Stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 1,179,479 and 1,138,051 shares of Class A common stock issued and outstanding, excluding 23,820,521 and 23,861,949 shares of Class A common stock subject to possible redemption, respectively.
Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 6,250,000 shares of Class B common stock issued and outstanding.
Holders of Class B common stock will have the right to elect all of the Company’s directors prior to the consummation of a Business Combination. On any other matter submitted to a vote of the Company’s stockholders,

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law. These provisions of the Company’s Amended and Restated Certificate of Incorporation may only be amended if approved by a majority of at least 90% of the Company’s common stock voting at a stockholder meeting.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the Private Placement Warrants) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent securities issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Redemptions of Warrants for Cash—Once the warrants become exercisable, the Company may redeem the Public Warrants:
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
Note 8—Fair Value Measurements
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	September 30, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$252,287,249	$251,865,941
Note 9—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.
Business Combination Agreement
On October 18, 2020, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, BT Merger Sub I, Inc., a wholly owned subsidiary of SMMC (“First Merger Sub”), BT Merger Sub II, LLC (“Second Merger Sub”) and Billtrust.
Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Billtrust will be effected through (a) the merger of First Merger Sub with and into Billtrust (the “First Merger”), with Billtrust surviving the merger as a wholly owned subsidiary of the Company (Billtrust, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”) and (b) as soon as practicable, but in any event within 10 days following the First Merger and as part of the same overall transaction as the First Merger, a merger of the Surviving Corporation with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving Entity”).

SOUTH MOUNTAIN MERGER CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
Immediately prior to the effective time of the First Merger (the “Effective Time”), Billtrust will cause each share of preferred stock of Billtrust, par value $0.001 per share (each, a share of “Company Preferred Stock”), that is issued and outstanding immediately prior to the Effective Time to be automatically converted into (i) a number of common shares of Billtrust, par value of $0.001 per share (“Company Common Stock”), at the then-effective conversion rate as calculated pursuant to the Company Charter (as defined in the Business Combination Agreement) and (ii) a number of shares of Company Common Stock issuable with respect to any accrued dividends in accordance with the Company Charter ((i) and (ii) collectively, the “Company Preferred Stock Conversion”). All of the shares of Company Preferred Stock converted into shares of Company Common Stock will no longer be outstanding and will cease to exist, and each holder of Company Preferred Stock will thereafter cease to have any rights with respect to such shares of Company Preferred Stock.
The Business Combination Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Business Combination Agreement, including obtaining approval of the stockholders of both the Company and Billtrust.